UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CELLSTAR CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
N/A
	(2)	Aggregate number of securities to which transaction applies:
N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee of $11,770 was calculated pursuant to Exchange Act Rule 0-11(c)(2) and is equal to $107.00 per million of the aggregate cash to be received by the registrant, as adjusted, in the transactions, $110,000,000.00. The aggregate cash to be received by the registrant, as adjusted, is calculated as the sum of (a) the anticipated U.S. sale consideration of $88,000,000 in cash and (b) the anticipated Mexico sale consideration of $22,000,000 in cash.

	(4)	Proposed maximum aggregate value of transaction:
$110,000,000.00
	(5)	Total fee paid:
$11,770
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Preliminary Copy

[                  ] [        ], 2007

To CellStar Corporation Stockholders:

You are cordially invited to attend a Special Meeting of stockholders of CellStar Corporation (“CellStar”) at [                                     ,                            ], Dallas, Texas, [          ] on [                    ], 2007, at [           ] [a.m./p.m.], Dallas time. CellStar is also sometimes referred to herein as “we,” “our,” “us,” or the “Company.”

1.     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Asset Purchase Agreement, dated as of December 18, 2006 (the “U.S. Sale Agreement”), by and among (a) 2601 Metropolis Corp. (“U.S. Buyer”), a wholly-owned subsidiary of Brightpoint, Inc. (“Brightpoint”), and (b) the Company, National Auto Center, Inc. (“NAC”), CellStar, Ltd. (“CellStar, Ltd.”) and CellStar Fulfillment, Ltd. (“CellStar Fulfillment” and collectively with the Company, NAC and CellStar, Ltd, the “U.S. Sellers”). Pursuant to the U.S. Sale Agreement, U.S. Buyer will purchase substantially all of the assets of the Company’s United States and Miami-based Latin American operations(the “Business”)and assume certain liabilities related to the Business. The Company’s operations in Mexico and Chile and certain other assets and obligations of the Company are excluded from the U.S. Sale Agreement. We sometimes refer to the transactions contemplated by the U.S. Sale Agreement as the “U.S. Sale.”

2.     At the Special Meeting, you will also be asked to consider and vote upon a proposal to approve the Stock Purchase Agreement, dated as of December 18, 2006 (the “Mexico Sale Agreement”), by and among (a) Audiomex Export Corp. (“Audiomex”) and NAC (together with Audiomex, the “Mexico Sellers”), which are subsidiaries of the Company, (b) Soluciones Inalámbricas, S.A. de C.V. (“Soluciones”) and Prestadora de Servicios en Administración y Recursos Humanos, S.A. de C.V. (“Prestadora”), as purchasers (collectively the “Mexico Buyers”), (c) Celular Express, S.A. de C.V. (“Celular Express”), Celular Express Management, S.A. de C.V. (“Celular Express Management” and collectively with Celular Express, the “Acquired Companies”), and (d) CellStar México, S.A. de C.V. (“CellStar México”), Comunicación Inalámbrica Inteligente, S.A. de C.V. (“CII”), and the Series A Shareholders (as defined in the Mexico Sale Agreement), providing for the sale of substantially all of CellStar’s Mexico operations. Pursuant to the Mexico Sale Agreement, Mexico Buyers will purchase, directly or indirectly, all of the outstanding shares of stock of the Acquired Companies, which are CellStar’s Mexican subsidiaries, together with CellStar’s interest in CII, a joint venture with Soluciones. We sometimes refer to the transactions contemplated by the Mexico Sale Agreement as the “Mexico Sale” and the Mexico Sale together with the U.S. Sale as the “U.S. and Mexico Sales.”

3.     At the Special Meeting, you will also be asked to consider and vote upon a proposal to approve the Plan of Dissolution, including the complete liquidation and dissolution of CellStar after the completion of the U.S. Sale, as contemplated by the Plan of Dissolution and described more fully herein.

4.     At the Special Meeting, you will also be asked to consider and vote upon a proposal to amend CellStar’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to change our corporate name to [“                       ”], after the completion of the U.S. Sale because we have agreed to sell our intellectual property to U.S. Buyer and have agreed to change our name as a result.

We also ask that you grant the authority to vote your shares to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if sufficient votes in favor of approval of the above proposals have not been received at the time of the Special Meeting.

This Proxy Statement is dated [                            ], 2007,
and is first being mailed to CellStar stockholders on or about [                            ], 2007.

Directors and officers of the Company will be present to help host the Special Meeting and to respond to any questions that our stockholders may have. We hope you will be able to attend.

After careful consideration and for the reasons described in this proxy statement, the Company’s board of directors has unanimously determined that (i) the U.S. Sale Agreement and the transactions contemplated by the U.S. Sale Agreement are advisable and in the best interests of the Company and its stockholders; (ii) the Mexico Sale Agreement and the transactions contemplated by the Mexico Sale Agreement are advisable and in the best interests of the Company and its stockholders; (iii) the approval of the Plan of Dissolution is advisable and in the best interests of the Company and its stockholders; and (iv) the amendment of the Company’s Certificate of Incorporation to change our corporate name to [“               ”] after the completion of the U.S. Sale is advisable and in the best interests of the Company and its stockholders. Our board of directors has unanimouslyapproved the U.S. Sale Agreement, the Mexico Sale Agreement, the Plan of Dissolution, and the amendment of our Certificate of Incorporation and unanimouslyrecommends that you vote “FOR” each of these proposals at the Special Meeting.

The Company’s board of directors considered a number of factors and consulted with its financial and legal advisors in evaluating each of the U.S. and Mexico Sales and the proposed liquidation and dissolution of CellStar. The enclosed proxy statement provides information about the U.S. Sale Agreement, the Mexico Sale Agreement, the transactions contemplated by each such agreement, and the Plan of Dissolution, including the complete liquidation and dissolution of CellStar after the completion of the U.S. Sale. The description of the U.S. Sale Agreement, the Mexico Sale Agreement, the Plan of Dissolution, the amendment to our Certificate of Incorporation and all other agreements and documents described in this proxy statement are subject to the terms of the actual agreements and documents. Accordingly, we urge you to review this proxy statement carefully, including its annexes.

Your vote is very important, regardless of the number of shares you own. The U.S. Sale Agreement, the Plan of Dissolution, and the amendment of our Certificate of Incorporation must each be approved by an affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock. The Mexico Sale Agreement and the proposal to adjourn or postpone the Special Meeting must be approved by the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote. If you fail to return your proxy card and do not vote in person at the Special Meeting, your shares will effectively be counted as a vote “AGAINST” approval of the U.S. Sale Agreement, the Plan of Dissolution, the amendment of our Certificate of Incorporation, and will not be counted for purposes of determining whether a quorum is present at the Special Meeting, for purposes of the vote to approve the Mexico Sale Agreement or for purposes of the vote to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies. Only stockholders who owned shares of CellStar Common Stock at the close of business on [                     ], 2007, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. To vote your shares, you may use the enclosed proxy card or attend the Special Meeting and vote in person. On behalf of the board of directors, I urge you to complete, sign, date and return the enclosed proxy card, as soon as possible, even if you currently plan to attend the Special Meeting.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at (888) 886-4425.

Thank you for your support of the Company. I look forward to seeing you at the Special Meeting.

Sincerely,

Robert A. Kaiser, Chairman of the Board and Chief Executive Officer

CELLSTAR CORPORATION
601 S. Royal Lane
Coppell, Texas 75019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	[ ] [a.m./p.m.] Dallas, Texas Time on [ ], 2007.
Place:	[ , ], Dallas, Texas [ ]
Items of Business:

1.   To approve the U.S. Sale Agreement, dated as of December 18, 2006, by and among U.S. Buyer, the Company, NAC, CellStar, Ltd. and CellStar Fulfillment, Ltd., and the transactions contemplated by the U.S. Sale Agreement, including (i) U.S. Buyer’s purchase of substantially all of the Company’s United States and Miami-based Latin American operations and (ii) U.S. Buyer’s assumption of certain liabilities related to those operations;

2.   To approve the Mexico Sale Agreement, dated as of December 18, 2006, by and among Audiomex, NAC, Soluciones, Prestadora, Celular Express, Celular Express Management, CellStar México, CII, and the Series A Shareholders, and the transactions contemplated by the Mexico Sale Agreement, including the sale of all of CellStar’s Mexico operations;

3. To approve the Plan of Dissolution, including the complete liquidation and dissolution of CellStar after the completion of the U.S. Sale;
4. To approve the proposal to amend our Certificate of Incorporation to change our corporate name; and

5.   To approve adjournments or postponements of the Company’s Special Meeting, if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Company’s Special Meeting to approve the above proposals.

Who May Vote:

You can vote if you were a stockholder of record as of the close of business on [                          ], 2007, the record date for the Special Meeting. Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock is required to approve each of the U.S. Sale Agreement, the Plan of Dissolution and the amendment to our Certificate of Incorporation to change the Company’s name. The Mexico Sale Agreement and the proposal to adjourn or postpone the Special Meeting must each be approved by the affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote. A complete list of CellStar stockholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of CellStar during regular business hours for a period of no less than ten days before the Special Meeting and at the Special Meeting.

Proxy Voting:

All stockholders are cordially invited to attend the Special Meeting in person. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the U.S. Sale Agreement, in favor of approval of the Mexico Sale Agreement, in favor of approval of the Plan of Dissolution, in favor of the amendment of our Certificate of Incorporation to change the Company’s name, and in favor of adjournment or postponement of the Special Meeting, if necessary or appropriate, to permit solicitations of additional proxies. If you fail to return your proxy card and do not vote in person at the Special Meeting, your shares will effectively be counted as a vote “AGAINST” approval of the U.S. Sale Agreement, the Plan of Dissolution, the amendment of our Certificate of Incorporation to change the Company’s name, and will not be counted for purposes of determining whether a quorum is present at the Special Meeting, for purposes of the vote to approve the Mexico Sale Agreement or for purposes of the vote to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies. We are soliciting proxies to grant discretionary authority to the persons named as proxies to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of Proposals 1, 2, 3 and 4. The individuals to whom proxies are granted will have discretion to decide whether or not to use the authority granted to them pursuant to Proposal 5 to adjourn the Special Meeting. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Recommendations:

After careful consideration, the board of directors unanimously recommends that you vote:

•  “FOR” the proposal to approve the U.S. Sale Agreement;

•  “FOR” the proposal to approve the Mexico Sale Agreement;

•  “FOR” the proposal to approve the Plan of Dissolution;

•  “FOR” the proposal to approve amendment of our Certificate of Incorporation to change the Company’s name; and

•  “FOR” the proposal to adjourn or postpone the Special Meeting.

Appraisal Rights:

Holders of our Common Stock are not entitled to appraisal rights in connection with the proposed sales or the proposed liquidation and dissolution under the Delaware General Corporation Law, Delaware State law, our Certificate of Incorporation or our Amended and Restated Bylaws.

By order of the Board of Directors,

Elaine Flud Rodriguez, Senior Vice President, Secretary and General Counsel

Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card or voting instruction card.

If you have questions, contact:

CellStar Corporation
601 S. Royal Lane
Coppell, Texas 75019
Attention: General Counsel
(972) 462-3550
(800) 530-4664, ext. 3550

If you need assistance voting your shares, contact:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
(888) 886-4425 (toll free)
Banks & Brokers Call Collect: (212) 269-5550

Your vote is important. Please complete, date, sign and return your proxy cards at your earliest convenience so that your shares are represented at the meeting.

Dallas, Texas, [                                ], 2007

v

CELLSTAR CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

Annex A	U.S. Sale Agreement.
Annex B	Mexico Sale Agreement.
Annex C	Plan of Dissolution.
Annex D	Amendment of Certificate of Incorporation.
Annex E	Fairness Opinion of Raymond James as to U.S. Sale.
Annex F	Fairness Opinion of Raymond James as to Mexico Sale.
Annex G	Fairness Opinion of Southwest Securities as to U.S. Sale.
Annex H	Fairness Opinion of Southwest Securities as to Mexico Sale.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the transactions fully and for a more complete description of the U.S. Sale Agreement, the Mexico Sale Agreement, the Plan of Dissolution and the amendment of our Certificate of Incorporation, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. We encourage you to read the U.S. Sale Agreement, the Mexico Sale Agreement, the Plan of Dissolution, and the form of amendment to our Certificate of Incorporation, which are the legal documents that govern these transactions and which are attached as Annex A , Annex B, Annex C and Annex D, respectively, to this proxy statement.

Overview (page 38)

The Company has faced a number of issues over the past 24 months which have led to the determination by the board of directors that the U.S. and Mexico Sales are advisable and in the best interests of our stockholders. The board believes that these proposed transactions preserve value for our stockholders and protect stockholders against future potential declines in the stock price.

Certain financial and operating issues have limited the Company’s ability to address competitive pressures and to pursue new opportunities and were among the factors that have led our board of directors to conclude that the proposed sales are advisable and in the best interests of our stockholders.

Reasons for the U.S. and Mexico Sales and the Plan of Dissolution (page 48)

In evaluating the U.S. and Mexico Sales and the Plan of Dissolution, the board of directors consulted with the Company’s management, financial advisors and legal counsel. In concluding that the U.S. and Mexico Sales were advisable and in the best interests of the Company and our stockholders, the board of directors considered a variety of factors including, among others:

•       the current and historical market prices of our common stock and that the range of $2.91 to $3.25 per share anticipated to be paid following the closing of the U.S. Sale and the Mexico Sale and the liquidation and dissolution of the Company preserves value for the stockholders relative to the potential risks to the Company of continuing to operate as a going concern;

•       the continued weakness of our balance sheet and our inability to expend or attract significant amounts of capital in order to grow our business, despite our return to profitability for the first, second and third quarters of fiscal 2006;

•       the Company’s significant dependency on vendor credit lines and the ability to factor receivables for our working capital needs;

•       our limited ability to raise additional equity without significant dilution to our stockholders and impairing the tax benefit of our ability to use our net operating losses;

•       the increasing competitive pressures we face, including pressures resulting from the continued consolidation of our customer base, and management’s belief that these pressures were likely to continue to increase due to the likelihood of further consolidation in the wireless industry as well as the increasing competitive pressures we face in Mexico;

•       the loss of significant customers in fiscal 2005 and fiscal 2006 and the risk of losing other significant customers in the future given the high concentration of our revenues among a few large customers;

•       after conducting an extensive review of our financial condition, results of operations and business and revenue prospects, the determination of management and the board of directors that continuing to operate independently was not reasonably likely to create greater value for our stockholders over the next 12 to 18 months, and the belief that the Company could not continue its operations in Mexico if the U.S. and Miami operations were divested and could not continue its operations in the U.S. and Miami if the Mexico operations were divested, unless additional capital was raised, which management and the board believed would be highly dilutive to stockholders, and profitable related businesses were acquired, which we had no assurance could be accomplished;

•       our belief that, after evaluating various strategic alternatives and conducting an extensive review of our financial condition, results of operations and business and revenue prospects, continuing to operate independently was not reasonably likely to create greater value for our stockholders as compared to the value obtained for the stockholders pursuant to the U.S. Sale Agreement and the Mexico Sale Agreement;

•       the fact that the U.S. Sale Agreement is subject to the approval of the holders of a majority of the outstanding shares of our Common Stock; and

•       the fact that the Mexico Sale Agreement is subject to the approval of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote.

For a more detailed description of the factors that the board of directors considered in concluding that the U.S. and Mexico Sales were advisable and in the best interests of the Company and our stockholders, see “Reasons for the U.S. and Mexico Sales and the Plan of Dissolution” beginning on page 48.

Consequences of the Failure to Approve One or Both of the Transactions (page 51)

If our stockholders approve the U.S. Sale Agreement but do not approve the Mexico Sale Agreement.

The Company does not believe that operating Mexico by itself is a viable alternative for the Company because the Mexico operations alone would not provide the Company with adequate scope and scale to remain a major distributor, the Company would have financial difficulty remaining a publicly traded entity, given the costs of compliance with SEC and the requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), and the Company would be operating in only one region with significant customer concentration, thereby increasing the adverse impact of the loss of any of those customers. Therefore, the Company would either need to find another acceptable sale transaction for Mexico, or liquidate those assets and distribute any remaining proceeds to stockholders, assuming the Plan of Dissolution is approved by stockholders at the Special Meeting. Alternatively, the Company could use the proceeds from the U.S. Sale to pay off existing debt and then begin to look to acquire additional profitable businesses. There can be no assurance that the Company would be able to consummate such acquisitions.

Management and the Company’s board of directors also believe that it may be necessary to immediately reduce corporate overhead and institute cost cutting measures throughout the remaining business. The board and management believe that the Company may need to deregister its Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reduce corporate staff, and take additional cost measures to “right size” the remaining operations. We cannot assure you that these actions would be sufficient to allow us to continue to operate as a going concern without the U.S. and Miami operations.

If our stockholders approve the Mexico Sale Agreement but do not approve the U.S. Sale Agreement.

In this event, the Company will be left with the challenges to its business described above under “Reasons for the U.S. and Mexico Sales and the Plan of Dissolution” beginning on page 48.

To close the Mexico Sale without the proceeds from the U.S. Sale, the Company would be required to obtain consents from its lenders acceptable to the Company. We cannot assure you that such consents could be obtained. If consents on acceptable terms were obtained, management believes that it may have to use the proceeds from the Mexico Sale to pay down some of its existing debt, which would reduce interest expense going forward; however, the Company would lose the on-going income stream from the Mexico operations. This would also result in a greater concentration of the Company’s revenues from a smaller group of customers in only two regions, thereby increasing the adverse impact of the loss of any of those customers.

The Company believes that it would require additional capital in order to (i) acquire complementary businesses as necessary to obtain the required scope and scale to maintain its position as a major distributor and logistics provider and necessary for the Company to remain competitive in its industry, and (ii) make necessary investments in its business, particularly in IT systems, to allow the Company’s distribution business to better compete. The Company believes that obtaining additional capital could be highly dilutive to existing stockholders. There can be no assurance that the Company would be able to obtain such additional capital on satisfactory terms, if at all. There can also be no assurance that the Company would be able to consummate such complementary acquisitions.

Management and the board of directors believe that it may also be necessary to immediately reduce the costs associated with being a public company by deregistering its Common Stock under the Exchange Act, thereby eliminating its obligations to file most of the reports it is currently required to file with the SEC and reducing the Company corporate overhead.

If our stockholders do not approve either the U. S. Sale Agreement or the Mexico Sale Agreement.

In the event our stockholders do not approve either the U. S. Sale Agreement or the Mexico Sale Agreement, the Company will be left with the challenges to its business described above under “Reasons for the U.S. and Mexico Sales and the Plan of Dissolution” beginning on page 48.

The Company believes that it would require additional capital in order to (i) acquire complementary businesses as necessary to obtain the required scope and scale to maintain its position as a major distributor and logistics provider and necessary for the Company to remain competitive in its industry, and (ii) make necessary investments in its business, particularly in IT systems, to allow the Company’s distribution business to better compete. The Company believes that obtaining additional capital could be highly dilutive to existing stockholders. There can be no assurance that the Company would be able to obtain such additional capital on satisfactory terms, if at all. There can also be no assurance that the Company would be able to consummate such complementary acquisitions.

Management and the board of directors believe that it may also be necessary to immediately reduce the costs of being a public company by deregistering its Common Stock under the Exchange Act.

Proposal One:   The U.S. Sale

The U.S. Sale Agreement

On December 18, 2006, we entered into the U.S. Sale Agreement with U.S. Buyer pursuant to which we will, subject to certain conditions, including approval by our stockholders at the Special Meeting, sell substantially all of our United States and Miami-based Latin American operations to U.S. Buyer. As consideration for this sale, U.S. Buyer will assume certain of our liabilities related to those operations, and pay us approximately $88,000,000 in cash subject to adjustment based on CellStar’s net working capital and the amount of certain other assets and liabilities, a portion of which will be held in escrow as security for our indemnity obligations, if any are asserted by U.S. Buyer. The U.S. Sale Agreement is attached to this proxy statement as Annex A. We encourage you to read the U.S. Sale Agreement in its entirety, as it is the legal document that governs the proposed U.S. Sale.

Principal Parties under the U.S. Sale Agreement (page 37)

CellStar Corporation
601 S. Royal Lane
Coppell, Texas 75019
(972) 462 3530
(800) 530 4664, ext. 3530

CellStar, a Delaware corporation, was formed in 1993 to hold the stock of NAC, a company that is now an operating subsidiary. NAC was originally founded in 1981. CellStar is a leading distributor of wireless products and provider of distribution and value-added logistics services to the wireless communications industry, serving network operators, agents, resellers, dealers, and retailers with operations in the North American and Latin American Regions. CellStar provides comprehensive logistics solutions and facilitates the effective and efficient distribution of handsets, related accessories and other wireless products from leading manufacturers to network operators, agents, resellers, dealers and retailers. CellStar also provides activation services in some of our markets that generate new subscribers for wireless carriers.

2601 Metropolis Corp.
501 Airtech Parkway
Plainfield, Indiana 46168
(800) 952-2355

2601 Metropolis Corp. is a wholly-owned subsidiary of Brightpoint, Inc., a global leader in the distribution of wireless devices and in providing customized logistic services to the wireless industry. In 2005, Brightpoint handled 42 million wireless devices globally. Brightpoint’s innovative services include distribution, channel development, fulfillment, product customization, e-Business solutions, and other outsourced services that integrate seamlessly with its customers. Brightpoint’s effective and efficient platform allows its customers to benefit from quickly deployed, flexible, and cost effective solutions.

Purchase Price under U.S. Sale Agreement (page 68)

Upon consummation of the U.S. Sale, the U.S. Buyer will pay us $88,000,000 cash, subject to adjustment based on CellStar’s net working capital and the amount of certain other assets and liabilities at the closing pursuant to the U.S. Sale Agreement (the “Purchase Price”). Net working capital is defined with respect to the Business as (a) the value of the accounts receivable and inventories, less (b) the sum of certain accounts payable, deferred revenue in excess of $350,000 and $36,350,000. At the closing of the U.S. Sale, $8,800,000 of the Purchase Price will be deposited into an escrow account as security for our indemnification obligations, if any are asserted by U.S. Buyer within six months of the closing.

Description of Assets to be Sold under U.S. Sale Agreement (page 68)

In connection with the proposed U.S. Sale Agreement, we have agreed to sell to U.S. Buyer substantially all of the assets related to the Company’s United States and Miami-based Latin American operations, which we will refer to as the “Purchased Assets.”

Description of Liabilities to be Assumed by U.S. Buyer under U.S. Sale Agreement (page 69)

Subject to and upon the terms and conditions of the U.S. Sale Agreement, U.S. Buyer will assume certain liabilities relating to the Business and the conduct of the Purchased Assets after the closing but will not assume any other liabilities.

Description of Assets to be Retained by CellStar under U.S. Sale Agreement (page 69)

If the proposed U.S. Sale is completed, the Company will retain the following:

•       all of U.S. Sellers’ cash and cash equivalents on hand and in banks;

•       the promissory notes held by CellStar in connection with the sale of its Asia, Peru and Colombia operations;

•       the assets subject to sale under the Mexico Sale Agreement;

•       the assets related to CellStar’s operations in Chile; and

•       CellStar’s 19% ownership interest in CellStar Colombia Ltda.

Description of Liabilities to be Retained by CellStar under U.S. Sale Agreement (page 69)

•       all liabilities relating to any retained businesses or assets;

•       all liabilities in respect of taxes, other than those for which U.S. Buyer is responsible pursuant to the U.S. Sale Agreement;

•       any compensation or benefits payable to present or past employees of the Company who are not transferred employees;

•       certain liabilities under any employment, change of control, or other compensation agreement and any liabilities arising out of the termination by the Company of any of its employees in anticipation or as a consequence of, or following, consummation of the U.S. Sale Agreement;

•       all indebtedness and capital lease obligations of the Company and its affiliates and subsidiaries;

•       any environmental liabilities; and

•       any liabilities of the Company, its subsidiaries or current or former affiliates thereof, if any, other than those liabilities assumed by U.S. Buyer.

Representations and Warranties under the U.S. Sale Agreement (page 71)

In the U.S. Sale Agreement, we make certain representations and warranties to U.S. Buyer and, subject to certain limitations, we have agreed to indemnify U.S. Buyer for any breach of the representations and warranties. These representations and warranties include, but are not limited to, the following:

•       required consents;

•       our financial statements;

•       absence of undisclosed liabilities;

•       ownership and title to the Purchased Assets and the absence of any liens or encumbrances on any of the Purchased Assets;

•       sufficiency of the Purchased Assets;

•       our material contracts;

•       our solvency;

•       litigation matters;

•       our material licenses and permits used in the operation of our business;

•       quality and condition of our inventory;

•       certain employment matters;

•       our intellectual property; and

•       environmental matters.

In the U.S. Sale Agreement, U.S. Buyer makes certain representations and warranties to us and, subject to certain limitations, U.S. Buyer has agreed to indemnify us for any breach of the representations and warranties. These representations and warranties include, but are not limited to the following:

•       due organization, valid existence and good standing;

•       authority, approvals, validity and enforceability of the U.S. Sale Agreement and the transactions contemplated thereby;

•       execution, delivery and performance of the transaction documents requiring no action from any governmental authority other than compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and

•       litigation matters.

Conduct of Business Pending the U.S. Sale (page 73)

Under the U.S. Sale Agreement, we have agreed that prior to the closing of the U.S. Sale, subject to certain exceptions, we will and will cause each of our subsidiaries to, among other things:

•       carry on our and their businesses in the ordinary course and in a manner consistent with past practice;

•       use reasonable best efforts to keep available the services of our current officers, employees and consultants and to preserve our present business relationships;

•       preserve intact U.S. Sellers’ business organizations and maintain and preserve the Purchased Assets; and

•       use our reasonable best efforts to obtain all of required consents.

For a period of two years following the closing of the U.S. Sale, we will not directly or indirectly, engage in competition with the Business. We will not for a period of two years after the closing of the U.S. Sale, and will cause our affiliates and representatives not to, for a period of one year after the closing, disclose to any third party any confidential or proprietary information included in the Purchased Assets.

We will also not liquidate or dissolve, or enter into any proceeding relating to bankruptcy, insolvency, liquidation or dissolution, until seven months after the closing.

Conditions to Closing of the U.S. Sale(page 75)

The U.S. Sale is subject to the satisfaction or waiver of various conditions, including those listed below.

U.S. Buyer and the Company are not obligated to effect the U.S. Sale unless the following conditions are satisfied or waived:

•       any applicable waiting period under the HSR Act relating to the U.S. Sale has expired or been terminated;

•       no provision of any applicable law shall prohibit the consummation of the closing or subject U.S. Buyer or U.S. Sellers to any penalty or other condition that has, in the case of U.S. Sellers, a material adverse effect; and

•       the U.S. Sale Agreement has been approved by our stockholders at the Special Meeting.

U.S. Buyer is not obligated to effect the U.S. Sale unless the following conditions, among others, are satisfied or waived:

•       we have performed in all material respects all of our obligations under the U.S. Sale Agreement required to be performed by us on or prior to the closing date;

•       our representations and warranties contained in the U.S. Sale Agreement are true in all respects when made and at and as of the closing date, except where any failure of such representations and warranties to be so true in all respects would not result in a material adverse effect;

•       we have operated the Business and held the Purchased Assets in the ordinary course of business consistent with past practices;

•       all required consents of third parties have been obtained;

•       all material governmental licenses, authorizations, permits, consents and approvals required to carry on the Business as currently conducted have been transferred to or otherwise obtained by U.S. Buyer on or before the closing date;

•       since the date of the U.S. Sale Agreement, there has been no event, development or state of facts that results in or would result in a material adverse effect;

•       no suit or governmental order exists that would prohibit or adversely affect the U.S. Sale; and

•       a technical service agreement and a supply agreement have been extended and assigned to U.S. Buyer and are the only material contracts in existence at the closing of the U.S. Sale in respect of our business in Colombia.

We are not obligated to effect the U.S. Sale unless the following conditions, among others, are satisfied or waived:

•       U.S. Buyer has performed in all material respects all of its obligations under the U.S. Sale Agreement required to be performed by it on or prior to the closing;

•       the representations and warranties of U.S. Buyer contained in the U.S. Sale Agreement are true in all respects when made and at and as of the closing, as if made at and as of such date, except where any failure of such representations and warranties to be so true in all respects would not result in a material adverse effect on the ability of U.S. Buyer to consummate the transactions contemplated by the U.S. Sale Agreement; and

•       no suit or governmental order exists that would prohibit or adversely affect the U.S. Sale.

Limitation on Considering Other Acquisition Proposals under U.S. Sale Agreement (page 77)

Subject at all times to the Company’s and our directors’ duty to act in a manner consistent with their fiduciary duties, we will not, nor will we permit any of our affiliates or representatives to, directly or indirectly:

•       solicit, initiate, encourage or knowingly facilitate (including by furnishing nonpublic information) any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

•       participate in any discussions or negotiations in furtherance of such inquiries or to obtain an acquisition proposal or provide any confidential information with respect to an acquisition proposal;

•       agree to approve or recommend or propose publicly to approve or recommend any acquisition proposal; or

•       execute any letter of intent or other similar document related to an acquisition proposal.

Subject to our compliance with the U.S. Sale Agreement, nothing shall prevent CellStar or our board of directors from (i) entering into a definitive agreement providing for the implementation of a superior proposal if we or our board of directors has complied with certain procedures in the U.S. Sale Agreement; or (ii) furnishing information to, or entering into or participating in discussions or negotiations with, any person that makes an unsolicited bona fide written acquisition proposal to us if (1) our board of directors determines in good faith that failure to do so would create a reasonable probability of a breach of its duties to stockholders imposed by applicable law, (2) our board of directors determines in good faith that such acquisition proposal would be reasonably likely, if consummated, to constitute a superior proposal, and (3) prior to taking such action, we comply in all material respects with the procedures set forth in the U.S. Sale Agreement.

Indemnification under U.S. Sale Agreement (page 78)

U.S. Sellers have agreed to indemnify U.S. Buyer from and against any and all losses resulting from, among other things:

•       the breach by any U.S. Seller of any representation, warranty or covenant made by any of them in the U.S. Sale Agreement;

•       any unpaid taxes for any pre-closing tax period; and

•       any liability or obligation of any of U.S. Sellers arising out of or relating to any of the liabilities retained by CellStar.

Certain representations survive the closing for six months, and certain representations survive until the earlier of two years after the closing or the liquidation or dissolution of CellStar. CellStar’s total liability for all U.S. Buyer losses shall not exceed $17,600,000 except for actual fraud, intentional misrepresentation or breach of a covenant not to liquidate or dissolve until seven months after closing.

Termination of the U.S. Sale Agreement; Termination Fees (page 79)

CellStar and U.S. Buyer can terminate the U.S. Sale Agreement under certain circumstances, including:

•       by mutual written consent of U.S. Buyer and us;

•       by either U.S. Buyer or us, if the U.S. Sale has not been completed before May 31, 2007, provided that such date may be extended for a period of 60 days if the staff of the SEC has not closed its comment period with respect to this proxy statement;

•       by U.S. Buyer, if there has been a breach of the U.S. Sale Agreement by any U.S. Seller that could have a material adverse effect on the Business or Purchased Assets and any U.S. Seller is not using its reasonable best efforts to cure such breach, if such breach may be cured;

•       by U.S. Sellers, if there has been a material breach of the U.S. Sale Agreement on the part of U.S. Buyer that could have a material adverse effect on the ability of U.S. Buyer to consummate the U.S. Sale and U.S. Buyer is not using its reasonable efforts to cure such breach, if such breach may be cured;

•       by U.S. Buyer, if our board of directors has (i) failed to recommend the U.S. Sale to our stockholders, (ii) withdrawn the recommendation, (iii) modified the recommendation in a manner adverse to U.S. Buyer, (iv) approved or recommended to our stockholders an acquisition proposal other than that contemplated by the U.S. Sale Agreement or entered into any agreement with respect to an acquisition proposal, (v) after an acquisition proposal has been made, fails to affirm the recommendation of the U.S. Sale within five days of any request by U.S. Buyer to do so, or (vi) recommended that the stockholders tender their shares in any tender offer or exchange offer that is commenced which would result in any person or group becoming a beneficial owner of 20% or more of the outstanding capital stock of CellStar;

•       by U.S. Sellers, if our board of directors shall have concluded in good faith, after consultation with outside counsel, that such action is necessary in order for it to be deemed to have acted in a manner consistent with its fiduciary duties in connection with its approval of a proposal that is superior to the U.S. Sale Agreement; and

•       by U.S. Sellers or U.S. Buyer, if our stockholders’ approval has not been obtained at the Special Meeting; provided, however, that the right to terminate the U.S. Sale Agreement shall not be available to U.S. Sellers if the failure to obtain our stockholders’ approval shall have been caused by the action or failure to act by U.S. Sellers and such action or failure constitutes a material breach by U.S. Sellers.

The U.S. Sale Agreement provides that we will pay U.S. Buyer a termination fee of $3,080,000 plus fees and expenses incurred in connection with the transactions contemplated by the U.S. Sale Agreementif it is terminated under certain conditions.

Deregistration of CellStar Common Stock (page 81)

If the U.S. Sale is completed, the Company intends to immediately file a Form 15 with the SEC to voluntarily deregister our Common Stock under the Exchange Act. Upon the filing of the Form 15, our obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately be suspended. We anticipate that our Common Stock will continue to be traded on the over-the-counter (OTC) market and be quoted in the Pink Sheets® upon completion of the U.S. Sale, but we cannot assure you that our Common Stock will continue to be traded and quoted in this manner.

Proposal Two:   The Mexico Sale

The Mexico Sale Agreement

On December 18, 2006, we entered into the Mexico Sale Agreement with Mexico Buyers pursuant to which we will, subject to certain conditions, including approval by our stockholders at the Special Meeting, sell to Mexico Buyers all of the shares of stock of the Acquired Companies which conduct ourMexico operations. As consideration for this sale, unless Mexico Buyers elect the Alternate Transaction (as hereinafter defined) and give three days’ notice of such election to Mexico Sellers, Mexico Buyers will pay us between $20,000,000 and $22,000,000 in cash, based on the 2007 operating performance of the operations up to the closing date, for substantially all of CellStar’s Mexico operations. If, however, Mexico Buyers elect the Alternate Transaction and give three days’ notice of such election to Mexico Sellers, CellStar will receive $13,000,000 for the CII Series B Shares, which represent 51% of the corporate capital of CII, upon consummation of the Mexico Sale. The Mexico Sale Agreement is attached to this proxy statement as Annex B. We encourage you to read the Mexico Sale Agreement in its entirety, as it is the legal document that governs the proposed Mexico Sale.

Approval of the Mexico Sale by the Company’s stockholders is not required under the Delaware General Corporation Law (the “DGCL”). However, our board of directors believes that, as a matter of good corporate governance, the Mexico Sale should not occur unless the Mexico Sale Agreement is approved by the affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote. Consequently, the Company will not effect the Mexico Sale unless it is so approved.

Principal Parties under the Mexico Sale Agreement (page 38)

National Auto Center, Inc.
c/o CellStar Corporation
601 S. Royal Lane
Coppell, Texas 75019
Telephone: (972) 462-3530

NAC, a Delaware corporation and a wholly owned subsidiary of CellStar, was originally formed in 1981 to distribute and install automotive aftermarket products. In 1984, NAC began offering wireless communications products and services, and in 1989, NAC became an authorized distributor of Motorola wireless handsets in certain portions of the United States. NAC entered into similar arrangements with Motorola in the Latin American Region in 1991. NAC currently operates the Company’s Miami-based Latin American operations, and owns approximately 1% of the outstanding shares of the Acquired Companies.

Audiomex Export Corp.
c/o CellStar Corporation
601 S. Royal Lane
Coppell, Texas 75019
Telephone: (972) 462-3530

Audiomex is a Texas corporation which acts as the U.S. holding company for the Company’s Mexico operations. Audiomex is wholly owned by NAC and is an indirect, wholly owned subsidiary of CellStar. Audiomex owns approximately 99% of the shares of the Acquired Companies.

Soluciones Inalámbricas, S.A. de C.V.
Colonia Barrio del Niño Jesus
Coyoacán, Mexico, D.F.

Soluciones is a Mexican corporation and its affiliates are retail distributors of wireless devices in Mexico with distribution centers located throughout Mexico. In April 2005, the Company’s subsidiary in Mexico, Celular Express, invested in CII, a joint venture with Soluciones and its individual partners. CII provides handset distribution and activation services for Radio Movil Dipsa S.A. de C.V. (“Telcel”), the largest cellular phone company in Mexico, through department stores, pharmacies, supermarkets and convenience stores in Mexico. Celular Express owns 51% of CII and the remaining 49% is owned by the individual partners of Soluciones. CII also provides logistic services including procurement, inventory management and customized packaging, fulfillment and activation services in Mexico. Its principal executive offices are located at Alberto Zamora No. 110, Colonia Barrio del Niño Jesus, 04020, Coyoacán, México, D.F.

Prestadora de Servicios en Administración y Recursos Humanos, S.A. de C.V.
Alberto Zamora No. 110
Colonia Barrio del Niño Jesus
Coyoacán, Mexico, D.F.

Prestadora, a Mexican corporation and a wholly owned subsidiary of Soluciones, is an entity with no significant activity. Its principal executive offices are located at Alberto Zamora No. 110, Colonia Barrio del Niño Jesus, 04020, Coyoacán, México, D.F.

Purchase Price under Mexico Sale Agreement (page 83)

Upon consummation of the Mexico Sale, unless Mexico Buyers elect the Alternate Transaction (as hereinafter defined) and give three days’ notice of such election to Mexico Sellers, CellStar will receive between $20,000,000 and $22,000,000 in cash, based on the 2007 operating performance of the Mexico operations up to the closing date, for substantially all of CellStar’s Mexico operations. If, however, Mexico Buyers elect the Alternate Transaction and give three days’ notice of such election to Mexico Sellers, upon consummation of the Mexico Sale, CellStar will receive $13,000,000 and Soluciones will receive the CII Series B Shares, which represent 51% of the corporate capital of CII. In such event, CellStar would retain ownership of the stock of Celular Express, Celular Express Management, and CellStar Mexico.

Description of Mexican Operations to be Sold under Mexico Sale Agreement (page 83)

Unless Mexico Buyers give three business days’ notice prior to the closing date of the Mexico Sale that they elect the Alternate Transaction, we have agreed to sell to Mexico Buyers substantially all of the Company’s Mexico operations, which we will refer to as the “Stock Sale,” including (i) all of the outstanding shares of the Company’s Mexican subsidiaries, including Celular Express’ interest in a joint venture with certain individuals who own Series A Stock in CII, in exchange for a payment of $8,000,000, and (ii) CellStar International Corporation/SA’s (“CIC/SA”) accounts receivable from CellStar Mexico for $12,000,000. Upon three business days’ prior notice to Mexico Sellers, Mexico Buyers may elect not to consummate the Stock Sale described above and, instead, Soluciones will purchase from Celular Express the CII Series B Stock representing 51% of the corporate capital of CII, which we will refer to as the “Alternate Transaction,” in exchange for a payment of $13,000,000.

Representations and Warranties under the Mexico Sale Agreement (page 83)

In the Mexico Sale Agreement, Mexico Sellers make certain representations and warranties to Mexico Buyers and, subject to certain limitations, Mexico Sellers have agreed to indemnify Mexico Buyers for any breach of the representations and warranties. These representations and warranties include, but are not limited to, the following:

•       due organization, valid existence, good standing and qualification to do business;

•       title to all of the issued and outstanding shares of stock of the Acquired Companies;

•       no claims pending or threatened against Mexico Sellers, CellStar Mexico or the Acquired Companies before or by any governmental authority or any third party that threatens or challenges the validity of the Mexico Sale Agreement, any agreement or document to be delivered in connection therewith or any action taken or to be taken by Mexico Sellers, CellStar Mexico or the Acquired Companies in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated by the Mexico Sale Agreement;

•       no event that has had or would reasonably be expected to have a material adverse effect on CellStar Mexico and/or the Acquired Companies, taken as a whole, or to materially delay the consummation of the transactions contemplated by the Mexico Sale Agreement has occurred; and

•       ownership and title to the Purchased Assets and the absence of any liens or encumbrances on any of the Purchased Assets.

In the Mexico Sale Agreement, Mexico Buyers make certain representations and warranties to Mexico Sellers and, subject to certain limitations, Mexico Buyers have agreed to indemnify Mexico Sellers for any breach of the representations and warranties. These representations and warranties include, but are not limited to the following:

•       due organization, valid existence and good standing;

•       authority, approvals, validity and enforceability of the U.S. Sale Agreement and the transactions contemplated thereby; and

•       no agreement or actions taken which will cause any person or entity to become entitled to a broker’s fee or commission as a result of the Mexico Sale.

Conduct of Business Pending the Mexico Sale (page 85)

Under the Mexico Sale Agreement, we have agreed that prior to the closing of the Mexico Sale, we will continue the business of the Acquired Companies, CellStar Mexico and CII according to recent historical business practices. Except for certain exceptions that are specifically provided for in the Mexico Sale Agreement, the Sellers will not have any continuing obligations to Mexico Sellers, the Acquired Companies, CellStar Mexico or CII after the closing.

Conditions to Closing to the Mexico Sale (page 85)

The Mexico Sale is subject to the satisfaction or waiver of various conditions, including those listed below.

The Mexico Sellers are not obligated to consummate the Stock Sale unless the following conditions are satisfied or waived:

•       the written approval of secured lenders to Mexico Sellers permitting the transfer of stock to Mexico Buyers and releasing any rights they may have to such stock;

•       the release and termination of any and all guarantees issued by CellStar and CellStar, Ltd. for the benefit of the Acquired Companies, CellStar Mexico, CII, and any of their subsidiaries or affiliates;

•       the delivery by Mexico Buyers to Mexico Sellers of a $13 million letter of credit (delivered to the Company on December 18, 2006), which is payable to Celular Express in the event Mexico Buyers default in their obligation to pay the Mexico Sale consideration or the Alternate Transaction consideration;

•       the delivery to Mexico Sellers and CellStar of a mutual release, executed by Mexico Buyers, the Acquired Companies, CellStar Mexico and CII; and

•       payment of the consideration for the Stock Sale.

The Mexico Buyers are not obligated to consummate the Stock Sale unless the following conditions are satisfied or waived:

•       Mexico Buyers have performed satisfactory financial, accounting and legal due diligence on CellStar Mexico and the Acquired Companies;

•       Mexico Buyers have received satisfactory evidence, certifying that the net working capital of the Acquired Companies and CellStar Mexico on a consolidated basis is at least $10,000,000 as of the closing date;

•       the Acquired Companies and CellStar Mexico have been managed and operated as of the date of the Mexico Sale Agreement and as of the closing date of the Mexico Sale in the ordinary course of their respective businesses and in accordance with sound commercial and financial practices;

•       no preliminary or permanent injunction or other order of any governmental authority of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by the Mexico Sale Agreement are in effect; and

•       Mexico Sellers have delivered properly endorsed stock certificates for the Acquired Companies.

If as a consequence of their due diligence process, Mexico Buyers decide not to consummate the Stock Sale, then the Alternate Transaction will be consummated pursuant to which Soluciones will acquire from Celular Express the CII Series B Shares upon and subject to the satisfaction or waiver by Soluciones of the following conditions:

•       Celular Express has delivered to Mexico Buyers a written assignment to CII of its contract with Radiomovil Dipsa, S.A. de C.V granting to CII good and marketable title to the rights and obligations derived from such agreement;

•       Celular Express has assigned certain tangible personal property and leases to CII; and

•       Celular Express has received the Alternate Transaction consideration.

Indemnification under Mexico Sale Agreement (page 88)

Mexico Sellers have agreed, subject to certain limitations, to indemnify and hold harmless Mexico Buyers, the Acquired Companies, CellStar Mexico (the “Buyer Indemnified Parties”) and their respective representatives, stockholders, controlling persons, and Affiliates, from and against any loss, liability, claim damage, expense (including costs of investigation and defense and reasonable attorneys’ fees) arising, directly or indirectly, from or in connection with:

•       any breach of any representation or warranty (other than those which do not survive the closing of the Mexico Sale) made by either Mexico Seller in the Mexico Sale Agreement or any other document delivered by either Mexico Seller pursuant to the Mexico Sale Agreement; or any breach by either Mexico Seller of any of its covenants or obligations under the Mexico Sale Agreement.

Additionally, Mexico Sellers, jointly and severally, shall indemnify Buyer Indemnified Parties for, and will pay to the amount of damages arising from, any taxes owing by Mexico Sellers to any governmental body.

The Buyer Indemnified Parties’ sole remedy in respect of an indemnity claim against Mexico Sellers is to withhold payments to Celular Express and Audiomex of certain calendar year 2007 profits of CII and Celular Express.

Termination of the Mexico Sale Agreement; Termination Fees (page 88)

The Mexico Sale Agreement may be terminated at any time prior to the closing date of the Mexico Sale:

•       by mutual written consent of Mexico Buyers and Mexico Sellers;

•       by Mexico Buyers or Mexico Sellers if (i) the closing shall not have been consummated by March 31, 2007, provided, however, that the right to terminate the Mexico Sale Agreement is not available to any party whose failure to fulfill any obligation under the Mexico Sale Agreement has been the cause of the failure of the closing date to occur on or before such date or (ii) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission has taken any action permanently prohibiting the transactions contemplated by the Mexico Sale Agreement;

•       by Mexico Buyers, if Mexico Buyers are not in material breach of any of their representations, warranties, covenants and agreements under the Mexico Sale Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in the Mexico Sale Agreement on the part of Mexico Sellers and Mexico Sellers are not using their reasonable best efforts to cure such breach within ten business days after receipt of notice of such breach, if such breach may be cured;

•       by Mexico Sellers, if Mexico Sellers are not in material breach of any of their representations, warranties, covenants and agreements under the Mexico Sale Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the Mexico Sale Agreement on the part of Mexico Buyers and Mexico Buyers are not using their reasonable efforts to cure such breach within ten business days, after receipt of notice of such breach, if such breach may be cured; and

•       by Mexico Sellers or Mexico Buyers, if our board of directors approves or recommends for shareholder approval any other transaction regarding the assets and property that are the subject of the Mexico Sale Agreement.

The Mexico Sale Agreement provides that we will pay toMexico Buyers the sum of $600,000, plus Mexico Buyers’ costs and expenses (including reasonable attorney’s fees and expenses) up to an additional $200,000 incurred in connection with the Mexico Sale Agreement in the event that the Mexico Sale Agreementis terminated because our board approves or recommends for stockholder approval any transaction other than the transaction described in the Mexico Sale Agreement.

Proposal Three:   The Plan of Dissolution

Events Preceding Consummation of the Plan of Dissolution

If the U.S. Sale is completed, the Company intends to immediately deregister its Common Stock under the Exchange Act. Approximately 60 days after the closing, the Company intends to pay a dividend of $1.00 per share under the circumstances described in the next paragraph.

General

Upon stockholder approval of the U.S. Sale and the Mexico Sale, consummation of the U.S. Sale and the Mexico Sale in accordance with their terms, stockholder approval of the Plan of Dissolution, and consummation of the Plan of Dissolution in accordance with its terms, we anticipate that the stockholders of the Company will receive distributions (which may include dividends as well as liquidating distributions) in an aggregate amount between $2.91 and $3.25 per share of Common Stock, to be made as follows: a dividend of $1.00 per Common Share paid approximately 60 days after closing the U. S. and Mexico Sales and liquidating distributions of substantially all of the remaining available cash in one or more payments beginning approximately [                ] months after closing. Although we intend to make distributions to our stockholders as promptly as possible, the amount and timing of the distributions are subject to uncertainties and depend on the resolution of contingencies, including the SEC investigation described on page 108 of this proxy statement. No distribution will be made until the SEC investigation is resolved, and there can be no assurance of when resolution of the SEC investigation will occur or what the outcome will be. Furthermore, we cannot assure you that available cash and amounts received from the sale of our assets will be adequate to provide for the Company’s obligations, liabilities, expenses and claims. Consequently, no assurance can be given that any amounts will be paid to stockholders, or will be paid when anticipated. See “Proposal Three—The Plan of Dissolution—Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” beginning on page 108. Under the terms of the U.S. Sale Agreement, no liquidating distributions will be made until seven months after the closing of the U.S. Sale, but dividends may be paid prior to that time under certain circumstances.

Summary of the Plan of Dissolution

The Plan of Dissolution provides that the board of directors will liquidate the Company’s assets in accordance with any applicable provision of the DGCL, including Sections 280 or 281. Without limiting the flexibility of the board of directors, the board of directors may, at its option and following the dissolution of the Company pursuant to Section 275 of the DGCL, cause the Company to follow the procedures set forth in Sections 280 and 281(a) of the DGCL which provide for the Company to: (i) give notice of the dissolution to all persons having a claim against the Company and publish such notice; (ii) offer to any claimant on a contract whose claim is contingent, conditional or unmatured security in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures; (iii) petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (A) any claim against the Company which is the subject of pending action, suit or proceeding to which the Company is a party other than a claim barred pursuant to Section 280(a), (B) any claimant on a contract whose claim is contingent, conditional or unmatured who has rejected the Company’s offer of security and (C) claims that have not been made known to the Company or that have not arisen at the time of dissolution, but that, based on facts known to the Company, are likely to arise or become known to the Company within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine not to exceed ten years after the date of dissolution (in respect of any such proceeding, the Court may appoint a guardian ad litem to protect the interests of unknown future claimants); (iv) pay all claims made against the Company and not rejected; (v) post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and (vi) pay or make provision for all other claims that are mature, known and uncontested or finally determined to be owing by the Company.

Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan of Dissolution by the Company’s stockholders shall constitute full and complete authority for the board of directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with Section 281(b) of the DGCL, which requires the adoption by the board of directors of a plan of distribution pursuant to which the Company shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims known to the Company, make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company that is the subject of a pending action, suit or proceeding to which the Company is a party, and make such provision as is reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company are likely to arise or to become known to the Company within ten years after the date of dissolution. If there are insufficient assets, the plan must provide that such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to stockholders.

In a dissolution under Section 281(b), the Company may, from time to time, make liquidating distributions of the remaining funds and unsold assets of the Company, if any, in cash or in kind, to the holders of record of Common Stock at the close of business on the dissolution date. Such liquidating distributions, if any, will be made to the holders of Common Stock on a pro rata basis; all determinations as to the time for and the amount and kind of distributions will be made by the board of directors in its absolute discretion and in accordance with Section 281 of the DGCL.

As part of our Plan of Dissolution, we are obligated to pay, or make provision for the payment of, our expenses and our fixed and contingent liabilities. While CellStar intends to pay or reserve funds for payment to all creditors and to otherwise endeavor to assure that all claims are paid or provided for, there is a possibility, despite CellStar’s best estimates, that the amounts reserved for payments to creditors will turn out to be inadequate. Under the DGCL, a stockholder could be held personally liable to our creditors for any deficiency, to the extent of such stockholder’s previous distributions from us in dissolution, if we fail to make adequate provision for the payment of our expenses and liabilities. Moreover, if a stockholder has paid taxes on distributions previously received by the stockholder, a repayment of all or a portion of the prior distribution could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable by that stockholder. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, our stockholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder. While the possibility of the occurrences set forth above cannot totally be excluded, after a review of its assets and liabilities the Company believes that the contingency reserve will be adequate and that a return of amounts previously distributed will not be required.

Relationship to Sale Proposals

The implementation of the Plan of Dissolution is conditioned upon stockholder approval and consummation of the U.S. Sale. If the U.S. Sale is consummated, but the Mexico Sale is not, the Company will implement the Plan of Dissolution, and will seek to dispose of, or curtail, its Mexico operations as part of the plan.

The U.S. and Mexico Sales are not conditioned upon approval of the Plan of Dissolution. If our stockholders do not approve the Plan of Dissolution, we will complete each of the U.S. and Mexico Sales, or either of them, if they are approved by our stockholders and the other conditions to closing are met. In that case, we will have transferred substantially all of our operating assets and will have no means to generate significant revenue. We will use the proceeds of the U.S. and Mexico Sales, as well as our other cash, to pay ongoing operating expenses. We will retain only those employees required to maintain our corporate existence and manage our remaining affairs. We do not intend to invest in another operating business.

The Plan of Dissolution is attached to this proxy statement as Annex C. We encourage you to read the Plan of Dissolution in its entirety, as it is the legal document that governs the proposed liquidation and dissolution of the Company.

Proposal Four:   Amendment to the Certificate of Incorporation to Change the Company’s Name

Pursuant to the terms of the U.S. Sale Agreement, we have agreed to sell our intellectual property to U.S. Buyer, and have agreed to change our corporate name as a result. Our board of directors proposes to change our corporate name to [“                  ”] if the U.S. Sale Agreement and the transactions contemplated thereby are consummated. If the proposed name change is approved, we must amend our Certificate of Incorporation to change our name. By voting to approve the amendment to the Certificate of Incorporation, stockholders will authorize the board of directors to amend the Certificate of Incorporation to change our name if the U.S. Sale Agreement and the transactions contemplated thereby are consummated. If the U.S. Sale Agreement and the transactions contemplated thereby are not approved or consummated, the amendment to the Certificate of Incorporation to change our name will not be filed and our name will not be changed. Approval of the proposed amendment to the Certificate of Incorporation to change our name requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our Common Stock. The full text of the amendment if approved as proposed will be substantially in the form attached hereto as Annex D. We encourage you to read the amendment in its entirety, as it is the legal document that will effect the proposed name change.

Interests of CellStar’s Management and Directors in the U.S. Sale (page 67)

When considering the recommendation of the board of directors with respect to the U.S. Sale Agreement and the transactions contemplated by the U.S. Sale Agreement, stockholders should be aware that some directors and executive officers of CellStar may have interests in the transactions contemplated by the U.S. Sale Agreement that may be different from, or in addition to, their interests as stockholders and the interests of CellStar stockholders. CellStar’s board of directors was aware of these arrangements during its deliberations on the merits of the transactions set forth in this proxy statement, and in deciding to recommend that you vote for the approval of the U.S. Sale Agreement at the Special Meeting. These interests include, among others:

•       payments under employment agreements or other agreements upon a change of control; and

•       accelerated vesting of CellStar restricted stock following a change of control.

Market Prices and Dividend Data (page 32)

Our Common Stock is currently traded on the over-the-counter (OTC) market under the symbol “CLST” and is quoted on the Pink Sheets.® On December 18, 2006, the last full trading day before the public announcement of the transactions, the closing sale price for our Common Stock was $3.45 per share, and on [                        ], 2007, the latest practicable trading day before the printing of this proxy statement, the closing sale price for our Common Stock was $[      ] per share.

Material United States Federal Income Tax Consequences of the U.S. Sale and the Mexico Sale (page 126)

The following is a summary of certain United States federal income tax consequences from the U.S. and Mexico Sales. This discussion does not address any tax consequences arising under the laws of any state, local, or foreign jurisdiction.

The sale of assets by CellStar pursuant to the U.S. Sale Agreement and the Mexico Sale Agreement will be a taxable transaction for United States federal income tax purposes. Accordingly, CellStar will recognize a gain with respect to the sale of assets pursuant to the U.S. Sale Agreement and a loss with respect to the Mexico Sale Agreement in an amount equal to the difference between the amount of the consideration received for each asset over the adjusted tax basis in the asset sold. The amount of consideration will include the amount of liabilities assumed, for United States federal income tax purposes, by U.S. Buyer in the U.S. Sale. Although the U.S. and Mexico Sales will result in a net taxable gain to CellStar, we believe that a substantial portion of the taxable gain will be offset by current year losses from operations and available net operating loss carry forwards.

Material United States Federal Income Tax Consequences of the Dissolution (page 125)

The following discussion is a general summary of the material federal income tax consequences of the Plan of Dissolution to the Company and its stockholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury Regulations, IRS rulings and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that the Company will liquidate substantially in accordance with the Plan of Dissolution. Distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. No assurances can be given that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Dissolution, and the

Company will not seek an opinion of counsel with respect to the anticipated tax treatment. The failure to obtain a ruling from the IRS or an opinion of counsel results in less certainty that the anticipated tax treatment summarized herein will be obtained. There can be no assurance that the distributions made pursuant to the Plan of Dissolution will be treated as liquidating distributions. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the Company and/or stockholder level, thus reducing the benefit to the stockholders from the liquidation.

Tax Consequences of the Dissolution to the Company

After the approval of the Plan of Dissolution and until the liquidation is complete, the Company will continue to be subject to tax on its taxable income. The Company will generally recognize income, gain or loss on sales of its property or collection of claims pursuant to the Plan of Dissolution. Upon any distribution of property to stockholders, the Company will generally recognize gain or loss as if such property was being sold to the stockholders at its fair market value. If it were determined that distributions made pursuant to the Plan of Dissolution were not liquidating distributions, the Company may not be able to recognize loss with respect to distributions of depreciated property to the stockholders.

Tax Consequences of the Dissolution to Stockholders

As a result of the liquidation of the Company, a stockholder will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of any property distributed to such stockholder, and (ii) such stockholder’s tax basis for his or her shares of Common Stock. A stockholder’s tax basis in his or her shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto. A stockholder’s gain or loss will be computed on a “per share” basis. The Company may, from time to time, make liquidating distributions of the remaining funds and unsold assets of the Company, if any, in cash or in kind, to the holders of record of Common Stock at the close of business on the dissolution date. However, the Company could make more than one liquidating distribution, each of which will be allocated proportionately to each share of Common Stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder’s tax basis in his or her shares of Common Stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Gain or loss recognized by a stockholder will generally be treated as capital gain or loss provided the shares are held as capital assets. Such gain or loss will be subject to tax at the short-term or long-term capital gain tax rate, depending on the period for which such shares are held by the stockholder. If it were to be determined, however, that distributions made pursuant to the Plan of Dissolution were not liquidating distributions, the result could be treatment of certain distributions as dividends, which may be taxable at favorable rates under certain circumstances for individuals and, in the case of corporate holders, may be subject to a dividends received deduction. Dividends may not, however, be offset by capital losses. The Company will provide stockholders and the IRS with a statement each year of the amount of cash and the fair market value of any property distributed to the stockholders during that year, at such time and in such manner as required by the Treasury Regulations.

Tax Consequences of the Dividend to Stockholders

Dividends received by non-corporate stockholders of the Company generally will be taxed at a maximum rate of 15%, subject to certain holding-period requirements. Dividends received by corporate stockholders of the Company generally will be taxed at ordinary corporate income tax rates and will qualify for the dividends-received deduction, subject to certain holding-period requirements.

Recommendation of our Board of Directors (page 35)

After careful consideration, the board of directors unanimously recommends that you vote:

•       “FOR” the proposal to approve the U.S. Sale Agreement;

•       “FOR” the proposal to approve the Mexico Sale Agreement;

•       “FOR” the proposal to approve the Plan of Dissolution;

•       “FOR” the proposal to approve amendment of our Certificate of Incorporation to change the Company’s name; and

•       “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if sufficient votes in favor of approval of the above proposals have not been received at the time of the Special Meeting.

Opinions of our Financial Advisors Regarding the Fairness of the U.S. and Mexico Sales (page 90)

Raymond James & Associates, Inc.(page 90)

Our board of directors retained Raymond James & Associates, Inc. (“Raymond James”)to act as our financial advisor in connection with a review and analysis of our potential strategic alternatives, including the U.S. Sale and the Mexico Sale. As part of the engagement, Raymond James was asked to determine whether, in its view, the consideration we are to receive from U.S. Buyer in connection with the U.S. Sale, and the consideration we are to receive from Mexico Buyers in connection with the Mexico Sale, is fair, from a financial point of view, to the Company. The full text of the written opinions of Raymond James relating to the U.S. Sale and Mexico Sale, which are dated December 18, 2006, and December 17, 2006, respectively, and set forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with such opinions, are attached as Annex E and Annex F, respectively, to this proxy statement. We encourage you to read these opinions carefully in their entirety. Raymond James’ opinions were provided to our board of directors in connection with its evaluation of the transaction and does not address any other aspect of the proposed U.S. or Mexico Sales and does not constitute a recommendation as to how any holder of CellStar Common Stock should vote with respect to the U.S. or Mexico Sales.

Southwest Securities, Inc. (page 101)

Our board of directors retained Southwest Securities, Inc. (“Southwest Securities”) on November 15, 2006, to act as one of our financial advisors in connection with a review and analysis of the U.S. Sale and the Mexico Sale. As part of the engagement, Southwest Securities was asked to determine whether, in its view, the consideration we are to receive from U.S. Buyer in connection with the U.S. Sale, and the consideration we are to receive from Mexico Buyers in connection with the Mexico Sale, is fair, from a financial point of view, to the Company. The full text of the written opinions of Southwest Securities relating to the U.S. Sale and Mexico Sale, which are dated December 18, 2006 and December 17, 2006, respectively, and set forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with such opinions, are attached as Annex G and Annex H, respectively, to this proxy statement. We encourage you to read these opinions carefully in their entirety. Southwest Securities’ opinions were provided to our board of directors in connection with its evaluation of the purchase price, do not address any other aspect of the proposed U.S. or Mexico Sales and do not constitute a recommendation as to how any holder of CellStar Common Stock should vote with respect to the U.S. or Mexico Sales.

Security Ownership of Management (page 129)

As of the close of business on the record date for the Special Meeting, directors and executive officers of CellStar and their affiliates beneficially owned and were entitled to vote approximately [            ] shares of CellStar Common Stock, collectively representing [      ]% of the shares of CellStar Common Stock outstanding on that date.

The Special Meeting of CellStar’s Stockholders (page 33)

Date, Time and Place.   A Special Meeting of our stockholders will be held on [                 ] [      ],2007, at [           ] [a.m./p.m.], Dallas, Texas Time, at [                               ], [                        ], Dallas, Texas,[           ] to:

•       consider and vote upon the proposal to approve the U.S. Sale Agreement;

•       consider and vote upon the proposal to approve the Mexico Sale Agreement;

•       consider and vote upon the Plan of Dissolution;

•       consider and vote upon the proposal to approve the amendment of our Certificate of Incorporation to change the Company’s name; and

•       consider and vote upon the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if sufficient votes in favor of approval of the above proposals have not been received at the time of the Special Meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote.   The record date for the Special Meeting of CellStar stockholders is [                 ] [       ], 2007. This means that you must have been a stockholder of record of CellStar’s Common Stock at the close of business on [                 ] [       ], 2007, in order to be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Common Stock you own.

Vote Required.   The approval of the U.S. Sale Agreement, the Plan of Dissolution, and the proposal to amend our Certificate of Incorporation requires the affirmative vote by the holders of a majority of CellStar’s outstanding Common Stock. Approval of the Mexico Sale Agreement and the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate to solicit additional proxies, each requires approval by the holders of a majority of shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote.

Regulatory Matters

The U.S. Sale is subject to review by the United States Federal Trade Commission and the Antitrust Division of the United Stated Department of Justice under the HSR Act which requires CellStar and Brightpoint to make notification filings prior to the transaction and to await the expiration or early termination of the statutory waiting period prior to completing the transaction. These filings were made on January 5, 2007 and, if early termination is not granted sooner, the waiting period under the HSR Act expires on February 6, 2007.

Absence of Appraisal Rights For CellStar Stockholders (page 89)

Holders of our Common Stock are not entitled to appraisal rights in connection with the proposed sales or the proposed liquidation and dissolution under the DGCL, our Certificate of Incorporation or our Amended and Restated Bylaws.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about the Special Meeting and the proposals. They may not include all of the information that is important to you. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you.

Q:   What are the proposed transactions for which I am being asked to vote at the Special Meeting?

A:   1.                To approve the U.S. Sale Agreement providing for, among other things, (i) U.S. Buyer’s purchase of substantially all of the Company’s United States and Miami-based Latin American operations and (ii) U.S. Buyer’s assumption of certain liabilities related to those operations;

2.                To approve the Mexico Sale Agreement providing, among other things, the sale of all of CellStar’s Mexico operations;

3.                To approve the Plan of Dissolution, including the complete liquidation and dissolution of CellStar after the completion of the U.S. Sale and the Mexico Sale;

4.                To approve the proposal to amend our Certificate of Incorporation to change the Company’s name to [“                     ”], effective upon the consummation of the transactions contemplated by the U.S. Sale Agreement; and

5.                To approve adjournments or postponements of the Company’s Special Meeting, if necessary or appropriate to solicit additional proxies if sufficient votes in favor of approval of the above proposals have not been received at the time of the Special Meeting.

Q:   What will happen if the U.S. Sale Agreement and the Mexico Sale Agreement are approved by our stockholders?

A:   If the U.S. Sale Agreement and the Mexico Sale Agreement are approved by our stockholders, we will (i) sell substantially all of the assets of our United States and Miami-based Latin American operations to U.S. Buyer under the terms of the U.S. Sale Agreement, as more fully described in this proxy statement, and (ii) sell the Company’s Mexico operations to Mexico Buyersunder the terms of the Mexico Sale Agreement, as more fully described in this proxy statement.

Q:   What will happen if the Plan of Dissolution is approved by our stockholders?

A:   If the Plan of Dissolution is approved, we intend to file a certificate of dissolution with the Delaware Secretary of State to dissolve CellStar as a legal entity as soon as we may do so pursuant to the U.S. Sale Agreement, which is seven months after the closing of the U.S. Sale. As soon as the U.S. and Mexico Sales close, we would take all steps necessary to reduce our operating expenses so that the focus of our operations would be to wind up the remaining operations of the Company. We would hold the cash proceeds of the U.S. and Mexico Sales and all of our other cash to fund the satisfaction of our obligations, our ongoing operating expenses and make distributions to our stockholders of any available proceeds following the resolution of the SEC investigation as promptly as possible. See “Proposal Three—The Plan of Dissolution—Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” beginning on page 108 and “—Principal Provisions of the Plan of Dissolution” beginning on page 114.

Q:   What will happen if the proposal to amend our Certificate of Incorporation to change the Company’s name is approved by our stockholders?

A:   If the proposal to amend our Certificate of Incorporation to change the Company’s name is approved by the stockholders, an amendment to our Certificate of Incorporation, in the form attached to this proxy statement as Annex D, will be filed with the Secretary of State of the State of Delaware and our corporate name will change to [“                  ”] upon the acceptance of such filing by the Secretary of State of the State of Delaware. If, however, the U.S. Sale Agreement is not approved, the amendment to the Certificate of Incorporation will not be filed.

Q:   What will happen between the closing of the U.S. and Mexico Sales and the dissolution of CellStar?

A:   Immediately after the closing, the Company intends to deregister its Common Stock under the Exchange Act. In addition, the Company intends to pay a dividend of $1.00 per share of Common Stock approximately 60 days after the closing under the circumstances described in the answers to the next two questions.

Q:   How much will be distributed to me if the U.S. and Mexico Sales and the Plan of Dissolution are approved and consummated?

A:   Upon stockholder approval of the U.S. Sale and the Mexico Sale, consummation of the U.S. Sale and the Mexico Sale in accordance with their terms, stockholder approval of the Plan of Dissolution, and consummation of the Plan of Dissolution in accordance with its terms, we anticipate that the stockholders of the Company will receive cash distributions (which may include dividends as well as liquidating distributions) in an aggregate amount between $2.91 and $3.25 per share of Common Stock, to be made as follows: a dividend of $1.00 per Common Share paid approximately 60 days after closing the U. S. and Mexico Sales and liquidating distributions of substantially all of the remaining available cash beginning approximately [          ] months after closing.

Q:   What are the risks that I will receive less than the $2.91 to $3.25 per share of Common Stock, or receive nothing at all?

A:   Although we intend to make distributions to our stockholders as promptly as possible, the amount and timing of the distributions are subject to uncertainties and depend on the resolution of contingencies, including the SEC investigation described on page 108 of this proxy statement. No distribution will be made until the SEC investigation is resolved, and there can be no assurance of when resolution of the SEC investigation will occur or what the outcome will be. Furthermore, we cannot assure you that available cash and amounts received from the sale of our assets will be adequate to provide for the Company’s obligations, liabilities, expenses and claims. Consequently, no assurance can be given that any amounts will be paid to stockholders, or will be paid when anticipated. See “Proposal Three—The Plan of Dissolution—Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” beginning on page 108. Under the terms of the U.S. Sale Agreement, no liquidating distributions will be made until seven months after the closing of the U.S. Sale, but dividends may be paid prior to that time under certain circumstances.

Q:   How will I be taxed on any distributions?

A:   In a liquidating distribution, you will recognize a gain or loss equal to the difference between the amount of cash distributed to you by the Company and the tax basis you have in your shares of Common Stock. The gain or loss will generally be treated as capital gain or loss provided you held the shares as a capital asset. Such gain or loss will be subject to tax at the short-term or long-term capital gain rate depending on the time period for which such shares were held by you. Taxation at the long-term capital gain rate requires that you held the shares more than one year. Dividends received by non-corporate stockholders of the Company generally will be taxed at a maximum rate of 15%, subject to certain holding-period requirements. Dividends received by corporate stockholders of the Company generally will be taxed at ordinary corporate income tax rates and will qualify for the dividends-received deduction, subject to certain holding-period requirements. See “Material United States Federal Income Tax Consequences” beginning on page 125.

Q:   Why are management and the board of directors recommending that the Company sell substantially all of its assets in the U.S. and Mexico Sales?

A:   In evaluating the U.S. and Mexico Sales and the Plan of Dissolution, the board of directors consulted with the Company’s management, financial advisors and legal counsel. In concluding that the U.S. and Mexico Sales were advisable and in the best interests of the Company and our stockholders, the board of directors considered a variety of factors including, among others:

•       the current and historical market prices of our common stock and that the range of $2.91 to $3.25 per share anticipated to be paid following the closing of the U.S. Sale and the Mexico Sale and the liquidation and dissolution of the Company preserves value for the stockholders relative to the potential risks to the Company of continuing to operate as a going concern;

•       the continued weakness of our balance sheet and our inability to expend or attract significant amounts of capital in order to grow our business, despite our return to profitability for the first, second and third quarters of fiscal 2006;

•       the Company’s significant dependency on vendor credit lines and the ability to factor receivables for our working capital  needs;

•       our limited ability to raise additional equity without significant dilution to our stockholders and impairing the tax benefit of our ability to use our net operating losses;

•       the increasing competitive pressures we face, including pressures resulting from the continued consolidation of our customer base, and management’s belief that these pressures were likely to continue to increase due to the likelihood of further consolidation in the wireless industry as well as the increasing competitive pressures we face in Mexico;

•       the loss of significant customers in fiscal 2005 and fiscal 2006 and the risk of losing other significant customers in the future given the high concentration of our revenues among a few large customers;

•       after conducting an extensive review of our financial condition, results of operations and business and revenue prospects, the determination of management and the board of directors that continuing to operate independently was not reasonably likely to create greater value for our stockholders over the next 12 to 18 months, and the belief that the Company could not continue its operations in Mexico if the U.S. and Miami operations were divested and could not continue its operations in the U.S. and Miami if the Mexico operations were divested, unless additional capital was raised, which management and the board believed would be highly dilutive to stockholders and profitable related businesses were acquired, which we had no assurance could be accomplished;

•       our belief that, after evaluating various strategic alternatives and conducting an extensive review of our financial condition, results of operations and business and revenue prospects, continuing to operate independently was not reasonably likely to create greater value for our stockholders as compared to the value obtained for the stockholders pursuant to the U.S. Sale Agreement and the Mexico Sale Agreement;

•       the fact that the U.S. Sale Agreement is subject to the approval of the holders of a majority of the outstanding shares of our Common Stock; and

•       the fact that the Mexico Sale Agreement is subject to the approval of the holders of a majority of shares of Common Stock represented in person or represented by proxy at the Special Meeting and entitled to vote.

For a more detailed description of the factors that the board of directors considered in concluding that the U.S. and Mexico Sales were advisable and in the best interests of the Company and our stockholders, see “Reasons for the U.S. and Mexico Sales and the Plan of Dissolution” beginning on page 48.

Q:   What are the risks that CellStar will not receive the entire amount of the sale proceeds from the U.S. and Mexico Sales?

A:   If U.S. Sellers or Mexico Sellers breach certain of their representations, warranties, or covenants under the U.S. Sale Agreement or the Mexico Sale Agreement, they may owe damages to U.S. Buyer or Mexico Buyer, as the case may be. The amount of any damages U.S. Sellers pay to U.S. Buyer, whether out of the escrow account or otherwise, or Mexico Sellers pay to Mexico Buyer would reduce the amount of proceeds that could be distributed to stockholders. In addition, under the Mexico Sale Agreement, Mexico Sellers agreed to indemnify Mexico Buyers for certain tax liabilities, the payment of which would reduce proceeds available to be distributed to stockholders. Certain representations and warranties in the U. S. Sale Agreement terminate six months after the closing, and certain representations and warranties terminate upon the earlier of two years after the closing or the liquidation or dissolution of CellStar. U.S. Sellers’ total liability to U.S. Buyer is limited to $17,600,000, except for actual fraud, intentional misrepresentation, or CellStar’s breach of its covenant not to liquidate or dissolve until seven months after the closing. Under the Mexico Sale Agreement, certain representations, warranties, and covenants terminate 150 days after the closing. Mexico Buyer’s sole remedy for breaches by Mexico Sellers is to withhold payments to Celular Express of certain calendar year 2007 profits of CII and Celular Express, which are currently estimated to be $700,000.

Q:   What will happen if the stockholders fail to approve one or both of the transactions?

A:   If our stockholders approve the U.S. Sale Agreement but do not approve the Mexico Sale Agreement.

The Company does not believe that operating Mexico by itself is a viable alternative for the Company because the Mexico operations alone would not provide the Company with adequate scope and scale to remain a major distributor, the Company would have financial difficulty remaining a publicly traded entity, given the costs of compliance with SEC and Sarbanes-Oxley requirements and the Company would be operating in only one region with significant customer concentration, thereby increasing the adverse impact of the loss of any of those customers. Therefore, the Company would either need to find another acceptable sale transaction for Mexico, or liquidate those assets and distribute any remaining proceeds to stockholders, assuming the Plan of Dissolution is approved by stockholders at the Special Meeting. Alternatively, the Company could use the proceeds from the U.S. Sale to pay off existing debt and then begin to look to acquire additional profitable businesses. There can be no assurance that the Company would be able to consummate such acquisitions.

Management and the Company’s board of directors also believe that it may be necessary to immediately reduce corporate overhead and institute cost cutting measures throughout the remaining business. The board and management believe that the Company may need to deregister its Common Stock under the Exchange Act, reduce corporate staff, and take additional cost measures to “right size” the remaining operations. We cannot assure you that these actions would be sufficient to allow us to continue to operate as a going concern without the U.S. and Miami operations.

A.   If our stockholders approve the Mexico Sale Agreement but do not approve the U.S. Sale Agreement.

In this event, the Company will be left with the challenges to its business described above under “Reasons for the U.S. and Mexico Sales and the Plan of Dissolution” beginning on page 48.

To close the Mexico Sale without the proceeds from the U.S. Sale, the Company would be required to obtain consents from its lenders acceptable to the Company. We cannot assure you that such consents could be obtained. If consents on acceptable terms were obtained, management believes that it may have to use the proceeds from the Mexico Sale to pay down some of its existing debt, which would reduce interest expense going forward; however, the Company would lose the on-going income stream from the Mexico operations. This would also result in a greater concentration of the Company’s revenues from a smaller group of customers in only two regions, thereby increasing the adverse impact of the loss of any of those customers.

The Company believes that it would require additional capital in order to (i) acquire complementary businesses as necessary to obtain the required scope and scale to maintain its position as a major distributor and logistics provider and necessary for the Company to remain competitive in its industry, and (ii) make necessary investments in its business, particularly in IT systems, to allow the Company’s distribution business to better compete. The Company believes that obtaining additional capital could be highly dilutive to existing stockholders. There can be no assurance that the Company would be able to obtain such additional capital on satisfactory terms, if at all. There can also be no assurance that the Company would be able to consummate such complementary acquisitions.

Management and the board of directors believe that it may also be necessary to immediately reduce the costs associated with being a public company by deregistering its Common Stock under the Exchange Act, thereby eliminating its obligations to file most of the reports it is currently required to file with the SEC and reducing the Company corporate overhead.

If our stockholders do not approve either the U. S. Sale Agreement or the Mexico Sale Agreement.

In the event our stockholders do not approve either the U. S. Sale Agreement or the Mexico Sale Agreement, the Company will be left with the challenges to its business described above under “Reasons for the U.S. and Mexico Sales and the Plan of Dissolution” beginning on page 48.

The Company believes that it would require additional capital in order to (i) acquire complementary businesses as necessary to obtain the required scope and scale to maintain its position as a major distributor and logistics provider and necessary for the Company to remain competitive in its industry, and (ii) make necessary investments in its business, particularly in IT systems, to allow the Company’s distribution business to better compete. The Company believes that obtaining additional capital could be highly dilutive to existing stockholders. There can be no assurance that the Company would be able to obtain such additional capital on satisfactory terms, if at all. There can also be no assurance that the Company would be able to consummate such complementary acquisitions.

Management and the board of directors believe that it may also be necessary to immediately reduce the costs of being a public company by deregistering its Common Stock under the Exchange Act.

Q:   What will happen if the U.S. and Mexico Sales are approved and the Plan of Dissolution is not approved?

A:   If our stockholders do not approve the Plan of Dissolution, we will still complete the U.S. and Mexico Sales if they are approved by our stockholders and the other conditions to closing are met. In that case, we will have transferred substantially all of our operating assets to U.S. Buyer and Mexico Buyers and will have minimal operations to generate revenue. With few assets with which to generate revenues and no Plan of Dissolution approved, we would use the cash received from the U.S. and Mexico Sales, as well as our other cash, to, instead of making distributions to stockholders, pay ongoing operating expenses. We would have no material business or operations after the U.S. and Mexico Sales, and will have retained only those employees required to maintain our corporate existence. We have also agreed not to compete with U.S. Buyer for a period of two years following the close of the U.S. Sale. We do not intend to invest in another operating business.

Q:   What payments will be made to the board of directors and management if the U.S. Sale or the Mexico Sale is consummated?

A:   If the U.S. Sale is consummated, our Chairman of the Board, Chief Executive Officer and other executive officers will receive payments under employment agreements and, in some cases, continued employee benefits. In addition, all of our directors and executive officers have been issued shares of restricted stock, which vest pursuant to their terms upon a change of control. See “Interests of CellStar’s Management and Directors in the U.S. Sale” beginning on page 67. No payments will be owed and no accelerated vesting will occur if the Mexico Sale is consummated but the U.S. Sale is not.

Q:   Who will be responsible for managing the Company and protecting the stockholders’ interests after the closing of the U.S. and Mexico Sales?

A:   The Company anticipates that it will either retain [         ] officers to wind up the Company’s affairs or hire an independent third party to do so.

Q:   Is the Plan of Dissolution conditioned upon the completion of the U.S. and Mexico Sales?

A:   The Plan of Dissolution is conditioned upon completion of the U.S. Sale but not the Mexico Sale. If the U.S. Sale is not approved by our stockholders or otherwise not consummated, we will not dissolve and liquidate the Company.

Q:   Are the U.S. and Mexico Sales conditioned upon the Plan of Dissolution being approved?

A:             No. The U.S. and Mexico Sales are not conditioned upon Plan of Dissolution being approved.

Q:             What will happen if the proposal to amend our Certificate of Incorporation to change the Company’s name is not approved by our stockholders?

A:             If the proposal to amend our Certificate of Incorporation to change the Company’s name is not approved by our stockholders, it will be a breach of the U.S. Sale Agreement and U.S. Buyer may have the right to refuse to close the U.S. Sale.

Q:             When is the U.S. Sale expected to be completed?

A:             If the U.S. Sale Agreement is approved at the Special Meeting, we expect to complete the U.S. Sale as soon as practicable after all of the conditions in the U.S. Sale Agreement have been satisfied or waived. CellStar and U.S. Buyer are working toward satisfying the conditions to closing and completing the U.S. Sale as soon as reasonably possible. We expect to be able to complete the U.S. Sale by the end of March, but no later than May 31, 2007.

Q:             When is the Mexico Sale expected to be completed?

A:             If the Mexico Sale Agreement is approved at the Special Meeting, we expect to complete the Mexico Sale as soon as practicable after all of the conditions in the Mexico Sale Agreement have been satisfied or waived. CellStar and Mexico Buyers are working toward satisfying the conditions to closing and completing the Mexico Sale as soon as reasonably possible. We expect to be able to complete the Mexico Sale by the end of March, but no later than May 31, 2007.

Q:             When will stockholders receive any payment from our liquidation?

A:             Upon stockholder approval of the U.S. Sale and the Mexico Sale, consummation of the U.S. Sale and the Mexico Sale in accordance with their terms, stockholder approval of the Plan of Dissolution, and consummation of the Plan of Dissolution in accordance with its terms, we anticipate that the stockholders of the Company will receive distributions (which may include dividends as well as liquidating distributions) in an aggregate amount between $2.91 and $3.25 per share of Common Stock, to be made as follows: a dividend of $1.00 per Common Share paid approximately 60 days after closing the U. S. and Mexico Sales, and a liquidating distribution of substantially all of the remaining available cash approximately [         ] months after closing. Although we intend to make distributions to our stockholders as promptly as possible, the amount and timing of the distributions are subject to uncertainties and depend on the resolution of contingencies, including the SEC investigation described on page 108 of this proxy statement. No distribution will be made until the SEC investigation is resolved, and there can be no assurance of when resolution will occur or what the outcome will be. Furthermore, we cannot assure you that available cash and amounts received from the sale of our assets will be adequate to provide for the Company’s obligations, liabilities, expenses and claims. Consequently, no assurance can be given that any amounts will be paid to stockholders, or will be paid when anticipated. See “Proposal Three—The Plan of Dissolution—Factors to be

Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” beginning on page 108. Under the terms of the U.S. Sale Agreement, no liquidating distributions will be made until seven months after the closing of the U.S. Sale, but dividends may be paid prior to that time under certain circumstances.

Q:             Does the Plan of Dissolution involve any risk of liability to our stockholders?

A:             As part of our Plan of Dissolution, we are obligated to pay, or make provision for the payment of, our expenses and our fixed and contingent liabilities. While CellStar intends to pay or reserve funds for payment to all creditors and to otherwise endeavor to assure that all claims are paid or provided for, there is a possibility, despite CellStar’s best estimates, that the amounts reserved for payments to creditors will turn out to be inadequate. Under Delaware law, a stockholder could be held personally liable to our creditors for any deficiency, to the extent of such stockholder’s previous distributions from us in dissolution, if we fail to make adequate provision for the payment of our expenses and liabilities. Moreover, if a stockholder has paid taxes on distributions previously received by the stockholder, a repayment of all or a portion of the prior distribution could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable by that stockholder. See “—The Plan of Dissolution—Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” beginning on page 108. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, our stockholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder upon dissolution. While the possibility of the occurrences set forth above cannot totally be excluded, after a review of its assets and liabilities the Company believes that the contingency reserve will be adequate and that a return of amounts previously distributed will not be required. See “Proposal Three—The Plan of Dissolution—Contingent Liabilities; Contingency Reserve” beginning on page 107.

Q:             When is the amendment of our Certificate of Incorporation to change the Company’s name expected to be completed?

A:             The amendment of our Certificate of Incorporation to change the Company’s name is expected to be completed upon the consummation of the U.S. Sale.

Q.              What do I need to do now?

A.              We urge you to carefully read this proxy statement, including its annexes and the other documents we refer to in this proxy statement, and consider how the proposals affect you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Special Meeting of our stockholders. Please do not send your stock certificates with your proxy card.

Q:             How does the board recommend that I vote on the proposals?

A:             The board of directors unanimously recommends that you vote “FOR” the proposals to approve the U.S. Sale Agreement, the Mexico Sale Agreement and the Plan of Dissolution, to amend the Company’s Certificate of Incorporation, and to adjourn the Special Meeting if necessary or appropriate.

Q:             What vote is required to approve the proposals?

A:             Once a quorum has been established, the proposals to approve the U.S. Sale Agreement, the Plan of Dissolution, and the amendment to the Company’s Certificate of Incorporation require the affirmative vote of the holders of a majority of CellStar’s outstanding Common Stock. The Mexico Sale Agreement and the proposal to adjourn or postpone the Special Meeting must be approved by the affirmative vote of the holders of a majority of shares of Common Stock represented in person or represented by proxy at the Special Meeting and entitled to vote. If your shares are held in street name, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of CellStar Common Stock without specific instructions from you. If you fail to return your proxy card and do not vote in person at the Special Meeting, your shares will effectively be counted as a vote “AGAINST” approval of the U.S. Sale Agreement, the Plan of Dissolution, and the amendment of our Certificate of Incorporation, and will not be counted for purposes of determining whether a quorum is present at the Special Meeting, for purposes of the vote to approve the Mexico Sale Agreement or for purposes of the vote to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Q.              Where and when is the Special Meeting of stockholders?

A.              The Special Meeting of stockholders of CellStar will be held at [                                 ], [                       ], Dallas, Texas [            ], on [                          ], 2007, at [            ] [a.m./p.m.], Dallas time.

Q:             Who is entitled to vote at the Special Meeting?

A:             Only holders of record of our Common Stock as of the close of business on [                    ] [     ], 2007, are entitled to notice of and to vote at the Special Meeting.

Q:             How do I vote?

A:             Sign and date each proxy card you receive and return it in the enclosed envelope prior to the Special Meeting. A stockholder may vote (i) shares that are held of record directly in the stockholder’s name and (ii) shares held for the stockholder, as the beneficial owner, through a broker, bank or other nominee. At the meeting, each outstanding share of Common Stock will be entitled to one vote. Even if you plan to attend the Special Meeting in person, we urge you to complete, sign, date and return the enclosed proxy to ensure that your shares will be represented at the Special Meeting.

Q.              What happens if I do not return my proxy card or attend the Special Meeting and vote in person?

A.              The approval of the U.S. Sale Agreement, the Plan of Dissolution and the amendment to the Company’s Certificate of Incorporation to change our name each requires the affirmative vote by the holders of a majority of the outstanding shares of CellStar’s Common Stock. Therefore, if you do not return your proxy card or attend the Special Meeting and vote in person, it will have the same effect as if you voted “AGAINST” approval of these three proposals. Approval of the Mexico Sale Agreement and the proposal to adjourn or postpone the Special Meeting requires the affirmative vote by the holders of a majority of shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote. Therefore, if you do not return your proxy card or attend the Special Meeting and vote in person, it will have no effect on the approval of these two proposals.

Q:             What happens if I “abstain?”

A:             Proxies marked “ABSTAIN” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of the proposals to approve the U.S. Sale Agreement, the Mexico Sale Agreement, the Plan of Dissolution, the Amendment to our Certificate of Incorporation and the proposal to adjourn or postpone the Special Meeting, shares represented by such proxies will be treated as votes “AGAINST” those proposals.

Q:             May I change my vote after I have voted?

A:             Yes. You may change your proxy instructions at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by taking any of the following actions:

•       filing a written notice of revocation with our corporate secretary at our principal executive office (601 S. Royal Lane, Coppell, Texas 75019);

•       filing a properly executed proxy showing a later date with our corporate secretary at our principal executive office; or

•       attending the Special Meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

Any written notice of revocation or subsequent proxy should be delivered to CellStar, 601 S. Royal Lane, Coppell, Texas, 75019, Attention: Secretary, or hand-delivered to Secretary at or before the taking of the vote at the Special Meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change your vote.

Q.              If my broker or bank holds my shares in “street name,” will my broker or bank vote my shares for me?

A.              Your broker or bank will not be able to vote your shares without instructions from you. You should instruct your broker or bank to vote your shares following the procedure provided by your bank or broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” approval of all proposals.

Q:             What does it mean if I get more than one proxy card?

A:             If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

Q.              What happens if I sell my shares of CellStar Common Stock before the Special Meeting?

A.              The record date for the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of CellStar Common Stock after the record date but before the Special Meeting, you will retain your right to vote at the Special Meeting.

Q:             How many shares were outstanding on the record date?

A:             At the close of business on [                          ], 2007 there were [                    ] shares of Common Stock outstanding and entitled to vote.

Q:             What is a quorum for purposes of the Special Meeting?

A:             In order to conduct business at the Special Meeting, a quorum must be present. A quorum is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Special Meeting. Both abstentions and broker nonvotes are counted as present for the purpose of determining the presence of a quorum.

Q:             How was the purchase price for the U.S. Sale determined?

A:             The purchase price for the assets of our United States and Miami-based Latin American operations proposed to be sold to U.S. Buyer was negotiated between representatives of CellStar and representatives of U.S. Buyer. We have received fairness opinions from our Financial Advisors concluding that the consideration to be received by us for the assets is fair, from a financial point of view, to CellStar. A copy of each fairness opinion from our Financial Advisors is included as Annex E and Annex G to this proxy statement.

Q:             How was the purchase price for the Mexico Sale determined?

A:             The purchase price for the Mexico operations proposed to be sold to Mexico Buyers was negotiated between representatives of CellStar and representatives of each of Mexico Buyers. We have received fairness opinions from our Financial Advisors concluding that the consideration to be received by us for the Mexico Sale is fair, from a financial point of view, to CellStar. A copy of each fairness opinion from our Financial Advisors is included as Annex F and Annex H, respectively, to this proxy statement.

Q:             Am I entitled to appraisal rights in connection with the transactions?

A:             No. Holders of our Common Stock are not entitled to appraisal rights in connection with the proposals to approve the U.S. Sale Agreement, the Mexico Sale Agreement, or the Plan of Dissolution under the DGCL, our Certificate of Incorporation or our Amended and Restated Bylaws.

Q.              Who can help answer my questions?

A.              If you would like additional copies, without charge, of this proxy statement or if you have questions about the transactions, including the procedures for voting your shares, you should contact:

CellStar Corporation
601 S. Royal Lane
Coppell, Texas 75019
(972) 462-3550
(800) 530-4664
Attn: Secretary

FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “should” and variations of such words or similar expressions.

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to update these forward-looking statements to reflect future events or circumstances. Factors that may affect those forward-looking statements include, among other things:

•       the risk that the U.S. Sale may not be consummated in a timely manner, if at all;

•       the risk that the Mexico Sale may not be consummated in a timely manner, if at all;

•       the risk that the U.S. Sale Agreement may be terminated in circumstances which require us to pay U.S. Buyer a termination fee of $3,080,000 plus fees and expenses incurred by U.S. Buyer in connection with the transactions contemplated by the U.S. Sale Agreement;

•       the risk that the Mexico Sale Agreement may be terminated in circumstances which require us to pay Mexico Buyers a termination fee of $600,000 and up to $200,000 in fees and expenses incurred by Mexico Buyers in connection with the transactions contemplated by the Mexico Sale Agreement;

•       risks related to the uncertainty of the result of the review of the U.S. Sale by various regulatory agencies;

•       risks related to the satisfaction of various conditions to the closing of the U.S. and Mexico Sales, including approval of the transactions by CellStar’s stockholders;

•       risks related to diverting management’s attention from ongoing business operations;

•       risks regarding employee retention;

•       risks associated with the stockholders of the Company not receiving estimated liquidating distributions from the Plan of Dissolution; and

•       other risks detailed in our current filings with the SEC, including our most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning our operations.

MARKET PRICES AND DIVIDEND DATA

Due to the Company’s inability to timely file its Form 10-K for fiscal 2004 and Form 10-Q for the first quarter of 2005, the Company’s Common Stock was delisted from the NASDAQ National Market effective with the opening of business on June 10, 2005. The Company’s Common Stock is currently traded on the over-the-counter (OTC) market and is quoted on the Pink Sheets® under the symbol “CLST.”

The following table sets forth, on a per share basis, high and low prices for our Common Stock for each quarter of fiscal years 2005 and 2006. Prices through June 10, 2005, are the high and low closing sale prices as reported by NASDAQ. Prices beginning on June 10, 2005, are the high and low bid Quotations per share for our Common Stock as reported on the OTC market, as compiled by Pink Sheets LLC. Such bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low
Fiscal Year ended November 30, 2007
Quarter Ended:
February 28, 2007	$ [ ]	[ ]
Fiscal Year ended November 30, 2006
Quarter Ended:
February 28, 2006	$3.25	1.90
May 31, 2006	5.05	2.35
August 31, 2006	3.10	2.46
November 30, 2006	4.11	2.80
Fiscal Year ended November 30, 2005
Quarter Ended:
February 28, 2005	$4.91	2.77
May 31, 2005	3.05	1.29
August 31, 2005 (June 1 – June 9)	1.30	0.96
August 31, 2005 (June 10 – August 31)	1.69	0.30
November 30, 2005	2.10	1.08

As of February [      ], 2007, there were [              ] stockholders of record, although we believe that the number of beneficial owners is significantly greater because a large number of shares are held of record by CEDE & Co.

The closing sale price per share of our Common Stock, as reported on the OTC on December 18, 2006, the last full trading day before the public announcement of the U.S. Sale, and on [               ], 2007, the latest practicable trading day before the printing of this proxy statement was $3.45 and $[     ], respectively.

Our policy has been to reinvest earnings to fund future growth. Accordingly, we have never paid cash dividends on our Common Stock. Except in limited circumstances, under the terms of our senior secured credit facility, we may not declare, pay or set aside cash dividends without the consent of the various parties thereto. Accordingly, except as contemplated in “Proposal Three—Plan of Dissolution,” we do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

If the Plan of Dissolution is approved and consummated, CellStar intends to close its stock transfer books on the date of dissolution and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in the Company’s shares will cease after the date of dissolution.

THE SPECIAL MEETING OF CELLSTAR’S STOCKHOLDERS

The enclosed proxy is solicited on behalf of the board of directors of CellStar for use at the Special Meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the Special Meeting on [               ], 2007, at [          ] [a.m./p.m.], Dallas, Texas time, at [                                     ,                               ], Dallas, Texas [          ].

Purpose of the Special Meeting

At the Special Meeting, we will ask the holders of our Common Stock to (i) approve the U.S. Sale Agreement, (ii) approve the Mexico Sale Agreement, (iii) approve the Plan of Dissolution, (iv) approve the amendment of the Company’s Certificate of Incorporation to change our corporate name, and, if there are not sufficient votes in favor of these proposals (i), (ii), (iii) and (iv), to adjourn or postpone the Special Meeting, if necessary and appropriate to a later date to solicit additional proxies in favor of approval of the U.S. Sale Agreement, the Mexico Sale Agreement, the Plan of Dissolution and the amendment of our Certificate of Incorporation to change the Company’s name. We will also transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our Common Stock at the close of business on [               ] [  ], 2007, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting. On the record date, [         ] shares of our Common Stock were issued and outstanding and held by approximately [     ] holders of record. Holders of record of our Common Stock on the record date are entitled to one vote per share at the Special Meeting on the proposal to approve the U.S. Sale Agreement, the proposal to approve the Mexico Sale Agreement, the proposal to approve the Plan of Dissolution, the proposal to amend our Certificate of Incorporation, and the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the U.S. Sale Agreement, approval of the Mexico Sale Agreement, approval of the Plan of Dissolution and approval of the proposal to amend our Certificate of Incorporation to change the Company’s name.

A quorum of stockholders is necessary to hold a valid Special Meeting. A quorum is present at the Special Meeting if a majority of the total shares outstanding of our Common Stock entitled to vote on the record date are present, in person or represented by proxy. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed to solicit additional proxies. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” (where a broker or nominee does not or cannot exercise discretionary authority to vote on a matter) will be counted as present.

Vote Required

The approval of the U.S. Sale Agreement, the Plan of Dissolution and the amendment to our Certificate of Incorporation each requires the affirmative vote by the holders of a majority of CellStar’s outstanding Common Stock. If a CellStar stockholder does not vote, either in person or by proxy, it will count as a vote “AGAINST” the approval of each of those proposals. Approval of the Mexico Sale Agreement and the propsosal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the other proposals, each requires the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote, provided a quorum is present at the Special Meeting.

Abstentions will count as a vote “AGAINST” all of the proposals. Each “broker non-vote” will also count as a vote “AGAINST” all of the proposals. Brokers holding stock for the accounts of their clients who have not given them specific voting instructions are not allowed to vote client proxies on the proposals.

Voting of Proxies

If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the Special Meeting.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the U.S. Sale Agreement, “FOR” the approval of the Mexico Sale Agreement, “FOR” the approval of the Plan of Dissolution, “FOR” the approval of the proposal to amend our Certificate of Incorporation, and “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the U.S. Sale Agreement, approval of the Mexico Sale Agreement, approval of the Plan of Dissolution, and approval of the proposal to amend our Certificate of Incorporation to change the Company’s name.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank. If you plan to attend the Special Meeting, you will need a proxy from your broker or bank in order to vote the shares. If you do not return your bank’s or broker’s voting form or attend the Special Meeting and vote in person with a proxy from your broker or bank, it will have the same effect as if you voted “AGAINST” approval of the U.S. Sale Agreement, approval of the Plan of Dissolution and approval of the proposal to amend our Certificate of Incorporation to change the Company’s name.

We are soliciting proxies to grant discretionary authority to the persons named as proxies to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of Proposals 1, 2, 3 and 4. The individuals to whom proxies are granted will have discretion to decide whether or not to use the authority granted to them to adjourn the Special Meeting.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted at the Special Meeting. If your shares are registered in your name, you may revoke your proxy in one of the three following ways:

First, you can deliver a written notice to the Secretary of CellStar bearing a date later than the proxy you delivered to CellStar stating that you would like to revoke your proxy.

Second, you can complete, execute and deliver to the Secretary of CellStar a new, later-dated proxy card for the same shares.

Third, you can attend the Special Meeting and vote in person. Your attendance at the Special Meeting alone will not revoke your proxy. Any written notice of revocation or subsequent proxy should be delivered to CellStar Corporation, 601 S. Royal Lane, Coppell, Texas 75019, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the Special Meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change your vote.

Board of Directors’ Recommendations

At a meeting held on December 18, 2006, after careful consideration, our board of directors unanimously approved and declared advisable the U.S. Sale Agreement and the terms and conditions of the U.S. Sale anddetermined that the U.S. Sale Agreement and the terms and conditions of the U.S. Sale are fair to, and in the best interests of CellStar and its stockholders. Our board of directors unanimously recommends that CellStar stockholders vote “FOR” the proposal to approve the U.S. Sale Agreement and also unanimously recommends that stockholders vote “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of approval of the U.S. Sale Agreement.

At a meeting held on December 16, 2006, after careful consideration, our board of directors unanimously approved and declared advisable the Mexico Sale Agreement and the terms and conditions of the Mexico Sale anddetermined that the Mexico Sale Agreement and the terms and conditions of the Mexico Sale are fair to, advisable and in the best interests of CellStar and its stockholders. Our board of directors unanimously recommends that CellStar stockholders vote “FOR” the proposal to Mexico Sale Agreement and also unanimously recommends that stockholders vote “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of approval of the Mexico Sale Agreement.

At a meeting held on January 22, 2007, after careful consideration, our board of directors unanimously approved and declared advisable the liquidation and dissolution of the Company after the completion of the U.S. Sale anddetermined that the Plan of Dissolution is in the best interests of CellStar and its stockholders. Our board of directors unanimously recommends that CellStar stockholders vote “FOR” the approval of the Plan of Dissolution and also unanimously recommends that stockholders vote “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of approval of the Plan of Dissolution.

At a meeting held on [              ], 2007, after careful consideration, our board of directors unanimously approved and declared advisable the amendment of the Company’s Certificate of Incorporation to change the Company’s name to [“               ”] after the completion of the U.S. Sale anddetermined that the amendment to the Company’s Certificate of Incorporation to change the Company’s name is in the best interests of CellStar and its stockholders. Our board of directors unanimously recommends that CellStar stockholders vote “FOR” the approval of the proposal to amend our Certificate of Incorporation to change the Company’s name to [“             ”] and also unanimously recommends that stockholders vote “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of approval of amendment of the Company’s Certificate of Incorporation to change the Company’s name.

Voting by CellStar Directors and Executive Officers

As of the record date for the Special Meeting, the directors and executive officers of CellStar as a group beneficially owned and were entitled to vote approximately [        ] shares of CellStar Common Stock, or approximately [  ]% of the aggregate voting power for all outstanding shares of CellStar’s Common Stock. Each director and executive officer has indicated his or her present intention to vote, or cause to be voted, the shares of CellStar Common Stock owned by him or her “FOR” the approval of the U.S. Sale Agreement, “FOR” the approval of the Mexico Sale Agreement, “FOR” the approval of the Plan of Dissolution, “FOR” the approval of the proposal to amend our Certificate of Incorporation to change the Company’s name, and “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of approval of the U.S. Sale Agreement, approval of the Mexico Sale Agreement, approval of the Plan of Dissolution, and approval of the proposal to amend our Certificate of Incorporation to Change the Company’s name.

Abstentions and Broker Non-Votes

Stockholders that abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, but will be counted to determine whether a quorum is present at the Special Meeting and will be counted as voting power present at the Special Meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” all proposals.

Solicitation of Proxies

The expense of soliciting proxies will be borne by CellStar. We have retained D.F. King & Co., Inc. (“D.F. King”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $10,000 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Multiple Stockholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement may be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to our Secretary, CellStar Corporation, 601 S. Royal Lane, Coppell, Texas 75019, or at telephone number (972) 462-3550 or (800) 530-4664. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

Postponement or Adjournment of Meeting

Although it is not expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies or if a quorum is not present. CellStar’s Amended and Restated Bylaws permit adjournment without notice other than an announcement of the new time and place of the re-convened Special Meeting as required by law by a majority vote of the shares entitled to vote at the Special Meeting that are present in person or represented by proxy and vote for or against the adjournment. In the event that there are insufficient shares represented in person or by proxy at the Special Meeting to constitute a quorum required for conduct of business at the Special Meeting, or to solicit additional proxies, the Special Meeting may be postponed or adjourned one or more times until a quorum is present or represented by proxy, or sufficient proxies have been solicited to (i) approve the U.S. Sale Agreement, (ii) approve the Mexico Sale Agreement, (iii) approve the Plan of Dissolution and (iv) approve the proposal to amend our Certificate of Incorporation to change the Company’s name.

Stockholder List

A list of our stockholders entitled to vote at the Special Meeting will be available for examination by any CellStar stockholder at the Special Meeting. For ten days prior to the Special Meeting, this stockholder list will be available for inspection during ordinary business hours at our principal executive offices located at 601 S. Royal Lane, Coppell, Texas 75019.

PRINCIPAL PARTIES

CellStar Corporation

CellStar is a leading provider of innovative logistics services to the wireless communications industry, serving network operators, agents, resellers, dealers, and retailers. We provide best-in-class distribution services for competitively priced, quality products from leading manufacturers like Motorola, Kyocera, Sony-Ericsson, Nokia and others. Beyond handsets, CellStar offers a comprehensive line of OEM, aftermarket, and specialty designer brand accessories as well as broadband wireless solutions.

CellStar distributes product through a network of operations in North America and Latin America. Corporate and North American Region headquarters are located just minutes from Dallas/Fort Worth International Airport, and the Latin American Region headquarters are located in Miami, Florida.

Our principal executive offices are located 601 S. Royal Lane, Coppell, Texas 75019. Our telephone number is (972) 462-3530. Our website is located at www.cellstar.com. Additional information regarding CellStar is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 130.

Brightpoint, Inc.

Brightpoint, Inc. is a guarantor of the payment and performance of U.S. Buyer under the U.S. Sale Agreement and the parent of 2601 Metropolis, Corp. Brightpoint, Inc. is a global leader in the distribution of wireless devices and accessories and provision of customized logistic services to the wireless industry including wireless network operators (also referred to as “mobile operators”) and Mobile Virtual Network Operators (“MVNOs”) with operations centers and/or sales offices in various countries including Australia, Colombia, Finland, Germany, India, New Zealand, Norway, the Philippines, the Slovak Republic, Sweden, United Arab Emirates and the United States. Brightpoint provides logistic services including procurement, inventory management, software loading, kitting and customized packaging, fulfillment, credit services and receivables management, call center and activation services, website hosting, e-fulfillment solutions and other services within the global wireless industry. Brightpoint’s customers include mobile operators, MVNOs, resellers, retailers and wireless equipment manufacturers. Brightpoint provides distribution and logistic services for wireless products manufactured by companies such as Audiovox, High Tech Computer Corp., Kyocera, LG Electronics, Motorola, Nokia, Samsung, Siemens and Sony Ericsson.

Brightpoint was incorporated under the laws of the State of Indiana in August 1989 under the name Wholesale Cellular USA, Inc. and reincorporated under the laws of the State of Delaware in March 1994. In September 1995, Brightpoint changed its name to Brightpoint, Inc. In June 2004, Brightpoint reincorporated under the laws of the State of Indiana under the name of Brightpoint, Inc.

Brightpoint’s website is www.brightpoint.com. Brightpoint makes available, free of charge, at this website its Code of Business Conduct, annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after Brightpoint electronically files such material with, or furnishes it to, the SEC. The information on Brightpoint’s website is not incorporated by reference in this proxy statement.

2601 Metropolis Corp.

2601 Metropolis Corp., an Indiana corporation and a wholly owned subsidiary of Brightpoint, was incorporated in 2006 solely for the purpose of entering into the U.S. Sale Agreement with CellStar and completing the U.S. Sale and has not conducted any business operations except as contemplated by the U.S. Sale Agreement. Its principal executive offices are located at 2601 Metropolis Parkway, Suite 210, Plainfield, Indiana 46168,and its telephone number is (317) 707-2355.

National Auto Center, Inc.

NAC, a Delaware corporation and a wholly owned subsidiary of CellStar, was originally formed in 1981 to distribute and install automotive aftermarket products. In 1984, NAC began offering wireless communications products and services, and in 1989, NAC became an authorized distributor of Motorola wireless handsets in certain portions of the United States. NAC entered into similar arrangements with Motorola in the Latin American Region in 1991. NAC currently operates the Company’s Miami-based Latin American operations, and owns approximately 1% of the outstanding shares of the Acquired Companies.

Audiomex Export Corp.

Audiomex is a Texas corporation which acts as the U.S. holding company for the Company’s Mexico operations. Audiomex is wholly owned by NAC and is an indirect, wholly owned subsidiary of CellStar. Audiomex owns approximately 99% of the shares of the Acquired Companies.

Soluciones Inalámbricas, S.A. de C.V.

Soluciones is a Mexican corporation and its affiliates are retail distributors of wireless devices in Mexico with distribution centers located throughout Mexico. In April 2005, the Company’s subsidiary in Mexico, Celular Express, invested in a joint venture with Soluciones and its individual partners. The joint venture, which operates under the name Comunicacion Inalámbrica  Inteligente, S.A. de C.V. (which we refer to in this proxy statement as “CII”), provides handset distribution and activation services for Telcel, the largest cellular phone company in Mexico, through department stores, pharmacies, supermarkets and convenience stores in Mexico. Celular Express owns 51% of CII and the remaining 49% is owned by the individual partners of Soluciones. CII also provides logistic services including procurement, inventory management and customized packaging, fulfillment and activation services in Mexico. Its principal executive offices are located at Alberto Zamora No. 110, Colonia Barrio del Niño Jesus, 04020, Coyoacán, México, D.F.

Prestadora de Servicios en Administración y Recursos Humanos, S.A. de C.V.

Prestadora, a Mexican corporation and a wholly owned subsidiary of Soluciones, is an entity with no significant activity. Its principal executive offices are located at Alberto Zamora No. 110, Colonia Barrio del Niño Jesus, 04020, Coyoacán, México, D.F.

OVERVIEW

The Company has faced a number of issues over the past 24 months which have led to the determination by the board of directors that the proposed sales discussed below are advisable and in the best interest of our stockholders. The Board believes that these proposed transactions preserve value for our stockholders and protect stockholders against future potential declines to the stock price.

In early February 2005, concerns about the accuracy of our accounting for certain accounts receivable and revenue in the Company’s operations in the People’s Republic of China (the “PRC”) were brought to management’s attention. As a result, the Company delayed filing its Annual Report on Form 10-K for the fiscal year ended November 30, 2004 (the “2004 Form 10-K”), and subsequent Quarterly Reports on Form 10-Q while these issues were reviewed by the Company and the Audit Committee of the Company’s board of directors. Due to the Company’s inability to timely file its 2004 Form 10-K and Form 10-Q for the first quarter of 2005, the Company’s common stock was delisted from the Nasdaq National Market effective with the opening of business on June 10, 2005. As a result of the delisting, our common stock is currently traded on the over-the-counter market (OTC), and is quoted in the Pink Sheets®, which provide electronic quotation information.

In May 2005, corporate management concluded that prior period financial statements could not be relied upon and should be restated. In August 2005, the Audit Committee of the Company’s board of directors finished its independent review of the PRC accounts receivable and revenue issues, finding certain accounting irregularities. Based upon management’s review, as well as our evaluation of the Audit Committee’s findings, we restated our previously reported financial results for the fiscal years 2000 to 2003 and for the quarters ended February 29, May 31, and August 31, 2004, and filed our fiscal 2004 Form 10-K on September 6, 2005, and our Form 10-Qs for the quarters ended February 28, May 31, and August 31, 2005, on October 11, 2005.

We believe the issues in the PRC and the related delay in filing the 2004 Form 10-K and subsequent Form 10-Qs negatively impacted the Company in fiscal 2005 and added significant risk to its long-term business prospects. As a result of the delay in filing the 2004 Form 10-K and the subsequent Form 10-Qs, the Company was forced to obtain waivers of default under its $85.0 million revolving credit facility (the “Facility”). During the second half of 2005, we also experienced a tightening of credit by our vendors, including the Company’s primary supplier Motorola, Inc. (“Motorola”), which adversely affected the Company’s liquidity. As a result, the Company was forced to begin factoring a significant portion of its foreign accounts receivable to finance its operations, which reduced the Company’s net income. Concerns over the financial viability of the Company made securing new customers in all regions more difficult, and strained the Company’s management and financial resources. In addition, the Company was unable to make significant capital expenditures that could have improved its future business opportunities.

At the same time that the Company was experiencing financial issues, the industry in which the Company competes was changing. Through the middle to late 1990’s, the Company believes that a substantial portion of carrier activations in the U.S. came through independent agents and resellers of wireless products. Historically in the U.S., distributors of wireless handsets such as the Company provided manufacturers and carriers with a much needed distribution channel to reach these independent agents and resellers. Today, the number of activations done through independent channels such as these have decreased, and major carriers have limited the role of handset distributors such as the Company. Also, the emergence of national retailers as sellers of handsets has further limited the role of handset distributors, since most national retailers purchase their products directly from the manufacturers or carriers. The only remaining carriers who place significant reliance on handset distributors are rural carriers, which remain the Company’s core business in the U.S. The rural carrier channel is also experiencing consolidation, however. Two of the largest rural carriers, which were also customers of the Company, Western Wireless and Midwest Wireless, were acquired in 2005 and 2006, respectively, and subsequently ceased buying products and services from the Company. The Company believes that industry consolidation in the U.S. will continue to occur. In Latin America, consolidation has also occurred, with both Telefonica Moviles and American Movil acquiring many smaller carriers that comprised the Company’s customer base. This continued trend toward consolidation has increased competition among handset distributors and placed continued downward pressure on margins. In addition, as margins on handset sales continue to decrease, the Company believes that handset manufacturers may begin to sell directly to more customers, including some of the Company’s customers in the rural carrier channel.

As a result, large U.S. handset distributors began expanding their operations geographically into new international markets and seeking new product and service lines to diversify their operations. Due to the Company’s liquidity limitations, it does not have the financial or management resources to embark on an aggressive international expansion program or to pursue other business opportunities such as logistics services. In addition, the Company’s attempts to expand its product lines have had only limited success. The Company’s expansion into the insurance replacement business with lock/line LLC was successful for a period of time, with lock/line becoming the Company’s largest customer in the U.S. However, lock/line completed its merger with Asurion Corporation in early 2006, and in April 2006 Asurion took in-house the business previously performed by the Company. The Company’s efforts to launch new products and to add other manufacturers to its handset product list have not generated significant revenue.

The Company’s customer base is also concentrated. For the nine months ended August 31, 2006, one customer accounted for approximately 24% of the Company’s total U.S. revenues, excluding lock/line, one customer accounted for approximately 64% of the Company’s total Miami revenues and one customer accounted for approximately 73% of the Company’s Mexico revenues. As a result, the Company remains vulnerable to a significant and dramatic loss of revenues in the event it should lose any additional major customer.

Despite our return to profitability for the first, second and third quarters of fiscal 2006, the Company’s  loss of customers has negatively impacted the Company’s profitability and ability to obtain additional financing. In addition to losing the lock/line business in 2006, the Company also lost several independent rural carrier customers when the Associated Carrier Group, LLC, a consortium of independent rural carriers, announced in April 2006 that it signed a preferred supplier agreement with Brightpoint.

The Company’s attempts to refinance it debt have had limited success. At November 30, 2005, the Company had outstanding $12.4 million of Senior Notes, bearing interest at 12%, which were coming due in January 2007. The Senior Notes were issued as part of a troubled debt restructuring in 2002. With the assistance of Raymond James, the Company’s financial advisor, the Company sought to refinance the Senior Notes during the first half of fiscal 2006, and approached a number of potential lenders. Most contacted, however, were unwilling to pursue the proposed refinancing due to the Company’s financial and operational situation. An attempt to accomplish the refinancing through the Facility proved unsuccessful due to the inability of the lead bank to syndicate the debt. Ultimately, the Company was successful in closing the refinancing of the Senior Notes on August 31, 2006, but at a higher interest rate and on a fully secured basis.

These financial and operating issues have limited the Company’s ability to address competitive pressures and to pursue new opportunities and were among the factors that have led our board of directors to conclude that the proposed sales discussed below are advisable and in the best interests of our stockholders.

BACKGROUND OF THE U.S. AND MEXICO SALES

We believe the issues in the PRC and the related delay in filing the 2004 Form 10-K and subsequent Form 10-Qs negatively impacted the Company in fiscal 2005. As a result of the delay in filing the 2004 Form 10-K and the subsequent Form 10-Qs, the Company was forced to obtain waivers of default under the Facility. The Company had no assurances that its lender would continue to grant such waivers. In May of 2005, our board of directors unanimously approved the engagement of Raymond James to act as our financial advisor and explore potential strategic alternatives for the Company, which included divesting the Asia operations, pursuing a financial transaction that would provide capital to the business, or pursuing a strategic transaction which could result in an ownership change. In June of 2005, the board of directors discussed various strategic options for the Company, including a proposal from Stanford Financial Group Company and Alan H. Goldfield, the Company’s former Chairman and CEO. We believe that our inability to file the 2004 Form 10-K, which would have included audited financial statements for fiscal 2004, made a transaction with the Company unattractive to many investors who were not already familiar with and invested in the Company. Accordingly, Raymond James discussed potential transactions with some of the Company’s large shareholders. On June 15, 2005, the board of directors authorized CellStar to execute a letter of intent with Stanford. Pursuant to the letter of intent, the Company was to sell $25 million in debentures to Stanford to increase the Company’s liquidity.

After completing due diligence, Stanford notified the Company on July 11, 2005, that it was no longer interested in consummating the proposed transaction and that the letter of intent was terminated. On July 15, 2005, we entered into a non-disclosure agreement with a potential strategic buyer (the “First Potential Strategic Buyer”) in order to begin discussions of a potential business combination. Mr. Robert Kaiser, our Chairman of the Board, Chief Executive Officer and President, had various informal meetings with the President and Chief Executive Officer of the First Potential Strategic Buyer from July of 2005 through May of 2006.

In August of 2005, the Company began negotiating with Mr. A.S. Horng, who was the Chairman and Chief Executive Officer of CellStar (Asia) Corporation Limited and effectively the head of the Company’s Asia-Pacific Region, to purchase the Company’s operations in the PRC and Hong Kong. On September 2, 2005, the Company sold its PRC and Hong Kong operations to Fine Day Holdings Limited, a company formed by Mr. Horng, for a total consideration of $12 million. In November 2005, the Company sold its operations in Taiwan, completing the exit of the Asia-Pacific Region.

By October of 2005, the Company was current in its Form 10-K and 10-Q filings. At an October 31, 2005, board of directors meeting, Mr. Kaiser presented an operating plan for each of the Company’s operating units, discussing historical financial results, the proposed budget for 2006, and plans to reduce overhead through various means. Mr. Kaiser also discussed management’s assessment of the risks and opportunities associated with each operating unit. Mr. Kaiser then presented management’s recommendation to the board of directors that the Company proceed to execute the operating plan and then reassess the Company’s performance at the end of the second quarter of 2006 to determine whether or not to continue operating according to the plan or to consider other alternatives that would be more advantageous to stockholders. At the same meeting, Raymond James presented its analysis of the Company’s strategic alternatives for increasing stockholder value, including (i) maintenance of the current ownership structure and public status with an extension of the existing debt facilities, (ii) maintenance of the current ownership structure and public status with a refinancing and potential increase in debt, (iii) sale of one or both of the operating divisions to one or more strategic buyers, or (iv) sale of the entire company to one or more financial buyers. Raymond James discussed its analysis of each of these alternatives, noting a number of considerations that could materially impact future Company valuations. The board of directors discussed Raymond James’ analysis in detail, including potential strategic buyers identified by Raymond James. Following the discussion, the board of directors requested that Raymond James conduct high level discussions with Brightpoint, and that Mr. Kaiser renew discussions with the First Potential Strategic Buyer, to determine their respective levels of interest in a possible transaction.

In conjunction with Raymond James, the Company evaluated its ability to raise additional equity in an effort to reduce the amount of debt that it carried and to improve liquidity. The Company concluded that a public offering would not be possible because (i) of the Company’s history of losses, (ii) its Common Stock was traded in the Pink Sheets®, and (iii) of the Company’s competitive position. The Company also concluded that a private placement of equity would have been highly dilutive to the stockholders, if it could have been completed at all. Between October 2005 and December 2006, the Company did receive some informal indications of interest in an equity investment in the Company that confirmed that such an equity investment would be highly dilutive to the stockholders.

On November 21, 2005, we received an unsolicited offer related to our Latin American Region from a potential strategic buyer (the “Second Potential Strategic Buyer”), offering to purchase all of the assets of the Company’s Latin American business for $32 million and assuming certain specified liabilities. We declined the offer because at the time, the Company did not believe that selling individual business units was in the best interests of stockholders. Management was pursuing a consolidation plan and the board of directors had requested that the Company pursue informal discussions with Brightpoint and the First

Potential Strategic Buyer regarding possible transactions involving the sale or merger of the entire Company.

In December of 2005, Robert Laikin, Chief Executive Officer of Brightpoint, met with Mr. Kaiser and representatives of Raymond James in Indianapolis to discuss synergies between the companies and the possibility of the two companies completing a transaction. Following this initial meeting, Mr. Kaiser and Mr. Laikin agreed to continue discussions and on January 18, 2006, we entered into a confidentiality agreement with Brightpoint. Management met with Brightpoint again on January 26, 2006, in Texas and provided limited non-public information related to the Company at that time.

On January 26, 2006, the investment advisors for the Second Potential Strategic Buyer met with management and Raymond James in Texas and discussed publicly available information related to the Company. On February 21, 2006, Mr. Kaiser and Raymond James met with the Second Potential Strategic Buyer in Miami and again discussed publicly available information. Subsequent to that meeting, the parties determined that they wished to share further information, and entered into a non-disclosure agreement on March 9, 2006.

On February 14, 2006, we received a subpoena from the SEC requiring production of certain documents relating to our Asia-Pacific Region. The subpoena was issued in connection with a fact-finding inquiry under a formal order of investigation issued by the SEC. We began providing documentation to the SEC in response to this request.

On February 21, 2006, we received a non-binding proposal from Brightpoint to acquire for cash all of the outstanding shares of the Company for a price ranging between $2.50 to $3.00 per share. On March 2, 2006, the board of directors met to discuss the terms of the offer. Mr. Kaiser informed the board of directors that subsequent to the receipt of the letter from Brightpoint, a group of stockholders had filed a Schedule 13D with the SEC reporting an increase in holdings, and the Company’s stock price was trading at an unusually high price. Mr. Kaiser reported that Brightpoint had indicated that it might rescind the offer and submit a new offer after the Company released first quarter earnings and the stock returned to its historical trading range. At the meeting of the board of directors, Mr. Kaiser also discussed conversations between Raymond James and the Second Potential Strategic Buyer. Mr. Kaiser also discussed renewed informal conversations he had with the principals of the Company’s joint venture partners in Mexico, which include CII (the “Mexican Joint Venture Partners”) regarding a possible purchase of the Company’s Mexico operations.

At the meeting of the board of directors held on March 6, 2006, Mr. Kaiser presented the board of directors with a three-year plan for the Company in order to assist the board of directors in evaluating strategic alternatives. Because the Second Potential Strategic Buyer was proposing that Mr. Kaiser be part of management if the Second Strategic Buyer purchased the Company’s Latin American business, the board of directors designated a special committee to work with Mr. Kaiser on strategic initiatives to avoid any potential conflicts of interest. The special committee was composed of Mr. Dale V. Kesler and Mr. J.L. Jackson.

On March 8, 2006, Brightpoint notified us in writing that it was rescinding the offer made on February 21, 2006 due to the impact of the 13D filing on our stock price, but that it wished to continue negotiations once we had announced our earnings for the fiscal quarter ended February 28, 2006.

On March 23 and 24, 2006, management met with the investment advisor for the Second Potential Strategic Buyer in Texas and provided limited non-public information related to the Company. On March 31, 2006, we received a non-binding proposal from the Second Potential Strategic Buyer to purchase the entire company for $2.15 per share.

On April 14, 2006, Mr. Kaiser again met with the Second Potential Strategic Buyer’s investment advisor in Florida. At this meeting, the investment advisor indicated that the Second Potential Strategic Buyer would be willing to purchase the entire company for $2.50 per share. On April 27, 2006, we received a non-binding proposal from the Second Potential Strategic Buyer to purchase the entire company for a range of $2.75 to $3.15 per share.

The Company continued discussions with the First Potential Strategic Buyer. On May 4, 2006, the board of directors unanimously approved a proposed term sheet outlining a potential merger between the two parties. The board of directors directed Raymond James to present the term sheet to the First Potential Strategic Buyer for consideration. Following the meeting of the board of directors, Raymond James submitted the proposal to the First Potential Strategic Buyer, and provided an updated confidentiality agreement to be signed prior to commencing due diligence.

On April 27, 2006, representatives of Brightpoint and CellStar and their legal and financial advisors met in Texas to discuss the SEC investigation.

On May 8, 2006, the Company received a new offer letter from Brightpoint containing a non-binding proposal to acquire all of the outstanding shares of the Company for cash consideration between $2.50 and $3.25 per share, and requesting exclusivity for a minimum of 45 days.

On May 10, 2006, we entered into an updated confidentiality agreement with the First Potential Strategic Buyer that superseded the terms and conditions of the non-disclosure agreement entered into on July 15, 2005, and met with the First Potential Strategic Buyer to provide a limited due diligence review of the Asia issues that resulted in the SEC investigation. Following that review, the First Potential Strategic Buyer informed us that it was no longer interested in pursuing the transaction due to the uncertainties resulting from the SEC investigation.

At a meeting of the board of directors held on May 16, 2006, the board of directors examined the proposal from Brightpoint and discussed the status of discussions with the First and Second Potential Strategic Buyers. The board of directors and management questioned the ability of the Second Potential Strategic Buyer to finance the April 27, 2006 non-binding proposal and to consummate the proposed transaction due to its inexperience in mergers of this magnitude. The special committee reported to the full board of directors that it had several discussions with Raymond James and Mr. Kaiser related to the transactions, and that the special committee members were in agreement with proceeding with the Brightpoint transaction. The board of directors discussed the proposed transaction in detail, receiving input from management, Haynes and Boone, LLP, our outside legal counsel (“Haynes and Boone”) and representatives of Raymond James. Following the discussion, the board of directors authorized management to sign the exclusivity agreement with Brightpoint. Following this meeting, negotiations with the Second Potential Strategic Buyer were suspended pending the outcome of the Brightpoint negotiations.

On May 18, 2006, we executed the exclusivity agreement with Brightpoint, which restricted us through June 19, 2006, from soliciting any competing offers and from approving, recommending or discussing with any party any competing offer unless our board of directors determined that the offer would be reasonably likely to constitute a superior offer. Subsequent to the execution of the exclusivity agreement, Brightpoint provided us with a due diligence request and began further business, financial and legal due diligence on the Company. We provided documents responsive to the due diligence request.

On June 19, 2006, the exclusivity agreement with Brightpoint expired, and we contacted the Second Potential Strategic Buyer to determine if it still had an interest in the Company. The Second Potential Strategic Buyer indicated that it was interested in purchasing the Latin American operations only. Subsequent to this discussion, in late June, the Second Potential Strategic Buyer provided us with a due diligence request list and began further business, financial and legal due diligence on the Company. We provided documents responsive to the due diligence request.

As a result of its due diligence review, on June 27, 2006, we received a revised, non-binding proposal from Brightpoint, which changed the proposed transaction from an acquisition of the stock of the Company to a proposal to acquire only certain assets of the Company, specifically the stock of the Company’s subsidiaries which conducted the operations in the United States, Miami and Chile for a purchase price of $90 million, subject to adjustment for net working capital, with 15% of the purchase price to be held in escrow for 12 months after the closing of the transaction. The revised proposal required CellStar to repay all outstanding indebtedness of the parent company and its subsidiaries, and to retain certain other liabilities. Brightpoint indicated that the reason for the change was due to its concern regarding possible liabilities which might arise primarily from the on-going SEC investigation and its lack of strategic interest in purchasing the Company’s Mexico operations.

We also renewed discussions with Mexican Joint Venture Partners related to the purchase of the Mexico operations during this time. On July 3, 2006, Mexican Joint Venture Partners verbally indicated an interest in purchasing the Mexico operations for approximately $18 million.

On July 5, 2006, the Second Potential Strategic Buyer submitted a letter of intent to purchase all of the assets of our Latin American operations, which included Miami, Mexico and Chile, for a cash purchase price of $37 million, with 10% of the purchase price to be held in escrow.

On July 6, 2006, the board of directors met with management and Raymond James to discuss the revised offer from Brightpoint and the revised offer from the Second Potential Strategic Buyer. The board of directors discussed the complexities involved with the revised proposal from Brightpoint, including the need to complete a concurrent sale of our Mexico operations, the issues involved with distributing the proceeds from the sales to stockholders, and the tax implications of the distributions. The board of directors concluded that consummation of the Brightpoint transaction would require a simultaneous sale of the Mexico operations, as these operations were not capable of supporting the Company. Mr. Kaiser also informed the board of directors that he received a verbal offer from Mexican Joint Venture Partners to acquire the Mexico operations. After extensive discussion of the proposals, the board of directors directed a representative of Raymond James and Mr. Kaiser to schedule a meeting with Mr. Laikin to discuss the Brightpoint proposal and to determine whether the transaction could be restructured as an acquisition of CellStar Common Stock. Brightpoint subsequently confirmed that it was no longer interested in pursuing a stock transaction and would only be interested in pursuing the transaction outlined in its June 27, 2006 proposal.

On July 14, 2006, the board of directors met to review an extension of the exclusivity agreement with Brightpoint, which would be applicable only to the U.S. and Miami operations. Representatives from Raymond James, as well as Haynes and Boone, participated in the meeting via telephone. After an extensive discussion of the structure of the proposed transaction from the proposal dated June 27, 2006 and upon management’s recommendation, the board of directors unanimously agreed to authorize management to execute the new exclusivity agreement, with specific language added stating that the current proposal was unacceptable to the board of directors but that the parties wished to continue to negotiate a mutually acceptable transaction. Because the Second Potential Strategic Buyer was no longer proposing that Mr. Kaiser be a part of the post-closing management, the board of directors decided to disband the special committee and asked Mr. Kaiser to take a more direct role in the negotiations with Brightpoint. On July 18, 2006, we executed a new exclusivity agreement with Brightpoint through August 8, 2006, that excluded the Mexico operations.

The Company, through Raymond James, approached the Second Potential Strategic Buyer about its interest in pursuing a transaction involving only the Mexico operations. From July 17 through July 19,

2006, Elaine Flud Rodriguez, our Senior Vice President and General Counsel, along with representatives from Raymond James, went to Mexico to meet with representatives from the Second Potential Strategic Buyer and assist them with their due diligence of the Mexico operations. On August 3, 2006, we entered into an exclusivity agreement with the Second Potential Strategic Buyer relating to our Mexico operations for a period of one month.

On July 21, 2006, we began term-sheet negotiations with Brightpoint. On August 8, 2006, the exclusivity agreement with Brightpoint lapsed.

From August 8 through August 9, 2006, Mr. Kaiser and representatives from Raymond James met with both the Second Potential Strategic Buyer and Mexican Joint Venture Partners in Mexico. Mr. Kaiser again discussed the possibility of a transaction involving the whole company with the Second Potential Strategic Buyer; however, the Second Potential Strategic Buyer indicated that it was no longer interested in a whole-company transaction.

On August 14, 2006, Mr. Kaiser presented to the board of directors an analysis of various enterprise risks facing the Company. The risks discussed included (i) our dependence on Motorola as our primary supplier, (ii) the industry trend toward consolidation, (iii) our tight liquidity and weak balance sheet, (iv) retention of key employees, (v) IT/infrastructure competitiveness, and (vi) lack of predictability that an adequate return on investment could be achieved. Mike Farrell, our Executive Vice President of Finance and Chief Administrative Officer, discussed the relative competitiveness and the balance sheet of the Company as compared to Brightpoint and other competitors. Mr. Kaiser also discussed the outlook for the Company over the next 6 to 18 months. Management also discussed the current valuation of the Company and whether, based on the enterprise risks previously discussed, it was reasonable to conclude that the current valuation was higher than that which may be achieved in the future. Management also presented its analysis of the probable impact on the Company’s future prospects assuming the Company was able to recapitalize by bringing in a substantial equity investment. Management’s conclusion was that such additional capital would improve the Company’s balance sheet, but that the Company would still be at a disadvantage compared to its competitors. Management also noted that such a recapitalization would likely be very dilutive to existing stockholders. Our board of directors concluded that the Company should continue negotiations with Brightpoint and the Second Potential Strategic Buyer.

Throughout September 2006, we continued to negotiate the term sheet with Brightpoint. During that time, Mr. Kaiser received an unsolicited letter from a third party indicating a general interest in beginning discussions regarding a possible strategic transaction. However, extensive due diligence would need to be conducted by the party before it would provide an offer. As a result, we continued to extend our exclusivity agreement with Brightpoint throughout September and October. Mr. Kaiser continued to have regular meetings with the board of directors, both formal and informal, to update them on the progress of the transaction.

On September 22, 2006, the Second Potential Strategic Buyer informed Raymond James that it was ceasing negotiations regarding the potential acquisition due to concerns over the potential impact of such a transaction on its existing customer relationships in Central America.

On September 28, 2006, we received the first draft of the U.S. Sale Agreement from Brightpoint. Brightpoint had changed the transaction from the terms of the term sheet to an acquisition of the assets of the Company’s subsidiaries rather than the stock of those subsidiaries. The parties exchanged multiple drafts of the U.S. Sale Agreement, and began to focus their attention on material issues on which the parties disagreed. On October 24 and 25, 2006, Ms. Rodriguez, Mr. Farrell, representatives of Haynes and Boone, our outside counsel, and representatives from Raymond James met with Brightpoint, representatives of Blank Rome LLP, its outside counsel, and investment bankers in New York to attempt to negotiate the transaction.

On October 17, 2006, we received a formal offer from Mexican Joint Venture Partners offering to purchase our Mexico operations for a purchase price of $20 million in cash, with adjustments for certain debts and liabilities, as well as an adjustment for our profit related to our participation in the joint venture, resulting in net cash at closing of approximately $17.5 million. On November 1, 2006, we submitted a counter proposal with additional terms and conditions to the offer, including the requirement that the transaction be conducted as a stock purchase, for cash consideration of $20 million, with $12 million to be placed in escrow. On November 15, 2006, we delivered a draft form of stock purchase agreement to Mexican Joint Venture Partners and began to further negotiate the terms and conditions of the transaction.

On October 23, 2006, we received an unsolicited letter of intent from another interested party (the “Third Potential Strategic Buyer”) to purchase the assets of the company for a purchase price equal to a maximum of $3.00 per share, subject to post-closing adjustments and offsets. We notified Brightpoint of the receipt of the offer, as required by the exclusivity agreement, and requested that Raymond James discuss the offer with the Third Potential Strategic Buyer in order to determine whether the offer was superior to the Brightpoint offer. After review and discussion with the Third Potential Strategic Buyer, Raymond James advised the board of directors that it did not believe the offer to be superior because (i) the price was not higher than the combined range of the Brightpoint and Mexico Joint Venture Partners offers, (ii) whether the party had the financial capability to do the transaction was unclear, and (iii) extensive due diligence would need to be completed by the offeror before a more formal offer could be given and the Company would risk losing the transaction with Brightpoint. As a result, the board of directors determined not to pursue the offer further.

We continued our negotiations with Brightpoint through November 2006, and management made reports to our board of directors regarding our progress in the negotiations and outstanding issues. Throughout November 2006, we continued to exchange drafts of the asset purchase agreement, worked to complete the required schedules to the agreement, and provided additional due diligence items as requested by Brightpoint.

At a meeting of the board of directors held on November 10, 2006, the board of directors discussed the merits of receiving a fairness opinion from both Raymond James, which would receive a success fee upon consummation of the transactions, and an additional investment banking firm with no financial interest in the completion of the transactions, compared to receiving only one opinion from either party. The board of directors discussed the issue extensively, finally approving the engagement of both Raymond James and Southwest Securities to provide fairness opinions.

On December 7, 2006, the board of directors convened in order to consider the U.S. Sale Agreement with Brightpoint and the transactions contemplated thereunder, and the Mexico Sale Agreement with Mexico Buyers, affiliates of Mexican Joint Venture Partners, and the transactions contemplated thereunder. Haynes and Boone began the meeting with a discussion of the fiduciary duties of the board of directors. Haynes and Boone then presented a detailed overview of the proposed terms of the U.S. Sale Agreement. Representatives from Raymond James attended and discussed the chronology of the transaction and its rationale in rendering its opinion that the transaction is fair to the Company. Representatives from Southwest Securities attended and discussed its rationale in rendering its opinion that the transaction is fair to the stockholders. Haynes and Boone also presented a detailed overview of the Mexico Sale Agreement because the members of the board of directors wanted an opportunity to further review the terms of the transactions.

The board of directors met again on December 9, 2006. Haynes and Boone advised the board of directors of certain changes made to the U.S. Sale Agreement since the last meeting, which were not material. At this meeting, Southwest Securities and Raymond James rendered their opinions that the consideration to be received by the Company in the U.S. Sale is fair from a financial point of view.

Mr. Kaiser presented management’s belief that in light of the Company’s financial and operating limitations and for the reasons set forth in the analyses by Raymond James and Southwest Securities, the proposed transactions were in the best interests of the stockholders. For these reasons and others, the board of directors concluded that the U.S. Sale and the distribution to the stockholders of the proceeds therefrom after satisfying all liabilities, would have the highest probability of returning the greatest value to our stockholders, and were advisable and in the best interests of our stockholders, and the board of directors unanimously approved the U.S. Sale Agreement and the U.S. Sale. The board of directors also determined that the termination fees and related provisions contained in the U.S. Sale Agreement were reasonable, for the reasons set forth below.

The board of directors also reviewed the proposed Mexico Sale Agreement. Haynes and Boone advised the board of directors of certain changes made to the Mexico Sale Agreement, which were not material. Mr. Farrell presented a financial analysis of the Mexico Sale. At this meeting, Southwest Securities and Raymond James rendered their opinions that the consideration to be received by the Company in the Mexico Sale is fair from a financial point of view. Mr. Kaiser presented management’s belief that in light of the Company’s financial and operating limitations and for the reasons set forth in the analyses by Raymond James and Southwest Securities, the proposed transactions were in the best interests of the stockholders. For these reasons and others, the board of directors concluded that the Mexico Sale, along with the U.S. Sale and the distribution to the stockholders of the proceeds therefrom after satisfying all liabilities, would have the highest probability of returning the greatest value to our stockholders, and were advisable and in the best interests of our stockholders, and the board of directors unanimously approved the Mexico Sale Agreement and the Mexico Sale. The board also determined that the termination fees and related provisions contained in the Mexico Sale Agreement were reasonable, for the reasons set forth below.

We continued to negotiate the final details of the U.S. Sale Agreement and the Mexico Sale Agreement.

The board of directors met again on December 16, 2006 to discuss final changes to the Mexico Sale Agreement, as outlined by Haynes and Boone. Mr. Kaiser presented management’s view that the Mexico Sale was appropriate for the Company whether or not the U.S. Sale was completed because it would provide cash to the Company and improve the balance sheet. Mr. Farrell informed the board of directors that we anticipated receiving updated fairness opinions related to the Mexico Sale from both Raymond James and Southwest Securities. The board of directors unanimously (i) determined that the Mexico Sale Agreement and the Mexico Sale are advisable and in the best interests of our stockholders, (ii) approved the Mexico Sale Agreement and the Mexico Sale and (iii) recommended that our stockholders vote in favor of the adoption of the Mexico Sale Agreement. The Mexico Sale Agreement was executed on December 18, 2006, and a press release announcing the proposed transaction with the Mexico Buyers was issued after the close of the stock market on the following day.

The board of directors met again on December 18, 2006 to discuss final changes to the U.S. Sale Agreement as outlined by Haynes and Boone. Mr. Farrell informed the board of directors that he had received updated fairness opinions related to the U.S. Sale from both Raymond James and Southwest Securities. The board of directors unanimously (i) determined that the U.S. Sale Agreement and the U.S. Sale are advisable and in the best interests of our stockholders, (ii) approved the U.S. Sale Agreement and the U.S. Sale, and (iii) recommended that our stockholders vote in favor of the adoption of the U.S. Sale Agreement. The U.S. Sale Agreement was executed on December 18, 2006 following the board of directors meeting, and a press release announcing the proposed transaction with Brightpoint was issued after the close of the stock market on that day.

REASONS FOR THE U.S. AND MEXICO SALES
AND THE PLAN OF DISSOLUTION

In considering the U.S. Sale Agreement and the U.S. Sale, and the Mexico Sale Agreement and the Mexico Sale, our board of directors consulted with Raymond James regarding the financial aspects of the Sales and sought and received Raymond James’ written opinion as to the fairness, as of the date of such opinion, from a financial point of view, of the consideration to be received by the Company pursuant to the U.S. and Mexico Sale Agreements, which opinion is described below under “—Opinions of Raymond James” beginning on page 90. In addition, our board of directors sought the opinion of Southwest Securities, who had no financial interest in the completion of the transactions, regarding the financial aspects of the U.S. Sale Agreement and the U.S. Sale and the Mexico Sale Agreement and the Mexico Sale and sought and received Southwest Securities’ written opinion as to the fairness, as of the date of such opinion, from a financial point of view, of the consideration to be received by the Company pursuant to the U.S. and Mexico Sale Agreements, which opinion is described below under “—Opinions of Southwest Securities” beginning on page 101. Our board of directors also consulted with representatives of Haynes and Boone, our outside legal counsel, regarding the fiduciary duties of the members of our board of directors and the terms of the U.S. Sale Agreement and the Mexico Sale Agreement and related agreements. Based on the fairness opinions, these consultations and the factors discussed below, our board of directors unanimously (i) determined that the U.S. Sale Agreement and the U.S. Sale and the Mexico Sale Agreement and the Mexico Sale are advisable and in the best interests of our stockholders, (ii) approved the U.S. and Mexico Sale Agreements and (iii) recommended that our stockholders vote in favor of the adoption of the U.S. Sale Agreement and the Mexico Sale Agreement.

In the course of reaching that determination and recommendation, our board of directors considered a number of potentially supportive factors in its deliberations, in addition to those given in the preceding paragraph, including:

•       the current and historical market prices of our common stock and that the estimated range of $2.91 to $3.25 per share anticipated to be distributed following the closing of the U.S. Sale and the Mexico Sale and the liquidation and dissolution of the Company preserves value for the stockholders relative to the potential risks to the Company of continuing to operate as a going concern. Although $3.25, the highest estimate of the distribution range to stockholders, is a discount of 5.8% over the closing sale price of $3.45 on December 18, 2006, and $2.91, the lowest estimate of the distribution range to stockholders, is a discount of 15.7% over the closing sale price on December 18, 2006, we believe that the range reflects the historical trading range for the Company for the last two years and protects stockholders against future potential declines to the stock price which could occur for the reasons stated below. The high-end estimate of $3.25 represents a premium of 62.5% over the 52-week low sale price of $2.00 for the 12 month period ended January 22, 2007, and the low-end estimate of $2.91 represents a premium of 45.5% over the 52-week low sale price for the same period;

•       the continued weakness of our balance sheet and our inability to expend or attract significant amounts of capital in order to grow our business, despite our return to profitability for the first, second and third quarters of fiscal 2006;

•       the Company’s significant dependency on vendor credit lines and the ability to factor receivables for our working capital needs;

•       our limited ability to raise additional equity without significant dilution to our stockholders and impairing the tax benefit of our ability to use our net operating losses;

•       the increasing competitive pressures we face, including pressures resulting from the continued consolidation of our customer base, and management’s belief that these pressures were likely to continue to increase due to the likelihood of further consolidation in the wireless industry;

•       our dependence upon Motorola as our primary supplier, and the likelihood of more of our customers going directly to Motorola and Motorola’s increasing use of other distributors for its products;

•       our dependence upon our primary customer in Mexico, Telcel;

•       the loss of significant customers in fiscal 2005 and fiscal 2006 and the risk of losing other significant customers in the future due to the high concentration of our revenues among a few large customers;

•       after conducting an extensive review of our financial condition, results of operations and business and revenue prospects, the determination of management and the board of directors that continuing to operate independently was not reasonably likely to create greater value for our stockholders over the next 12 to 18 months, and the belief that the Company could not continue its operations in Mexico if the U.S. and Miami operations were divested and could not continue its operations in the U.S. and Miami if the Mexico operations were divested, unless additional capital was raised, which management and the board believed would be highly dilutive to stockholders, and profitable related businesses were acquired, which we had no assurance could be accomplished;

•       our belief that, after evaluating various strategic alternatives and conducting an extensive review of our financial condition, results of operations and business and revenue prospects, continuing to operate independently was not reasonably likely to create greater value for our stockholders as compared to the value obtained for the stockholders pursuant to the U.S Sale Agreement and the Mexico Sale Agreement;

•       the loss of scale related to our divestiture of the Asia-Pacific operations and previous divestitures and closures of other international operations;

•       the marketing process conducted by our management and Raymond James in seeking potential buyers for the Company, and the fact that other proposals to acquire the Company or assets of the Company, including the Mexico operations, were either withdrawn, or were not determined by the board of directors to be superior alternatives to the U.S. Sale Agreement or the Mexico Sale Agreement;

•       the extent of negotiations with U.S. Buyer and Mexico Buyers indicated that we obtained the highest consideration that U.S. Buyer, or Mexico Buyers were willing to pay or that we were likely to obtain from any other potential buyers;

•       the marketing process conducted by our management and Raymond James in seeking potential buyers for the Company indicated a low likelihood that a third party would offer a higher price than either U.S. Buyer or Mexico Buyers;

•       neither the U.S. Buyer’s or Mexico Buyers’ obligations are subject to financing conditions;

•       the U.S. Sale and the Mexico Sale are subject to the approval of our stockholders;

•       the consideration for the U.S. Sale and the Mexico Sale is cash and will provide our stockholders more certainty of value than if the consideration included equity;

•       the Mexico Sale, even if conducted without the U.S. Sale, would be beneficial to the Company as it would provide capital to the Company and improve the balance sheet;

•       the positive treatment of our U.S. and Miami employees, many of whom will be offered employment with U.S. Buyer following the closing of the U.S. Sale, as well as the positive treatment of our Mexico employees, all of whom will be offered employment with Mexico Buyers following the closing of the Mexico Sale;

•       the terms of the U.S. Sale Agreement, including without limitation:

•        the provisions of the U.S. Sale Agreement that allow the board of directors to withdraw its recommendation that our stockholders vote in favor of the U.S. Sale if required to do so by its fiduciary duties under applicable law;

•        the provisions of the U.S. Sale Agreement that allow us to terminate the sale agreement in order to accept a superior proposal (as defined in the U.S. Sale Agreement), subject to certain conditions contained in the U.S. Sale Agreement and the payment to U.S. Buyer of a termination fee of $3,080,000, plus fees and expenses incurred by U.S. Buyer in connection with the transactions contemplated by the U.S. Sale Agreement; and

•        the conclusion of the board of directors that the termination fee of $3,080,000, plus fees and expenses, payable in the event that the U.S. Sale Agreement is terminated under certain circumstances, and the circumstances under which such fee is payable, were reasonable in light of the benefits of the sale and customary levels for termination fees.

•       the terms of the Mexico Sale Agreement, including without limitation:

•        the provisions of the Mexico Sale Agreement that allow the board of directors to recommend that our stockholders vote in favor of another transaction regarding the assets and property that are the subject of the Mexico Sale if required to do so by its fiduciary duties under applicable law, subject to certain conditions contained in the Mexico Sale Agreement and the payment to Mexico Buyers of a termination fee of $600,000, plus fees and expenses of up to $200,000 incurred by Mexico Buyers in connection with the transactions contemplated by the Mexico Sale Agreement; and

•        the conclusion of the board of directors that the termination fee of $600,000, plus fees and expenses, payable in the event that the Mexico Sale Agreement is terminated under certain circumstances, and the circumstances under which such fee is payable, were reasonable in light of the benefits of the sale and customary levels for termination fees; and

Our board of directors also considered a number of potentially countervailing factors in its deliberations concerning the U.S. and Mexico Sales, including:

•       the fact that $3.25, the highest estimate of the distribution range to stockholders, is a discount of 5.8% over the closing sale price of $3.45 on December 18, 2006, and $2.91, the lowest estimate of the distribution range to stockholders, is a discount of 15.7% over the closing sale price on December 18, 2006;

•       conditions to closing that must be satisfied or waived;

•       the lack of certainty of the timing and amounts of distributions of cash to the stockholders;

•       the risk that all or some of the potential benefits of the U.S. Sale and Mexico Sale may not be realized, including the risk that we may not receive the portion of the purchase price to be held in escrow for purposes of our indemnification of U.S. Buyer under the U.S. Sale Agreement;

•       the interests of certain of our executive officers and directors in the U.S. Sale (See “Interests of CellStar’s Management and Directors in the U.S. Sale” beginning on page 67.);

•       the restrictions on the conduct of our business prior to completion of the U.S. Sale and the Mexico Sale, including requiring us to conduct our business only in the ordinary course, subject to specific limitations or U.S. Buyer’s consent, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the U.S. Sale and the Mexico Sale;

•       that the U.S. Sale and the Mexico Sale consideration consists of cash and will, therefore, be taxable to our stockholders for United States federal income tax purposes upon a liquidating distribution or the payment of a dividend;

•       the restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions and the requirement that we pay U.S. Buyer a termination fee of $3,080,000, plus fees and expenses if the U.S. Sale Agreement is terminated under certain circumstances;

•       the limitations on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions and the requirement that we pay Mexico Buyers a termination fee of $600,000, plus fees and expenses if the Mexico Sale Agreement is terminated under certain circumstances;

•       the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the U.S. Sale and the Mexico Sale;

•       the possibility of management and employee disruption associated with the U.S. Sale and the Mexico Sale and the potential effect on our business and customer relationships going forward should the U.S. Sale or the Mexico Sale not be completed for any reason; and

•       the Mexico Buyers may choose to implement the Alternative Transaction, which will result in less consideration being paid to us and will require us to liquidate the remaining assets of the Mexico operations.

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our board of directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the U.S. Sale and the Mexico Sale and the complexity of these matters, our board of directors did not quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of our board of directors may have given different weight to different factors. After taking into account all of the factors set forth above, as well as others, the board of directors unanimously agreed that the benefits of the U.S. Sale Agreement and the U.S. Sale and the Mexico Sale Agreement and the Mexico Sale outweigh the risks.

Recommendation of Our Board of Directors

At meetings on December 16 and 18, 2006, our board of directors unanimously (i) determined that the U.S. Sale Agreement and the U.S. Sale and the Mexico Sale Agreement and the Mexico Sale are advisable and in the best interests of our stockholders, (ii) approved the U.S. Sale Agreement and the U.S. Sale, and the Mexico Sale Agreement and the Mexico Sale and (iii) recommended that our stockholders vote in favor of the adoption of the U.S. Sale Agreement and the Mexico Sale Agreement.

CONSEQUENCES OF THE FAILURE OF STOCKHOLDERS
TO APPROVE ONE OR BOTH OF THE TRANSACTIONS

Although the U.S. Sale and the Mexico Sale are being submitted as separate proposals for your consideration, the Company’s board of directors believes that both transactions should be approved and that the failure of stockholders to approve one or both of the transactions could negatively impact the value which stockholders could receive in the future.

If our stockholders approve the U.S. Sale Agreement but do not approve the Mexico Sale Agreement

The Company does not believe that operating Mexico by itself is a viable alternative for the Company because the Mexico operations alone would not provide the Company with adequate scope and scale to remain a major distributor, the Company would have financial difficulty remaining a publicly traded entity, given the costs of compliance with SEC and Sarbanes-Oxley requirements and the Company would be operating in only one region with significant customer concentration, thereby increasing the adverse impact of the loss of any of those customers. Therefore, the Company would either need to find another acceptable sale transaction for Mexico, or liquidate those assets and distribute any remaining proceeds to stockholders, assuming the Plan of Dissolution is approved by stockholders at the Special Meeting. Alternatively, the Company could use the proceeds from the U.S. Sale to pay off existing debt and then begin to look to acquire additional profitable businesses. There can be no assurance that the Company would be able to consummate such acquisitions.

Management and the Company’s board of directors also believe that it may be necessary to immediately reduce corporate overhead and institute cost cutting measures throughout the remaining business. The board and management believe that the Company may need to deregister its Common Stock under the Exchange Act, reduce corporate staff, and take additional cost measures to “right size” the remaining operations. We cannot assure you that these actions would be sufficient to allow us to continue as a going concern without the U.S. and Miami operations.

Based on the foregoing, management and the Company’s board of directors believe that approving the U. S. Sale Agreement but not approving the Mexico Sale Agreement would not be in the best interests of the stockholders and recommends that stockholders approve both the U. S. Sale Agreement and the Mexico Sale Agreement.

Set forth below are pro forma statements of operations for the nine months ended August 31, 2006 and the quarters ended February 28, May 31 and August 31, 2006, and a balance sheet as of August 31, 2006 of the Company if the U.S. Sale Agreement is approved but the Mexico Sale Agreement is not approved by the Company’s stockholders.

CellStar Corporation
Unaudited Pro Forma Consolidated Balance Sheet
August 31, 2006
(in thousands)

		U.S. & Miami
	CellStar	Operations	Pro Forma		Total	Pro Forma
	Historical	Historical(a)	Adjustments		Adjustments	Results
Assets
Cash and cash equivalents	$26,450	—	69,748	(b)	69,748	96,198
Accounts receivable, net	72,143	(49,376)	—		(49,376)	22,767
Accounts receivable, intercompany	—	(149,676)	149,676	(c)	—	—
Inventories	71,838	(49,195)	—		(49,195)	22,643
Deferred income taxes	792	—	—		—	792
Prepaid expenses	2,260	(268)	—		(268)	1,992
Total current assets	173,483	(248,515)	219,424		(29,091)	144,392
Property, plant & equipment	2,559	(1,576)	—		(1,576)	983
Goodwill, net	—	—	—		—	—
Deferred income tax assets	6,655	—	—		—	6,655
Other assets	8,296	(210)	—		(210)	8,086
Total assets	$190,993	(250,301)	219,424		(30,877)	160,116
Liabilities and stockholders equity
Notes payable	$23,977	—	—		—	23,977
12% senior subordinated convertible notes	1,074	—	—		—	1,074
Accounts payable	119,989	(82,833)	—		(82,833)	37,156
Accounts payable—intercompany	—	(72,834)	72,834	(c)	—	—
Deferred revenue	4,924	—	—		—	4,924
Accrued expenses	12,266	(5,288)	—		(5,288)	6,978
Income taxes payable	214	—	—		—	214
Minority interest	1,662	—	—		—	1,662
Total current liabilities	164,106	(160,955)	72,834		(88,121)	75,985
12% senior subordinated notes	11,300	—	—		—	11,300
Other long-term liabilities	—	—	—		—	—
Total liabilities	175,406	(160,955)	72,834		(88,121)	87,285
Common stock	212	—	—		—	212
Additional paid in capital	124,094	—	—		—	124,094
Treasury stock	(45)	—	—		—	(45)
Cumulative translation adjustment	(8,484)	—	—		—	(8,484)
Retained earnings	(100,190)	(89,346)	146,590	(d)	57,244	(42,946)
	15,587	(89,346)	146,590		57,244	72,831
Total liabilities and stockholders’ equity	$190,993	(250,301)	219,424		(30,877)	160,116

Notes:

(a)              Reflects historical financial information of the U.S. and Miami operations in the consolidated financials.

(b)             Reflects the net proceeds from the transaction.

(c)              Reflects elimination of intercompany balances.

(d)             Reflects the gain on the transaction of $57.2 million and the add back of historical retained earnings of $89.3 million.

CellStar Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the nine months ended August 31, 2006
(in thousands, except share data)

		U.S. & Miami
	CellStar	Operations	Pro Forma		Total	Pro Forma
	Historical	Historical(a)	Adjustments		Adjustments	Results
Revenues	$660,261	(455,357)	—		(455,357)	204,904
Cost of sales	609,758	(421,349)	—		(421,349)	188,409
Gross profit	50,503	(34,008)	—		(34,008)	16,495
Operating expenses
Selling, general & administrative	36,876	(19,781)	—		(19,781)	17,095
Operating income (loss)	13,627	(14,227)	—		(14,227)	(600)
Other income (expense):
Interest expense	(2,752)	16	2,359	(b)	2,375	(377)
Loss on sale of accounts receivable	(1,759)	511	—		511	(1,248)
Intercompany interest	—	976	(976	)(c)	—	—
Minority interest	(2,016)	—	—		—	(2,016)
Gain on sale of assets	240	—	—		—	240
Corporate allocation	—	6,855	(6,855	)(d)	—	—
Other, net	148	(3)	—		(3)	145
Total other income (expense)	(6,139)	8,355	(5,472)		2,883	(3,256)
Income (loss) before income taxes	7,488	(5,872)	(5,472)		(11,344)	(3,856)
Provision (benefit) for income taxes	2,265	(3,159)	3,159	(e)	—	2,265
Income (loss) from continuing operations	$5,223	(2,713)	(8,631)		(11,344)	(6,121)
Income (loss) per share from continuing operations:
Basic	$0.25					(0.30)
Diluted	$0.25					(0.30)
Weighted average number of shares:
Basic	20,384					20,384
Diluted	21,079					20,384

Notes:

(a)              Reflects historical financial information of the U.S. and Miami operations in the consolidated financials.

(b)             Reflects the allocation of interest expense related to revolver borrowings associated with the U.S. and Miami operations.

(c)              Reflects adjustment for intercompany interest.

(d)             Reflects corporate allocation, including royalty fee, which would no longer be charged.

(e)              Reflects the elimination of tax expense for the purchased operations as taxes for these operations are offset with net operating losses.

(f)               The above pro forma does not reflect the net gain on the transaction of $57.2 million.

The above pro forma financial statements showing the unaudited results for the first nine months of fiscal 2006 ended August 31, 2006, excluding the United States and Miami-based Latin American operations, indicate a loss of income for the Company.

CellStar Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the three months ended February 28, 2006
(in thousands, except share data)

		U.S. & Miami
	CellStar	Operations	Pro Forma		Total	Pro Forma
	Historical	Historical(a)	Adjustments		Adjustments	Results
Revenues	$205,645	(148,855)	—		(148,855)	56,790
Cost of sales	188,198	(136,586)	—		(136,586)	51,612
Gross profit	17,447	(12,269)	—		(12,269)	5,178
Operating expenses
Selling, general & administrative	12,340	(7,518)	—		(7,518)	4,822
Operating income (loss)	5,107	(4,751)	—		(4,751)	356
Other income (expense):
Interest expense	(1,304)	5	1,010	(b)	1,015	(289)
Loss on sale of accounts receivable	(403)	126	—		126	(277)
Intercompany interest	—	428	(428	)(c)	—	—
Minority interest	(623)	—	—		—	(623)
Gain on sale of assets	240	—	—		—	240
Corporate allocation	—	2,285	(2,285	)(d)	—	—
Other, net	58	—	—		—	58
Total other income (expense)	(2,032)	2,844	(1,703)		1,141	(891)
Income (loss) before income taxes	3,075	(1,907)	(1,703)		(3,610)	(535)
Provision (benefit) for income taxes	901	(1,037)	1,037	(e)	—	901
Income (loss) from continuing operations	$2,174	(870)	(2,740)		(3,610)	(1,436)
Income (loss) per share from continuing operations:
Basic	$0.11					(0.07)
Diluted	$0.10					(0.07)
Weighted average number of shares:
Basic	20,368					20,368
Diluted	20,822					20,368

Notes:

(a)              Reflects historical financial information of the U.S. and Miami operations in the consolidated financials.

(b)             Reflects the allocation of interest expense related to revolver borrowings associated with the U.S. and Miami operations.

(c)              Reflects adjustment for intercompany interest.

(d)             Reflects corporate allocation, including royalty fee, which would no longer be charged.

(e)              Reflects elimination of tax expense for the purchased operations as taxes for these operations are offset with net operating losses.

(f)               The above pro forma does not reflect the net gain on the transaction of $57.2 million.

The above pro forma financial statements showing the unaudited results for the quarter ended February 28, 2006, excluding the United States and Miami-based Latin American operations, indicate a loss of income for the Company.

CellStar Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the three months ended May 31, 2006
(in thousands, except share data)

		U.S. & Miami
	CellStar	Operations	Pro Forma		Total	Pro Forma
	Historical	Historical(a)	Adjustments		Adjustments	Results
Revenues	$216,841	(156,062)	—		(156,062)	60,779
Cost of sales	200,218	(144,631)	—		(144,631)	55,587
Gross profit	16,623	(11,431)	—		(11,431)	5,192
Operating expenses
Selling, general & administrative	12,140	(5,523)	—		(5,523)	6,617
Operating income (loss)	4,483	(5,908)	—		(5,908)	(1,425)
Other income (expense):
Interest expense	(853)	5	871	(b)	876	23
Loss on sale of accounts receivable	(419)	157	—		157	(262)
Intercompany interest	—	375	(375	)(c)	—	—
Minority interest	(618)	—	—		—	(618)
Gain on sale of assets	—	—	—		—	—
Corporate allocation	—	2,285	(2,285	)(d)	—	—
Other, net	20	(2)	—		(2)	18
Total other income (expense)	(1,870)	2,820	(1,789)		1,031	(839)
Income (loss) before income taxes	2,613	(3,088)	(1,789)		(4,877)	(2,264)
Provision (benefit) for income taxes	557	(1,437)	1,437	(e)	—	557
Income (loss) from continuing operations	$2,056	(1,651)	(3,226)		(4,877)	(2,821)
Income (loss) per share from continuing operations:
Basic	$0.10					(0.14)
Diluted	$0.10					(0.14)
Weighted average number of shares:
Basic	20,378					20,378
Diluted	21,229					20,378

Notes:

(a)    Reflects historical financial information of the U.S. and Miami operations in the consolidated financials.

(b)    Reflects the allocation of interest expense related to revolver borrowings associated with the U.S. and Miami operations.

(c)    Reflects adjustment for intercompany interest.

(d)   Reflects corporate allocation, including royalty fee, which would no longer be charged.

(e)    Reflects elimination of tax expense for the purchased operations as taxes for these operations are offset with net operating losses.

(f)    The above pro forma does not reflect the net gain on the transaction of $57.2 million.

The above pro forma financial statements showing the unaudited results for the quarter ended May 31, 2006, excluding the United States and Miami-based Latin American operations, indicate a loss of income for the Company.

CellStar Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the three months ended August 31, 2006
(in thousands, except share data)

		U.S. & Miami
	CellStar	Operations	Pro Forma		Total	Pro Forma
	Historical	Historical(a)	Adjustments		Adjustments	Results
Revenues	$237,775	(150,441)	—		(150,441)	87,334
Cost of sales	221,342	(140,132)	—		(140,132)	81,210
Gross profit	16,433	(10,309)	—		(10,309)	6,124
Operating expenses
Selling, general & administrative	12,396	(6,742)	—		(6,742)	5,654
Operating income (loss)	4,037	(3,567)	—		(3,567)	470
Other income (expense):
Interest expense	(595)	5	472	(b)	477	(118)
Loss on sale of accounts receivable	(937)	228	—		228	(709)
Intercompany interest	—	173	(173	)(c)	—	—
Minority interest	(775)	—	—		—	(775)
Gain on sale of assets	—	—	—		—	—
Corporate allocation	—	2,285	(2,285	)(d)	—
Other, net	70	—	—		—	70
Total other income (expense)	(2,237)	2,691	(1,986)		705	(1,532)
Income (loss) before income taxes	1,800	(876)	(1,986)		(2,862)	(1,062)
Provision (benefit) for income taxes	807	(684)	684	(e)	—	807
Income (loss) from continuing operations	$993	(192)	(2,670)		(2,862)	(1,869)
Income (loss) per share from continuing operations:
Basic	$0.05					(0.09)
Diluted	$0.05					(0.09)
Weighted average number of shares:
Basic	20,405					20,405
Diluted	21,180					20,405

Notes:

(a)    Reflects historical financial information of the U.S. and Miami operations in the consolidated financials.

(b)    Reflects the allocation of interest expense related to revolver borrowings associated with the U.S. and Miami operations.

(c)    Reflects adjustment for intercompany interest.

(d)   Reflects corporate allocation, including royalty fee, which would no longer be charged.

(e)    Reflects elimination of tax expense for the purchased operations as taxes for these operations are offset with net operating losses.

(f)    The above pro forma does not reflect the net gain on the transaction of $57.2 million.

The above pro forma financial statements showing the unaudited results for the quarter ended August 31, 2006, excluding the United States and Miami-based Latin American operations, indicate a loss of income for the Company.

CellStar Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the three months ended:
(in thousands, except share data)

	Q1 ending 2/28/2006 Pro Forma Results	Q2 Ending 5/31/2006 Pro Forma Results	Q3 Ending 8/31/2006 Pro Forma Results
Revenues	$56,790	60,779	87,334
Cost of sales	51,612	55,587	81,210
Gross profit	5,178	5,192	6,124
	—	—	—
Operating expenses	—	—	—
Selling, general & administrative	4,822	6,617	5,654
	—	—	—
Operating income (loss)	356	(1,425)	470
	—	—	—
Other income (expense):	—	—	—
Interest expense	(289)	23	(118)
Loss on sale of accounts receivable	(277)	(262)	(709)
Intercompany interest	—	—	—
Minority interest	(623)	(618)	(775)
Gain on sale of assets	240	—	—
Corporate allocation	—	—	—
Other, net	58	18	70
Total other income (expense)	(891)	(839)	(1,532)
	—	—	—
Income (loss) before income taxes	(535)	(2,264)	(1,062)
	—	—	—
Provision (benefit) for income taxes	901	557	807
	—	—	—
Income (loss) from continuing operations	$(1,436)	(2,821)	(1,869)

Notes:

(a)           Reflects historical financial information of the U.S. and Miami operations in the consolidated financials.

(b)          Reflects the allocation of interest expense related to revolver borrowings associated with the U.S. and Miami operations.

(c)           Reflects adjustment for intercompany interest.

(d)          Reflects corporate allocation, including royalty fee, which would no longer be charged.

(e)           Reflects the elimination of tax expense for the purchased operations as taxes for these operations are offset with net operating losses.

(f)             The above pro forma does not reflect the net gain on the transaction of $57.2 million.

The above pro forma financial statements showing the unaudited results for each of the first three quarters of fiscal 2006, excluding the United States and Miami-based Latin American operations, indicate a loss of income for the Company in each quarter.

If our stockholders approve the Mexico Sale Agreement but do not approve the U.S. Sale Agreement.

In this event, the Company will be left with the challenges to its business described above under “Reasons for the U.S. and Mexico Sales and the Plan of Dissolution” beginning on page 48.

To close the Mexico Sale without the proceeds from the U.S. Sale, the Company would be required to obtain consents from its lenders acceptable to the Company. There is no assurance that such consents could be obtained. If consents on acceptable terms were obtained, management believes that it may have to use the proceeds from the Mexico Sale to pay down some of its existing debt, which would reduce interest expense going forward; however, the Company would lose the on-going income stream from the Mexico operations. This would also result in a greater concentration of the Company’s revenues from a smaller group of customers in only two regions, thereby increasing the adverse impact of the loss of any of those customers.

The Company believes that it would require additional capital in order to (i) acquire complementary businesses as necessary to obtain the required scope and scale to maintain its position as a major distributor and logistics provider and necessary for the Company to remain competitive in its industry, and (ii) make necessary investments in its business, particularly in IT systems, to allow the Company’s distribution business to better compete. The Company believes that obtaining additional capital could be highly dilutive to existing stockholders. There can be no assurance that the Company would be able to obtain such additional capital on satisfactory terms, if at all. There can also be no assurance that the Company would be able to consummate such complementary acquisitions.

Management and the board of directors believe that it may also be necessary to immediately reduce the costs associated with being a public company by deregistering its Common Stock under the Exchange Act, thereby eliminating its obligations to file most of the reports it is currently required to file with the SEC and reducing the Company corporate overhead.

Based on the foregoing, management and the Company’s board of directors believe that approving the Mexico Agreement but not approving the U. S. Sale Agreement would not be in the best interests of the stockholders and recommends that stockholders approve both the Mexico Sale Agreement and the U. S. Sale Agreement.

Set forth below are pro forma statements of operations for the nine months ended August 31, 2006, and the quarters ended February 28, May 31 and August 31, 2006, and a balance sheet as of August 31, 2006 of the Company if the Mexico Sale Agreement is approved but the U.S. Sale Agreement is not approved by the Company’s stockholders.

CellStar Corporation
Unaudited Pro Forma Consolidated Balance Sheet
August 31, 2006
(in thousands)

		Mexico
	CellStar	Operations	Pro Forma		Total	Pro Forma
	Historical	Historical(a)	Adjustments		Adjustments	Results
Assets
Cash and cash equivalents	$26,450	(4,917)	18,400	(b)	13,483	39,933
Accounts receivable, net	72,143	(18,176)	—		(18,176)	53,967
Accounts receivable, intercompany	—	(650)	650	(c)	—	—
Inventories	71,838	(15,377)	—		(15,377)	56,461
Deferred income taxes	792	(672)	—		(672)	120
Prepaid expenses	2,260	(1,022)	—		(1,022)	1,238
Total current assets	173,483	(40,814)	19,050		(21,764)	151,719
Property, plant & equipment	2,559	(633)	—		(633)	1,926
Goodwill, net	—	—	—		—	—
Deferred income tax assets	6,655	—	(2,695	)(d)	(2,695)	3,960
Other assets	8,296	(4,262)	—		(4,262)	4,034
Total assets	$190,993	(45,709)	16,355		(29,354)	161,639
Liabilities and stockholders equity
Notes payable	$23,977	—	—		—	23,977
12% senior subordinated convertible notes	1,074	—	—		—	1,074
Accounts payable	119,989	(21,022)	—		(21,022)	98,967
Accounts payable—intercompany	—	(23,307)	23,307	(c)	—	—
Deferred revenue	4,924	—	—		—	4,924
Accrued expenses	12,266	(2,867)	—		(2,867)	9,399
Income taxes payable	214	(96)	—		(96)	118
Minority interest	1,662	(1,662)	—		(1,662)	—
Total current liabilities	164,106	(48,954)	23,307		(25,647)	138,459
12% senior subordinated notes	11,300	—	—		—	11,300
Other long-term liabilities	—	—	—		—	—
Total liabilities	175,406	(48,954)	23,307		(25,647)	149,759
Common stock	212	(6)	6	(e)	—	212
Additional paid in capital	124,094	(10,297)	10,297	(e)	—	124,094
Treasury stock	(45)	—	—		—	(45)
Cumulative translation adjustment	(8,484)	8,774	—		8,774	290
Retained earnings	(100,190)	4,774	(17,255	)(f)	(12,481)	(112,671)
	15,587	3,245	(6,952)		(3,707)	11,880
Total liabilities and stockholders’ equity	$190,993	(45,709)	16,355		(29,354)	161,639

Notes:

(a)           Reflects historical financial information of the Mexico Operations in the consolidated financials.

(b)           Reflects net proceeds from the transaction.

(c)            Reflects elimination of intercompany balances.

(d)          Reflects reduction in deferred tax asset attributable to income from Mexico.

(e)           Reflects elimination of consolidated entity’s investment in the Mexico operations.

(f)             Reflects the net loss on the transaction of $12.5 million and the add back of historical retained deficit of $4.8 million.

CellStar Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the nine months ended August 31, 2006
(in thousands, except share data)

		Mexico
	CellStar	Operations	Pro Forma		Total	Pro Forma
	Historical	Historical(a)	Adjustments		Adjustments	Results
Revenues	$660,261	(187,682)	—		(187,682)	472,579
Cost of sales	609,758	(172,724)	—		(172,724)	437,034
Gross profit	50,503	(14,958)	—		(14,958)	35,545
Operating expenses
Selling, general & administrative	36,876	(9,171)	—		(9,171)	27,705
Operating income (loss)	13,627	(5,787)	—		(5,787)	7,840
Other income (expense):
Interest expense	(2,752)	—	—		—	(2,752)
Loss on sale of accounts receivable	(1,759)	1,036	—		1,036	(723)
Intercompany interest	—	1,301	(1,301	)(b)	—	—
Minority interest	(2,016)	2,016	—		2,016	—
Gain (loss) on sale of assets	240	—	—		—	240
Corporate allocation	—	2,794	(2,794	)(c)	—	—
Other, net	148	(134)	—		(134)	14
Total other income (expense)	(6,139)	7,013	(4,095)		2,918	(3,221)
Income (loss) before income taxes	7,488	1,226	(4,095)		(2,869)	4,619
Provision (benefit) for income taxes	2,265	(1,212)	(940	)(d)	(2,152)	113
Income (loss) from continuing operations	$5,223	2,438	(3,155)		(717)	4,506
Income (loss) per share from continuing operations:
Basic	$0.25					0.22
Diluted	$0.25					0.21
Weighted average number of shares:
Basic	20,384					20,384
Diluted	21,079					21,079

(a)           Reflects historical financial information of the Mexico operations in the consolidated financials.

(b)           Reflects adjustment for intercompany interest on intercompany loans. The related intercompany loans will not be repaid.

(c)            Reflects corporate allocation, including royalty fee, which would no longer be charged.

(d)          Reflects taxes related to the Corporate allocation.

(e)           The above pro forma does not reflect the net loss on the transaction of $12.4 million. The loss is primarily a result of the cumulative translation adjustment and the change in deferred taxes.

The above pro forma financial statements showing the unaudited results for the first nine months of fiscal 2006 ended August 31, 2006, excluding the Mexico operations, indicate a profitable remaining entity. However, these results include a significant one-time financial event: a $1.4 million recovery of an insurance claim that happened in the second quarter of 2006. Additionally, these results include approximately $48.2 million in sales, as well as the resulting gross margin, from our lock/line business which has been substantially lost. Finally, these results do not include interest expense of $1.1 million related to the Senior Notes that will be recognized in the future as a result of the recent Capital Source financing (see chart on page 66).

CellStar Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the three months ended February 28, 2006
(in thousands, except share data)

		Mexico
	CellStar	Operations	Pro Forma		Total	Pro Forma
	Historical	Historical(a)	Adjustments		Adjustments	Results
Revenues	$205,645	(54,420)	—		(54,420)	151,225
Cost of sales	188,198	(49,686)	—		(49,686)	138,512
Gross profit	17,447	(4,734)	—		(4,734)	12,713
Operating expenses
Selling, general & administrative	12,340	(2,428)	—		(2,428)	9,912
Operating income (loss)	5,107	(2,306)	—		(2,306)	2,801
Other income (expense):
Interest expense	(1,304)	—	—		—	(1,304)
Loss on sale of accounts receivable	(403)	277	—		277	(126)
Intercompany interest	—	499	(499	)(b)	—	—
Minority interest	(623)	623	—		623	—
Gain (loss) on sale of assets	240	—	—		—	240
Corporate allocation	—	959	(959	)(c)	—	—
Other, net	58	(53)	—		(53)	5
Total other income (expense)	(2,032)	2,305	(1,458)		847	(1,185)
Income (loss) before income taxes	3,075	(1)	(1,458)		(1,459)	1,616
Provision (benefit) for income taxes	901	(590)	(273	)(d)	(863)	38
Income (loss) from continuing operations	$2,174	589	(1,185)		(596)	1,578
Income (loss) per share from continuing operations:
Basic	$0.11					0.08
Diluted	$0.10					0.08
Weighted average number of shares:
Basic	20,368					20,368
Diluted	20,822					20,822

(a)           Reflects historical financial information of the Mexico operations in the consolidated financials.

(b)           Reflects adjustment for intercompany interest on intercompany loans. The related intercompany loans will not be repaid.

(c)            Reflects corporate allocation, including royalty fee, which would no longer be charged.

(d)          Reflects taxes related to the Corporate allocation.

(e)           The above pro forma does not reflect the net loss on the transaction of $12.4 million. The loss is primarily a result of the cumulative translation adjustment and the change in deferred taxes.

The above pro forma financial statements showing the unaudited results for the quarter ended February 28, 2006, excluding the Mexico operations, indicate a profitable remaining entity. However, these results include approximately $29.4 million in sales, as well as the resulting gross margin, from our lock/line business that has been substantially lost. Finally, these results do not include interest expense of $371,000 related to the Senior Notes which will be recognized in the future as a result of the recent Capital Source financing (see chart on page 66).

CellStar Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the three months ended May 31, 2006
(in thousands, except share data)

		Mexico
	CellStar	Operations	Pro Forma		Total	Pro Forma
	Historical	Historical(a)	Adjustments		Adjustments	Results
Revenues	$216,841	(58,188)	—		(58,188)	158,653
Cost of sales	200,218	(53,417)	—		(53,417)	146,801
Gross profit	16,623	(4,771)	—		(4,771)	11,852
Operating expenses
Selling, general & administrative	12,140	(3,716)	—		(3,716)	8,424
Operating income (loss)	4,483	(1,055)	—		(1,055)	3,428
Other income (expense):
Interest expense	(853)	—	—		—	(853)
Loss on sale of accounts receivable	(419)	262	—		262	(157)
Intercompany interest	—	392	(392	)(b)	—	—
Minority interest	(618)	618	—		618	—
Gain (loss) on sale of assets	—	—	—		—	—
Corporate allocation	—	917	(917	)(c)	—	—
Other, net	20	8	—		8	28
Total other income (expense)	(1,870)	2,197	(1,309)		888	(982)
Income (loss) before income taxes	2,613	1,142	(1,309)		(167)	2,446
Provision (benefit) for income taxes	557	264	(783	)(d)	(519)	38
Income (loss) from continuing operations	$2,056	878	(526)		352	2,408
Income (loss) per share from continuing operations:
Basic	$0.10					0.12
Diluted	$0.10					0.12
Weighted average number of shares:
Basic	20,378					20,378
Diluted	21,229					21,229

(a)           Reflects historical financial information of the Mexico operations in the consolidated financials.

(b)           Reflects adjustment for intercompany interest on intercompany loans. The related intercompany loans will not be repaid.

(c)            Reflects corporate allocation, including royalty fee, which would no longer be charged.

(d)          Reflects taxes related to the Corporate allocation.

(e)           The above pro forma does not reflect the net loss on the transaction of $12.4 million. The loss is primarily a result of the cumulative translation adjustment and the change in deferred taxes.

The above pro forma financial statements showing the unaudited results for the quarter ended May 31, 2006, excluding the Mexico operations, indicate a profitable remaining entity. However, these results include a significant one-time financial event: an approximately $1.4 million recovery of an insurance claim. Additionally, these results include approximately $15.3 million in sales, as well as the resulting gross margin, from our lock/line business that has been substantially lost. Finally, these results do not include interest expense of $371,000 related to the Senior Notes which will be recognized in the future as a result of the recent Capital Source transaction (see chart on page 66).

CellStar Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the three months ended August 31, 2006
(in thousands, except share data)

		Mexico
	CellStar	Operations	Pro Forma		Total	Pro Forma
	Historical	Historical(a)	Adjustments		Adjustments	Results
Revenues	$237,775	(74,835)	—		(74,835)	162,940
Cost of sales	221,342	(69,384)	—		(69,384)	151,958
Gross profit	16,433	(5,451)	—		(5,451)	10,982
Operating expenses
Selling, general & administrative	12,396	(3,026)	—		(3,026)	9,370
Operating income (loss)	4,037	(2,425)	—		(2,425)	1,612
Other income (expense):
Interest expense	(595)	—	—		—	(595)
Loss on sale of accounts receivable	(937)	497	—		497	(440)
Intercompany interest	—	410	(410	)(b)	—	—
Minority interest	(775)	775	—		775	—
Gain (loss) on sale of assets	—	—	—		—	—
Corporate allocation	—	918	(918	)(c)	—	—
Other, net	70	(90)	—		(90)	(20)
Total other income (expense)	(2,237)	2,510	(1,328)		1,182	(1,055)
Income (loss) before income taxes	1,800	85	(1,328)		(1,243)	557
Provision (benefit) for income taxes	807	(885)	116	(d)	(769)	38
Income (loss) from continuing operations	$993	970	(1,444)		(474)	519
Income (loss) per share from continuing operations:
Basic	$0.05					0.03
Diluted	$0.05					0.02
Weighted average number of shares:
Basic	20,405					20,405
Diluted	21,180					21,180

(a)           Reflects historical financial information of the Mexico operations in the consolidated financials.

(b)           Reflects adjustment for intercompany interest on intercompany loans. The related intercompany loans will not be repaid.

(c)            Reflects corporate allocation, including royalty fee, which would no longer be charged.

(d)          Reflects taxes related to the Corporate allocation.

(e)           The above pro forma does not reflect the net loss on the transaction of $12.4 million. The loss is primarily a result of the cumulative translation adjustment and the change in deferred taxes.

The above pro forma financial statements showing the unaudited results for the quarter ended August 31, 2006, excluding the Mexico operations, indicate a profitable remaining entity. However, these results do not include interest expense of $371,000 related to the Senior Notes which will be recognized in the future as a result of the recent Capital Source financing (see chart on page 66).

CellStar Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the three months ended:
(in thousands, except share data)

	Q1 ending 2/28/2006 Pro Forma Results	Q2 Ending 5/31/2006 Pro Forma Results	Q3 Ending 8/31/2006 Pro Forma Results
Revenues	$151,225	158,653	162,940
Cost of sales	138,512	146,801	151,958
Gross profit	12,713	11,852	10,982
Operating expenses
Selling, general & administrative	9,912	8,424	9,370
			—
Operating income (loss)	2,801	3,428	1,612
Other income (expense):
Interest expense	(1,304)	(853)	(595)
Loss on sale of accounts receivable	(126)	(157)	(440)
Intercompany interest	—	—	—
Minority interest	—	—	—
Gain on sale of assets	240	—	—
Corporate allocation	—	—	—
Other, net	5	28	(20)
Total other income (expense)	(1,185)	(982)	(1,055)
Income (loss) before income taxes	1,616	2,446	557
Provision (benefit) for income taxes	38	38	38
Income (loss) from continuing operations	1,578	2,408	519

(a)           Reflects historical financial information of the Mexico operations in the consolidated financials.

(b)          Reflects adjustment for intercompany interest on intercompany loans.  The related intercompany loans will not be repaid.

(c)           Reflects corporate allocation, including royalty fee, which would no longer be charged.

(d)          Reflects taxes related to the Corporate allocation.

(e)           The above pro forma does not reflect the net loss on the transaction of $12.4 million.  The loss is primarily a result of the cumulative translation adjustment and the change in deferred taxes.

The above pro forma financial statements showing the unaudited results for each of the first three fiscal quarters of 2006, excluding the Mexico operations, indicate a profitable remaining entity in the first two quarters and a marginally profitable remaining entity in the third quarter. However, these results include a significant one-time financial event: a $1.4 million recovery of an insurance claim which happened in the second quarter of 2006. Additionally, these results include approximately $48.2 million in sales, as well as the resulting gross margin, from our lock/line business that has substantially been lost. Finally, these results do not include interest expense of $1.1 million related to the Senior Notes which will be recognized in the future as a result of the recent Capital Source financing (see chart on page 66).

The following chart sets forth the lock/line sales included in the results of the U.S. operations in the pro forma statements of operations, as well as the amount of cash interest by quarter paid but not expensed on the Senior Notes, which was previously accrued as part of the troubled debt restructuring in February 2002.

CellStar Corporation
U.S. Revenues
(in thousands)

	Three months ended
	Feb 2006	May 2006	Aug 2006
lock/line	$29,444	$15,296	$3,498
All other	93,305	86,272	85,226
Total Revenues	$122,749	$101,568	$88,724
Cash interest paid but not expensed(a)	$371	$371	$371

(a)     The Company did not recognize as interest expense the interest payments on the Senior Notes as the future interest on the Senior Notes was previously accrued as part of the troubled debt restructuring in February 2002.

If our stockholders do not approve either the U. S. Sale Agreement or the Mexico Sale Agreement.

In the event our stockholders do not approve either the U. S. Sale Agreement or the Mexico Sale Agreement, the Company will be left with the challenges to its business described above under “Reasons for the U.S. and Mexico Sales and the Plan of Dissolution” beginning on page 48.

The Company believes that it would require additional capital in order to (i) acquire complementary businesses as necessary to obtain the required scope and scale to maintain its position as a major distributor and logistics provider and necessary for the Company to remain competitive in its industry, and (ii) make necessary investments in its business, particularly in IT systems, to allow the Company to better compete in its distribution business. The Company believes that obtaining additional capital could be highly dilutive to existing stockholders. There can be no assurance that the Company would be able to obtain such additional capital on satisfactory terms, if at all. There can also be no assurance that the Company would be able to consummate such complementary acquisitions.

Management and the board of directors believe that it may also be necessary to immediately reduce the costs of being a public company by deregistering its Common Stock under the Exchange Act.

Based on the foregoing, management and the Company’s board of directors believe that the failure to approve both the U. S. Sale Agreement and the Mexico Sale Agreement would not be in the best interests of the stockholders and recommends that stockholders approve both the U. S. Sale Agreement and the Mexico Sale Agreement.

Recommendation of Our Board of Directors

At meetings on December 16 and 18, 2006, our board of directors unanimously (i) determined that the U.S. Sale Agreement and the U.S. Sale and the Mexico Sale Agreement and the Mexico Sale are advisable and in the best interests of our stockholders, (ii) approved the U.S. Sale Agreement and the U.S. Sale, and the Mexico Sale Agreement and the Mexico Sale and (iii) recommended that our stockholders vote in favor of the adoption of the U.S. Sale Agreement and the Mexico Sale Agreement.

PROPOSAL ONE:

THE U.S. SALE

The following discussion summarizes the material terms of the U.S. Sale. We urge you to read carefully the U.S. Sale Agreement, which is attached as Annex A to this proxy statement.

Form of the U.S. Sale

Subject to the terms and conditions of the U.S. Sale Agreement and in accordance with Delaware law, at the closing of the U.S. Sale, U.S. Buyer, a wholly-owned subsidiary of Brightpoint, Inc. and a party to the U.S. Sale Agreement, will acquire substantially all of the assets of the Company’s United States and Miami-based Latin American operations and assume certain liabilities related to those operations. The Company’s operations in Mexico and Chile and other business or obligations of the Company are excluded from the U.S. Sale Agreement.

The U.S. Sale Agreement

The following summary describes material provisions of the U.S. Sale Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the U.S. Sale Agreement, which is attached to this proxy statement as Annex A. CellStar urges you to read carefully the U.S. Sale Agreement in its entirety because this summary may not contain all the information about the U.S. Sale Agreement that is important to you.

The U.S. Sale Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about CellStar. Such information can be found elsewhere in this document and in the other public filings we make with the SEC, which are available, without charge, at http://www.sec.gov.

The representations and warranties described below and included in the U.S. Sale Agreement were made by CellStar to U.S. Buyer and by U.S. Buyer to CellStar. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by CellStar and U.S. Buyer in connection with negotiating the terms of the U.S. Sale Agreement. In addition, the representations and warranties may have been included in the U.S. Sale Agreement for the purpose of allocating risk between CellStar and U.S. Buyer rather than to establish matters as facts. The U.S. Sale Agreement is described herein, and included as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding CellStar or its business. Accordingly, the representations and warranties and other provisions of the U.S. Sale Agreement should not be read alone, and you should read the information provided elsewhere in this document regarding CellStar and its business. See “Where You Can Find More Information” beginning on page 130.

Interests of CellStar’s Management and Directors in the U.S. Sale

When considering the recommendation of our board of directors, you should be aware that the members of our board of directors and our executive officers may have interests in the U.S. Sale other than their interests as CellStar stockholders. These interests arise under certain of our existing benefit agreements and, in the case of the executive officers, pursuant to employment agreements and other agreements entered into with CellStar or its operating subsidiaries. These interests may be different from, or in conflict with, your interests as a CellStar stockholder. The members of our board of directors were aware of these additional interests, and considered them, when they approved the U.S. Sale Agreement. See “Interests of CellStar’s Management and Directors in the U.S. Sale” beginning on page 120.

Closing of the U.S. Sale

The closing of the U.S. Sale will take place on a date designated by U.S. Buyer but that will be no later than five business days after the satisfaction or waiver of each of the conditions to the closing of the U.S. Sale set forth in the U.S. Sale Agreement and as described in this proxy statement, or on such other date as U.S. Buyer, U.S. Buyer and CellStar may agree. We currently anticipate the U.S. Sale to be completed by the end of March, 2007, but no later than May 31, 2007.

Purchase Price under U.S. Sale Agreement

Upon consummation of the U.S. Sale, CellStar will receive $88,000,000 cash, subject to adjustment based on CellStar’s net working capital and the amount of certain other assets and liabilities at the closing pursuant to the U.S. Sale Agreement. Net working capital is defined with respect to the Business as (a) the value of the accounts receivable and inventories, less (b) the sum of certain accounts payable, deferred revenue in excess of $350,000 and $36,350,000. At the closing of the U.S. Sale, $8,800,000 of the Purchase Price will be deposited into an escrow account as security for our indemnification obligations for a period of six months.

Description of Assets to be Sold under U.S. Sale Agreement

In connection with the proposed U.S. Sale Agreement, we have agreed to sell to U.S. Buyer the Purchased Assets, including, but not limited to: (i) the U.S. Seller’s rights to leased real property related to the Business; (ii) all of the U.S. Seller’s personal property and interests therein (including machinery, equipment, tools, spare parts, furniture, office furnishings and vehicles); (iii) all raw materials, work-in-process, finished goods, supplies, spare parts, packaging and other inventories; (iv) all rights under all contracts relating primarily to the Business, including all purchase orders of U.S. Sellers relating primarily to the Business; (v) all third party trade accounts or notes receivable and other receivables and all schedules, records and other documentation related to such receivables; (vi) all prepaid assets and claims for refunds or deposits; (vii) all licenses, permits, qualifications or other governmental authorizations transferable without consent of any governmental authority and such other licenses, permits, qualifications, or other governmental authorizations for which consent to transfer is obtained on or prior to the closing of the U.S. Sale Agreement; (viii) all books, records, files and papers, whether in hard copy or computer format, including any information relating to any tax imposed on the assets to be purchased; (ix) certain insurance benefits, including rights and proceeds payable on or after the closing of the U.S. Sale Agreement; (x) goodwill associated with the assets to be purchased; (xi) all rights and claims under any and all transferable warranties extended by suppliers, vendors, contractors, manufacturers and licensors in relation to any of the equipment; (xii) to the extent permitted by applicable law, the personnel records (including all human resources and other records) of transferred employees; (xiii) advertising, sales and promotional literature, other sales and marketing-related materials and customer, vendor, supplier, contractor and service provider lists relating to the Business; (xiv) all claims, causes of action, judgments, reimbursements and demands, whether known or unknown, contingent or otherwise related to either (A) the assets purchased, including the right to sue for past infringement of any U.S. Seller’s intangibles or intellectual property rights, or (B) the liabilities to be assumed under the U.S. Sale Agreement; (xv) all assets, including without limitation ideas, concepts, methods, processes, discoveries, software or other intangible assets of any nature, directly and indirectly relating to any business or prospective business, including without limitation CellStar Financo, Inc. involving the lease or sale of equipment (other than handsets and accessories), and/or the modification of handsets and related devices; and (xvi) certain intellectual property.

Description of Liabilities to be Assumed by U.S. Buyer under U.S. Sale Agreement

Subject to and upon the terms and conditions of the U.S. Sale Agreement, U.S. Buyer will assume the obligations under the assumed contracts and obligations after the closing relating to the conduct of the Purchased Assets after the closing, but will not assume any other liabilities.

Description of Assets to be Retained by CellStar under U.S. Sale Agreement

If the proposed U.S. Sale is completed, the Company will retain the following:

•       all of U.S. Sellers’ cash and cash equivalents on hand and in banks;

•       the tax records of U.S. Sellers (including tax returns and supporting work papers) covering any period or transaction of any U.S. Seller occurring prior to the closing of the proposed transaction (provided that U.S. Buyer shall be entitled to copies of any such tax returns and other documents to the extent specifically provided in U.S. Sale Agreement);

•       U.S. Sellers’ Mexico operations that reside exclusively within Mexico and U.S. Sellers’ Chile operations that reside exclusively within Chile;

•       CellStar’s 19% ownership interest in CellStar Colombia Ltda. (excluding the technical service agreement and the supply agreement as those agreements are defined in the U.S. Sale Agreement);

•       the promissory notes held by CellStar in connection with the sale of its Asia, Peru and Colombia operations;

•       Sellers’ right, title, and interest in and to the (i) trademarks and/or service marks (including stylized and design marks) “Celular Express”, “Celular Express Mucho Mas Que Telefonia Celular”, “Inovacion y Tecnologia Movil”, “Celex” and “Pin Virtual”, and all registrations and applications therefor; (ii) the domain names “celularexpress.com.mx” and “celex.com.mx”; and (iii) the company names “Celular Express S.A. de C.V.”, “Communicacion Inalambrica Inteligente, S.A. de C.V.”, and “Celular Express Management S.A. de C.V.” in Mexico;

•       any claims which may exist against third parties related to CellStar’s Asia operations;

•       all rights of U.S. Sellers arising under the transaction documents or the transactions contemplated by the U.S. Sale Agreement;

•       the right to use Suite 172 at Texas Stadium in Irving, Texas and all related rights in respect thereof;

•       all intercompany receivables listed in the U.S. Sale Agreement; and

•       any rights of CellStar under that certain Stock Purchase Agreement dated November 11, 2004, and associated Deed of Option dated November 19, 2004, in respect of CellStar’s former Singapore operations.

Description of Liabilities to be Retained by CellStar under U.S. Sale Agreement

•       all liabilities to the extent arising out of or relating to the operation or conduct by the Company or any of its subsidiaries of any retained businesses, as set forth in the U.S. Sale Agreement, including, without limitation, any outstanding checks of the Company or any of its subsidiaries;

•       all liabilities to the extent arising out of or relating to any of the assets excluded from the U.S. Sale;

•       all liabilities and commitments of the Company and its subsidiaries in respect of taxes, other than those liabilities and commitments for which U.S. Buyer is responsible pursuant to the U.S. Sale Agreement;

•       any compensation or benefits payable to present or past employees of the Company or any of its subsidiaries, including without limitation, any liabilities arising under any employee plan or other employee benefit plan and any of the Company’s or its subsidiaries’ obligations for vacation, holiday or sick pay, including obligations thereof for vacation or holiday pay accrued prior to the closing for employees who are not employed by U.S. Buyer;

•       certain obligations under any employment, consulting or non-competition agreement, change of control agreement, indemnity agreement, any retention or performance-based bonus or other compensation agreement, and any similar agreements, whether written or oral, and any liabilities or obligations arising out of the termination by the Company of any of its employees in anticipation or as a consequence of, or following, consummation of the U.S. Sale Agreement;

•       certain liabilities and commitments relating to (i) current or former employees of the Company or any of its subsidiaries, (ii) current or former employees (A) that are expressly retained by the Company pursuant to the U.S. Sale Agreement or (B) for which a specific prepaid asset (e.g., an insurance policy), if any, is not sold, conveyed, transferred, assigned or delivered to U.S. Buyer; (iii) employees who, as of the closing of the U.S. Sale, are on a leave of absence resulting from a reduction in force or a “bridging” of age and/or service credit for purposes of an employee plan; (iv) compensation deferred by employees prior to the closing of the U.S. Sale; and (v) stock option and other equity-based compensation plans of the Company;

•       all indebtedness and capital lease obligations of the Company and its affiliates and subsidiaries;

•       all obligations to any broker, finder or agent for any investment banking or brokerage fees, finders fees or commission relating to the transactions contemplated by the U.S. Sale Agreement and any other fees and expenses for which the Company is responsible pursuant to the U.S. Sale Agreement;

•       all indemnification obligations owed to any person who is or was an officer or director of the Company or any subsidiary prior to the closing in respect of actions or omissions occurring prior to the closing;

•       all environmental liabilities including with respect to any release of hazardous materials after the closing date of the U.S. Sale to the extent such environmental liabilities arise from or in connection with conditions, events or circumstances occurring on or before the closing date, including without limitation the migration of hazardous materials which were released on or prior to the closing date;

•       all liabilities arising out of intentional violations of applicable law that are punishable by a material criminal fine or imprisonment;

•       any liabilities of the Company or any of its affiliates relating to or arising out of state and federal securities laws, rules, and regulations, fiduciary duties, Sarbanes-Oxley, the listing requirements of the over-the-counter market, Pink Sheets® or other national securities exchange or other automated interdealer quotation system on which the shares or debt securities of the Company or any subsidiary thereof are or have been listed, or in connection with any investigation by the National Association of Securities Dealers, Inc. or any criminal investigation by any state, federal or foreign authority;

•       any liabilities of the Company, its subsidiaries or current or former affiliates thereof other than the those liabilities assumed by U.S. Buyer;

•       all liabilities to the extent arising out of or relating to any right, title, or interest in or to (i) the trademarks and/or service marks (including stylized and design marks) “Celular Express”, “Celular Express Mucho Mas Que Telefonia Celular”, “Inovacion y Tecnologia Movil”, “Celex” and “Pin

Virtual”, and all registrations and applications therefor; (ii) the domain names “celularexpress.com.mx” and “celex.com.mx”; and (iii) the company names “Celular Express S.A. de C.V.”, “Celular Express Management S.A. de C.V.”, “Communicacion Inalambrica Inteligente, S.A. de C.V.”; and

•       certain other indemnified liabilities.

Representations and Warranties under the U.S. Sale Agreement

In the U.S. Sale Agreement, we make certain representations and warranties to U.S. Buyer and, subject to certain limitations, we have agreed to indemnify U.S. Buyer for any breach of the representations and warranties. These representations and warranties include, but are not limited to, the following:

•       due organization, valid existence, good standing and qualification to do business;

•       authority, approvals, validity and enforceability of the U.S. Sale Agreement and the transactions contemplated thereby;

•       execution, delivery and performance of the transaction documents requiring no action from any governmental authority other than compliance with the HSR Act;

•       the absence of (i) violations under our certificate of incorporation or bylaws or other governing documents, (ii) violations under any applicable laws, (iii) violations, breaches or defaults under any agreement or instrument binding on us, or (iv) the creation of any lien on the Purchased Assets, except for those liens permitted pursuant to the U.S. Sale Agreement;

•       required consents;

•       our financial statements;

•       absence of certain changes and undisclosed liabilities;

•       ownership and title to the Purchased Assets and the absence of any liens or encumbrances on any of the Purchased Assets;

•       sufficiency of the Purchased Assets;

•       our material contracts;

•       our solvency;

•       our severance plans, bonus plans, employment agreements, change of control, and indemnity agreements;

•       litigation matters;

•       compliance with applicable laws;

•       our material licenses and permits used in the operation of our business;

•       quality and condition of our inventory;

•       certain employment matters;

•       our intellectual property;

•       environmental matters;

•       customer and supplier relationships; and

•       accounts receivable and accounts payable.

For a complete text of the representations and warranties made by us, refer to Article 3 of the U.S. Sale Agreement.

In the U.S. Sale Agreement, U.S. Buyer makes certain representations and warranties to us and, subject to certain limitations, U.S. Buyer has agreed to indemnify us for any breach of the representations and warranties. These representations and warranties include, but are not limited to the following:

•       due organization, valid existence and good standing;

•       authority, approvals, validity and enforceability of the U.S. Sale Agreement and the transactions contemplated thereby;

•       execution, delivery and performance of the transaction documents requiring no action from any governmental authority other than compliance with the HSR Act;

•       litigation matters; and

•       of a finder’s fee.

Material Adverse Effect

Several of our representations and warranties contained in the U.S. Sale Agreement are qualified by reference to whether the failure of such representation or warranty to be true is reasonably likely to have a “Material Adverse Effect” on us. The U.S. Sale Agreement provides that a “Material Adverse Effect” means change, effect or circumstance that is materially adverse to the Business, Purchased Assets, Liabilities, obligations, operations, condition (financial or otherwise) or results of operations or the conduct of the Business, except for any such change, effect or circumstances that to the extent relating solely to any asset or liability excluded from the U.S. Sale and for which U.S. Buyer will have no liability following the closing, or results from or arises in connection with:

•       changes, effects or circumstances affecting generally the industries in which our Business operates; or

•       changes in economic, regulatory or political conditions generally, laws, GAAP, the accounting rules and regulations of the SEC or publicly announced general interpretations thereof after the date of the U.S. Sale Agreement; provided that the changes or effects described above will be disregarded only to the extent that the effect or change is not disproportionately adverse to our Business compared to others operating in the industries in which our Business operates.

For purposes of the definition of “Material Adverse Effect” the following will be deemed to constitute a Material Adverse Effect, if it is materially adverse to the Business, Purchased Assets, liabilities, obligations, operations, condition (financial or otherwise) or results of operations or the conduct of the Business:

•       a criminal indictment or criminal information or similar proceeding against us or any of our subsidiaries or any of our respective officers or directors;

•       an SEC enforcement action in respect of the Company, any of our subsidiaries or any of their respective officers or directors relating to actions within the scope of the Business;

•       receipt by us or any of our subsidiaries or any of our respective officers or directors of a Wells Notice, or other similar document indicating or threatening the initiation or recommendation by any governmental authority of a proceeding against any such person or entity who is named in the U.S. Sale Agreement as being an individual whose knowledge is treated as “Sellers’ Knowledge” for purposes of the U.S. Sale Agreement, or is a “Business Employee” or “Additional Employee,” for violation of securities laws; or

•       any restatement of earnings, accounting fraud or internal investigation of possible accounting fraud involving the Company or any of our subsidiaries, or any public announcement that it is or may be contemplating any action in respect thereof.

Conduct of Business Pending the U.S. Sale

Under the U.S. Sale Agreement, we have agreed that prior to the closing of the U.S. Sale, subject to certain exceptions, we will and will cause each of our subsidiaries to:

•       carry on our and their businesses in the ordinary course and in a manner consistent with past practice;

•       use reasonable best efforts to keep available the services of our current officers, employees and consultants and to preserve our present business relationships;

•       have in effect and maintain in all material respects insurance substantially of the kinds and in the amounts as are in effect as of the date of the U.S. Sale Agreement; and

•       preserve intact U.S. Sellers’ business organizations and maintain and preserve the Purchased Assets.

In addition, we have also agreed that until the closing of the U.S. Sale, subject to certain exceptions for actions taken in the ordinary course of business, consistent with past practice, or with U.S. Buyer’s prior written consent, as necessary to comply with legal requirements, or as specified in the U.S. Sale Agreement, we will and will cause our subsidiaries to comply with specific restrictions relating to, among others:

•       acquiring any business, corporation, partnership or any business organization or division thereof;

•       the sale, lease, license or other disposition of our or their assets;

•       amending our or their certificate of incorporation or bylaws or similar organizational documents;

•       other than dividends from any wholly owned subsidiary of CellStar to its parent, declaring or paying any dividend or other distribution with respect to any shares of ours or their capital stock, or purchasing, redeeming or otherwise acquiring any shares of ours or their capital stock, other equity securities or other ownership interests;

•       splitting, combining or reclassifying any outstanding shares of our or their capital stock; and

•       incurring indebtedness or guarantee any such indebtedness of another person or entity.

In addition to the foregoing, except as specifically permitted by any other provisions in the U.S. Sale Agreement, CellStar and our subsidiaries will not, prior to the closing of the U.S. Sale, directly or indirectly, do any of the following without the prior written consent of U.S. Buyer:

•       increase, alter or amend the compensation or fringe benefits of any Transferred Employees;

•       enter into employment arrangements or arrangements to provide rights or benefits upon a change of control with any transferred employee or enter into any retention or performance-based bonus or other compensation agreement or any similar agreement with any such employee;

•       enter into, amend, modify, renew, replace or terminate any material contract, or place, amend, modify or terminate any purchase orders in respect of U.S. Sellers relating primarily to the Business;

•       expend funds for capital expenditures in excess of $50,000 in the aggregate;

•       adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

•       recognize any labor union (unless legally required to do so) or enter into or amend any collective bargaining agreement in respect of U.S. Sellers;

•       change any accounting principles, unless required by the Financial Accounting Standards Board;

•       unless compelled by a final non-appealable court order or other binding order of a governmental authority, settle any litigation in which any U.S. Seller is a defendant in an amount in excess of $25,000 and in the aggregate in an amount in excess of $50,000 or waive any material right, except with respect to the SEC investigation;

•       modify or amend any existing insurance policy, except for a renewal thereof on substantially the same terms and conditions;

•       knowingly act in a manner intended to materially delay the consummation of the transactions contemplated by the U.S. Sale Agreement; or

•       solicit, initiate, encourage or knowingly facilitate (including by furnishing nonpublic information) any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an any inquiry, offer or proposal concerning any merger agreement, consolidation, share exchange, reorganization of us.

We agree to use our reasonable best efforts to obtain all of required consents.

For a period of two years following the closing of the U.S. Sale, we will not directly or indirectly, engage in or participate in any business or activity in any geographic area in which the Business or any part thereof operates or as of the date of U.S. Sale Agreement plans to operate which is in competition with the Business.

We will not for a period of two years after the closing of the U.S. Sale, and will cause our affiliates and representatives not to, for a period of one year after the closing, directly or indirectly, without the prior written consent of Buyer, disclose to any third party any confidential or proprietary information included in the Purchased Assets.

As of and following the closing date of the U.S. Sale, we will not use, transfer, license or grant or exercise any other right, title, or interest in or to the “CellStar” name and/or any variants thereof and/or any names, trademarks, or service marks substantially similar thereto, except as set forth in a Mexico license agreement and Chile license agreement.

We will also not liquidate or dissolve, or enter into any proceeding relating to bankruptcy, insolvency, liquidation or dissolution until the expiration of the seven month period following the closing.

Before the closing of the U.S. Sale, we will exercise complete control and supervision of our operations, consistent with the terms and conditions of the U.S. Sale Agreement.

We have also agreed to certain other customary covenants, including to provide U.S. Buyer and its representatives access at reasonable times to CellStar’s officers, employees, agents, properties, offices and other facilities, as well as to CellStar’s books and records. CellStar has also agreed to promptly furnish information concerning CellStar’s business, properties, contracts, assets, liabilities, taxes, personnel and other aspects of the company’s business, including internal reviews conducted by the company relating to legal compliance. U.S. Buyer’s access rights are subject to its obligations under its existing confidentiality agreement with CellStar.

Conditions to Closing of the U.S. Sale

The U.S. Sale is subject to the satisfaction or waiver of various conditions, including those listed below.

U.S. Buyer and U.S. Sellers are not obligated to effect the U.S. Sale unless the following conditions are satisfied or waived:

•       any applicable waiting period under the HSR Act relating to the U.S. Sale shall have expired or been terminated;

•       all approvals of governmental authorities listed in the U.S. Sale Agreement shall have been obtained;

•       no provision of any applicable law shall prohibit the consummation of the closing or subject U.S. Buyer or U.S. Sellers to any penalty or other condition that has, in the case of U.S. Sellers, a Material Adverse Effect; and

•       the U.S. Sale Agreement has been approved by our stockholders at the Special Meeting.

U.S. Buyer is not obligated to effect the U.S. Sale unless the following conditions are satisfied or waived:

•       we have performed in all material respects all of our obligations under the U.S. Sale Agreement required to be performed by us on or prior to the closing date;

•       our representations and warranties contained in the U.S. Sale Agreement are true in all respects (disregarding conditions of immateriality, materiality, Material Adverse Effect or any other derivation of any of the foregoing contained in any such representations and warranties) when made and at and as of the closing date, as if made at and as of such date (except that any representation or warranty made as of a specified date other than the date hereof shall only be required to have been true on and as of such date), except where any failure of such representations and warranties to be so true in all respects would not result in a Material Adverse Effect);

•       we have operated the Business and held the Purchased Assets in the ordinary course of business consistent with past practices;

•       we have delivered to U.S. Buyer a certificate, dated as of the closing date, certifying that attached thereto is a complete and correct copy of the charter, bylaws, or operating agreement, other applicable governance document and resolutions adopted by the board of directors or members of each U.S. Seller authorizing the execution, delivery and performance of the U.S. Sale Agreement and the other agreements executed in connection therewith and the transfer of the Purchased Assets to U.S. Buyer, and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date thereof;

•       all consents of third parties required by the agreements have been obtained;

•       we have delivered possession and control of all of the Purchased Assets to U.S. Buyer, including, but not limited to, all material applicable keys, access cards and other entry devices;

•       all material governmental licenses, authorizations, permits, consents and approvals required to carry on the Business as currently conducted have been transferred to or otherwise obtained by U.S. Buyer on or before the closing date;

•       each U.S. Seller has entered into the Escrow Agreement and the Transition Services Agreement;

•       since the date of the U.S. Sale Agreement, there has been no event, development or state of facts that results in or would result in a Material Adverse Effect;

•       U.S. Buyer has timely received from us the Estimated Net Working Capital Statement in form and substance approved by U.S. Buyer, in its sole and absolute discretion;

•       we have delivered to U.S. Buyer good standing certificates or the equivalent for each U.S. Seller from its jurisdiction of incorporation;

•       U.S. Buyer has received an opinion of Haynes and Boone, counsel for U.S. Sellers;

•       no order of any governmental authority is in effect which restrains or prohibits the transactions contemplated by the U.S. Sale Agreement;

•       the U.S. Sale Agreement shall not have been terminated;

•       the employment agreements and/or modifications entered into by U.S. Buyer and/or one of its Affiliates, on the one hand, and the key employees named in the U.S. Sale Agreement, on the other hand, are in full force and effect;

•       we have implemented a formal retention program in order to retain key employees for the period commencing on the date the U.S. Sale Agreement was executed through the closing date;

•       U.S. Buyer has received evidence, satisfactory to it with respect to our and our subsidiaries’ authority to use Microsoft software which has been utilized by us and our subsidiaries;

•       all liens with respect to the Purchased Assets (except in favor of Raymond Leasing Corporation and Wells Fargo Financial Leasing Inc.) have been discharged, and all indebtedness under the Loan and Security Agreement dated as of September 28, 2001, between CellStar and each of our subsidiaries signatories thereto and Wells Fargo Foothill, Inc., as amended, and the Term Loan and Security Agreement dated as of August 31, 2006, between CellStar and each of our subsidiaries signatories thereto and CapitalSource Finance, LLC, as amended, and under CellStar’s indenture dated as of February 20, 2002, with The Bank of New York, have been satisfied and paid in full;

•       U.S. Buyer has received (i) a letter agreement from us acknowledging that the liabilities that are not being assumed by U.S. Buyer include certain accounts payable and accrued expenses and (ii) a schedule reflecting our estimate of such excluded liabilities and accounts payable;

•       all intercompany receivables and payables between the Business, on the one hand, and any Retained Business, on the other hand, have been eliminated;

•       U.S. Buyer has received evidence, satisfactory to U.S. Buyer in respect of tax or similar clearance from appropriate Governmental Authorities in the States of Florida and Texas;

•       U.S. Buyer has received evidence in respect of the payment in full of all obligations due to officers, directors and employees of CellStar;

•       we have taken action to ensure that no liability shall attach to U.S. Buyer in respect of CellStar’s stockholder rights plan; and

•       a technical service agreement and a supply agreement have been extended and assigned to U.S. Buyer and are the only material contracts in existence at the closing of the U.S. Sale in respect of our business in Colombia.

We are not obligated to effect the U.S. Sale unless the following conditions are satisfied or waived:

•       U.S. Buyer has performed in all material respects all of its obligations under the U.S. Sale Agreement required to be performed by it on or prior to the closing;

•       The representations and warranties of U.S. Buyer contained in the U.S. Sale Agreement are true in all respects (disregarding immateriality, materiality, Material Adverse Effect or any other derivation of any of the foregoing contained in any such representations and warranties) when made and at and as of the closing, as if made at and as of such date, (except that any representation or warranty made as of a specified date, other than the date of the U.S. Sale Agreement, shall only be required to have been true on and as of such date), except where any failure of such representations and warranties to be true in all respects would not result in a Material Adverse Effect on the ability of U.S. Buyer to consummate the transactions contemplated by the U.S. Sale Agreement;

•       We have received a certificate signed by an officer of U.S. Buyer to the foregoing effect;

•       U.S. Buyer has delivered to us a certificate, dated as of the closing date, in form and substance reasonably satisfactory to us, of the Secretary or an Assistant Secretary of U.S. Buyer certifying that attached thereto is a complete and correct copy of the charter, bylaws, and resolutions adopted by the board of directors of U.S. Buyer authorizing the execution, delivery and performance of the U.S. Sale Agreement and the other agreements executed in connection therewith by it; and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date of the U.S. Sale Agreement;

•       no order of any governmental authority shall be in effect which restrains or prohibits the transactions contemplated by the U.S. Sale Agreement, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the U.S. Sale Agreement or any of the transactions contemplated thereby, have been instituted by any person or entity, and which, in the reasonable judgment of CellStar (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it impossible or unlawful to proceed with the consummation of the transactions contemplated thereby;

•       U.S. Sellers have received an opinion of Blank Rome LLP, counsel for U.S. Buyer, dated the closing date; and

•       U.S. Buyer has entered into a transition services agreement.

Limitation on Considering Other Acquisition Proposals under U.S. Sale Agreement

Prior to the earlier of (i) the closing date or (ii) the termination of the U.S. Sale Agreement, subject at all times to the Company’s and our directors’ duty to act in a manner consistent with their fiduciary duties, we will not, nor will we permit any of our affiliates to, nor will we permit any officer, director, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, us or any of our subsidiaries to directly or indirectly:

•       solicit, initiate, encourage or knowingly facilitate (including by furnishing nonpublic information) any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below);

•       participate in any discussions or negotiations in furtherance of such inquiries or to obtain an Acquisition Proposal, or the making of any proposal that constitutes any Acquisition Proposal, or provide any confidential information or data with respect to an Acquisition Proposal;

•       agree to approve or recommend or propose publicly to approve or recommend any Acquisition Proposal; or

•       execute or enter into any letter of intent, agreement in principle, merger agreement, memorandum of understanding, term sheet or other similar document related to an Acquisition Proposal;

Subject to our compliance with the U.S. Sale Agreement, nothing shall prevent CellStar or our board of directors from (i) entering into a definitive agreement providing for the implementation of a Superior Proposal (as defined below) if we or our board of directors has complied with certain procedures in the U.S. Sale Agreement; or (ii) furnishing information to, or entering into or participating in discussions or negotiations with, any person or entity that makes an unsolicited bona fide written Acquisition Proposal to us if (1) our board of directors determines in good faith that failure to do so would create a reasonable probability of a breach of its duties to stockholders imposed by applicable law, (2) our board of directors determines in good faith that such Acquisition Proposal would be reasonably likely, if consummated, to constitute a Superior Proposal and (3) prior to taking such action, we comply in all material respects with the procedures set forth in the U.S. Sale Agreement.

We will (i) promptly, and in any event within two business days, notify U.S. Buyer orally and in writing after receipt by us of any Acquisition Proposal, including the material terms and conditions thereof, to the extent known, and the identity of the person making it, (ii) promptly, and in any event within two business days, notify U.S. Buyer orally and in writing after receipt of any request for non-public information relating to it or any of its subsidiaries or for access to its or any of its subsidiaries’ properties, books or records by any person that is reasonably likely to make, or has made, an Acquisition Proposal, and (iii) notify U.S. Buyer within one business day of any material change to the terms and conditions of any Acquisition Proposal.

An “Acquisition Proposal” means any inquiry, offer or proposal concerning (i) any merger agreement, consolidation, share exchange, reorganization, recapitalization, business combination, or other similar transaction in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the surviving entity resulting from any such transaction, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the Company representing 20% or more of the consolidated assets of the Company and our subsidiaries, taken as a whole in a single transaction or series of related transactions, (iii) any tender offer or exchange offer for 20% or more of any class of equity security of the Company or the filing of a registration statement under the Securities Act in connection therewith, (iv) any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of assets of the Company and our subsidiaries having a fair market value equal to or greater than 20% of the fair market value of all of the assets of the Company and our subsidiaries, taken as a whole, immediately prior to such transaction, or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (other than the transactions contemplated by the U.S. Sale Agreement).

A “Superior Proposal” means a bona fide written Acquisition Proposal (except that references in the definition of Acquisition Proposal to “20%” shall be “50%”) which (i) in the good faith judgment of our board of directors, is reasonably likely to be consummated, and (ii) a majority of our board of directors determines in their good faith judgment after consultation with outside financial advisors to be more favorable to our stockholders from a financial point of view (which determination may take into account legal and regulatory matters) than the transactions contemplated by the U.S. Sale Agreement.

Indemnification under U.S. Sale Agreement

CellStar has agreed to indemnify U.S. Buyer from and against any and all losses, obligations, deficiencies, liabilities, claims (whether actual or threatened), damages, costs and expenses, and all reasonable legal fees resulting from:

•       any misrepresentation of a fact contained in any representation of any U.S. Seller contained in this U.S. Sale Agreement;

•       the breach by any U.S. Seller of any warranty or covenant made by any of them in the U.S. Sale Agreement;

•       any unpaid federal, state, local and foreign taxes of the Business for any pre-closing tax periods and the portion through the closing date for any tax period which does not end on the closing date and any liability or obligation for the unpaid taxes of the Business including under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax Law) as a transferee or successor, by contract or otherwise;

•       any liability or obligation of any of U.S. Sellers arising out of or relating to any of the liabilities excluded from the U.S. Sale, including without limitation, any amounts which may be due under any agreement with Robert A. Kaiser including his employment agreement with the Company and CellStar, Ltd.;

•       any losses incurred as a result of U.S. Sellers’ waiver or noncompliance with the bulk sales laws; and

•       any claims, charges, suits or legal proceedings against U.S. Buyer or its affiliates by or on behalf of any employee as a result of (i) illegal or unlawful misconduct on or before the closing date, and (ii) any retention agreement or retention memoranda agreed to with, or issued in favor of, any employee.

Certain representations survive the closing for six months, and certain representations survive until the earlier of two years after the closing or the liquidation or dissolution of CellStar. CellStar’s total liability for all losses shall not exceed $17,600,000 except for actual fraud, intentional misrepresentation or breach of a covenant not to liquidate or dissolve until seven months after closing.

Termination of the U.S. Sale Agreement; Termination Fees

CellStar and U.S. Buyer can terminate the U.S. Sale Agreement under certain circumstances, including:

•       by mutual written consent of U.S. Buyer and us;

•       by either U.S. Buyer or us if (i) the U.S. Sale has not been completed before May 31, 2007, provided that such date may be extended for a period of 60 days if the staff of the SEC has not closed its comment period with respect to this proxy statement or (ii) a court or governmental agency has issued an order permanently prohibiting the U.S. Sale. However, the right to terminate the U.S. Sale Agreement under this circumstance will not be available to any party whose failure to fulfill any of its obligations under the U.S. Sale Agreement has been the cause of, or resulted in, the failure of the U.S. Sale to be consummated on or before such date;

•       by U.S. Buyer, if U.S. Buyer is not in material breach of any of its representations, warranties, covenants and agreements under the U.S. Sale Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in U.S. Sale Agreement on the part of any U.S. Seller and any U.S. Seller is not using its reasonable best efforts to cure such breach;

•       by U.S. Sellers, if U.S. Sellers are not in material breach of any of their representations, warranties, covenants and agreements under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of U.S. Buyer and U.S. Buyer is not using its reasonable efforts to cure such breach;

•       by U.S. Buyer, if our board of directors has (i) failed to recommend the U.S. Sale to our stockholders, (ii) withdrawn the recommendation, (iii) modified the recommendation in a manner adverse to U.S. Buyer, (iv) approved or recommended to our stockholders an acquisition proposal other than that contemplated by the U.S. Sale Agreement or entered into any agreement with respect to an acquisition proposal, (v) after an acquisition proposal has been made, fails to affirm the recommendation of the U.S. Sale within five days of any request by U.S. Buyer to do so,

(vi) recommended that the stockholders tender their shares in any tender offer or exchange offer that is commenced which would result in any person or group becoming a beneficial owner of 20% or more of the outstanding capital stock of CellStar;

•       by U.S. Sellers, if our board of directors shall have concluded in good faith, after consultation with outside counsel, that such action is necessary in order for it to be deemed to have acted in a manner consistent with its fiduciary duties in connection with its approval of a proposal that is superior to the U.S. Sale Agreement; and

•       by U.S. Sellers or U.S. Buyer, if the our stockholders’ approval has not been obtained at the Special Meeting; provided, however, that the right to terminate the U.S. Sale Agreement shall not be available to U.S. Sellers if the failure to obtain our stockholders’ approval shall have been caused by the action or failure to act by U.S. Sellers and such action or failure constitutes a material breach by U.S. Sellers.

The U.S. Sale Agreement provides that we will pay U.S. Buyer a termination fee of $3,080,000 plus fees and expenses incurred in connection with the transactions contemplated by the U.S. Sale Agreementif it is terminated (i) by U.S. Sellers if our board of directors has approved a Superior Proposal, (ii) by U.S. Buyer if our board of directors has withdrawn its recommendation that our stockholders approve the U.S. Sale Agreement or recommended an Acquisition Proposal or (iii) by U.S. Sellers or U.S. Buyer if the stockholders do not approve the U.S. Sale Agreement, an Acquisition Proposal has been announced prior to the Special Meeting, and within one year of termination we enter into an agreement for an Acquisition Proposal.

Restrictions on our Liquidation and Dissolution

Pursuant to the U.S. Sale Agreement we will not liquidate or dissolve, or enter into any proceeding relating to bankruptcy, insolvency, liquidation or dissolution until the expiration of the seven month period following the closing of the U.S. Sale. During this seven month period, we will (i) apply the proceeds received under the U.S. Sale Agreement to promptly discharge our liabilities existing on and after the closing date of the U.S. Sale, including all amounts owed to current and future creditors of the Company and our subsidiaries; (ii) maintain sufficient capital with which to continue our operations; and (iii) maintain assets that exceed our liabilities. In addition, at all times during the escrow period, we will be permitted to make distributions, dividends and liquidating or other payments of cash or other assets or property to our stockholders or any other persons provided that we retain an amount of cash at least equal to the amount of the indemnity cap of $17,600,000 (the “Minimum Cash”) for our indemnity obligations under the U.S. Sale Agreement, which includes the $8,800,000 in the escrow account.

No payment will be made unless our board of directors determines, upon the advice of outside legal counsel, that such payment may be made in compliance with their duties under applicable law, provided adequate provision is made to maintain the Minimum Cash amount.

We may arrange for the payment and satisfaction, at or prior to the closing, of all intercompany liabilities and certain other indebtedness to third parties.

We will provide U.S. Buyer, on a monthly basis, with evidence reasonably satisfactory to U.S. Buyer of our compliance with the foregoing covenants.

Absence of Appraisal Rights

Holders of our Common Stock are not entitled to appraisal rights in connection with the proposal to approve the U.S. Sale Agreement under the DGCL, our Certificate of Incorporation or our Amended and Restated Bylaws.

Vote Required and Recommendation of the Board

The approval of the U.S. Sale Agreement requires the affirmative vote of the holders of a majority of the shares of our Common Stock outstanding. The board of directors unanimously recommends that you vote “FOR” the proposal to approve the U.S. Sale Agreement.

Deregistration of CellStar Common Stock

If the U.S. Sale is completed, the Company intends to immediately file a Form 15 with the SEC to voluntarily deregister our Common Stock under the Exchange Act. Upon the filing of the Form 15, our obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately be suspended. We expect that the deregistration of our Common Stock will become effective 90 days after the date of filing of the Form 15. We are eligible to deregister by filing a Form 15 because we have fewer than 300 holders of record of our Common Stock. We anticipate that our Common Stock will continue to be traded on the over-the-counter (OTC) market and be quoted in the Pink Sheets® upon completion of the U.S. Sale, but we cannot assure you that our Common Stock will continue to be traded and quoted in this manner.

PROPOSAL TWO:

THE MEXICO SALE

Approval of the Mexico Sale by the Company’s stockholders is not required under the DGCL. However, our board of directors believes that, as a matter of good corporate governance, the Mexico Sale should not occur unless the Mexico Sale Agreement is approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote. Consequently, the Company will not effect the Mexico Sale unless it is so approved. The following discussion summarizes the material terms of the Mexico Sale. We urge you to read carefully the Mexico Sale Agreement, which is attached as Annex B to this proxy statement.

Form of the Mexico Sale

Subject to the terms and conditions of the Mexico Sale Agreement, at the closing of the Mexico Sale, Mexico Buyers will acquire substantially all of CellStar’s Mexico operations. Unless Mexico Buyers give three business days’ notice prior to the closing date of the Mexico Sale that they elect the Alternate Transaction, we will sell to Mexico Buyers (i) all of the outstanding shares of the Company’s Mexican subsidiaries, and Celular Express’ interest in a joint venture with certain individuals who Series A Stock in CII, and (ii) CIC/SA’s accounts receivable due from Celular Express. Upon three business days’ prior notice to Mexico Sellers, Mexico Buyers may elect not to consummate the Stock Sale described above and, instead, purchase the CII Series B Stock, representing 51% of the corporate capital of CII, from Celular Express. In such event, Audiomex and NAC would retain ownership of the stock of Celular Express and Celular Express Management, and indirectly through Celular Express, the stock of CellStar Mexico.

The Mexico Sale Agreement

On December 18, 2006, we entered into the Mexico Sale Agreement with Mexico Buyers pursuant to which we will, subject to certain conditions, including approval by our stockholders at the Special Meeting, sell substantially all of ourMexico operations to Mexico Buyers. As consideration for this sale, unless Mexico Buyers elect the Alternate Transaction (as hereinafter defined) and give three days’ notice of such election to Mexico Sellers, Mexico Buyers will pay us between $20,000,000 and $22,000,000 in cash, based on the 2007 operating performance of the Mexico operations up to the closing date. If, however, Mexico Buyers elect the Alternate Transaction and give three days’ notice of such election to Mexico Sellers, CellStar will receive $13,000,000 for the CII Series B Shares, which represent 51% if the corporate capital of CII, upon consummation of the Alternate Transaction.

In the event the Alternate Transaction is consummated, the Company would retain the Alternate Transaction consideration and would be entitled to certain calendar year CII profits attributable to Celular Express’ 51% ownership of CII up to the consummation of the Alternate Transaction. Moreover, after giving effect to the Alternate Transaction, the Company, through Audiomex and NAC, would retain ownership of the stock of Celular Express and Celular Express Management. Celular Express would in turn own all of the stock of CellStar Mexico. Each of Celular Express and CellStar Mexico has assets, principally accounts receivable and inventory. In the event the Alternate Transaction is consummated, CII has agreed, upon request by Celular Express and CellStar Mexico, to assist in disposing of the inventory and collecting the accounts receivable of the Company’s Mexican subsidiaries, for a fee of 5% of the proceeds realized.

Closing of the Mexico Sale

The closing of the Mexico Sale will take place on a date designated by Mexico Buyers but that will be no later than five business days after the satisfaction or waiver of each of the conditions to the closing of the Mexico Sale set forth in the Mexico Sale Agreement and as described in this proxy statement, or on such other date asMexico Buyers and CellStar may agree. We currently anticipate the Mexico Sale to be completed by the end of March, 2007.

Purchase Price under Mexico Sale Agreement

Upon consummation of the Mexico Sale, unless Mexico Buyers elect the Alternate Transaction and give three days’ notice of such election to Mexico Sellers, CellStar will receive between $20,000,000 and $22,000,000 in cash, based on the 2007 operating performance of the Mexico operations up to the closing date. If, however, Mexico Buyers elect the Alternate Transaction and give three days’ notice of such election to Mexico Sellers, CellStar will receive $13,000,000 upon consummation of the Mexico Sale.

Description of Mexican Operations to be Sold under Mexico Sale Agreement

In connection with the proposed Mexico Sale Agreement, unless Mexico Buyers give three business days’ notice prior to the closing date of the Mexico Sale that they elect the Alternate Transaction, we have agreed to sell to Mexico Buyers substantially all of the Company’s Mexico operations in exchange for approximately $20,000,000 to $22,000,000. Upon three business days’ prior notice to Mexico Sellers, Mexico Buyers may elect not to consummate the Stock Sale and, instead, consummate the Alternate Transaction, in exchange for a payment to Celular Express of $13,000,000.

Representations and Warranties under the Mexico Sale Agreement

In the Mexico Sale Agreement, Mexico Sellers make certain representations and warranties to Mexico Buyers and Mexico Sellers have agreed, subject to certain limitations, to indemnify Mexico Buyers and certain others for any breach of the representations and warranties. These representations and warranties include, but are not limited to, the following:

•       due organization, valid existence, good standing and qualification to do business;

•       title to all of the issued and outstanding shares of stock of the Acquired Companies free and clear of any mortgages, pledges, liens, encumbrances, charges, restrictions on transfer, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, rights of first refusal or first offer, voting agreements or other limitations;

•       authority, approvals, validity and enforceability of the Mexico Sale Agreement and the transactions contemplated thereby;

•       no person or entity, has any option, warrant, subscription, or other right or agreement to acquire any interest in any of the assets or rights of Mexico Sellers;

•       the Acquired Companies and CellStar Mexico have been managed, administered and operated according with sound commercial practices and applicable law;

•       the books of account, minute books, stock record books, and other records of the Acquired Companies and CellStar Mexico are complete and correct and have been maintained in accordance with sound business practices and the requirements of the Mexican General Law of Business Organizations of the United Mexican States, including the requirement of maintaining an adequate system of internal controls;

•       the outstanding shares of equity securities of each such subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any lien and are not subject to or issued in violation of any other right of first refusal, preemptive right or similar right under any provisions of the Mexican General Law of Business Organizations, the corporate by-laws of the subsidiaries or any other agreement;

•       no claims pending or threatened against Mexico Sellers, CellStar Mexico or the Acquired Companies before or by any governmental authority or any third party that threatens or challenges the validity of the Mexico Sale Agreement, any agreement or document to be delivered in connection therewith or any action taken or to be taken by Mexico Sellers, CellStar Mexico or the Acquired Companies in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated by the Mexico Sale Agreement;

•       there has not been any event, occurrence or development or state of circumstances or facts that has had or would reasonably be expected to have a material adverse effect on CellStar Mexico and/or the Acquired Companies, taken as a whole, or to materially delay the consummation of the transactions contemplated by the Mexico Sale Agreement;

•       to the extent that the Acquired Companies and CellStar Mexico have rights to intellectual property pursuant to a license or other contract:

•        each such license or other contract is valid and binding;

•        each such license or contract is in full force and effect;

•        the Acquired Companies and CellStar Mexico, as the case may be, are not in default under or in material breach of any such license or other contract, and

•        none of the licensors are in default under or in material breach of any such license or other contract pursuant to which the Acquired Companies and CellStar Mexico have rights to intellectual property;

•       each of the Acquired Companies and CellStar Mexico have filed all federal, state, local and foreign tax returns and tax reports;

•       each of the Acquired Companies and CellStar Mexico have insurance coverage as reasonably and commercially required;

•       compliance with all legal requirements respecting employment and employment practices and Mexican labor laws;

•       compliance, in all material respects, with all legal requirements, including the possession of all permits required under applicable environmental laws, relating to the environment or natural resources;

•       all inventory owned or held by the Acquired Companies and CellStar Mexico consists of quality and quantity usable and salable in the ordinary course of business; and

•       the Mexico Sale will not violate or conflict with the bylaws or organizational documents of CellStar Mexico, the Acquired Companies or Mexico Sellers.

For a complete text of the representations and warranties made by us, see Section 5 of the Mexico Sale Agreement.

In the Mexico Sale Agreement, Mexico Buyers make certain representations and warranties to Mexico Sellers and, subject to certain limitations, Mexico Buyers have agreed to indemnify Mexico Sellers for any breach of the representations and warranties. These representations and warranties include, but are not limited to the following:

•       due organization, valid existence and good standing;

•       authority, approvals, validity and enforceability of the U.S. Sale Agreement and the transactions contemplated thereby; and

•       no agreement or actions taken which will cause any person or entity to become entitled to a broker’s fee or commission as a result of the Mexico Sale.

For a complete text of the representations and warranties made by Mexico Buyers, refer to Section 6 of the Mexico Sale Agreement.

Conduct of Business Pending the Mexico Sale

Under the Mexico Sale Agreement, we have agreed that prior to the closing of the Mexico Sale, we will continue the business of the Acquired Companies, CellStar Mexico and CII according to recent historical business practices. Except for certain exceptions that are specifically provided for in the Mexico Sale Agreement, the Mexico Sellers will not have any continuing obligations to Mexico Buyers, the Acquired Companies, CellStar Mexico or CII after the closing.

Conditions to Closing of the Mexico Sale

The Mexico Sale is subject to the satisfaction or waiver of various conditions, including those listed below.

The Mexico Sellers are not obligated to consummate the Stock Sale unless the following conditions are satisfied or waived:

•       the written consent and approval of Wells Fargo Foothill and CapitalSource, secured lenders to Mexico Sellers, permitting the transfer of stock to Mexico Buyers and releasing any rights and interests they may have in and to such stock or the stock of CellStar Mexico;

•       the adoption of resolutions of the board of directors of Mexico Sellers and CellStar approving the Stock Sale and the other transactions contemplated in the Mexico Sale Agreement;

•       the release and termination of any and all guarantees issued by CellStar and CellStar, Ltd. for the benefit of the Acquired Companies, CellStar Mexico, CII, and any of their subsidiaries or affiliates;

•       the delivery by Mexico Buyers to Mexico Sellers of a $13 million letter of credit, which is payable to Celular Express in the event Mexico Buyers default in their obligation to pay the Mexico Sale consideration or the Alternate Transaction consideration;

•       the delivery to Mexico Sellers and CellStar of a mutual release, executed by Mexico Buyers, the Acquired Companies, CellStar Mexico and CII;

•       the approval by the stockholders of CellStar of the Mexico Sale, and the other transactions contemplated by the Mexico Sale Agreement;

•       delivery by Mexico Buyers of a certificate confirming that the representations and warranties of Mexico Buyers contained in the Mexico Sale Agreement are true and correct as of the closing date and that the conditions precedent to Mexico Buyers’ performance under the Mexico Sale Agreement have either been satisfied or waived by Mexico Buyers;

•       delivery to Mexico Sellers and CellStar, Ltd. of the consideration for the Stock Sale;

•       all intercompany debt between the Acquired Companies or CellStar Mexico, on the one hand, and CellStar, CellStar, Ltd., and NAC and any of their respective affiliates or subsidiaries, on the other, (other than the accounts receivable from CellStar Mexico) have been capitalized; and

•       in consultation with Mexico Buyers, Mexico Sellers have allocated the Mexico Sale consideration paid among Mexico Sellers and Mexico Buyers.

The Mexico Buyers are not obligated to consummate the Stock Sale unless the following conditions are satisfied or waived:

•       the satisfactory performance of a financial, accounting and legal due diligence on CellStar Mexico and the Acquired Companies by the legal and financial advisors of Mexico Buyers, which began as of December 18, 2006 and will conclude on or before four business days prior to the closing date of the Mexico Sale;

•       each of the Acquired Companies and CellStar Mexico have held a shareholders meeting approving the transactions contemplated by the Mexico Sale Agreement;

•       the valid delivery by Mexico Sellers to Mexico Buyers of good and marketable title to the stock, free and clear of all liens and claims;

•       delivery to Mexico Buyers of a certificate issued by the Secretary of the board of directors of each of the Acquired Companies dated the closing date, stating that the transfer of the stock has been recorded in the stock registry books of the Acquired Companies;

•       Mexico Sellers have performed in all material respects all of the respective covenants and obligations required by the Mexico Sale Agreement to be performed by them prior to or at the closing date;

•       Mexico Buyers have received satisfactory evidence, certifying that the net working capital of the Acquired Companies and CellStar Mexico on a consolidated basis is at least $10,000,000 as of the closing date;

•       Mexico Buyers have received a certificate issued by a financial officer of the Acquired Companies certifying that the Acquired Companies and CellStar Mexico have been managed and operated as of the date of the Mexico Sale Agreement and as of the closing date of the Mexico Sale in the ordinary course of their respective businesses and in accordance with sound commercial and financial practices;

•       Mexico Buyers have received the audited financial statements of each of the Acquired Companies and CellStar Mexico as of December 31, 2005 and final unaudited financial statements as of December 31, 2006;

•       no preliminary or permanent injunction or other order of any governmental authority of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by the Mexico Sale Agreement are in effect. No claim pending, or threatened, seeking to restrain, enjoin or prohibit or declare illegal, or seeking substantial damages in connection with, any material part of the transactions contemplated by the Mexico Sale Agreement;

•       execution and delivery to Mexico Buyers by CellStar, Ltd. of a trademark license agreement;

•       the delivery to Mexico Buyers of a mutual release, executed by Mexico Sellers, CellStar Corp., and certain CellStar affiliates;

•       all intercompany debt between the Acquired Companies and CellStar Mexico, on the one hand, and us, CellStar, Ltd. and NAC and any of our respective affiliates or subsidiaries, on the other, (other than the accounts receivable from CellStar Mexico) has been capitalized;

•       Mexico Sellers have delivered a written certification of allocation of the consideration paid amongst all assets to be acquired;

•       upon payment by Mexico Buyers of the Mexico Sale consideration, Mexico Sellers will deliver to Mexico Buyers a written release authorizing the cancellation of the $13 million letter of credit,

which was delivered to Mexico Sellers and payable to Celular Express in case of the default by Mexico Sellers in their obligation to pay the Mexico Sale consideration;

•       the delivery to Mexico Buyers of documentation that the sale by CIC/SA and NAC of the stock of CellStar Mexico to Celular Express has occurred; and

•       delivery by Mexico Sellers of a certificate confirming that the representations and warranties of Mexico Sellers contained in the Mexico Sale Agreement are true and correct as of the closing date of the Mexico Sale, and that the conditions precedent to Mexico Sellers’ performance under the Mexico Sale Agreement have either been satisfied or waived by Mexico Sellers.

If as a consequence of their due diligence process, Mexico Buyers decide not to consummate the Stock Sale, then the Alternate Transaction will be consummated pursuant to which Soluciones will acquire from Celular Express the CII Series B Shares upon and subject to the satisfaction or waiver by Soluciones of the following conditions:

•       Celular Express has held a shareholders meeting approving the Alternate Transaction;

•       execution for transfer and assignment and the valid delivery by Celular Express to Soluciones of good and marketable title to the CII Series B Shares free and clear of all liens and claims, including the endorsement in property of the stock certificates representing the CII Series B Shares;

•       delivery to Soluciones of a certificate issued by the Secretary of the board of directors of Celular Express dated the closing date of the Mexico Sale, stating that the transfer of the CII Series B Shares has been recorded in the stock registry book of CII;

•       insofar as they are applicable to the CII Series B Shares, Mexico Sellers have performed in all material respects all of the respective covenants and obligations required by the Mexico Sale Agreement to be performed by them prior to or at the closing date of the Mexico Sale;

•       the delivery to Mexico Buyers of a mutual release, executed by Mexico Sellers, CellStar, and certain CellStar affiliates;

•       delivery by Mexico Sellers of a certificate confirming that, insofar as they are applicable to the CII Series B Shares, the representations and warranties of Mexico Sellers contained in the Mexico Sale Agreement are true and correct as of the closing date of the Mexico Sale, and that the conditions precedent to Mexico Sellers’ performance under the Mexico Sale Agreement have been satisfied or waived by Mexico Sellers;

•       Mexico Sellers have delivered to Mexico Buyers a written assignment by Celular Express to CII of its contract with Radiomovil Dipsa, S.A. de C.V granting to CII good and marketable title to the rights and obligations derived from such agreement; and

•       Mexico Sellers have delivered to Mexico Buyers a written assignment and transfer of the Fixed Assets (as defined in the Mexico Sale Agreement) in favor of CII, granting to CII good and marketable title to the Assets, which include the assignment and assumption by CII of the rights and obligations of certain lease agreements.

Indemnification under Mexico Sale Agreement

Mexico Sellers have agreed, subject to certain limitations, to indemnify the Buyer Indemnified Parties and their respective representatives, stockholders, controlling persons, and Affiliates, from and against any loss, liability, claim damage, expense (including costs of investigation and defense and reasonable attorneys’ fees) arising, directly or indirectly, from or in connection with:

•       any breach of any representation or warranty (other than those which do not survive the closing of the Mexico Sale) made by either Mexico Seller in the Mexico Sale Agreement or any other certificate or document delivered by either Mexico Seller pursuant to the Mexico Sale Agreement;

•       any breach of any representation or warranty made by either Mexico Seller in the Mexico Sale Agreement as if such representation or warranty were made on and as of the closing date of the Mexico Sale;

•       any breach by either Mexico Seller of any of its covenants or obligations under the Mexico Sale Agreement; or

•       any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either Mexico Seller, CellStar Mexico or any Acquired Company (or any person acting on their behalf) in connection with any of the transactions contemplated by the Mexico Sale Agreement.

Additionally, the parties have agreed that Mexico Sellers, jointly and severally, shall indemnify and hold harmless the Buyer Indemnified Parties for, and will pay to the amount of damages arising, directly or indirectly, from or in connection with any taxes owing by of Mexico Sellers to any governmental body as a result of the transactions contemplated by the Mexico Sale Agreement.

The Buyer Indemnified Parties’ sole remedy in respect of an indemnity claim against Mexico Sellers is to withhold payments to Celular Express and Audiomex of certain calendar year 2007 profits of CII and Celular Express.

Certain representations and warranties will be true as of the closing of the Mexico Sale but will not survive the closing date, and the other representations, warranties, covenants and obligations survive the closing for a period of 150 days.

Termination of the Mexico Sale Agreement; Termination Fees

The Mexico Sale Agreement may be terminated at any time prior to the closing date of the Mexico Sale:

•       by mutual written consent of Mexico Buyers and Mexico Sellers;

•       by Mexico Buyers, on the one hand, or Mexico Sellers, on the other hand, if (i) the closing shall not have been consummated by March 31, 2007, provided, however, that the right to terminate the Mexico Sale Agreement is not be available to any party whose failure to fulfill any obligation under the Mexico Sale Agreement has been the cause of, or resulted in, the failure of the closing date of the Mexico Sale to occur on or before such date or (ii) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to vacate), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Mexico Sale Agreement;

•       by Mexico Buyers, if Mexico Buyers are not in material breach of any of its representations, warranties, covenants and agreements under the Mexico Sale Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in the Mexico Sale

Agreement on the part of Mexico Sellers and (i) Mexico Sellers are not using their reasonable best efforts to cure such breach or have not cured such breach, in either case, within ten business days after receipt of notice of such breach by Mexico Sellers (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach any of the conditions set forth in the Mexico Sale Agreement would not then be satisfied;

•       by Mexico Sellers, if Mexico Sellers are not in material breach of any of its representations, warranties, covenants and agreements under the Mexico Sale Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the Mexico Sale Agreement on the part of Mexico Buyers and (i) Mexico Buyers are not using their reasonable efforts to cure such breach or have not cured such breach, in either case, within ten business days, after receipt of notice of such breach by Mexico Buyers (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in the Mexico Sale Agreement would not then be satisfied; and

•       by Mexico Sellers or Mexico Buyers, if our board of directors approves or recommends for shareholder approval any other transaction regarding the assets and property that are the subject of the Mexico Sale Agreement; provided from and after the execution of the Mexico Sale Agreement neither CellStar, Mexico Sellers, nor any of our subsidiaries will solicit third parties for any transaction involving the assets that are the subject of the Mexico Sale Agreement; provided, however, to the extent required by applicable law, CellStar, Mexico Sellers and their affiliates may take reasonable steps to investigate the merits of and negotiate with third parties in connection with an unsolicited transaction regarding the assets and property that are the subject of the Mexico Sale Agreement.

The Mexico Sale Agreement provides that we will pay toMexico Buyers the sum of $600,000, plus Mexico Buyers’ costs and expenses (including reasonable attorney’s fees and expenses) up to an additional $200,000 incurred in connection with the Mexico Sale Agreement in the event that the Mexico Sale Agreementis terminated under the circumstances described immediately above (i.e., approval or recommendation for stockholder approval of any transaction other than the transaction described in the Mexico Sale Agreement).

Absence of Appraisal Rights

Holders of our Common Stock are not entitled to appraisal rights in connection with the proposal to approve the Mexico Sale Agreement under the DGCL, our Certificate of Incorporation, or our Amended and Restated Bylaws.

Vote Required and Recommendation of the Board

The Mexico Sale Agreement must be approved by the affirmative vote of the holders of a majority of shares of CellStar’s Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote. The board of directors unanimously recommends that you vote “FOR” the proposal to approve the Mexico Sale Agreement.

OPINIONS OF OUR FINANCIAL ADVISORS REGARDING
THE FAIRNESS OF THE U.S. AND MEXICO SALES

Opinion of Raymond James with respect to the U.S. Sale

Pursuant to an engagement letter dated May 19, 2005, as amended, CellStar retained Raymond James to act as its investment banking advisor. Pursuant to the terms of the engagement letter, as amended, the Company requested that Raymond James deliver an opinion, and on December 18, 2006, Raymond James delivered its written opinion dated December 18, 2006, to the CellStar board of directors that, as of that date, and based upon and subject to the various qualifications, limitations, factors and assumptions stated in the full text of Raymond James’ opinion, the consideration provided for in the U.S. Sale Agreement among U.S. Sellers and U.S. Buyer for the purchase of certain assets and assumption of certain liabilities with respect to CellStar’s North America and Miami operations for $88 million in cash (subject to a Net Working Capital and Net Other Assets and Liabilities Adjustments provision pursuant to Section 2.09 of the U.S. Sale Agreement) was fair, from a financial point of view, to the U.S. Sellers.

The full text of the written opinion of Raymond James, dated December 18, 2006, which sets forth assumptions made, matters considered, and limits on the scope of review undertaken, is attached as Annex E to this document. The summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such opinion.

Raymond James’ opinion was given to CellStar’s board of directors for its consideration of the U.S. Sale and is not a recommendation to any board member or any CellStar stockholder as to whether the U.S. Sale, or any other transaction, is in that stockholder’s best interest or as to whether any stockholder should vote for or against the U.S. Sale, or any other transaction. Raymond James neither determined nor recommended to the CellStar board of directors the amount of consideration to be paid by U.S. Buyer in connection with the U.S. Sale.

In connection with its review of the U.S. Sale and the preparation of its opinion, Raymond James, among other things:

•       reviewed the financial terms and conditions as stated in the U.S. Sale Agreement;

•       reviewed financial and operating information requested from and/or provided by the Company, NAC, CellStar Ltd., CellStar Fulfillment and their external advisors (excluding Raymond James);

•       reviewed certain other relevant publicly available information on the Company, NAC, CellStar Ltd., and CellStar Fulfillment; and

•       discussed with members of the senior management of the Company, NAC, CellStar Ltd., and CellStar Fulfillment certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry.

Raymond James has assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by CellStar or any other party, and Raymond James has undertaken no duty or responsibility to verify independently any of such information. Raymond James has not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of CellStar or any of its subsidiaries and operations. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James has assumed, with CellStar’s consent, that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and Raymond James has relied upon each party to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of Raymond James’ review.

Raymond James has assumed, with CellStar’s consent, that the U.S. Sale will be consummated in accordance with the terms of the U.S. Sale Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the U.S. Sale and the other transactions contemplated by the U.S. Sale Agreement, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the U.S. Sellers or the contemplated benefits of the U.S. Sale in any way meaningful to Raymond James’ analysis. In rendering its opinion, Raymond James has assumed and relied on the truth and accuracy of the representations and warranties in the U.S. Sale Agreement.

Raymond James’ opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to it as of December 18, 2006 and any material change in such circumstances and conditions would require a reevaluation of its opinion, which Raymond James is under no obligation to undertake.

Raymond James expresses no opinion as to the underlying business decision to affect the U.S. Sale, the structure or tax consequences of the U.S. Sale Agreement or the availability or advisability of any alternatives to the U.S. Sale, or any related transaction, including the Plan of Dissolution. Raymond James did not structure the U.S. Sale or negotiate the final terms of the U.S. Sale. Raymond James’ opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the U.S. Sellers. Raymond James expresses no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of CellStar’s board of directors to approve or consummate the U.S. Sale.

Fairness Opinion Analyses.   The following is a summary of the financial analyses Raymond James presented to the CellStar board of directors on December 18, 2006 in connection with the delivery of Raymond James’ opinion.

This summary is provided for your convenience but is not a complete description of the analyses underlying the fairness opinion. The complete text of the fairness opinion is attached to this proxy statement as Annex E, and Raymond James urges you to read it in its entirety. Raymond James’ opinion was not based on any one analysis or any particular subset of these analyses but rather gave consideration to all of the analyses taken as a whole. No company or transaction used in the analyses described below is directly comparable to CellStar’s North American and Miami operations or the contemplated U.S. Sale. The information summarized in the tables that follow should be read in conjunction with the accompanying text.

Analysis of Selected Publicly-traded Comparable Companies.   Raymond James analyzed selected historical and projected financial, operating, and stock market data of the following nine publicly-traded companies that Raymond James deemed to be reasonably comparable to CellStar’s North American and Miami operations:

Company Name
Agilysys, Inc.
Arrow Electronics, Inc.
Avnet, Inc.
Bell Microproducts Inc.
Brightpoint, Inc.
Ingram Micro Inc.
SYNNEX Corporation
Tech Data Corporation
TESSCO Technologies Incorporated

Raymond James examined certain publicly available financial data of the nine publicly-traded comparable companies, including the ratio of enterprise value (equity value plus total debt, including preferred stock, less cash and cash equivalents) to trailing twelve month (“TTM”), projected calendar year 2006 and projected calendar year 2007 earnings before interest, taxes, depreciation and amortization (“EBITDA”), and the ratio of equity market value to tangible net book value. The projections for future EBITDA were derived or obtained from estimates in publicly disseminated research reports. These estimates were not prepared solely for use in Raymond James’ opinion, and Raymond James has undertaken no duty or responsibility to verify or update these estimates. The following table summarizes the results of this analysis:

Selected Publicly-Traded Comparable Companies
	Minimum	Mean	Median	Maximum
Total Enterprise Value to:
TTM EBITDA	6.1x	8.1x	7.6x	11.0x
2006E EBITDA	5.9x	7.8x	7.5x	10.1x
2007E EBITDA	6.0x	6.9x	6.8x	7.8x
Total Equity Market Value to:
Tangible Net Book Value (most recent quarter reported)	1.3x	2.1x	1.7x	3.9x

Raymond James then applied the ratios derived from its analysis of selected publicly-traded comparable companies to CellStar’s unaudited EBITDA and tangible net book value related to CellStar’s North American and Miami operations(1) for the TTM and period ended September 30, 2006, respectively, and to projected EBITDA for the fiscal years ended 2006 and 2007 in order to determine an implied value for each of the above financial measures. The projections for future EBITDA for CellStar’s North American and Miami operations were obtained from the Company. These estimates were not prepared solely for use in Raymond James’ opinion, and Raymond James has undertaken no duty or responsibility to verify or update these estimates. The following table summarizes the results of the comparable company analysis as would be comparable to the $88 million of consideration received:

Implied Value of U.S. Sale
	Minimum	Mean	Median	Maximum
($ in 000’s)
Total Enterprise Value to:
TTM EBITDA	$78,935	$97,340	$103,787	$141,275
2006E EBITDA	$79,514	$101,957	$105,858	$136,010
2007E EBITDA	$71,705	$81,124	$81,674	$92,332
Total Equity Market Value to:
Tangible Net Book Value (most recent quarter reported)	$29,615	$38,170	$48,835	$90,910

(1)          EBITDA calculations for the U.S. Sale included certain adjustments provided by management

If single company comparisons were to be used, the implied value for CellStar’s North American and Miami operations would vary significantly depending on which company is chosen. For this reason, the analysis presents the results for not only the highest and lowest implied values, but also for the mean and median values for the entire group of companies analyzed.

Analysis of Selected Merger and Acquisition Transactions.   Raymond James compared the proposed U.S. Sale with selected comparable merger and acquisition transactions. No transaction analyzed in Raymond James’ comparable transaction analysis was identical to the U.S. Sale. Accordingly, this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and in other factors that distinguish the U.S. Sale from the other transactions considered, because all of these factors, both individually and cumulatively, could affect the acquisition value of the target companies to which the U.S. Sale is being compared.

Raymond James assessed seven comparable merger and acquisition transactions that closed between February 2003 and November 2005. The merger and acquisition transactions considered are listed in the following table:

Acquirer	Target
Oce’ N.V.	Imagistics International Inc.
Arrow Electronics, Inc.	DNSint.com AG
Ingram Micro Inc.	Tech Pacific Group
SYNNEX Corporation	EMJ Data Systems Ltd.
Platinum Equity, LLC	CompuCom Systems, Inc.
Global Imaging Systems, Inc.	Imagine Technology Group, Inc.
Tech Data Corporation	Azlan Group PLC

For each of these transactions, Raymond James compared the enterprise value of the transaction to the TTM EBITDA for each of the target companies. The following table summarizes the results of this analysis:

Selected Merger and Acquisition Transaction Multiples
	Minimum	Mean	Median	Maximum
Total Enterprise Value to:
TTM EBITDA	6.1x	7.0x	7.0x	8.1x

Raymond James then applied the market multiples derived from the analysis of selected merger and acquisition transactions to CellStar’s North American and Miami operations’ unaudited TTM EBITDA as of September 30, 2006, to determine an implied value for the operations associated with the U.S. Sale. The following table summarizes the results of this analysis as would be comparable to the $88 million of consideration received:

Implied Value of U.S. Sale
	Minimum	Mean	Median	Maximum
($ in 000’s)
Total Enterprise Value to:
TTM EBITDA	$78,159	$90,039	$90,484	$104,142

The comparable transaction analysis described above, as is typical, was based on market data for companies deemed to be similar to CellStar’s North American and Miami operations and on previous transactions deemed similar to the U.S. Sale. Since no company or transaction is precisely comparable to these operations or the U.S. Sale, the analysis relies on data from a group of companies and transactions. If single transaction comparisons were to be used, the implied value for CellStar’s North American and Miami operations would vary significantly depending on which transaction is chosen. For this reason, the analysis presents the results for not only the highest and lowest implied values, but also for the mean and median values for the entire group of transactions analyzed.

Discounted Cash Flow Analysis.   Raymond James performed a discounted cash flow analysis to determine the implicit value of CellStar’s North American and Miami operations based on the operations’ projected financial results for fiscal years 2007-2011. Raymond James first computed the projected unlevered free cash flow for the fiscal years ended 2007, 2008, 2009, 2010 and 2011 and the projected EBITDA in 2011. The 2011 projected EBITDA was then multiplied by a terminal value multiple ranging between 6.0x and 8.0x to estimate residual value after 2011. Using discount rates derived from a weighted average cost of capital analysis, Raymond James then summed the present value of the unlevered free cash flows and the 2011 terminal value to obtain a present enterprise value. Projections for future cash flows were derived from estimates provided by the Company. These estimates were not prepared solely for use in Raymond James’ opinion, and Raymond James has undertaken no duty or responsibility to verify or update these estimates. Raymond James then calculated the implied value of CellStar’s North American and Miami operations, which is a function of the estimates, the discount rate, and the EBITDA terminal value multiple. The implied values are shown in the following table as would be comparable to the $88 million of consideration received:

Implied Value of U.S. Sale
	Terminal Value EBITDA Multiple
Discount Rate	6.0x	6.5x	7.0x	7.5x	8.0x
($ in 000’s)
18.5%	$78,835	$82,450	$86,065	$89,679	$93,294
19.5%	$76,171	$79,637	$83,103	$86,569	$90,035
20.5%	$73,627	$76,952	$80,276	$83,601	$86,925

Opinion of Raymond James.   The summary set forth above does not purport to be a complete description of the analyses of data underlying Raymond James’ fairness opinion or its presentation to CellStar’s board of directors. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James’ view of the actual value of the operations associated with the U.S. Sale.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond Raymond James’ control. The other principal assumptions upon which Raymond James based its analyses are set forth above under the description of each analysis. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values, or actual future results which might be achieved, all of which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Raymond James’ analysis of the fairness of the consideration to be received in the U.S. Sale by the U.S. Sellers from a financial point of view, and said analyses were provided to CellStar’s board of directors. The analyses do not purport to be appraisals or to reflect the prices at which businesses or securities might be sold. In addition, as described above, the opinion of Raymond James was one of many factors taken into consideration by CellStar’s board of directors in making its determination to approve the U.S. Sale. Consequently, the analyses described above should not be viewed as determinative of CellStar’s board of directors’ opinion with respect to the value of the operations associated with the U.S. Sale, nor should the analyses be viewed in any way as a recommendation as to how stockholders should vote or act on any manner relating to the U.S. Sale.

Raymond James received a customary fee from CellStar upon delivery of its opinion. Raymond James has been engaged to render financial advisory services to CellStar in connection with the proposed U.S. Sale and will also receive a fee for such services, which fee is contingent upon consummation of the U.S. Sale. In the ordinary course of business, Raymond James may trade in the securities of CellStar and U.S. Buyer for its own account and for the accounts of its customers. Accordingly, Raymond James may at any time hold a long or short position in such securities. Raymond James has provided financial advisory and investment services to CellStar in the past.

Raymond James has consented to the descriptions of its fairness opinion in this proxy statement/prospectus and to the inclusion of the full text of its fairness opinion as Annex E to this proxy statement/prospectus. Raymond James is a nationally recognized investment banking firm. Raymond James and its affiliates, as part of their investment banking activities, are regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. CellStar selected Raymond James as its financial advisor on the basis of Raymond James’ experience and expertise in mergers and acquisitions transactions.

Opinion of Raymond James with respect to the Mexico Sale

Pursuant to an engagement letter dated May 19, 2005, as amended, CellStar retained Raymond James to act as its investment banking advisor. Pursuant to the terms of the engagement letter, as amended, the Company requested that Raymond James deliver an opinion on the sale of stock of CellStar’s Mexican subsidiaries, Audiomex and NAC, to Mexico Buyers, and on December 17, 2006, Raymond James delivered its written opinion dated December 17, 2006, to the CellStar board of directors that, as of that date, and based upon and subject to the various qualifications, limitations, factors and assumptions stated in the full text of Raymond James’ opinion, the consideration of $20 million in cash was fair, from a financial point of view, to the Mexico Sellers.

The full text of the written opinion of Raymond James, dated December 17, 2006, which sets forth assumptions made, matters considered, and limits on the scope of review undertaken, is attached as Annex F to this document. The summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such opinion.

Raymond James’ opinion was given to CellStar’s board of directors for its consideration of the Mexico Sale and is not a recommendation to any board member or any CellStar stockholder as to whether the Mexico Sale, or any related transaction, is in that stockholder’s best interest or as to whether any stockholder should vote for or against the Mexico Sale, or any related transaction. Raymond James neither determined nor recommended to the CellStar board of directors the amount of consideration to be received by the Mexico Sellers in connection with the Mexico Sale.

In connection with its review of the Mexico Sale and the preparation of its opinion, Raymond James, among other things:

•       reviewed the financial terms and conditions as stated in the Mexico Sale Agreement;

•       reviewed financial and operating information requested from and/or provided by CellStar, Sellers, CIC/SA, CellStar Mexico, Celular Express, and Celular Express Management;

•       reviewed certain other relevant publicly available information on CellStar, Sellers, CIC/SA, CellStar Mexico, Celular Express, and Celular Express Management; and

•       discussed with members of the senior management of CellStar, Sellers, CIC/SA, CellStar Mexico, Celular Express, and Celular Express Management certain information relating to the aforementioned and any other matters which Raymond James have deemed relevant to its inquiry.

Raymond James has assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by CellStar or any other party, and Raymond James has undertaken no duty or responsibility to verify independently any of such information. Raymond James has not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of CellStar or any of its subsidiaries and operations. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James has assumed, with CellStar’s consent, that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and Raymond James has relied upon each party to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of Raymond James’ review.

Raymond James has assumed, with CellStar’s consent, that the Mexico Sale will be consummated in accordance with the terms of the Mexico Sale Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Mexico Sale and the other transactions contemplated by the Mexico Sale Agreement, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Mexico Sellers or the contemplated benefits of the Mexico Sale in any way meaningful to Raymond James’ analysis. In rendering its opinion, Raymond James has assumed and relied on the truth and accuracy of the representations and warranties in the Mexico Sale Agreement.

Raymond James’ opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to it as of December 17, 2006 and any material change in such circumstances and conditions would require a reevaluation of its opinion, which Raymond James is under no obligation to undertake.

Raymond James expresses no opinion as to the underlying business decision to affect the Mexico Sale, the structure or tax consequences of the Mexico Sale Agreement or the availability or advisability of any alternatives to the Mexico Sale, or any related transaction, including the Plan of Dissolution. Raymond James did not structure the Mexico Sale or negotiate the final terms of the Mexico Sale. Raymond James’ opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Mexico Sellers. Raymond James expresses no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of CellStar’s board of directors to approve or consummate the Mexico Sale.

Fairness Opinion Analyses.   The following is a summary of the financial analyses Raymond James presented to the CellStar board of directors on December 17, 2006 in connection with the delivery of Raymond James’ opinion.

This summary is provided for your convenience but is not a complete description of the analyses underlying the fairness opinion. The complete text of the fairness opinion is attached to this proxy statement/prospectus as Annex F, and Raymond James urges you to read it in its entirety. Raymond James’ opinion was not based on any one analysis or any particular subset of these analyses but rather gave consideration to all of the analyses taken as a whole. No company or transaction used in the analyses described below is directly comparable to CellStar’s Mexican Operations or the contemplated Mexico Sale. The information summarized in the tables that follow should be read in conjunction with the accompanying text.

Analysis of Selected Publicly-traded Comparable Companies.   Raymond James analyzed selected historical and projected financial, operating, and stock market data of the following five publicly-traded companies that Raymond James deemed to be reasonably comparable to CellStar’s Mexico operations:

Company Name
Avnet, Inc.
Bell Microproducts Inc.
InfoSonics Corporation
Ingram Micro Inc.
Tech Data Corporation

Raymond James examined certain publicly available financial data of the five publicly-traded comparable companies, including the ratio of enterprise value (equity value plus total debt, including preferred stock, less cash and cash equivalents) to TTM, projected calendar year 2006 and projected calendar year 2007 EBITDA. Raymond James also computed the ratio of equity market value to tangible net book value. The projections for future EBITDA were derived or obtained from estimates in publicly disseminated research reports. These estimates were not prepared solely for use in Raymond James’ opinion, and Raymond James has undertaken no duty or responsibility to verify or update these estimates. The following table summarizes the results of this analysis:

Selected Publicly-Traded Comparable Companies
	Minimum	Mean	Median	Maximum
Total Enterprise Value to:
TTM EBITDA	7.5x	9.1x	8.9x	11.0x
2006E EBITDA	7.5x	8.8x	8.7x	10.1x
2007E EBITDA	6.4x	7.1x	6.9x	7.8x
Total Equity Market Value to:
Tangible Net Book Value (most recent quarter reported)	1.3x	1.7x	1.7x	2.3x

Raymond James then applied the ratios derived from its analysis of selected publicly-traded comparable companies to CellStar’s unaudited EBITDA and tangible net worth related to CellStar’s Mexican operations(2) for the TTM and period ended September 30, 2006, respectively, and to projected EBITDA for the fiscal years ended 2006 and 2007 in order to determine an implied value for each of the above financial measures. The projections for future EBITDA for CellStar’s Mexican operation was obtained from the Company. These estimates were not prepared solely for use in Raymond James’ opinion, and Raymond James has undertaken no duty or responsibility to verify or update these estimates. The following table summarizes the results of the comparable company analysis as would compare to the $20 million of consideration received:

Implied Value of Mexico Sale
	Minimum	Mean	Median	Maximum
($ in 000’s)
Total Enterprise Value to:
TTM EBITDA	$20,699	$25,152	$24,726	$30,457
2006E EBITDA	$22,394	$26,083	$26,005	$29,927
2007E EBITDA	$20,222	$22,635	$21,991	$24,747
Total Equity Market Value to:
Tangible Net Book Value (most recent quarter reported)	$16,676	$22,617	$21,538	$30,093

If single company comparisons were to be used, the implied value for CellStar’s Mexican operations would vary significantly depending on which company is chosen. For this reason, the analysis presents the results for not only the highest and lowest implied values, but also for the mean and median values for the entire group of companies analyzed.

Analysis of Selected Merger and Acquisition Transactions.   Raymond James compared the proposed Mexico Sale with selected comparable merger and acquisition transactions. No transaction analyzed in Raymond James’ comparable transaction analysis was identical to the Mexico Sale. Accordingly, this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and in other factors that distinguish the Mexico Sale from the other transactions considered, because all of these factors, both individually and cumulatively, could affect the acquisition value of the target companies to which the Mexico Sale is being compared.

Raymond James assessed seven comparable merger and acquisition transactions that closed between February 2003 and November 2005. The merger and acquisition transactions considered are listed in the following table:

Acquirer	Target
Oce’ N.V.	Imagistics International Inc.
Arrow Electronics, Inc.	DNSint.com AG
Ingram Micro Inc.	Tech Pacific Group
SYNNEX Corporation	EMJ Data Systems Ltd.
Platinum Equity, LLC	CompuCom Systems, Inc.
Global Imaging Systems, Inc.	Imagine Technology Group, Inc.
Tech Data Corporation	Azlan Group PLC

(2)          EBITDA calculations for the Mexico Sale included certain adjustments provided by management

For each of these transactions, Raymond James compared the enterprise value of the transaction to the TTM EBITDA for each of the target companies. The following table summarizes the results of this analysis:

Selected Merger and Acquisition Transaction Multiples
	Minimum	Mean	Median	Maximum
Total Enterprise Value to:
TTM EBITDA	6.1x	7.0x	7.0x	8.1x

Raymond James then applied the market multiples derived from the analysis of selected merger and acquisition transactions to CellStar’s Mexican operations’ unaudited TTM EBITDA as of September 30, 2006, to determine the implied value of the operations associated with the Mexico Sale. The following table summarizes the results of this analysis as would compare to the $20 million of consideration received:

Implied Value of Mexico Sale
	Minimum	Mean	Median	Maximum
($ in 000’s)
Total Enterprise Value to:
TTM EBITDA	$16,779	$19,450	$19,354	$22,410

The comparable transaction analysis described above, as is typical, was based on market data for companies deemed to be similar to CellStar’s Mexican operations and on previous transactions deemed similar to the Mexico Sale. Since no company or transaction is precisely comparable to these operations or the Mexico Sale, the analysis relies on data from a group of companies and transactions. If single transaction comparisons were to be used, the implied value for CellStar’s Mexican operations would vary significantly depending on which transaction is chosen. For this reason, the analysis presents the results for not only the highest and lowest implied values, but also for the mean and median values for the entire group of transactions analyzed.

Discounted Cash Flow Analysis.   Raymond James performed a discounted cash flow analysis to determine the implicit value of the Mexican operations based on the operations’ projected financial results for fiscal years 2007-2011. Raymond James first computed the projected unlevered free cash flow for the fiscal years ended 2007, 2008, 2009, 2010 and 2011 and the projected EBITDA in 2011. The 2011 projected EBITDA was then multiplied by a terminal value multiple ranging between 6.0x and 8.0x to estimate residual value after 2011. Using discount rates derived from a weighted average cost of capital analysis, Raymond James then summed the present value of the unlevered free cash flows and the 2011 terminal value to obtain a present enterprise value. Projections for future cash flows were derived from estimates provided by the Company. These estimates were not prepared solely for use in Raymond James’ opinion, and Raymond James has undertaken no duty or responsibility to verify or update these estimates. Raymond James then calculated the implied value of CellStar’s Mexican operations, which is a function of the estimates, the discount rate, and the EBITDA terminal value multiple. The implied values are shown in the following table as would compare to the $20 million of consideration received:

Implied Value of Mexico Sale
	Terminal Value EBITDA Multiple
Discount Rate	6.0x	6.5x	7.0x	7.5x	8.0x
($ in 000’s)
19.0%	$12,707	$13,597	$14,486	$15,376	$16,266
21.0%	$11,721	$12,540	$13,358	$14,177	$14,995
23.0%	$10,826	$11,580	$12,334	$13,088	$13,842

Opinion of Raymond James.   The summary set forth above does not purport to be a complete description of the analyses of data underlying Raymond James’ fairness opinion or its presentation to CellStar’s board of directors. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James’ view of the actual value of the operations associated with the Mexico Sale.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond Raymond James’ control. The other principal assumptions upon which Raymond James based its analyses are set forth above under the description of each analysis. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values, or actual future results which might be achieved, all of which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Raymond James’ analysis of the fairness of the consideration to be received in the Mexico Sale by Mexico Sellers from a financial point of view, and said analyses were provided to CellStar’s board of directors. The analyses do not purport to be appraisals or to reflect the prices at which businesses or securities might be sold. In addition, as described above, the opinion of Raymond James was one of many factors taken into consideration by CellStar’s board of directors in making its determination to approve the Mexico Sale Agreement. Consequently, the analyses described above should not be viewed as determinative of CellStar’s board of directors’ opinion with respect to the value of the operations associated with the Mexico Sale, nor should the analyses be viewed in any way as a recommendation as to how stockholders should vote or act on any manner relating to the Mexico Sale.

Raymond James received a customary fee from CellStar upon delivery of its opinion. Raymond James has been engaged to render financial advisory services to CellStar in connection with the proposed Mexico Sale and will also receive a fee for such services, which fee is contingent upon consummation of the Mexico Sale. In the ordinary course of business, Raymond James may trade in the securities of CellStar for its own account and for the accounts of its customers. Accordingly, Raymond James may at any time hold a long or short position in such securities. Raymond James has provided financial advisory and investment services to CellStar in the past.

Raymond James has consented to the descriptions of its fairness opinion in this proxy statement/prospectus and to the inclusion of the full text of its fairness opinion as Annexes E and F to this proxy statement/prospectus. Raymond James is a nationally recognized investment banking firm. Raymond James and its affiliates, as part of their investment banking activities, are regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. CellStar selected Raymond James as its financial advisor on the basis of Raymond James’ experience and expertise in mergers and acquisitions transactions.

Opinions of Southwest Securities

Pursuant to the letter agreement dated as of November 15, 2006, the Company requested that Southwest Securities render an opinion to the Company’s board of directors as to the fairness, from a financial point of view, of the consideration to be received by the Company under the U.S. Sale Agreement. The Company also requested that Southwest Securities render an opinion to its board of directors as to the fairness, from a financial point of view, of the consideration to be received by the Company under the Mexico Sale Agreement.

On December 7, 2006, December 9, 2006 and December 18, 2006, at meetings of the Company’s board of directors held to evaluate the U.S. and Mexico Sales, Southwest Securities delivered its analyses. Subsequently Southwest Securities delivered its written opinions dated December 17, 2006 and December 18, 2006, to the effect that, as of those dates and subject to the various assumptions summarized below, the consideration to be paid to the Company in each of the U.S. and Mexico Sales was fair, from a financial point of view, to the Company. Southwest Securities does not have any obligation to update, revise or reaffirm its opinion.

The full text of Southwest Securities’ written opinions to the Company’s board of directors, which set forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the review undertaken, are attached as Annex G and Annex H to this proxy statement and are incorporated into this proxy statement by reference. Holders of the Company’s Common Stock are encouraged to read the opinions carefully and in their entirety. The following summary is qualified in its entirety by reference to the full text of such opinions. Southwest Securities’ analyses and opinions were prepared for and addressed to the Company’s board of directors and are directed only to the fairness, from a financial point of view, to the Company of the consideration to be paid in each of the U.S. and Mexico Sales. The opinions do not address the merits of the underlying decision by the Company to engage in the sales or the relative merits of the sales compared to any alternative business strategy or transaction in which the Company might engage. Additionally, Southwest Securities was not asked to and did not evaluate the Plan of Dissolution. Southwest Securities did not provide any advice or services in connection with the sales other than the delivery of its opinions, and Southwest Securities was not authorized to solicit, and did not solicit, other potential parties with respect to a transaction with the Company. Southwest Securities’ opinions do not constitute a recommendation to the Company’s stockholders on how to vote at any meeting held in connection with the U.S. and Mexico Sales. Southwest Securities’ opinions also do not in any manner address the prices at which the Company’s Common Stock has traded or may trade in the future, including subsequent to the completion of either or both of the U.S. and Mexico Sales.

In preparing its opinions to the Company’s board of directors, Southwest Securities performed various financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses underlying Southwest Securities’ opinions or the presentation made by Southwest Securities to the Company’s board of directors. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinions, Southwest Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Accordingly, Southwest Securities believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information presented in tabular format, without considering all of the analyses and factors or the narrative description of the analyses, would create a misleading or incomplete view of the process underlying its opinion.

In performing its analyses, Southwest Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Southwest Securities and the Company. Any estimates contained in the analyses performed by Southwest Securities are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Southwest Securities’ opinions were among several factors taken into consideration by the Company’s board of directors in making its determination to approve the U.S. and Mexico Sales. Consequently, Southwest Securities’ analyses should not be viewed as determinative of the decision of the Company’s board of directors or the Company’s management with respect to the fairness of the consideration provided for in the U.S. and Mexico Sale Agreements.

In arriving at its opinion, Southwest Securities, among other things, did the following:

•       reviewed the U.S. and Mexico Sale Agreements;

•       reviewed certain financial and other data with respect to the Company and the operations being sold made available from published sources and from the internal records of the Company;

•       reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to the Company’s businesses;

•       conducted discussions with members of the senior management and other representatives of the Company;

•       compared certain financial information for the Company with similar information for certain other companies, the securities of which are publicly traded;

•       reviewed the financial terms, to the extent publicly available, of selected precedent transactions that Southwest Securities deemed generally comparable to the U.S. and Mexico Sales; and

•       conducted such other financial studies, analyses and investigations and considered such other information as Southwest Securities deemed appropriate.

In rendering its opinions, Southwest Securities assumed and relied on the accuracy and completeness of information that was publicly available or was furnished by the Company. Southwest Securities did not assume any responsibility for independently verifying and did not independently verify such information. Southwest Securities did not independently evaluate, physically inspect or appraise any of the respective assets or liabilities (contingent or otherwise) of the Company and was not furnished with any such valuations or appraisals. In relying on the financial analyses and forecasts provided to Southwest Securities, it assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of Company. Southwest Securities further relied on the assurances of management of the Company that they are unaware of any facts that would make such business prospects and financial outlook incomplete or misleading. Southwest Securities also assumed that the allocation of the Company’s corporate expenses to the operations being sold provided to it by management was appropriate. Southwest Securities was not asked to and did not consider the possible effects of any litigation or other legal claims. Southwest Securities further assumed that the U.S. and Mexico Sales will be consummated in a timely manner and in accordance with the terms of the U.S. and Mexico Sale Agreements without resort to the Alternative Transaction (as defined in the Mexico Sale Agreement) and without waiver, modification or amendment of any material term, condition or agreement and that all governmental, regulatory and other consents and approvals necessary for the consummation of the U.S. and Mexico Sales will be obtained without any material adverse effect on the Company. Southwest Securities further assumed that adjustments to the purchase price as provided in the U.S. Sale Agreement will not materially reduce the consideration received by the Company in the U.S. Sale.

Southwest Securities’ opinions are necessarily based upon, economic, market and other conditions as in effect on, and information made available to Southwest Securities as of December 17, 2006 and December 18, 2006. Southwest Securities’ opinion addresses solely the fairness of the consideration to be paid pursuant to the U.S. and Mexico Sale Agreements, and does not address any other terms or agreement relating to the U.S. and Mexico Sales or any other matters pertaining to the Company. Southwest Securities’ opinions do not address the merits of the underlying decision by the Company to engage in the U.S. and Mexico Sales or the relative merits of the U.S. and Mexico Sales compared to any alternative business strategy or transaction in which the Company might engage.

Summary of Financial Analyses

The following is a summary of the material financial analyses performed by Southwest Securities in connection with its opinions to the Company’s board of directors dated December 17, 2006 and December 18, 2006. Some of the financial analyses summarized below include information presented in tabular format. In order to understand fully Southwest Securities’ financial analyses, the tables must be read together with the text of the summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Southwest Securities’ financial analyses.

Selected Publicly Traded Comparable Company Analyses.   Southwest Securities separately analyzed selected historical and projected operating information for the United States and Miami-based Latin American operations (the U.S. business) and the Mexico operations (the Mexico business) provided by management of the Company and compared this data to that of eight publicly traded companies deemed by Southwest Securities to be generally comparable to the businesses based upon business model and market focus. In conducting its analysis, Southwest Securities analyzed the trading multiples of the following comparable companies:

•       Agilysys, Inc.

•       Bell Microproducts Inc.

•       Brightpoint, Inc.

•       CDW Corporation

•       Infosonics Corporation

•       ScanSource, Inc.

•       TESSCO Technologies Incorporated

•       Zones, Inc.

For the purposes of the comparable company analyses performed by Southwest Securities, enterprise value (“EV”) represents a company’s equity value based on the closing price of a company’s common stock as of a certain date, plus debt and preferred stock and minority interest, minus cash. For each of the selected companies, Southwest Securities calculated a range of multiples for EV to latest 12 months revenues, EBITDA, and earnings before interest and taxes (“EBIT”); market capitalization to latest 12 months pretax income and to tangible book value. The EV and market capitalization multiples in the following table are based on closing stock prices of the comparable companies on December 15, 2006. The following table summarizes the calculated multiples for the comparable companies:

	Median Multiples	Range of Multiples
EV/Revenue	0.24x	0.11x - 0.83x
EV/EBITDA	7.7x	6.1x - 14.6x
EV/EBIT	10.2x	7.2x - 15.1x
Market Capitalization/Pretax Income	10.9x	8.0x - 15.1x
Market Capitalization/Tangible Book Value	2.7x	1.6x - 4.9x

For analyses employing the financial results of each business, Southwest Securities utilized figures for the 11 months ended October 31, 2006, and added management’s estimates for the month ending November 30, 2006 to arrive at 12-month financial metrics (“Operating Metrics”) for each of the businesses. Southwest Securities derived a mean and median implied equity value for both businesses by applying the median multiples described above to the corresponding Operating Metric for each business adjusted where appropriate for net debt (debt minus cash). These implied mean and median equity values were then compared to the implied equity values of each of the U.S. and Mexico Sales.

Southwest Securities derived a mean and median implied equity value for the U.S. business of $94.5 million and $107.3 million, respectively, and derived a mean and median implied equity value for the Mexico business of $33.9 million and $34.0 million, respectively, based on the Selected Publicly Traded Comparable Company Analysis.

Selected Precedent Transactions Analyses.   Southwest Securities reviewed publicly available financial information from March 31, 2003 to October 11, 2006, relating to the following nine transactions involving value-added reseller and distribution companies as the target of business combinations:

Acquirer	Target
CDW Corporation	Berbee Information Networks Corp.
Telmar Network Technology, Inc.	Somera Communications Inc.
Caxton-Iseman Capital, Inc.	Electrograph Systems, Inc.
eXpansys Limited	MobilePlanet, Inc.
SYNNEX Canada Ltd.	EMJ Data Systems Ltd.
Platinum Equity, LLC	CompuCom Systems Inc.
Tech Team Global Inc.	Digital Support Corporation
Tech Data Corp.	Azlan Group plc
Zones Inc.	Corporate PC Source, Inc.

Using publicly available information, Southwest Securities calculated the EV of the target reflected in each transaction as a multiple of revenue, EBITDA and EBIT for the last 12 months preceding announcement of the transaction and the equity value of the purchase price to net earnings and tangible book value for the last 12 months preceding announcement of the transaction. The following table summarizes the calculated multiples for the selected precedent transactions:

	Median Multiples	Range of Multiples
EV/Revenue	0.22x	0.11x - 0.47x
EV/EBITDA	5.3x	3.6x - 14.2x
EV/EBIT	8.1x	3.8x - 15.5x
Equity Purchase Price/Net Earnings	13.8x	1.8x - 21.7x
Equity Purchase Price/Tangible Book Value	1.4x	1.0x - 1.9x

Southwest Securities derived a mean and median implied equity value for both businesses by applying the median multiples described above to the corresponding Operating Metric for each business adjusted where appropriate for net debt (debt minus cash). These implied mean and median equity values were then compared to the implied equity values of each transaction.

Southwest Securities derived a mean and median implied equity value for the U.S. business of $76.8 million and $74.1 million, respectively and derived a mean and median implied equity value for the Mexico business of $25.7 million and $20.7 million, respectively, based on the Selected Precedent Transaction Analysis.

No company, transaction or business used in the Selected Publicly Traded Comparable Company Analyses or the Selected Precedent Transactions Analyses is identical to the U.S. business or the Mexico business. Accordingly, an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions to which the U.S. Sale and the Mexico Sale were compared.

Discounted Cash Flow Analyses.   Southwest Securities calculated the estimated net present value of the unlevered after-tax free cash flows of the U.S. business and of the Mexico business for the five years ending November 30, 2011, based on projections provided to Southwest Securities by the Company’s management. Southwest Securities then calculated a range of terminal values, representing the estimated values of the U.S. business and the Mexico business at November 30, 2011, based on (i) EBITDA multiples (“Terminal Value Method”) of 5.0x to 8.0x and (ii) perpetuity growth rates (“Perpetuity Method”) (which represent the rates at which normalized, unlevered after-tax free cash flow in fiscal year 2011 might be expected to continue to grow in perpetuity) of 2.00% to 2.75%. The net present value of the free cash flows and terminal values were calculated using a range of discount rates of 12.0% to 18.0%, which was selected based on the mean and median of the publicly traded comparable companies’ calculated weighted average cost of capital of 16.4% and 15.9%, respectively.

Based on the Terminal Value Method, Southwest Securities derived a mean and median implied equity value for the U.S. business of $79.5 million and $79.0 million, respectively, and based on the Perpetuity Method, Southwest Securities derived a mean and median implied equity value for the U.S. business of $65.9 million and $63.9 million, respectively.

Based on the Terminal Value Method, Southwest Securities derived a mean and median implied equity value adjusted where appropriate for net debt (debt minus cash) for the Mexico business of $15.1 million and $15.1 million, respectively, and based on the Perpetuity Method, Southwest Securities derived a mean and median implied equity value for the Mexico business of $9.4 million and $9.3 million, respectively.

Liquidation Analyses.   Southwest Securities prepared a liquidation analysis for each of the businesses using management’s assessment of the equity value that may reasonably be expected to be realized in an orderly liquidation of the assets and liabilities of each business. Southwest Securities relied upon an analysis prepared by management estimating the percent of the book value of each asset class that could be realized upon disposition. The derived aggregate range of fair values for the assets of each business was then netted against the estimated fair value of all existing liabilities of each business, resulting in an indication of the equity value of each business.

Southwest Securities derived an implied equity value for the U.S. business ranging from a low of negative $8.2 million to a high of $8.3 million and derived an implied equity value for the Mexico business ranging from a low of negative $0.2 million to a high of $7.5 million based on the Liquidation Analysis.

Miscellaneous

The Company has paid Southwest Securities a customary fee for its financial advisory services, none of which is contingent on completion of the U.S. and Mexico Sales. The Company also has agreed to reimburse Southwest Securities for reasonable expenses incurred by Southwest Securities in performing its services and to indemnify Southwest Securities and related persons and entities against liabilities, including liabilities under the United States federal securities laws, arising out of Southwest Securities’ engagement.

The Company retained Southwest Securities based upon Southwest Securities’ experience and expertise. Southwest Securities is a nationally recognized investment banking and advisory firm. As part of its investment banking business, Southwest Securities is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

PROPOSAL THREE:

THE PLAN OF DISSOLUTION

General

The Company is proposing a Plan of Dissolution, including the complete liquidation and dissolution of CellStar after the completion of the U.S. and Mexico Sales, for approval by the stockholders at the Special Meeting. The resolution to dissolve the Company and the Plan of Dissolution was approved by our board of directors, subject to stockholder approval, on January 22, 2007. A copy of the Plan of Dissolution is attached as Annex C to this proxy statement. The material features of the Plan of Dissolution are summarized below; this summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan of Dissolution. Stockholders are urged to read the Plan of Dissolution in its entirety. By approving the Plan of Dissolution, stockholders will be approving the dissolution of the Company under Section 275 of the DGCL.

Upon stockholder approval of the U.S. Sale and the Mexico Sale, consummation of the U.S. Sale and the Mexico Sale in accordance with their terms, stockholder approval of the Plan of Dissolution, and consummation of the Plan of Dissolution in accordance with its terms, we anticipate that the stockholders of the Company will receive distributions (which may include dividends as well as liquidating distributions) in an aggregate amount between $2.91 and $3.25 per share of Common Stock, to be made as follows: a dividend of $1.00 per Common Share paid approximately 60 days after closing the U. S. and Mexico Sales and liquidating distributions of substantially all of the remaining available cash after settlement of all outstanding liabilities in one or more payments beginning approximately [           ] months after closing. Although we intend to make distributions to our stockholders as promptly as possible, the amount and timing of the distributions are subject to uncertainties and depend on the resolution of contingencies, including the SEC investigation described on page 108 of this proxy statement. No distribution will be made until the SEC investigation is resolved, and there can be no assurance of when resolution will occur or what the outcome will be. Furthermore, we cannot assure you that available cash and amounts received from the sale of our assets will be adequate to provide for the Company’s obligations, liabilities, expenses and claims. Consequently, no assurance can be given that any amounts will be paid to stockholders, or will be paid when anticipated. Under the terms of the U.S. Sale Agreement, no liquidating distributions will be made until seven months after the closing of the U.S. Sale, but dividends may be paid prior to that time under certain circumstances.

The board of directors may declare and pay dividends upon the shares of Common Stock out of CellStar’s surplus, as computed in accordance with the DGCL, or out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Surplus is defined as the amount by which (i) CellStar’s total assets minus its total liabilities exceed (ii) the aggregate par value of the shares of Common Stock issued.

The U. S. Sale Agreement provides that CellStar shall not liquidate or dissolve until seven months after the closing of the U. S. Sale. During this seven-month period, CellStar shall (i) apply the proceeds from the U. S. Sale to promptly satisfy its liabilities existing on and after the closing, (ii) maintain sufficient capital with which to continue its proposed operations, and (iii) maintain assets that exceed its liabilities. CellStar is permitted to pay dividends provided that it retains an amount of cash equal to $17,600,000, which includes the $8,800,000 held in escrow.

Management of CellStar believes that, under the DGCL and the terms of the U. S. Sale Agreement, the board of directors will be able to declare a dividend in an amount of $1.00 per share of Common Stock after closing the U. S. and Mexico Sales, but there can be no assurance to that effect.

The federal income tax consequences to a stockholder of a dividend and a liquidating distribution are different. In a liquidating distribution, the stockholder will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to the stockholder, and (ii) the stockholder’s tax basis in his or her shares of Common Stock. Dividends received by non-corporate stockholders of the Company generally will be taxed at a maximum rate of 15%, subject to certain holding-period requirements. Dividends received by corporate stockholders of the Company generally will be taxed at ordinary corporate income tax rates and will qualify for the dividends-received deduction, subject to certain holding-period requirements. See “Material United States Federal Income Tax Consequences” beginning on page 125. Certain stockholders may therefore pay federal income taxes on the receipt of a dividend that they would not have to pay if they received a liquidating distribution. The payment of the dividend may also result in certain stockholders having a reduced capital gain or an increased capital loss upon payment of the liquidating distribution. Nevertheless, the board of directors is considering the payment of a dividend because it can be paid earlier than a liquidating distribution.

The implementation of the Plan of Dissolution is conditioned upon stockholder approval and consummation of the U.S. Sale. If the U.S. Sale is consummated, but the Mexico Sale is not, the Company will implement the Plan of Dissolution, and will seek to dispose of, or curtail, its Mexico operations as part of the plan.

If our stockholders do not also approve the Plan of Dissolution, we will still complete the U.S. and Mexico Sales if they are approved by our stockholders and the other conditions to closing are met. In that case, we will have transferred substantially all of our operating assets to U.S. Buyer and Mexico Buyers and will have minimal operations to generate revenue. With few assets with which to generate revenues and no Plan of Dissolution approved, we would use the cash received from the U.S. and Mexico Sales, as well as our other cash, to, instead of making distributions to stockholders pursuant to the Plan of Dissolution or in the form of dividends, and pay ongoing operating expenses. We would have no material business or operations after the U.S. and Mexico Sales, and will have retained only those employees required to maintain our corporate existence. We do not intend to invest in another operating business.

Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution

There are many factors that our stockholders should consider when deciding whether to vote to approve the Plan of Dissolution. Such factors include those risk factors set forth below.

Our stockholders could vote against the Plan of Dissolution.

If we do not obtain stockholder approval of the Plan of Dissolution (either because we fail to achieve a quorum at the Special Meeting or if there are insufficient votes in favor of the proposal to approve the Plan of Dissolution), we would have to continue our business operations from a very difficult position in light of our announced intent to liquidate and dissolve. If the U.S. and Mexico Sales are completed, we will have minimal assets with which to generate revenue, and we would use any remaining cash and the cash received from the U.S. and Mexico Sales to pay ongoing operating expenses instead of possibly making distributions to stockholders pursuant to the Plan of Dissolution or in the form of dividends after the resolution of the SEC investigation described below.

In February 2006, the Company received from the SEC a subpoena requiring production of certain documents relating to the Company’s Asia-Pacific Region, which the Company exited in September 2005. The subpoena was issued in connection with a fact-finding inquiry under a formal order of investigation issued by the SEC. The Company is cooperating fully with the SEC in this matter. The Company was advised in the Commission’s letter sent with the subpoena that the Commission’s investigation and subpoena do not mean that the Commission or its staff has concluded that CellStar or anyone else has broken the law, nor that the Commission or its staff has a negative opinion of any person, entity or security. The Company is unable to predict the outcome of the investigation, the scope of matters that the SEC may choose to investigate in connection with the subpoena, the SEC’s views of the issues about which it is inquiring, or any action that the SEC might take.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, our stockholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder in dissolution.

As part of our Plan of Dissolution, we are obligated to pay, or make provision for the payment of, our expenses and our fixed and contingent liabilities. While CellStar intends to pay or reserve funds for payment to all creditors and to otherwise endeavor to assure that all claims are paid or provided for, there is a possibility, despite CellStar’s best estimates, that the amounts reserved for payments to creditors will turn out to be inadequate. Under the DGCL, a stockholder could be held personally liable to our creditors for any deficiency, to the extent of such stockholder’s previous distributions from us in dissolution, if we fail to make adequate provision for the payment of our expenses and liabilities. Moreover, if a stockholder has paid taxes on distributions previously received by the stockholder, a repayment of all or a portion of the prior distribution could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable by that stockholder. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, our stockholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder. While the possibility of the occurrences set forth above cannot totally be excluded, after a review of its assets and liabilities the Company believes that the contingency reserve will be adequate and that a return of amounts previously distributed will not be required.

Our stockholders could be liable for dividends paid to them.

In the event the Company pays dividends to stockholders as authorized by the DGCL, but subsequently, there is insufficient money to pay all remaining creditors, then there is a possibility that stockholders might be liable under state or federal fraudulent transfer laws to return the amount of the dividends received. If the Company were unable to pay all of its creditors, then each of those creditors, or the bankruptcy trustee in the case of a bankruptcy proceeding, would have a cause of action against stock-holders who received a dividend if it is established (i) after giving effect to the dividend, the Company was rendered insolvent on a balance sheet basis, or was left with unreasonably small capital for its continuing business, and (ii) the dividend was paid within four years of the commencement of a suit by the creditor or of a bankruptcy proceeding. The Company does not believe that its payment of dividends prior to the filing of the Certificate of Dissolution would render it insolvent or with unreasonably small capital.

We cannot assure you of the amount, if any, of any distribution to our stockholders under the Plan of Dissolution.

Although we intend to make distributions to our stockholders as promptly as possible, the amount of the distributions is subject to uncertainties and depends on the resolution of contingencies, including the SEC investigation. Furthermore, we cannot assure you that available cash and amounts received from the sale of our assets will be adequate to provide for the Company’s obligations, liabilities, expenses and claims. Consequently, no assurance can be given that distributions will be paid.

We will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution to stockholders.

Claims, liabilities and expenses from operations (including operating costs such as salaries, directors’ fees, directors’ and officers’ insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred as we seek to close the U.S. Sale Agreement, close the Mexico Sale Agreement, resolve the SEC investigation and wind up operations. We anticipate that the amount of change of control payments, severance payments and incentive and retention bonuses we will have to pay to all employees in 2007 would be approximately $7,654,000 and would be paid prior to or upon the closing of the U.S. and Mexico Sales. We also estimate that salaries and directors’ fees after closing of the U.S. and Mexico Sales would be approximately $[                    ] per quarter. These expenses will reduce the amount of assets available for ultimate distribution to stockholders.

We intend to file the certificate of dissolution seven months after the closing of the U.S. Sale, although we would begin the process of winding up our business as soon as the U.S. and Mexico Sales close.

If the U. S. Sale Agreement and the Plan of Dissolution are approved by stockholders, we intend to file the Certificate of Dissolution with the Delaware Secretary of State seven months after the closing of the U.S. Sale. Nevertheless, we would take all steps necessary to reduce our operating expenses so that the focus of our operations would be the winding up of the Company’s operations and participation in the SEC investigation. In addition, our board of directors also has the right to abandon the proposed dissolution without further action by the stockholders.

Distribution of assets, if any, to our stockholders could be delayed.

Although we intend to make distributions to our stockholders as promptly as possible, the timing of the distributions is subject to uncertainties and depends on the resolution of contingencies, including the SEC investigation. No distribution will be made until the SEC investigation is resolved, and there can be no assurance of when resolution of the SEC investigation will occur or what the outcome will be. Consequently, no assurance can be given that any amounts will be paid to stockholders or will be paid when anticipated. Additionally, a creditor could seek an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to our stockholders.

Our stock transfer books will close on the Dissolution Date we file the Certificate of Dissolution with the Delaware Secretary of State, after which it will not be possible for stockholders to trade our stock.

We intend to close our stock transfer books and discontinue recording transfers of our Common Stock at the close of business on the date upon which we file the Certificate of Dissolution with the Delaware Secretary of State or upon such later date as may be specified in the Certificate of Dissolution (the “Dissolution Date”), referred to as the “final record date.” Thereafter, certificates representing our Common Stock shall not be assignable or transferable on our books. The proportionate interests of all of our stockholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and, after the final record date, any distributions made by us shall be made solely to the stockholders of record at the close of business on the final record date.

Liquidating Distributions; Nature; Amount; Timing

General

The Company will make distributions of Available Cash pro rata to the Company’s stockholders at such times and in such amounts as shall be determined by the board of directors. “Available Cash” means the cash held by the Company after deduction of the expenses of the operation of the Company through the distribution date and the Contingency Reserve (as defined below). The Company cannot predict the timing of the distributions to stockholders. It is the intention that Available Cash will be distributed to stockholders of the Company as promptly as practicable following the winding up of the Company’s affairs.

Nevertheless, no distributions will be made until such time as the SEC investigation has been concluded and the board of directors has determined the amount of the Contingency Reserve.

The liquidation is expected to conclude prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution directly to our stockholders. The proportionate interests of all of our stockholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, which is the date we file our Certificate of Dissolution with the Delaware Secretary of State, and after such date, any distributions made by us shall be made solely to stockholders of record on the close of business on the final record date. The board of directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan of Dissolution. The actual nature, amount and timing of all distributions will be determined by the board of directors, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash and pay and settle our remaining liabilities and obligations. No distributions will be made until the SEC investigation has been resolved. The U.S. Sale Agreement does not permit liquidating distributions to be made until seven months after the closing of the U.S. Sale. See “—Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” beginning on page 108.

If the U.S. and Mexico Sales occur, the board of directors believes that the Company will have sufficient assets to pay the current and future obligations of the Company and to make distributions to stockholders, but there can be no assurance to that effect. The amount of the distributions will depend on a number of factors, including the accounts payable and other liabilities of the Company existing on the date of the approval of the Plan of Dissolution (including severance payments), the expenses of operation of the Company that accrue following approval of the Plan of Dissolution and the amount of any claims that may be asserted against the Company. The expenses of operation of the Company will include professional fees and other expenses of liquidation and could be substantial. In addition, the actual amount, if any, to be received by stockholders upon dissolution will depend significantly upon the length of time and costs associated with the SEC investigation, as well as the settlement obligation, if any, that the Company must pay with respect to such matter.

In lieu of satisfying all of our liabilities and obligations prior to making distributions to our stockholders, we may instead reserve assets deemed by management and the board of directors to be adequate to provide for such liabilities and obligations. See “—Contingent Liabilities; Contingency Reserve” beginning on page 118.

Uncertainties as to the precise value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs such as salaries, directors’ fees, income taxes, payroll and local taxes, legal, accounting and miscellaneous office expenses), although currently declining, will continue to be incurred following stockholder approval of the U.S. and Mexico Sales and Plan of Dissolution. These expenses will reduce the amount of assets available for ultimate distribution to stockholders, and, while a precise estimate of those expenses cannot currently be made, management and the board of directors believe that available cash and amounts received on the U.S. and Mexico Sales will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities). However, no assurances can be given that available cash and amounts received on the U.S. and Mexico Sales and the sale of our other assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash to our stockholders will be reduced and could be eliminated. See “—Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” beginning on page 108.

We anticipate that, following the closing of the U.S. and Mexico Sales, our principal activities would be related to the SEC investigation and the winding up of our business. In that regard, we anticipate either retaining [      ] officers upon the closing of the U.S. and Mexico Sales to wind up the Company’s affairs or hire an independent third party to do so.

Estimated Distribution to Stockholders Assuming Approval and Implementation of the Plan of Dissolution

The following table shows management’s estimate of cash proceeds and outlays and of our ultimate distribution to stockholders as of the date of this proxy statement. The following estimates were calculated using unaudited preliminary balance sheet data as of November 30, 2006, and are not guarantees. They do not reflect the total range of possible outcomes and do not include any potential costs incurred as a result of the resolution of the SEC investigation, nor do they include possible claims for breaches by CellStar under the U. S. Sale Agreement or the Mexico Sale Agreement. The table assumes that we complete the U.S. and Mexico Sales by the end of the first quarter of 2007. We anticipate that the stockholders of the Company will receive distributions (which may include dividends as well as liquidating distributions) in an aggregate amount between $2.91 and $3.25 per share of Common Stock, to be made as follows: a dividend of $1.00 per Common Share paid approximately 60 days after closing the U.S. and Mexico Sales and a liquidating distribution of substantially all of the remaining available cash approximately nine months after closing. Although we intend to make distributions to our stockholders as promptly as possible, the amount and timing of the distributions are subject to uncertainties and depend on the resolution of contingencies, including the SEC investigation. No distribution will be made until the SEC investigation is resolved, and there can be no assurance of when resolution of the SEC investigation will occur or what the outcome will be. Furthermore, we cannot assure you that available cash and amounts received from the sale of our assets will be adequate to provide for the Company’s obligations, liabilities, expenses and claims. Consequently, no assurance can be given that any amounts will be paid to stockholders, or will be paid when anticipated. Under the terms of the U.S. Sale Agreement, no liquidating distributions will be made until seven months after the closing of the U.S. Sale, but dividends may be paid prior to that time under certain circumstances.

To the extent that such distribution to stockholders is delayed beyond the end of 2007, the Company anticipates its ongoing expenses would be approximately $[                    ] per quarter. For a discussion of the risk factors related to the Plan of Dissolution and any potential proceeds which we may be able to distribute to stockholders, see “—Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution” beginning on page 108.

Summary Estimated Stockholder Proceeds Analysis
(calculations using unaudited preliminary balance sheet data as of November 30, 2006)

	High Recovery Range	Mid Recovery Range	Low Recovery Range
	Dollars and Shares in thousands (rounded to the nearest hundred thousand dollars/Shares) except per share amounts
Transaction Gross Proceeds
U.S. Sale Proceeds	$81,145	$81,145	$81,145
Mexico Sale Proceeds	20,660	20,660	20,660
Notes and Chile Assets	9,172	7,160	3,900
Cash	20,641	20,641	20,641
Gross Proceeds	$131,618	$129,606	$126,346
Debt
Facility	$(33,469)	$(33,469)	$(33,469)
Term Loan	(12,075)	(12,075)	(12,075)
Total Debt	$(45,544)	$(45,544)	$(45,544)
Transaction Costs
Taxes and Insurance	$(4,400)	$(4,550)	$(4,700)
Change of Control and Severance Payments	(7,557)	(7,654)	(7,751)
Professional Fees	(3,050)	(3,050)	(3,050)
Revolver Prepayment Penalty	(400)	(800)	(1,700)
Costs to Liquidate Remaining Assets	(1,846)	(1,989)	(2,132)
Total Transaction Costs	$(17,253)	$(18,043)	$(19,333)
Net Proceeds to Stockholders	$68,821	$66,019	$61,469
Fully Diluted Shares Outstanding	21,165	21,165	21,165
Value Per Share	$3.25	$3.12	$2.91

Notes:

(a)   The range from High to Low for Notes and Chile Asset in the Transaction Gross Proceeds section indicates a range of assumptions on ultimate collectability of the Notes and for the Chile Asset indicates a range of assumptions from a liquidation scenario to selling the asset at a multiple of EBITDA as a going concern.

(b)   The range from High to Low for the Facility prepayment penalty in the Transaction Costs section assumes a closing date on or before March 31, 2007 on the High estimate to a closing after March 31, 2007 on the Low estimate. Under the terms of the Facility, the prepayment penalty increases from 0.5% to 2.0% of the $85.0 million revolver amount in the event the transaction does not close on or before March 31, 2007.

Plan of Dissolution Expenses and Indemnification

The Plan of Dissolution specifically contemplates that the board of directors may authorize the payment of a retainer fee to a law firm or law firms selected by the board of directors for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the board of directors provided by the Company pursuant to its Certificate of Incorporation and Amended and Restated Bylaws or the DGCL or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the board of directors, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Plan of Dissolution.

The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation and Amended and Restated Bylaws and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company.

The board of directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such obligations. See “—Conduct of the Company following Adoption of the Plan of Dissolution” beginning on page 118.

Principal Provisions of the Plan of Dissolution

The Plan of Dissolution will become effective through implementation of the following steps, each of which will be completed at such times as the board of directors, in its absolute discretion, deems necessary, appropriate or advisable.

(a)          A Certificate of Dissolution will be filed with the State of Delaware pursuant to Sections 103 and 275 of the DGCL. The dissolution of the Company will become legally effective, in accordance with Sections 103 and 275 of the DGCL, upon the Dissolution Date, but in no event later than 90 days after the filing. Pursuant to the DGCL, the Company will continue to exist for three years after the Dissolution Date or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling the Company gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the Company was organized. Moreover, the Company will continue after such period for the purpose of concluding any action, suit or proceeding begun by or against the Company either prior to or within three years after the date of its dissolution until any judgments, orders or decrees shall be fully executed.

(b)         From and after the Dissolution Date, the Company will cease all of its business activities and shall withdraw from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Section 278 of the DGCL.

(c)          The officers of the Company will negotiate and consummate the sales of all of the remaining assets and properties of the Company, including the assumption by the purchaser or purchasers of certain liabilities of the Company, insofar as the board of directors deems such sales necessary, appropriate or advisable. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the board of directors. If the Mexico Sale is not consummated for any reason, approval of the Plan of

Dissolution will also constitute approval of the sale of all assets of the Company (including its Mexican assets) following its dissolution on such terms and conditions as the board of directors in its absolute discretion may determine.

(d)         The Plan of Dissolution provides that the board of directors will liquidate the Company’s assets in accordance with applicable provisions of the DGCL, including Sections 280 or 281. Without limiting the flexibility of the board of directors, the board of directors may, at its option, cause the Company to follow the procedures set forth in Sections 280 and 281(a) of the DGCL which provide for the Company to:

•        give notice of the dissolution to all persons having a claim against the Company and publish such notice;

•        offer to any claimant on a contract whose claim is contingent, conditional or unmatured security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the DGCL;

•        petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (A) any claim against the Company which is the subject of pending action, suit or proceeding to which the Company is a party other than a claim barred pursuant to Section 280(a), (B) any claimant on a contract whose claim is contingent, conditional or unmatured who has rejected the Company’s offer of security and (C) claims that have not been made known to the Company or have not arisen at the time of dissolution, but that, based on facts known to the Company, are likely to arise or become known to the Company within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine not to exceed ten years after the date of dissolution (in respect of any such proceeding, the Court may appoint a guardian ad litem to protect the interests of unknown future claimants);

•        pay, or make adequate provision for payment, of all claims made against the Company and not rejected;

•        post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

•        pay or make provision for all other claims that are mature, known and uncontested or finally determined to be owing. In connection with any such proceedings, the Court may appoint a guardian to protect the interests of unknown future claimants.

Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan of Dissolution by the Company’s stockholders shall constitute full and complete authority for the board of directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with Section 281(b) of the DGCL, which requires the adoption of a plan of distribution pursuant to which the Company shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims known to the Company, make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company that is the subject of a pending action, suit or proceeding to which the Company is a party, and make such provision as is reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution. If there are insufficient assets, the plan must provide that such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to stockholders.

(e)          The Company may, from time to time, make liquidating distributions of the remaining funds and unsold assets of the Company, if any, in cash or in kind, to the holders of record of Common Stock at the close of business on the Dissolution Date. Such liquidating distributions, if any, will be made to the holders of Common Stock on a pro rata basis; all determinations as to the time for and the amount and kind of distributions will be made by the board of directors in its absolute discretion and in accordance with Section 281 of the DGCL. No assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for the Company’s obligations, liabilities, expenses and claims, and to make any cash distributions to stockholders.

(f)            The Company will close its stock transfer books and discontinue recording transfers of shares of Common Stock on the Dissolution Date, at which time the Company’s capital stock and stock certificates evidencing the Common Stock will not be assignable or transferable on the books of the Company.

Comparison of Procedures for Dissolution under DGCL Sections 280 and 281(b).

CellStar may choose one of two different procedures under the DGCL. DGCL Section 280 prescribes specific procedures for notice of dissolution to both known and unknown creditors. Section 280 requires CellStar to petition the Delaware Court of Chancery for a determination of an amount and form of security for creditors of CellStar that will be sufficient to pay: (1) for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party other than a claim barred pursuant to Section 280(a); (2) claimants on a contract whose claim is contingent, conditional or unmatured who has rejected the Company's offer for security; and (3) any other claims that have not been made known to the Company or that have not yet arisen but that, based on facts known to the Company,  are likely to arise or become known to the Company within five years after the date of dissolution or such longer period of time as the Court of Chancery may determine not to exceed ten years. CellStar is protected from liability even if these funds later prove to be insufficient to pay all such claims. Specifically, if CellStar complies with the requirements under Section 280, the distributions and the provisions made for future known and unknown claims cannot be challenged absent a showing of actual fraud.

Generally, the procedures of Section 280 require CellStar to send notice to known creditors and to publish notice in national newspapers and to set a bar date for claimants to file claims against CellStar. CellStar must send offers of security to known contingent, conditional or unmatured claims. Furthermore, as discussed, CellStar must petition the Court of Chancery for a decision regarding the adequacy of the funds set aside for such contingent, conditional or unmatured claims.

CellStar is not required to follow the procedures under Section 280. If CellStar does not follow Section 280, its dissolution must comply with DGCL Section 281(b). The procedures for dissolution under Section 281(b) are much less specific than the procedures under Section 280. Section 281(b) provides that CellStar must adopt dissolution procedures that pay or make reasonable provision to pay all claims and obligations of CellStar, including all contingent or unmatured contractual claims known to CellStar. Moreover, the procedures must make provisions as will be reasonably likely to be sufficient to provide for compensation for claims that have not been made known, or that have not arisen, but that, based on facts known to CellStar, are likely to arise or to become known to CellStar within ten years after the date of dissolution. No Chancery Court petition is filed in a dissolution under Section 281(b).

The Plan of Dissolution provides for distributions to stockholders as soon as practicable. The amounts to be distributed to stockholders will be determined, in part, by the amounts that must be paid to known creditors or set aside for payment of contingent, conditional or unmatured claims and for potential unasserted claims that, based on facts now known to CellStar, may become claims within the next ten years.

While CellStar intends to pay or reserve funds for payment to all creditors and to otherwise endeavor to assure that all claims are paid or provided for, there is a possibility, despite CellStar’s best estimates, that the amounts reserved for payments to creditors will turn out to be inadequate. In these circumstances, Delaware law provides that stockholders who receive distributions in a dissolution may be liable to creditors whose claims are not paid by CellStar. A suit against a stockholder by an unpaid creditor first requires the creditor to obtain a judgment against CellStar. If the judgment is not paid, then the creditor can bring a lawsuit against the stockholder. In such instance, the stockholder’s liability is limited to the lesser of the amount received by the stockholder in the dissolution or such stockholder’s pro rata share of the amount claimed. By way of explanation, assume a corporation distributes $1,000 to ten stockholders in respect of a total of 50 shares (distribution of $20 per share). Assume stockholder A holds 20 shares and receives a distribution of $400. Example 1: A creditor secures a judgment for $100 against the corporation. Stockholder A’s liability is $40 ($400.00 divided by $1,000 times $100 equals $40). Example 2: A creditor obtains a judgment against the corporation for $5,000. Stockholder A’s liability is $400 since such stockholder’s liability is the lesser of its pro rata share of the judgment ($2,000) or the amount received by the stockholder ($400).

While the possibility of the occurrences set forth above cannot totally be excluded, after a review of its assets and liabilities the Company believes that the Contingency Reserve (as defined below) will be adequate and that a return of amounts previously distributed will not be required.

Under the provisions of DGCL Section 278, CellStar continues in existence for three years after filing a Certificate of Dissolution. An unsatisfied creditor must commence a suit against CellStar within such three years. A creditor who does not commence suit within the three years cannot thereafter obtain a judgment against CellStar. Since a judgment against CellStar is a prerequisite to a suit against the stockholder, the stockholders cannot be liable for unsatisfied claims against CellStar, unless the claims are asserted in a lawsuit commenced within three years after the filing a Certificate of Dissolution.

Sales of the Company’s Assets

The Plan of Dissolution gives the board of directors the authority to sell all or substantially all of the assets of the Company following dissolution of the Company. Assuming that the U.S. and Mexico Sales are consummated, the only significant remaining assets of the Company will be certain promissory notes and assets of the Company’s operations in Chile. In the event that the Mexico Sale is not consummated for any reason, then stockholder approval of the Plan of Dissolution will also constitute, to the extent necessary, approval of the sale of all assets of the Company following dissolution of the Company on such terms and conditions as the board of directors may determine. We would have limited business or operations after the U.S. Sale and will have retained only those certain executive officers required to maintain our corporate existence, to participate in the SEC investigation and to liquidate and dissolve the Company. We do not intend to invest in another operating business.

Subject to the terms of the U.S. and Mexico Sale Agreements, additional agreements for the sale of assets may be entered into prior to the effectiveness of the Plan of Dissolution and, if entered into, may be contingent upon the effectiveness of stockholder approval of the Plan of Dissolution. Approval of the Plan of Dissolution will constitute approval of any such agreements (to the extent that such approval is required). Sales of the Company’s assets will be made on such terms as are approved by the board of directors and may be conducted by competitive bidding or privately negotiated sales. It is not anticipated that any future stockholder consents will be executed with respect to the approval of the specific terms of any particular sales of assets approved by the board of directors. The Company does not anticipate amending or supplementing this proxy statement to reflect any such agreement or sale. The prices at which the Company will be able to sell its remaining various assets (including the assets if the U.S. and Mexico Sales, or either of them, is not consummated) will depend largely on factors beyond the Company’s control. In addition, the Company may not obtain as high a price for its assets as it might secure if the Company was not in liquidation.

Conduct of the Company Following Adoption of the Plan of Dissolution

Assuming that the Plan of Dissolution is approved, the Company intends to continue the process of scaling back its operations and winding up its affairs. Following the Dissolution Date, the Company’s activities will be limited to winding up its affairs, taking such action as may be necessary to preserve the value of its assets and distributing its assets in accordance with the Plan of Dissolution. The Company will seek to distribute or liquidate all of its assets in such manner and upon such terms as the board of directors determines to be in the best interests of the Company’s creditors and stockholders.

Under the U.S. Sale Agreement, the Company has agreed that, following the closing of the U.S. Sale, it will not liquidate or dissolve until seven months after closing. Nevertheless, we would take all steps necessary to reduce our operating expenses. Pursuant to the Plan of Dissolution, the Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation and Amended and Restated Bylaws and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company. The board of directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s indemnification obligations under the Plan of Dissolution.

Contingent Liabilities; Contingency Reserve

Under the DGCL, the Company is required, in connection with its dissolution, to pay or provide for payment of all of its liabilities and obligations.

Following the Dissolution Date, the Company will pay, to the extent of its funds and assets available, all expenses and fixed and other known liabilities, or set aside as a contingency reserve, assets which it believes to be adequate for payment thereof (the “Contingency Reserve”).

The Company is currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount will be deducted before the determination of amounts available for distribution to stockholders.

The actual amount of any Contingency Reserve will be based upon estimates and opinions of management and the board of directors and derived from review of the Company’s estimated operating expenses, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses and expenses accrued in the Company’s financial statements. There can be no assurance that the Contingency Reserve in fact will be sufficient. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, the Company will distribute to its stockholders any remaining portion of the Contingency Reserve. The remaining portion of the Contingency Reserve will be paid to the holders of Common Stock on a pro rata basis. If the Contingency Reserve is inadequate, an unsatisfied creditor may seek entry of a judgment against the Company. Any such suit must be commenced within three years of the Dissolution Date. A creditor who timely files suit against the Company and obtains a judgment can thereafter bring a suit against the stockholders. A stockholder’s liability in such event is the lesser of the stockholder’s pro rata share of the judgment or the amount of the distribution received by the stockholder.

Abandonment and Amendment

Under the Plan of Dissolution, the board of directors may modify, amend or abandon the Plan of Dissolution, notwithstanding stockholder approval, to the extent permitted by the DGCL. The Company will not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws. The Company has no present plan or intention to modify, amend or abandon the Plan of Dissolution.

Trading of the Common Stock

The Company currently intends to close its stock transfer books on the Dissolution Date and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in the Company’s shares will cease on and after such date.

The Company intends to make a public announcement of the anticipated filing date of the certificate of dissolution at least ten business days in advance of the filing.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

Absence of Appraisal Rights

Holders of our Common Stock are not entitled to appraisal rights in connection with the proposal to approve the Plan of Dissolution under the DGCL, Delaware State law, our Certificate of Incorporation or our Amended and Restated Bylaws.

Vote Required and Recommendation of the Board

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed Plan of Dissolution. The board of directors unanimously recommends that you vote “FOR” the proposal to approve the Plan of Dissolution, including the complete liquidation and dissolution of the Company after the completion of the U.S. Sale.

PROPOSAL FOUR:

AMENDMENT OF THE COMPANY’S CERTIFICATE OF
INCORPORATION TO CHANGE OUR CORPORATE NAME

Pursuant to the terms of the U.S. Sale Agreement, we have agreed to sell our intellectual property to U.S. Buyer, and have agreed to change our corporate name as a result. Our board of directors proposes to change our corporate name to [“                     ”] if the U.S. Sale Agreement and the transactions contemplated thereby are consummated. If the proposed name change is approved, we must amend our Certificate of Incorporation to change our name. By voting to approve the amendment to the Certificate of Incorporation, stockholders will authorize the board of directors to amend the Certificate of Incorporation to change our name if the U.S. Sale Agreement and the transactions contemplated thereby are consummated. If the U.S. Sale Agreement and the transactions contemplated thereby are not approved or consummated, the amendment to the Certificate of Incorporation to change our name will not be filed and our name will not be changed.

The full text of the amendment if approved as proposed will be in the form attached hereto as Annex D. We encourage you to read the amendment in its entirety, as it is the legal document that will effect the proposed name change.

Vote Required and Recommendation of the Board

The affirmative vote of the holders of a majority of the shares of outstanding Common Stock is required for approval of the amendment of our Certificate of Incorporation to change the Company’s corporate name to [“                        ”] after completion of the U.S. Sale. The board of directors unanimously recommends that you vote “FOR” the proposal to approve amendment of our Certificate of Incorporation to change the Company’s corporate name to [“                        ”] after the completion of the U.S. Sale.

INTERESTS OF CELLSTAR’S MANAGEMENT AND DIRECTORS IN THE
U.S. SALE

When considering the recommendation of the board of directors with respect to the U.S. Sale Agreement and the transactions contemplated by the U.S. Sale Agreement, stockholders should be aware that some directors and executive officers of CellStar may have interests in the transactions contemplated by the U.S. Sale Agreement that could be different from, or in addition to, their interests as stockholders and the interests of CellStar stockholders. CellStar’s board of directors was aware of these arrangements during its deliberations on the merits of the transactions set forth in this proxy statement, and in deciding to recommend that you vote for the approval of the U.S. Sale Agreement at the Special Meeting. These interests include:

•       Payments under employment agreements or other agreements which are triggered in the event of a change in control, or upon the termination of the executive officer’s employment following a change in control, as that term is defined in each of the respective agreements;

•       Continued benefits upon their termination of employment following a change in control for Robert A. Kaiser, our Chairman of the Board and Chief Executive Officer, Michael J. Farrell, our Executive Vice President of Finance, Treasurer and Chief Administrative Officer, and Ms. Elaine Rodriguez, our Senior Vice President, Secretary and General Counsel; and

•       Accelerated vesting of CellStar restricted stock following a change in control, and accelerated exercisability of stock options in the case of a sale of substantially all of the assets or dissolution of CellStar, pursuant to CellStar’s equity compensation plans or other similar arrangements.

Payments Due Executives Under Employment or Severance Agreements

We currently maintain employment agreements (collectively, the “Employment Agreements” or individually, an “Employment Agreement”) with Mr. Kaiser, Ms. Rodriguez and Mr. Farrell, effective May 1, 2004, January 14, 2007, and November 15, 2005, respectively. Mr. Durham and Mr. Martinez entered into severance agreements effective March 30, 2005, and March 21, 2005, respectively, which are described below. These agreements provide for payments to be made to the executives under certain circumstances following the closing of the U.S. Sale, which are summarized below:

•       Pursuant to his amended and restated Employment Agreement dated May 1, 2004, by and among CellStar, CellStar, Ltd. and Mr. Kaiser, as amended, Mr. Kaiser is entitled to terminate his employment upon a change in control, as that term is defined in his agreement. Upon such termination, Mr. Kaiser is entitled to a lump sum payout of $500,000 plus three times the sum of (a) his base salary on the date of termination and (b) the greater of his bonus for the fiscal year immediately preceding the fiscal year of the termination or an average of his annual incentive payments made for each of the last three fiscal years immediately preceding the fiscal year of the termination. Pursuant to Mr. Kaiser’s amended and restated Employment Agreement, effective as of May 1, 2004, Mr. Kaiser waived the Company’s obligation to pay him $500,000 related to the timing of his promotion to President and Chief Operating Officer, an obligation relating back to his original Employment Agreement dated December 12, 2001, and in return, we agreed to pay Mr. Kaiser an additional $500,000 if a change in control occurred or upon the termination of Mr. Kaiser’s employment without cause. The other terms and conditions of the payments to be made upon a change in control have not changed from Mr. Kaiser’s original Employment Agreement.

•       Pursuant to his Employment Agreement dated November 15, 2005, by and among CellStar, CellStar, Ltd. and Mr. Farrell, if within twenty-four months following a change in control, as that term is defined in his agreement, Mr. Farrell is terminated without cause or he terminates his employment for company breach or forced relocation, as those terms are defined in his agreement, he is entitled to a lump sum payout of two times the sum of (a) his base salary on the date of termination and (b) the greater of his bonus for the fiscal year immediately preceding the fiscal year of the termination or an average of his annual incentive payments made for each of the last three fiscal years immediately preceding the fiscal year of the termination.

•       Pursuant to her Employment Agreement effective January 14, 2007, by and among CellStar, CellStar, Ltd. and Ms. Rodriguez, if within twenty-four months following a change in control, as that term is defined in her agreement, Ms. Rodriguez is terminated without cause or she terminates her employment for company breach, as those terms are defined in her agreement, she is entitled to a lump sum payout of two times the sum of (a) her base salary on the date of termination and (b) the greater of her bonus for the fiscal year immediately preceding the fiscal year of the termination or an average of her annual incentive payments made for each of the last three fiscal years immediately preceding the fiscal year of the termination.

•       Pursuant to an agreement dated March 30, 2005, by and between CellStar, Ltd. and Mr. Durham, if within twenty-four months following a change in control, as that term is defined in his agreement, Mr. Durham is terminated without cause or he terminates his employment for company breach, as those terms are defined in his agreement, he is entitled to a lump sum payout of two times the sum of (a) his base salary on the date of termination and (b) the greater of his bonus for the fiscal year immediately preceding the fiscal year of the termination or an average of his annual incentive payments made for each of the last three fiscal years immediately preceding the fiscal year of the termination.

•       Pursuant to an agreement dated March 21, 2005, by and between CellStar, Ltd. and Mr. Martinez, if within twenty-four months following a change in control, as that term is defined in his agreement, Mr. Martinez is terminated without cause or he terminates his employment for company breach, as those terms are defined in his agreement, he is entitled to a lump sum payout of two times the sum of (a) his base salary on the date of termination and (b) the greater of his bonus for the fiscal year immediately preceding the fiscal year of the termination or an average of his annual incentive payments made for each of the last three fiscal years immediately preceding the fiscal year of the termination.

The following table sets forth the payments to which the executive officers will be entitled following the closing of the U.S. Sale for Mr. Kaiser, if he so elects, or for the other executive officers, if their employment is terminated for the reasons specified in their agreements within two years following the closing of the U.S. Sale. This chart assumes each executive’s base salary will remain unchanged from his or her 2006 base salary. Estimated bonus payments are calculated assuming 80% of each officer’s target bonus percentage, which is 75% for Mr. Kaiser; 45% for Mr. Farrell; 35% for Ms. Rodriguez; 40% for Mr. Durham; and 30% for Mr. Martinez. CellStar’s board of directors, upon recommendation of its Compensation Committee, approved bonus payments of a minimum of 80% of each of the targets based on the achievement of certain financial and other goals set for fiscal 2006. Such bonuses will be payable no later than March 1, 2007, provided that, for fiscal 2006 (a) there is no material adverse effect on the business and (b) there is no material weakness in our financial statements as determined by management and attested to by our independent auditors.

Executive Officer	2006 Base Salary	2006 Estimated Bonus	Lump Sum Cash Payable Pursuant to Agreement
Robert A. Kaiser, Chairman of the Board and Chief Executive Officer	$650,000	$390,000	$3,620,000
Michael J. Farrell, Executive Vice President of Finance, Treasurer and Chief Administrative Officer	250,000	90,000	680,000
Elaine Flud Rodriguez, Senior Vice President, Secretary and General Counsel	285,000	79,800	729,600
Raymond L. Durham, Senior Vice President and Chief Financial Officer	200,000	64,000	528,000
Juan Martinez, Jr., Vice President and Corporate Controller	130,000	31,200	322,400
TOTAL			$5,880,000

We also entered into severance agreements, prior to and without regard to the U.S. Sale Agreement and the Mexico Sale Agreement, with five non-executive employees pursuant to which we are obligated to pay each employee two times the sum of their salary and bonus if the employees are terminated without cause or terminate their employment for company breach within 24 months of a change in control. U.S. Buyer and Mexico Buyer have agreed to assume the payment of some of those obligations under certain conditions. The following table sets forth the aggregate amount of payments to be made if each of the five agreements is triggered, the amounts to be assumed by U.S. Buyer and Mexico Buyer and the net amount payable by CellStar after the assumptions of those payments, and the total amount of all change in control payments pursuant to employment or severance agreements for the executive officers and the non-executive employees.

Five Non-Executive Employees as a Group	$2,145,824
Less: Amounts to be Assumed by U.S. Buyer and Mexico Buyer	(1,099,200)
Net Amount	1,046,624
Total Payments by CellStar to Executive Officers and Non-Executive Employees	$6,926,624

If the Mexico Sale is approved by the stockholders but the U.S. Sale is not approved, it is possible that the change in control provisions of the agreements described above would not be triggered. However, the agreements contain provisions providing for the payment of the remainder of the executive’s salary and bonus for the duration of the term of the agreement, and upon termination of employment for Mr. Kaiser, Mr. Farrell and Ms. Rodriguez, or six months’ salary, for Mr. Durham and Mr. Martinez, in the case that the executives are terminated at any time without cause.

In addition, we are obligated to continue to provide benefits following the termination of employment of Mr. Kaiser, Mr. Farrell and Ms. Rodriguez, as set forth below:

•       Services of an outplacement consultant upon a change in control for Mr. Kaiser or upon termination following a change in control for Mr. Farrell and Ms. Rodriguez;

•       Reimbursement of expenses in enforcing his or her Employment Agreement upon a change in control for Mr. Kaiser or upon termination following a change in control for Mr. Farrell and Ms. Rodriguez;

•       Health and life insurance for three years for Mr. Kaiser and, if applicable, his spouse and children, following the termination of his employment in connection with a change in control;

•       Health and life insurance for two years for Mr. Farrell and, if applicable, his spouse and children, following his termination of employment within two years of a change in control; and

•       Health and life insurance for two years for Ms. Rodriguez and, if applicable, her spouse and children, following the termination of her employment without cause or for company breach.

We anticipate that we will terminate our benefit plans shortly after the closing of the U.S. and Mexico Sales, if approved by stockholders. We anticipate that we will make lump sum payments to Mr. Kaiser, Mr. Farrell and Ms. Rodriguez that will approximate the amounts due under the obligations to continue benefits as described above.

In addition to the benefits described above, the agreements contain provisions that subject the executive officers to non-competition and confidentiality provisions for 12 months following the termination of the executive’s employment without cause or following a change in control. Pursuant to the terms of the U.S. Sale Agreement, we agreed to either enforce the covenants related to non-competition and confidentiality in Mr. Kaiser’s Employment Agreement, with the agreement of U.S. Buyer to reimburse us for the reasonable costs associated with that enforcement, or to assign or otherwise provide

U.S. Buyer with the right to enforce the non-competition and confidentiality covenants against Mr. Kaiser. We also agreed that we would not amend, modify, renew, replace or terminate Mr. Kaiser’s agreement. In addition, pursuant to the terms of the U.S. Sale Agreement, we have agreed that we will restrict each of the executive officers from disclosing confidential information related to the Purchased Assets for a period of 12 months following the close of the U.S. Sale. We also agreed to restrict each of our executive officers from soliciting employees named in the U.S. Sale Agreement for a period of 12 months following the close of the U.S. Sale, and from soliciting any employees of U.S. Buyer for a period of six months following the close of the U.S. Sale.

Restricted Stock and Stock Options

Each grant of restricted stock to each executive officer or director was made pursuant to the CellStar Corporation 2003 Long-Term Incentive Plan (the “Plan”) and a related Restricted Stock Award Agreement, which provide that all unvested awarded shares shall vest as of the occurrence of any sale, lease, exchange or other transfer of all or substantially all of the assets of CellStar. The table below sets forth the total amount of restricted stock owned by each of our executive officers and directors, as well as the number and value of the shares that will become vested in connection with the consummation of the U.S. Sale. The value estimates provided are based on the closing price on December 29, 2006, the last trading day of the calendar year, which was $3.00, and assume a closing date of March 31, 2006.

Name and Position	Restricted Stock Vesting Upon Change in Control	Value of Restricted Stock Vesting Upon Change in Control
Dr. Da Hsuan Feng, Director	8,333	$24,999
John L. (J.L.) Jackson, Director	8,333	24,999
Dale V. Kesler, Director	8,333	24,999
Jere W. Thompson, Director	8,333	24,999
Robert A. Kaiser, Chairman of the Board and Chief Executive Officer	194,683	584,049
Michael J. Farrell, Executive Vice President of Finance, Treasurer and Chief Administrative Officer	44,666	133,998
Elaine Flud Rodriguez, Senior Vice President and General Counsel	26,666	79,998
Raymond L. Durham, Senior Vice President and Chief Financial Officer	26,666	79,998
Juan Martinez, Jr., Vice President and Corporate Controller	9,999	29,997

The Plan also provides that outstanding stock options may be cancelled as of the effective date of a sale of substantially all of CellStar’s assets or of a dissolution, provided that CellStar (a) provides notice to each holder and permits exercise thirty days prior to the effective date of the sale or (b) pays the holder the amount of the difference between the net amount per share payable in the transaction and the exercise price of the stock option. In addition, pursuant to Ms. Rodriguez’s Employment Agreement, all outstanding shares of restricted stock, stock options, and other equity compensation held immediately prior to her termination date will become fully exercisable upon a termination following a change in control. No director or executive officer holds any stock option with an exercise price lower than $4.21. Therefore, it is not expected that any director or executive officer will receive any financial benefit related to the stock options as of result of the transactions contemplated by this proxy statement.

The following table sets forth, as of December 29, 2006, for each of our directors and executive officers, the number of shares of CellStar common stock subject to outstanding vested and unvested stock options, as well as the weighted average exercise price and cash-out value of those stock options.

Name and Position	Vested Stock Options	Unvested Stock Options	Weighted Avg. Exercise Price of Vested and Unvested Options	Value of Vested and Unvested Options
Dr. Da Hsuan Feng, Director	1,500	0	$4.21	$0
John L. (J.L.) Jackson, Director	28,250	7,250	9.61	0
Dale V. Kesler, Director	28,250	7,250	9.61	0
Jere W. Thompson, Director	28,250	7,250	8.41	0
Robert A. Kaiser, Chairman of the Board and Chief Executive Officer	120,000	15,000	5.19	0
Michael J. Farrell, Executive Vice President of Finance, Treasurer and Chief Administrative Officer	0	0	—	—
Elaine Flud Rodriguez, Senior Vice President and General Counsel	86,772	14,500	15.03	0
Raymond L. Durham, Senior Vice President and Chief Financial Officer	31,875	6,250	14.29	0
Juan Martinez, Jr., Vice President and Corporate Controller	4,975	1,175	11.18	0

Arrangements with Officers and Directors

As of the date of this proxy statement, no member of our executive management or board of directors has entered into any agreement or arrangement with U.S. Buyer or Mexico Buyers, or their affiliates, regarding employment or any other arrangement, and we do not expect that any such agreements will be entered into following the closing of either the U.S. Sale or the Mexico Sale.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the transactions to stockholders of CellStar whose shares of CellStar Common Stock are converted into the right to receive cash in the transactions. The following summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, including: non-U.S. persons, U.S. expatriates, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, cooperatives, pass-through entities and investors in such entities, stockholders who have a functional currency other than the U.S. Dollar, stockholders who hold their shares of CellStar Common Stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax or stockholders who acquired their shares of CellStar Common Stock upon the exercise of employee stock options or otherwise as compensation. Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the transactions.

The U.S. Sale and the Mexico Sale.   The Company will recognize taxable gain or deductible loss on the sale of its assets pursuant to the U.S. Sale and Mexico Sale. The amount of such gain or loss will be the difference between the Company’s adjusted tax basis for each asset and the amount of consideration received for that asset (reduced by the costs of the transaction allocable to that asset). It is anticipated that the Company’s current year’s operating losses and its net operating loss carry forwards (“NOLs”) will substantially offset its taxable gains from the sale of its assets. While the Company believes that it has sufficient NOLs to shelter this income for regular federal income tax purposes, there may be an alternative minimum tax of approximately 2% that would be due on such income.

The Liquidation and Dissolution of the Company.

Consequences to the Company.   After approval of the Plan of Dissolution and until the liquidation is complete, the Company will continue to be subject to tax on its taxable income. The Company will generally recognize income, gain or loss on sales of its property or collection of claims pursuant to the Plan of Dissolution. Upon any distribution of property to stockholders, the Company will generally recognize gain or loss as if such property was being sold to the stockholders at its fair market value. If it were determined that distributions made pursuant to the Plan of Dissolution were not liquidating distributions, the Company may not be able to recognize loss with respect to the distributions of depreciated property to the stockholders.

Due to various rules among the states (as well as state adoption of the limitations under Section 382 of the Code) and the possibility of future changes by the states, such as the State of Texas, in the ability to use NOLs to offset taxable income, it is possible that future taxable income may not be offset by the Company’s NOLs for state tax purposes and, thus, the Company may incur state taxes with respect to such future taxable income.

Consequences to Stockholder.   As a result of the liquidation of the Company, a stockholder will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of any property distributed to such stockholder, and (ii) such stockholder’s tax basis for his or her shares of Common Stock. A stockholder’s tax basis in his or her shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto. A stockholder’s gain or loss will be computed on a “per share” basis. The Company expects to make a single liquidating distribution to stockholders. However, the Company could make more than one liquidating distribution, each of which will be allocated proportionately to each share of Common Stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder’s tax basis in his or her shares of Common Stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Gain or loss recognized by a stockholder will generally be treated as capital gain or loss provided the shares are held as capital assets. Such gain or loss will be subject to tax at the short-term or long-term capital gain tax rate, depending on the period for which such shares are held by the stockholder. If it were to be determined, however, that distributions made pursuant to the Plan of Dissolution were not liquidating distributions, the result could be treatment of certain distributions as dividends, which may be taxable at favorable rates under certain circumstanced for individuals and, in the case of corporate holders, may be subject to a dividends received deduction. Dividends may not, however, be offset by capital losses. The Company will provide stockholders and the IRS with a statement each year of the amount of cash and the fair market value of any property distributed to the stockholders during that year, at such time and in such manner as required by the Treasury Regulations.

The Dividend.

Dividends received by non-corporate stockholders of the Company generally will be taxed at a maximum rate of 15%, subject to certain holding-period requirements. Dividends received by corporate stockholders of the Company generally will be taxed at ordinary corporate income tax rates and will qualify for the dividends-received deduction, subject to certain holding-period requirements.

Taxation of Non-United States Stockholders.   Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Dissolution and the dividend.

State and Local Tax Consequences.   Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions and the dividend. State and local tax laws may differ in various respects from federal income tax law. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan of Dissolution and the dividend.

Backup Withholding.   A stockholder (other than certain exempt stockholders, including, among others, all corporations and certain foreign individuals) whose shares of CellStar Common Stock are converted into cash in the transactions may be subject to backup withholding at the then applicable rate (under current law, the backup withholding rate is 28%) unless the stockholder provides the stockholder’s taxpayer identification number, or TIN, and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service, or the IRS. Each stockholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to stockholders promptly following closing of the transactions so as to provide the information and certification necessary to avoid backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by filing a U.S. federal income tax return.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE TRANSACTIONS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the number of shares of Common Stock beneficially owned as of January 10, 2007, by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Michael A. Roth and Brian J. Stark c/o Stark Investments 3600 South Lake Drive St. Francis, Wisconsin 53235	3,267,254	(2)	15.4
Timothy S. Durham 111 Monument Circle, Suite 4800 Indianapolis, Indiana 46204-2415	2,047,441	(3)	9.7
Strong Capital Management, Inc. 100 Heritage Reserve Menomonee Falls, Wisconsin 53051	1,114,053	(4)	5.3

(1)          Based on 21,158,740 shares outstanding as of January 10, 2007.

(2)          Based on a Form 4 filed with the SEC on March 10, 2006, by Michael A. Roth and Brian J. Stark, filing as joint filers pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Roth and Mr. Stark reported shared voting and dispositive power with respect to all shares owned in an amended Schedule 13G filed on February 14, 2005.

(3)          Based on an amended Schedule 13D filed with the SEC on December 29, 2006, by Timothy S. Durham, Patrick J. O’Donnell, Henri B. Najem, Jr., Anthony P. Schilchte, David Tornek, Neil E. Lucas, Terry G. Whitesell, and Jonathan B. Swain, filing as joint filers pursuant to Rule 13d-1(k) under the Exchange Act. Each individual owner reported sole voting and dispositive power with respect to his individual shares.

(4)          Based on a Schedule 13G filed with the SEC on February 11, 2005, by Strong Capital Management Inc.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the number of shares of Common Stock beneficially owned as of January 10, 2007, by (i) each individual acting as the Company’s Chief Executive Officer, or in a similar capacity, during fiscal 2006, and each of the Company’s four other most highly compensated executive officers who were serving as such on November 30, 2006, based on salary and bonus earned during fiscal 2006 (collectively, the “Named Executive Officers”); (ii) each current director of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Robert A. Kaiser	415,334	(2)	2.0
Michael J. Farrell	67,000	(3)	*
Elaine Flud Rodriguez	139,188	(4)	*
Raymond L. Durham	75,296	(5)	*
Juan Martinez Jr.	19,695	(6)	*
Da Hsuan Feng	14,000	(7)	*
John L. (“J.L.”) Jackson	49,250	(8)	*
Dale V. Kesler	47,450	(9)	*
Jere W. Thompson	47,740	(10)	*
Current Directors and Executive Officers as a Group	874,953	(11)	4.1

                 *Less than 1%.

(1)    Based on 21,158,740 shares outstanding as of January 10, 2007.

(2)    Mr. Kaiser’s holdings consist 36,901 shares of Common Stock, which are held in a partnership controlled by Mr. Kaiser and his wife, 244,683 shares of restricted Common Stock, 130,000 shares subject to options granted under the 1993 Plan and 3,750 shares subject to options granted under the 2003 Plan, which options are exercisable within 60 days.

(3)    Mr. Farrell’s holdings consist of 11,667 shares of Common Stock and 55,333 shares of restricted Common Stock.

(4)    Ms. Rodriguez’s holdings consist of 7,250 shares of Common Stock, 31,666 shares of restricted Common Stock, 97,272 shares subject to options granted under the 1993 Plan and 3,000 shares subject to options granted under the 2003 Plan, which options are exercisable within 60 days.

(5)    Mr. Durham’s holdings consist of 6,130 shares of Common Stock and 31,666 shares of restricted Common Stock, 35,625 shares subject to options granted under the 1993 Plan and 1,875 shares subject to options granted under the 2003 Plan, which options are exercisable within 60 days.

(6)    Mr. Martinez’s holdings consist of 1,962 shares of Common Stock, 12,333 shares of restricted Common Stock, 4,650 shares subject to options granted under the 1993 Plan and 750 shares subject to options granted under the 2003 Plan, which options are exercisable within 60 days.

(7)    Dr. Feng’s holdings consist of 2,667 shares of Common Stock, 9,833 shares of restricted Common Stock and 1,500 shares subject to options granted under the 2003 Plan, all of which options are exercisable within 60 days.

(8)    Mr. Jackson’s holdings consist of 4,667 shares of Common Stock, 9,833 shares of restricted Common Stock, 1,500 shares subject to options granted under the Directors’ Plan, 32,000 shares subject to options granted under the 1993 Plan and 1,250 shares subject to options granted under the 2003 Plan, all of which options are exercisable within 60 days.

(9)    Mr. Kesler’s holdings consist of 2,867 shares of Common Stock, of which 200 shares are held jointly with Mr. Kesler’s wife, 9,833 shares of restricted Common Stock, 1,500 shares subject to options granted under the Directors’ Plan, 32,000 shares subject to options granted under the 1993 Plan and 1,250 shares subject to options granted under the 2003 Plan, all of which options are exercisable within 60 days.

(10)   Mr. Thompson’s holdings consist of 3,157 shares of Common Stock, 9,833 shares of restricted Common Stock, 1,500 shares subject to options granted under the Directors’ Plan 32,000 shares subject to options granted under the 1993 Plan and 1,250 shares subject to options granted under the 2003 Plan, all of which options are exercisable within 60 days.

n(11)  Includes shares subject to options and shares of Common Stock and restricted Common Stock held by directors and Named Executive Officers more fully described in footnotes 2 through 10 above.

OTHER MATTERS

At this time, we know of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov under the “Search for Company Filings” button.

MISCELLANEOUS

If you have any questions about this proxy statement, the Special Meeting, the U.S. Sale, the Mexico Sale, the Plan of Dissolution, the proposal to amend our Certificate of Incorporation to change our corporate name, or need assistance with voting procedures, you should contact:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Shareholders call toll free: 888-886-4425
Bank and Brokers call collect: (212) 269-5550

You should rely only on the information contained in this proxy statement to vote on the proposals related to the U.S Sale, the Mexico Sale, the Plan of Dissolution and the amendment of the Certificate of Incorporation to change the Company’s name. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [                        ], 2007.

You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope. Please call our proxy solicitor, D.F. King, toll free at 888-886-4425 or banks and brokers can call collect at (212) 269-5550 if you have any questions about this proxy statement, the U.S. Sale, the Mexico Sale or the Plan of Dissolution, the amendment of the Certificate of Incorporation to change the Company’s name, or need assistance with the voting procedures.

ANNEX A

ASSET PURCHASE AGREEMENT

dated

December 18, 2006

by and among

2601 METROPOLIS CORP.,

CELLSTAR CORPORATION,

NATIONAL AUTO CENTER, INC.,

CELLSTAR, LTD.

and

CELLSTAR FULFILLMENT, LTD.

A-i

A-ii

A-iii

EXHIBIT LIST

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B-1	Form of License Agreement (Mexico)
EXHIBIT B-2	Form of License Agreement (Chile)
EXHIBIT C	Form of Escrow Agreement
EXHIBIT D	Form of Transition Services Agreement
EXHIBIT E	Form of Certification Statement
EXHIBIT F	Form of Opinion of Sellers’ Counsel
EXHIBIT G	Form of Opinion of Buyer’s Counsel

SCHEDULE LIST

Schedule 1.01(a)(i)	Additional Employees
Schedule 1.01(a)(ii)	Business
Schedule 1.01(a)(iii)	Business Employees
Schedule 1.01(a)(iv)	Contract and Other Personnel
Schedule 1.01(a)(v)	Leased Real Property
Schedule 1.01(a)(vi)	Retained Businesses
Schedule 2.02	Purchased Assets
Schedule 2.02(b)	Personal Property
Schedule 2.02(d)	Contract Rights
Schedule 2.02(i)	Excluded Insurance
Schedule 2.02(p)	Other Assets
Schedule 2.03	Excluded Assets
Schedule 2.03(j)	Intercompany Receivables
Schedule 2.04	Assumed Liabilities
Schedule 2.05(a)	Other Excluded Liabilities
Schedule 2.05(f)	Certain Retained Employee Liabilities
Schedule 2.07	Purchase Price Allocation
Schedule 2.09(a)(i)	Excluded Payable for Net Working Capital
Schedule 2.09(a)(ii)	Net Working Capital Accounting Principles
Schedule 2.09(a)(iii)	Treatment of Certain Intercompany Balances
Schedule 2.09(a)(iv)	Net Working Capital Illustration
Schedule 2.09(b)	Estimated Net Working Capital
Schedule 2.09(c)(i)	Net Other Assets and Liabilities Accounting Principles
Schedule 2.09(c)(iii)	Net Other Assets and Liabilities Illustration
Schedule 3.01	Subsidiaries
Schedule 3.04	Noncontravention
Schedule 3.05	Required Consents
Schedule 3.07	Business Financial Statements
Schedule 3.08(a)	Seller SEC Documents
Schedule 3.08(b)	Seller Financial Statements
Schedule 3.08(c)	Controls
Schedule 3.09	Absence of Certain Changes
Schedule 3.11	Assets
Schedule 3.14	Material Contracts
Schedule 3.15	Solvency
Schedule 3.16	Change of Control
Schedule 3.17	Litigation

A-iv

Schedule 3.19	Governmental Approvals/Consents
Schedule 3.22	Intellectual Property
Schedule 3.23	Systems and Software
Schedule 3.24	Banks; Powers of Attorney
Schedule 3.26	Employee Benefit Plans
Schedule 3.27(b)	Employee and Labor Matters
Schedule 3.27(d)	COBRA and Related Matters
Schedule 3.28	Environmental Matters
Schedule 3.29	Insurance
Schedule 3.30	Customer and Supplier Relationships
Schedule 3.31	Accounts Receivable
Schedule 3.32	Accounts Payable
Schedule 3.33	Earn-Out Payments
Schedule 3.34	Related Party and Affiliate Transactions
Schedule 3.37	Foreign Authorized Agents
Schedule 3.38	Product Warranty
Section 5.02(ix)	Permitted Liquidations
Schedule 5.07	Non-Competition
Schedule 6.07	Employees—Non-Solicitation
Schedule 7.01	Tax Matters
Schedule 8.01(i)	Employee Liabilities (to be paid by CellStar)
Schedule 8.01(ii)	Employee Liabilities (to be paid by Buyer)
Schedule 9.01(b)	Governmental Approvals
Schedule 9.02(c)	Third Party Consents
Schedule 9.02(m)	Key Employees

A-v

ASSET PURCHASE AGREEMENT

AGREEMENT (this “Agreement”) dated December 18, 2006, by and among 2601 Metropolis Corp., an Indiana corporation (“Buyer”), CellStar Corporation, a Delaware corporation (“CellStar”), National Auto Center, Inc., a Delaware corporation (“NAC”), CellStar, Ltd., a Texas limited partnership (“CellStar, Ltd.”), and CellStar Fulfillment, Ltd., a Texas limited partnership (“CellStar Fulfillment”; with each of CellStar, NAC, CellStar, Ltd. and CellStar Fulfillment being herein referred to individually as a “Seller” and collectively as the “Sellers”). Sellers and Buyer are herein referred to as a “Party” and, collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, CellStar is, directly and indirectly through certain of its Subsidiaries, engaged in the Business (as defined in Section 1.01);

WHEREAS, it is the intention of the Parties that Buyer acquire (i) all of the assets owned, directly or indirectly, by CellStar which are necessary or appropriate for the operation of the Business and (ii) all of the intellectual property rights owned, directly or indirectly, by CellStar;

WHEREAS, CellStar owns 100% of the outstanding capital stock of NAC, which in turn owns 100% of the outstanding capital stock of NAC Holdings, Inc., a Nevada corporation (“NAC Holdings”);

WHEREAS, CellStar, Ltd. is a limited partnership, the general partner of which is NAC and the limited partner of which is NAC Holdings;

WHEREAS, CellStar Fulfillment is a limited partnership, the general partner of which is CellStar Fulfillment, Inc. and the limited partner of which is NAC Holdings;

WHEREAS, CellStar, NAC, CellStar, Ltd. and CellStar Fulfillment (the “Asset Selling Entities”) own, directly or indirectly, the Purchased Assets (as defined in Section 2.02); and

WHEREAS, the Parties desire that, at the Closing (as defined in Section 1.01), each Asset Selling Entity shall sell and transfer to Buyer, and Buyer shall purchase from each Asset Selling Entity, all of the Purchased Assets owned by such Asset Selling Entity and shall assume only the Assumed Liabilities (as defined in Section 2.04), upon such terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.01   Certain Definitions.   (a) As used herein, the following terms have the meanings set forth below:

“Additional Employees” means the employees of CellStar and certain of its Subsidiaries whose primary job responsibilities are not related to the operation of the Business and who are named in Schedule 1.01(a)(i) annexed hereto.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes hereof, (i) “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings, (ii) each officer and director of CellStar and/or any of its Subsidiaries shall be deemed an Affiliate of CellStar and (iii) an owner of 5% or more of the outstanding shares of common stock of CellStar shall be deemed an Affiliate hereunder if such owner is, and has for the past 12 months been, otherwise affiliated with CellStar under clause (ii) above.

“Applicable Law” means, with respect to any Person, any federal, state, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, determination, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended (unless expressly specified otherwise).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit A with such changes as Buyer and CellStar may agree upon.

“Balance Sheet Date”means November 30, 2005.

“Business” means the North American and Miami business described on Schedule 1.01(a)(ii) annexed hereto, it being acknowledged that, for the purpose of this Agreement, however, the Business shall be deemed to not include: (i) the business conducted by CellStar and its Subsidiaries in Mexico and Chile, (ii) CellStar’s corporate headquarters operations, (iii) CellStar’s and any of its Subsidiaries’ discontinued operations or (iv) CellStar’s 19% ownership in CellStar de Colombia Ltda. (other than the Technical Service Agreement and the Supply Agreement).

“Business Day” means any day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Business Employee” means any employee of NAC or CellStar, Ltd., whose primary job responsibilities are related to the Business; for the avoidance of doubt, the individuals named in Schedule 1.01(a)(iii) annexed hereto (with such Schedule to be updated as of a date within ten (10) days prior to the Closing Date) comprise all of the Business Employees, and the individuals named in Schedule 1.01(a)(iv) annexed hereto are not Business Employees.

“Closing Date” means the date on which the Closing occurs. The “Closing” shall be deemed to occur at 12:01 a.m. on the date that is the Closing Date. The Closing shall be held at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, New York.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competition Laws” means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws, in all applicable jurisdictions, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

“Consent” means any authorization, approval, order, license, qualification, permit, franchise, certification, waiver or other consent of any third Person or any Governmental Authority.

“Contract” means any written or binding oral note, bond, mortgage, indenture, guaranty, agreement, contract, sub-contract, or lease (which, for the avoidance of doubt, does not include any employee benefit or health or welfare arrangement).

“DGCL” means the Delaware General Corporation Law.

“Employee Plan” means any “employee benefit plan”, as defined in Section 3(3) of ERISA, any “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code, and any employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement providing for cash or equity compensation, profit-sharing, incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, disability or sick leave benefits and post-employment or retirement, or other benefits, in each case which is maintained, sponsored, administered, contributed to or to which there is an obligation to contribute by CellStar or any Subsidiary of CellStar (or any ERISA Affiliate of CellStar or any Subsidiary of CellStar) and covers any current or former employee.

“Environmental Laws” means any and all Applicable Laws relating to (i) the environment; (ii) the use, handling, manufacture, generation, transportation, treatment, release, disposal or presence of, or exposure to, pollutants, contaminants, wastes, chemicals or chemical containing substances or materials; or (iii) to public or workplace health or safety.

“Environmental Liabilities” means any and all Liabilities or commitments of CellStar and its Subsidiaries or any Person for whose conduct CellStar or its Subsidiaries is or may be held responsible, including those arising in connection with or relating to the Business (as currently or previously conducted), the Purchased Assets, or any activities or operations occurring or conducted at the Real Property, or any other real property formerly owned, leased or operated, including real property owned or leased by any former direct or indirect Subsidiary or any Person for whose conduct they are or may be held responsible, which arise under or relate to any Environmental Law, including without limitation a contractual undertaking relating to environmental matters.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Escrow Agreement” means an Escrow Agreement between Buyer and CellStar in substantially the form attached hereto as Exhibit C with such changes as Buyer and CellStar may agree upon.

“Estimated Net Working Capital Adjustment Amount” shall mean and be equal to the difference between the Estimated Net Working Capital and the Baseline Net Working Capital, whether such difference is a positive or a negative number.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, tribunal, agency or official, including any political subdivision thereof and any arbitral body the decrees of which have the force of law.

“Hazardous Materials” means any and all materials, pollutants, contaminants, wastes, chemicals or substances listed, defined, designated, classified, considered or regulated as dangerous, special, hazardous, toxic or radioactive under any Environmental Law, including petroleum and any derivative or by-product thereof, asbestos and asbestos-containing materials and PCBs.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means (i) all obligations for borrowed money, (ii) all obligations evidenced by notes, bonds, debentures or other instruments, (iii) all obligations under any hedging or swap obligation or other similar arrangement, (iv) all obligations secured by a Lien on Purchased Assets, (v) all obligations for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business), (vi) all commitments by which a Person assures a creditor against loss (including contingent reimbursement obligations regarding letters of credit), (vii) all obligations under capitalized leases, (viii) all guarantees (other than product warranties made in the ordinary course of business), including guarantees of any items set forth in clauses (i) through (vii), (ix) all outstanding prepayment premiums, if any, and accrued interest and fees; (x) all obligations arising out of or relating to consignment agreements or other arrangements involving CellStar or any Subsidiary thereof; and (xi) all obligations for the deferred purchase price of products or services and expenses related to any of the items set forth in clauses (i) through (x).

“Intellectual Property Rights”means any and all intellectual property rights and industrial property rights (throughout the universe, in all media, now existing or created in the future, and for the entire duration of such rights) arising under statutory or common law, contract, or otherwise, and whether or not perfected, including all (a) rights associated with Patents, including all priority rights resulting from Patent applications, (b) rights associated with works of authorship, including copyrights, moral rights, and rights to prepare derivative works, and rights in copyright registrations and applications, (c) rights relating to the protection of trade secrets and confidential information, (d) rights in trademarks, service marks, trade names, logos, symbols, certification marks, collective membership marks, and the like and registrations and applications therefor, and (e) rights analogous to those set forth in this definition and any and all other proprietary rights relating to intangible property.

“IRS” means the United States Internal Revenue Service.

“Kaiser Employment Agreement” means the Amended and Restated Employment Agreement effective as of May 1, 2004, by and between CellStar, Ltd., CellStar and Robert A. Kaiser, as amended by the First Amendment to Amended and Restated Employment Agreement dated May 2, 2005.

“Knowledge of Sellers,” “Sellers’ Knowledge” or any other similar knowledge qualification in this Agreement means to the actual knowledge of Robert A. Kaiser, Michael J. Farrell, Raymond L. Durham, Elaine Flud Rodriguez, Ana Lusia Marmol, Maria Hernandez, Efrain Vega Morales or Juan Martinez. With respect to the actual knowledge of Ana Lusia Marmol, Maria Hernandez, Efrain Vega Morales or Juan Martinez, it is acknowledged by the Parties that the knowledge of any such individual shall not be imputed to any other individual.

“Leased Real Property” means all of CellStar’s and its Subsidiaries’ right, title and interest in all leases, subleases, licenses, concessions and other agreements (the ”Leases”), pursuant to which CellStar or one of its Subsidiaries holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any land, buildings, structures, improvements, fixtures or other interest in real property used or held for use by the Business, including the right to all security deposits and other amounts and instruments deposited by or on behalf of CellStar or one of its Subsidiaries thereunder, all of which is described on Schedule 1.01(a)(v) annexed hereto.

“Leasehold Improvements” means all buildings, structures, improvements and fixtures located on any Leased Real Property which are owned by CellStar or one of its Subsidiaries, regardless of whether title to such buildings, structures, improvements or fixtures are subject to reversion to the landlord or other third party upon the expiration or termination of the Lease for such Leased Real Property.

“Liability” means any liability, debt or obligation of any kind, character, or description, and whether known or unknown, accrued or unaccrued, absolute or contingent, disputed or undisputed, liquidated or unliquidated, secured or unsecured or otherwise, and regardless of when asserted or by whom and whether or not the same is required to be accrued in the financial statements.

“License Agreement (Chile)” means the License Agreement in the form attached hereto as Exhibit B-2.

“License Agreement (Mexico)” means the License Agreement in the form attached hereto as Exhibit B-1.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, hypothecation, charge, claim, judgment, decree, order, stipulation, assessment, use, condition, restriction, security interest, option, right of first refusal, right of first offer or encumbrance of any kind in respect of such property or asset.

“Material Adverse Effect” means any change, effect or circumstance that is materially adverse to the Business, Purchased Assets, Liabilities, obligations, operations, condition (financial or otherwise) or results of operations or the conduct of the Business, except for any such change, effect or circumstances (x) to the extent relating solely to any Excluded Asset or Excluded Liability and for which Buyer and its Subsidiaries will have no Liability following the Closing in accordance with the terms of this Agreement or (y) results from or arises in connection with (A) changes, effects or circumstances affecting generally the industries in which the Business operates or (B) changes in economic, regulatory or political conditions generally, laws, GAAP, the accounting rules and regulations of the SEC or publicly announced general interpretations thereof after the date hereof; provided that the changes or effects described in clauses (A) and (B) shall be disregarded only to the extent that the effect or change is not disproportionately adverse to the Business compared to other Persons operating in the industries in which the Business operates. For purposes hereof, (i) a criminal indictment or criminal information or similar proceeding against CellStar or any of its Subsidiaries or any of their respective officers or directors, (ii) an SEC enforcement action in respect of CellStar, any of its Subsidiaries or any of their respective officers or directors relating to actions within the scope of the Business, (iii) receipt by CellStar or any of its Subsidiaries or any of their respective officers or directors of a Wells Notice, or other similar document indicating or threatening the initiation or recommendation by any Governmental Authority of a proceeding against any such Person who is named in this Agreement as being an individual whose knowledge is treated as “Sellers’ Knowledge” for purposes hereof, or is a Business Employee or Additional Employee, for violation of securities laws, or (iv) any restatement of earnings, accounting fraud or internal investigation of possible accounting fraud involving CellStar or any of its Subsidiaries, or any public announcement that it is or may be contemplating any action in respect thereof, will in each case be deemed to constitute a Material Adverse Effect, if it is materially adverse to the Business, Purchased Assets, Liabilities, obligations, operations, condition (financial or otherwise) or results of operations or the conduct of the Business.

“Material Contracts” means the Contracts required to be set forth in Schedule 3.14 annexed hereto in accordance with Section 3.14(a) hereof.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto owned by CellStar or one of its Subsidiaries and used or held for use by the Business or subject to contract or commitment to purchase.

“Patents” means any and all U.S. and non-U.S. patents, patent applications, and industrial design applications, together with any and all continuations, continuations in-part reissues, renewals, re-examinations, or divisional applications thereof, and all patents and industrial design registrations issuing thereon.

“Person” means an individual, corporation, partnership, limited liability company, association, joint venture, trust or other entity or organization, including a Governmental Authority.

“Pre-Closing Tax Period” means (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

“Representative” means, with respect to any Person, such Person’s directors, officers, employees, counsel, financial advisors, auditors, agents and other authorized representatives.

“Retained Businesses” means the businesses as set forth on Schedule 1.01(a)(vi) annexed hereto which includes the name, business purpose and location of each such Retained Business.

“SEC” means the United States Securities and Exchange Commission.

“SEC Investigation” means the matters relating to or arising under the investigation commenced by the SEC which investigation was publicly disclosed by CellStar in its Quarterly Report on Form 10-Q filed on April 10, 2006.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” with respect to any Person, means any other Person, with respect to whom 50% of more of the equity interest (or debt or other interest convertible into an equity interest) is owned directly or indirectly by such Person.

“Supply Agreement” means the Supply Agreement by and between NAC and Mobile Technologies Services, S.A., dated May 2004 and any successor or subsequent similar agreement or arrangement in respect of Sellers’ Colombia business.

“Tax” means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, escheat, unclaimed property, payroll, withholding, unemployment compensation, social security, retirement, environmental (including any Taxes imposed under Section 59A of the Code) or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charges of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

“Tax Law” means a statute, regulation or administrative rule or judicial opinion enacted, issued or promulgated for the determination, imposition, assessment or collection of any Tax.

“Tax Return”means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any law relating to any Tax, including any amendment thereto.

“Taxing Authority”shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

“Technical Service Agreement” shall mean the Technical Service Agreement by and between NAC and Mobile Technologies Services S.A.and any successor or subsequent similar agreement or arrangement in respect of Sellers’ Colombia business.

“Transaction Documents” means this Agreement, the Schedules and Exhibits hereto, the Escrow Agreement, the Assignment and Assumption Agreement, the License Agreement (Mexico), License Agreement (Chile) and the Transition Services Agreement, and the Guaranty, dated the date hereof, by Brightpoint, Inc. in favor of CellStar, and all other documents to be executed and delivered pursuant to this Agreement.

“Transition Services Agreement” means a Transition Services Agreement in substantially the form attached hereto as Exhibit D with such changes as Buyer and CellStar may agree upon.

“Treasury Regulations” shall mean the income tax regulations issued under the Code.

For purposes of this Agreement, any references to the “United States” used herein in connection with the Sellers’ Business or financial information shall mean “North American”.

(b)        Each of the following additional terms is defined in the Section set forth opposite such term:

Term	Section
Acceptance Notice	2.09(e)
Acquisition Proposal	5.03(c)
Agreement	Preamble
Applicable Period	5.15(a)
Asset Selling Entities	Preamble
Asset Selling Entities Inventory	3.21
Assumed Liabilities	2.04
Auditors	5.14
Baseline Net Working Capital	2.09(a)
Basket	10.06
Business Covered Employees	6.07(a)
Business Financial Statements	3.07
Buyer	Preamble
Buyer Indemnified Parties	10.01
Buyer Net Working Capital and Net Other Assets and Liabilities	2.09(d)
CellStar Employer Payment Obligations	9.02(t)
CellStar, Ltd.	Preamble
Closing	2.08(a)
Confidentiality Agreement	5.04(a)
Environmental Permits	3.28(b)
Employee Liabilities	8.01
Escrow Account	2.07
Escrow Amount	2.07
Estimated Net Working Capital	2.09(b)
Excluded Assets	2.03
Excluded Foreign Intangibles	2.03(f)
Excluded Liabilities	2.05
Factoring Arrangements	3.31
Indemnity Cap	10.06
Independent Accounting Firm	2.09(e)
Insolvent	3.15(a)
Insurance Policies	3.29
Intellectual Property	3.22
Interest	2.09(f)
Losses	10.01
Material Seller Intangibles	3.22
Material Seller Intellectual Property	3.22
Minimum Cash	5.15
NAC Holdings	Preamble
Net Other Assets and Liabilities	2.09(c)
Net Other Assets and Liabilities Accounting Principles	2.09(c)
Net Other Assets and Liabilities Adjustment Amount	2.09(c)
Net Working Capital	2.09(a)
Non-Assignable Assets	2.06(a)
Net Working Capital Accounting Principles	2.09(a)

Net Working Capital Adjustment Amount	2.09(a)
Objection Notice	2.09(e)
Participate In	5.07
Parties	Preamble
Party	Preamble
Permitted Liens	3.20(d)
Proceedings	3.22
Proposed Regulations	3.26(i)
Proxy Statement	5.01(b)
Purchase Price	2.07
Purchased Assets	2.02
Real Property	3.20(a)
Registrations	3.22
Required Consents	3.05
Retention Program	9.02(n)
Sarbanes-Oxley Act	2.05(l)
Sellers	Preamble
Seller Board	5.03(a)
Seller Financial Statements	3.08(b)
Seller Intangibles	3.22
Seller Recommendation	5.01(a)
Seller SEC Documents	3.08(a)
Seller Stockholders’ Approval	5.01(a)
Seller Stockholders’ Meeting	5.01(a)
Seller Web Site	3.23
Settlement Date	2.09(c)
Specified Policy	5.10
Statement of Allocation	7.02(a)
Stockholder Payments	5.15(a)
Superior Proposal	5.03(d)
Survival Period	10.05
Systems	3.23
System Lease	3.23
Termination Fee	11.02(a)
Transferred Employees	8.01
Transferred Employees (U.S.)	8.01
User Information	3.23
WARN Act	6.06
Web	3.23

1.02   Other Definitions and Interpretative Provisions.   The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of or to this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. When the words “not to be unreasonably withheld” are used in this Agreement, they shall be deemed to be followed by the phrase, “conditioned or delayed”, whether or not they are in fact followed by that phrase or a phrase of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law” or “laws” shall be deemed to include any and all Applicable Law.

ARTICLE 2
PURCHASE AND SALE

2.01   [Intentionally omitted]

2.02   Purchase and Sale of the Purchased Assets.   Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement, CellStar agrees to cause each Asset Selling Entity to, and each Asset Selling Entity shall, sell, convey, assign, deliver and transfer to Buyer (or one or more of its permitted assignees), and Buyer shall (or shall cause one or more of its permitted assignees to) purchase, acquire and accept from each Asset Selling Entity, free and clear of all Liens (except in favor of Raymond Leasing Corporation and Wells Fargo Financial Leasing Inc. in respect of leased equipment referred to Schedule 3.11), all of such Asset Selling Entity’s right, title and interest in, to and under all of the assets, rights, properties and business, of every kind and description, owned, held or used in the conduct of the Business by the Asset Selling Entities as the same shall exist on the Closing Date, except for the Excluded Assets (the “Purchased Assets”). Schedule 2.02 (including, for purposes hereof, all subschedules annexed hereto which include references to “2.02” in the captions thereof) sets forth a list of the Purchased Assets, including the name of the applicable Seller, location and book value as of a recent practicable date. The Purchased Assets include the Seller Intangibles, Registrations and Intellectual Property Rights of the Sellers, except as otherwise provided in Section 2.03(f) in respect of the Excluded Foreign Intangibles; and all right, title and interest of Sellers to and under the following that are owned, held or used in the conduct of the Business:

(a)        the Leased Real Property (including all right and interest, if any, in and to all Leasehold Improvements thereon) listed in Schedule 1.01(a)(v) annexed hereto;

(b)        all personal property and interests therein (including machinery, equipment, tools, spare parts, furniture, office furnishings and vehicles) located at (i) the Leased Real Property described in clause (a) above or (ii) that portion of any facility used by the Business other than such Leased Real Property, all as set forth in Schedule 2.02(b);

(c)        all raw materials, work-in-process, finished goods, supplies, spare parts, packaging and other inventories, wherever located including inventories in transit to Sellers’ facilities or otherwise;

(d)        all rights (including rights in respect of non-performance or breach) under all Contracts relating primarily to the Business, including all purchase orders of the Asset Selling Entities relating primarily to the Business, including, for the avoidance of doubt, all rights of NAC under the Technical Service Agreement and the Supply Agreement, and all rights of the Sellers to sell and distribute products and services into Colombia on the same terms and conditions as are applicable to Sellers on the date hereof (with all of the Contracts that individually (or, if related, in the aggregate) involve the payment, to or from CellStar or any of its Subsidiaries, of in excess of $50,000 since November 30, 2005 being identified as such on Schedule 2.02(d) annexed hereto);

(e)        all third party trade accounts or notes receivable and other receivables and all schedules, records and other documentation related to such receivables;

(f)         all prepaid assets and claims for refunds or deposits;

(g)        all licenses, permits, qualifications or other governmental authorizations transferable without consent of any Governmental Authority and such other licenses, permits, qualifications, or other governmental authorizations for which consent to transfer is obtained on or prior to (or, pursuant to Section 2.06, after) the Closing Date;

(h)        all books, records, files and papers, whether in hard copy or computer format, including any information relating to any Tax imposed on the Purchased Assets;

(i)         except as set forth on Schedule 2.02(i), all insurance benefits, including rights and proceeds payable on or after the Closing Date;

(j)         goodwill associated with the Purchased Assets, including the Registrations, the Seller Intangibles (whether or not material to the Business as presently conducted or as proposed to be conducted), and the Business;

(k)        all rights and claims under any and all transferable warranties extended by suppliers, vendors, contractors, manufacturers and licensors in relation to any of the equipment, Seller Intangibles and the software and hardware assets described in this Section 2.02;

(l)         to the extent permitted by Applicable Law, the personnel records (including all human resources and other records) of Transferred Employees;

(m)      advertising, sales and promotional literature, other sales and marketing-related materials and customer, vendor, supplier, contractor and service provider lists relating to the Business;

(n)        all claims, causes of action, judgments, reimbursements and demands, whether known or unknown, contingent or otherwise related to either (i) the Purchased Assets, including the right to sue for past infringement of any Seller Intangibles or Intellectual Property Rights, or (ii) Assumed Liabilities;

(o)        [Intentionally omitted];

(p)        all other assets listed on Schedule 2.02(p); and

(q)        all assets, including without limitation ideas, concepts, methods, processes, discoveries, software or other intangible assets of any nature, directly and indirectly relating to any business or prospective business, including without limitation CellStar Financo, Inc. involving the lease or sale of equipment (other than handsets and accessories), and/or the modification of handsets and related devices.

2.03   Excluded Assets.   Notwithstanding any provision of this Agreement to the contrary, Buyer expressly understands and agrees that the following assets and properties of CellStar and its Subsidiaries (the “Excluded Assets”), all of which are described on Schedule 2.03 (including, for purposes hereof, all subschedules annexed hereto which include references to “2.03” in the captions thereof) annexed hereto, shall be excluded from the Purchased Assets:

(a)        all of CellStar’s and its Subsidiaries’ cash and cash equivalents on hand and in banks;

(b)        the Tax records (including Tax Returns and supporting work papers) covering any period or transaction of any Asset Selling Entity occurring prior to the Closing Date (provided that Buyer shall be entitled to copies of any such Tax Returns and other documents to the extent specifically provided in Article 8 hereof);

(c)        Sellers’ Mexico operations that reside exclusively within Mexico and Sellers’ Chile operations that reside exclusively within Chile;

(d)        CellStar’s 19% ownership interest in CellStar Colombia Ltda. (excluding the Technical Service Agreement and the Supply Agreement);

(e)        the promissory notes held by CellStar in connection with the sale of its Asia, Peru and Colombia operations;

(f)         Sellers’ right, title, and interest in and to the (i) trademarks and/or service marks (including stylized and design marks) “Celular Express”, “Celular Express Mucho Mas Que Telefonia Celular”, “Inovacion y Tecnologia Movil”, “Celex” and “Pin Virtual”, and all registrations and applications therefor; (ii) the domain names “celularexpress.com.mx” and “celex.com.mx”; and (iii) the company names “Celular Express S.A. de C.V.”, “Communicacion Inalambrica Inteligente, S.A. de C.V.”, and “Celular Express Management S.A. de C.V.” in Mexico (“Excluded Foreign Intangibles”);

(g)        any claims which may exist against third parties related to CellStar’s Asia operations;

(h)        all rights of CellStar or any of its Subsidiaries arising under the Transaction Documents or the transactions contemplated thereby;

(i)         the right to use Suite 172 at Texas Stadium in Irving, Texas and all related rights in respect thereof;

(j)         all intercompany receivables listed on Schedule 2.03(j); and

(k)        any rights of CellStar under that certain Stock Purchase Agreement dated November 11, 2004, and associated Deed of Option dated November 19, 2004, in respect of CellStar’s former Singapore operations.

2.04   Assumed Liabilities.   Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of the Closing, to assume only the Liabilities of CellStar or any of its Subsidiaries exclusively relating to or arising out of the Purchased Assets or the conduct of the Business (the “Assumed Liabilities”) which are listed on Schedule 2.04 (including, for purposes hereof, all subschedules annexed hereto which include references to “2.04” in the captions thereof), which Schedule shall be updated with respect to the amount of such Liabilities by mutual written agreement of the Parties within ten (10) days prior to the Closing Date.

2.05   Excluded Liabilities.   Buyer is assuming only the Assumed Liabilities from CellStar and its Subsidiaries and is not assuming any other Liability of CellStar or any of its Subsidiaries of whatever nature, whether presently in existence or arising hereafter. All such other Liabilities of CellStar or its Subsidiaries shall be retained by and remain Liabilities of CellStar or its Subsidiaries, as applicable (all such Liabilities of CellStar or its Subsidiaries not being assumed being herein referred to as the “Excluded Liabilities”), including without limitation, the following (which shall be Excluded Liabilities):

(a)        all Liabilities to the extent arising out of or relating to the operation or conduct by CellStar or any of its Subsidiaries of any Retained Businesses, including, without limitation, any outstanding checks of CellStar or any of its Subsidiaries, and those Liabilities set forth on Schedule 2.05(a);

(b)        all Liabilities to the extent arising out of or relating to any Excluded Asset;

(c)        all Liabilities and commitments of CellStar and its Subsidiaries in respect of Taxes, other than those Liabilities and commitments for which Buyer is responsible pursuant to Section 7.02;

(d)        any compensation or benefits payable to present or past employees of CellStar or any of its Subsidiaries, including without limitation, any Liabilities arising under any Employee Plan or other employee benefit plan and any of CellStar’s or its Subsidiaries’ obligations for vacation, holiday or sick pay, including obligations thereof for vacation or holiday pay accrued prior to Closing for employees who are not Transferred Employees;

(e)        subject to the provisions of Article 8 hereof (including Schedule 8.01(i) and Schedule 8.01(ii)), any obligations under any employment, consulting or non-competition agreement, change of control agreement, indemnity agreement, any retention or performance-based bonus or other compensation agreement, and any similar agreements, whether written or oral, and any liabilities or obligations arising out of the termination by CellStar of any of its employees in anticipation or as a consequence of, or following, consummation of the transactions contemplated by the Transaction Documents;

(f)         except as otherwise provided in Article 8 hereof (including Schedule 8.01(i) and Schedule 8.01(ii)), all Liabilities and commitments relating to (i) current or former employees of CellStar or any of its Subsidiaries, (ii) current or former employees (A) that are expressly retained by CellStar pursuant toArticle 8 or Schedule 2.05(f) annexed hereto or (B) for which a specific prepaid asset (e.g., an insurance policy), if any, is not sold, conveyed, transferred, assigned or delivered to Buyer, subject to the terms and conditions of the applicable Employee Plan (in the case of a Liability or commitment relating to an Employee Plan); (iii) employees who, as of the Closing Date, are on a leave of absence resulting from a reduction in force or a “bridging” of age and/or service credit for purposes of an Employee Plan; (iv) compensation deferred by employees prior to the Closing Date; and (v) stock option and other equity-based compensation plans of CellStar;

(g)        all Indebtedness and capital lease obligations of CellStar and its Affiliates and Subsidiaries;

(h)        all obligations to any broker, finder or agent for any investment banking or brokerage fees, finders fees or commission relating to the transactions contemplated by this Agreement and any other fees and expenses for which CellStar is responsible pursuant to Section 12.03;

(i)         all indemnification obligations owed to any Person who is or was an officer or director of CellStar or any Subsidiary prior to the Closing in respect of actions or omissions occurring prior to the Closing;

(j)         all Environmental Liabilities including with respect to any release of Hazardous Materials after the Closing Date to the extent said Environmental Liabilities arise from or in connection with conditions, events or circumstances occurring on or before the Closing Date, including without limitation the migration of Hazardous Materials which were released on or prior to the Closing Date;

(k)        all Liabilities arising out of intentional violations of Applicable Law that are punishable by a material criminal fine or imprisonment;

(l)         any Liabilities of CellStar or any of its Affiliates relating to or arising out of state and federal securities laws, rules, and regulations, fiduciary duties, the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the listing requirements of the over-the-counter market, Pink Sheets or other national securities exchange or other automated interdealer quotation systemon which the shares or debt securities of CellStar or any Subsidiary thereof are or have been listed, or in connection with any investigation by the National Association of Securities Dealers, Inc. or any criminal investigation by any state, federal or foreign authority;

(m)      any Liabilities of CellStar, its Subsidiaries or current or former Affiliates thereof, if any, other than the Assumed Liabilities;

(n)        all Liabilities to the extent arising out of or relating to any right, title, or interest in or to (i) the trademarks and/or service marks (including stylized and design marks) “Celular Express”, “Celular Express Mucho Mas Que Telefonia Celular”, “Inovacion y Tecnologia Movil”, “Celex” and “Pin Virtual”, and all registrations and applications therefor; (ii) the domain names “celularexpress.com.mx” and “celex.com.mx”; and (iii) the company names “Celular Express S.A. de C.V.”, “Celular Express Management S.A. de C.V.”, “Communicacion Inalambrica Inteligente, S.A. de C.V.”; and

(o)        all Liabilities which are indicated on a Schedule hereto as being excluded liabilities.

2.06   Consent of Third Parties; Further Assurances.

(a)        Sellers and Buyer shall execute and deliver, or cause to be executed and delivered by their respective Subsidiaries and Affiliates, such additional instruments of conveyance and transfer as Buyer or Sellers may reasonably request or as may be otherwise necessary to fully convey or transfer to, and vest in, Buyer and put Buyer in possession of, the Purchased Assets and for Buyer to assume any part of the Assumed Liabilities and for Buyer to succeed to the Business. Nothing in this Agreement shall be construed as an attempt or agreement to assign any asset, Contract, permit, license or other right or obligation which would otherwise be included in the Purchased Assets or Assumed Liabilities, as appropriate, but which is by its terms or by law non-assignable without the consent of the other party or parties thereto or any Governmental Authority unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by any Seller or the Business would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement (the “Non-Assignable Assets”). Prior to Closing, and, if Buyer determines in its sole discretion to waive the condition to Closing set forth in Section 9.02(c) with respect to any such Non-Assignable Asset, then for a one (1) year period after the Closing (or such shorter period as specified elsewhere in this Agreement with respect to specific types of Purchased Assets or Assumed Liabilities or, if earlier, the liquidation or dissolution of CellStar), Sellers agree to use their reasonable best efforts to obtain any such consents promptly. At such time as any Non-Assignable Asset is properly assigned to Buyer, such Non-Assignable Asset shall cease to be a Non-Assignable Asset and become a Purchased Asset.

(b)        Following the Closing for an indefinite period and until such time as such Non-Assignable Assets may be properly assigned to Buyer, or, if earlier, the liquidation or dissolution of CellStar, such Non-Assignable Assets shall be held by CellStar (or the related Subsidiary or Affiliate of CellStar) in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in the name of CellStar (or the related Subsidiary or Affiliate of CellStar) and all benefits and obligations existing thereunder shall be for the account of Buyer. During such period, Sellers shall take or cause to be taken such action in their name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Non-Assignable Assets and to effect collection of money or other consideration to become due and payable under the Non-Assignable Assets, and Sellers shall promptly pay over to Buyer all money or other consideration received by them (or their Affiliates or Subsidiaries) in respect of all Non-Assignable Assets. Following the Closing, Sellers shall be deemed to have authorized Buyer to the extent permitted by Applicable Law and the terms of the Non-Assignable Assets, to perform all of the obligations and receive all of the benefits under the Non-Assignable Assets and hereby appoints Buyer its attorney-in-fact to act in their name on their behalf (and on behalf of its Subsidiaries and Affiliates) with respect thereto.

2.07   Purchase Price; Escrow.   (a) In consideration of the sale and transfer of the Purchased Assets and the assumption of the Assumed Liabilities, Buyer agrees to purchase the Purchased Assets from Sellers for the aggregate purchase price (the “Purchase Price”) of $88,000,000 (Eighty Eight Million Dollars). The Purchase Price shall be paid in cash as provided in Section 2.08(b) and shall be subject to adjustment as provided in Sections 2.08 and 2.09. CellStar shall be treated as receiving a portion of the Purchase Price as agent for its Affiliates actually selling the Purchased Assets consistent with the allocation of the Purchase Price agreed to by CellStar and Buyer prior to the Closing Date in accordance with Schedule 2.07 annexed hereto, which Schedule shall set forth the allocations in respect of the respective Sellers.

(b)        At the Closing, Buyer shall deposit $8,800,000 (Eight Million Eight Hundred Thousand Dollars) of the Purchase Price amount (the “Escrow Amount”) into an Escrow Account (the “Escrow Account”), pursuant to the terms of the Escrow Agreement as security for the indemnification obligations of CellStar pursuant to Section 10.01 for a period of six months from the Closing Date (“Escrow Period”). The Escrow Amount shall be held and disbursed from the Escrow Account in the manner set forth in the Escrow Agreement, it being acknowledged by the Parties that the escrow arrangements contemplated hereby, including the Escrow Agreement, shall be available as a non-exclusive remedy for any claim for a breach of the representations, warranties and covenants contained in this Agreement, including any claim under Article 10 hereof.

2.08   Closing.   (a)  The closing (the “Closing”) of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, New York, as soon as possible, but in no event later than five (5) Business Days, after satisfaction (or, to the extent permitted by Applicable Law, waiver) of the conditions set forth in Article 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by Applicable Law, waiver of those conditions), or at such other time or place as Buyer and CellStar may agree.

(b)        At the Closing:

(i)         Buyer shall deliver to CellStar, in immediately available funds by wire transfer to an account or accounts designated by CellStar by notice to Buyer (such notice to be delivered to Buyer not later than two (2) Business Days prior to the Closing Date), an amount equal to the Purchase Price, minus the Escrow Amount, (A) plus the Estimated Net Working Capital Adjustment Amount, as an adjustment to the Purchase Price, if Estimated Net Working Capital exceeds Baseline Net Working Capital, or (B) minus the Estimated Net Working Capital Adjustment Amount, as an adjustment to the Purchase Price, if Baseline Net Working Capital exceeds Estimated Net Working Capital;

(ii)       The Sellers and Buyer shall enter into the Transaction Documents such Parties are to be a party thereto (other than this Agreement);

(iii)      The Sellers shall deliver certificates, in form and substance reasonably satisfactory to Buyer, from CellStar and its relevant Subsidiaries, duly executed and acknowledged, certifying that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code;

(iv)       The Sellers shall deliver to Buyer such deeds, bills of sale, assignments of all Seller Intangibles (including all Intellectual Property Rights in respect thereof but not including the Excluded Foreign Intangibles), endorsements, Consents, assignments and other good and sufficient instruments of conveyance and assignment in form and substance reasonably satisfactory to Buyer, as the Parties and their respective counsel shall deem reasonably necessary to vest in Buyer all right, title and interest in, to and under the

Purchased Assets and to evidence Buyer’s assumption of the Assumed Liabilities free and clear of all Liens, other than Permitted Liens; and

(v)        Buyer and CellStar shall deliver or shall cause to be delivered such other documents as may be required pursuant to Article 9 hereof.

2.09   Net Working Capital and Net Other Assets and Liabilities Adjustments.   The Purchase Price shall be subject to adjustment as determined pursuant to this Section 2.09.

(a)        If Net Working Capital exceeds the Estimated Net Working Capital, then Buyer shall pay to CellStar an amount equal to the Net Working Capital Adjustment Amount (as defined below) in accordance with the provisions of this Section 2.09. If Net Working Capital is less than the Estimated Net Working Capital, then CellStar shall pay to Buyer the Net Working Capital Adjustment Amount in accordance with the provisions of this Section 2.09. “Net Working Capital” shall mean and be, with respect to the Business and reflected in the Business Financial Statements as of the Closing Date, (x) the value of the accounts receivable and inventories, less (y) the accounts payable (excluding that certain payable referred to on Schedule 2.09(a)(i)) and deferred revenue (to the extent that deferred revenue is in excess of $350,000 (Three Hundred Fifty Thousand Dollars)), of the Asset Selling Entities. Net Working Capital (and its components) will: (a) be determined in accordance with GAAP, consistently applied, as modified by, and otherwise prepared in accordance with, the net working capital accounting principles set forth on Schedule 2.09(a)(ii) (the “Net Working Capital Accounting Principles”), (b) be calculated separately for the United States and Miami businesses, (c) exclude all intercompany balances outstanding between CellStar and its Affiliates and Subsidiaries and (d) exclude all Excluded Assets and Excluded Liabilities. For purposes hereof, (i) “Baseline Net Working Capital” shall be $36,350,000 (Thirty Six Million Three Hundred Fifty Thousand Dollars), as such amount may be reduced in accordance with Section 9.02(o) hereof and (ii) “Net Working Capital Adjustment Amount” shall mean and be equal to the difference between Net Working Capital and the Estimated Net Working Capital, whether such difference is a positive or a negative number. Schedule 2.09(a)(iv) annexed hereto sets forth, for illustrative purposes only, an example of the calculation of Net Working Capital as of September 30, 2006.

(b)        Within five (5) Business Days prior to the Closing, but in no event less than two (2) days prior to the Closing, CellStar shall deliver to Buyer a statement, certified (in the form annexed hereto as Exhibit E) by the chief administrative officer and the chief financial officer of CellStar (in their executive capacities on behalf of CellStar but not in their individual capacities), reflecting CellStar’s good faith best estimate of Net Working Capital as of the Closing Date (the “Estimated Net Working Capital”), and the basis for such calculation, prepared in accordance with GAAP, consistently applied, as modified by, and otherwise prepared in accordance with, the Net Working Capital Accounting Principles, which Estimated Net Working Capital and statement shall be subject to the approval of Buyer in its sole and absolute discretion. The Schedule reflecting the agreed upon Estimated Net Working Capital shall be attached hereto as Schedule 2.09(b). Sellers shall (i) provide Buyer and its Representatives reasonable access during normal business hours to all relevant work papers, trial balances, employees, internal and external accountants and auditors, plants, offices, warehouses and other facilities, all books and records and other financial information to the extent necessary or useful to complete their analysis of Estimated Net Working Capital and the statement in respect thereof, (ii) cause CellStar and its Subsidiaries’ officers and advisors (including counsel, financial advisors and auditors) to furnish Buyer’s Representatives with such financial and operating data and other information with respect to the Business, properties and personnel of Sellers and their Subsidiaries as Buyer’s Representatives may from time to time reasonably request and (iii) cooperate with Buyer’s Representatives’ reasonable requests with respect to the review of Estimated Net Working Capital and the statement in respect thereof.

(c)        If Net Other Assets and Liabilities is a net liability of more than $3,000,000 (Three Million Dollars), then CellStar shall pay Buyer the amount by which the Net Other Assets and Liabilities is a net liability in excess of $3,000,000 (Three Million Dollars) (the ”Net Other Assets and Liabilities Adjustment Amount”) in accordance with the provisions of this Section 2.09. If Net Other Assets and Liabilities is either a net asset or a net liability of less than $3,000,000 (Three Million Dollars), there shall be no Net Other Assets and Liabilities Adjustment Amount. “Net Other Assets and Liabilities” shall mean and be, with respect to the Business and reflected in the Business Financial Statements as of the Closing Date, (x) the value of all prepaid assets (referred to in the Business Financial Statements as Prepaid Expense which include Prepaid Value Added Tax and prepaid Other Expenses, plus net property and equipment (referred to in the Business Financial Statements as Net Fixed Assets), plus other non-current assets (referred to in the Business Financial Statements as Other Non-Current Assets) plus Seller’s corporate fixed assets as identified in Schedule 2.02(b) less (y) accrued expenses of the Asset Selling Entities (referred to in the Business Financial Statements as Accrued Other Expenses) and Seller’s corporate accrued expenses assumed by Buyer as set forth in Schedule 2.05(a). Net Other Assets and Liabilities (and its components) will: (a) be determined in accordance with GAAP, consistently applied, as modified by, and otherwise prepared in accordance with, the net other assets and liabilities principles set forth on Schedule 2.09(c)(i) (the “Net Other Assets and Liabilities Accounting Principles”), (b) be calculated separately for the United States, Miami and Seller’s corporate operations, (c) exclude all intercompany balances outstanding between CellStar and its Affiliates and Subsidiaries, and (d) exclude all Excluded Assets and Excluded Liabilities. Schedule 2.09(c)(iii) annexed hereto sets forth, for illustrative purposes only, an example of the calculation of Net Other Assets and Liabilities and the Net Other Assets and Liabilities Adjustment Amount as of September 30, 2006.

(d)        As promptly as practicable after the Closing, Buyer shall deliver to CellStar a statement setting forth the calculation of Net Working Capital and Net Other Assets and Liabilities, which statement shall be audited by Ernst & Young LLP (or another independent registered public accounting firm retained by Buyer) and certified, in the manner contemplated by Section 2.09(b) hereof, by the chief financial officer of Buyer (in his executive capacity on behalf of Buyer but not in his individual capacity), as of the close of business New York City time on the day immediately preceding the Closing Date (the “Buyer Net Working Capital and Net Other Assets and Liabilities”) and the basis for such calculation prepared in accordance with GAAP, consistently applied, as modified by, and otherwise prepared in accordance with, the Net Working Capital Accounting Principles (such date of delivery, the “Settlement Date”).

(e)        As promptly as practicable, but in no event after thirty (30) days following the Settlement Date, CellStar shall deliver to Buyer a notice of acceptance (an “Acceptance Notice”) or a notice of objection (an “Objection Notice”) with respect to Buyer Net Working Capital and Net Other Assets and Liabilities. If an Acceptance Notice is delivered to Buyer or if no Objection Notice is delivered to Buyer within such thirty (30) day period, such Buyer Net Working Capital and Net Other Assets and Liabilities shall be final and binding on the Parties as Net Working Capital and Net Other Assets and Liabilities and shall be used to calculate the Net Working Capital Adjustment Amount and the Net Other Assets and Liabilities Adjustment Amount, if any. Any Objection Notice shall specify in reasonable detail the items in Buyer Net Working Capital and Net Other Assets and Liabilities disputed by CellStar and shall describe in reasonable detail the basis for the objection and all information in the possession of CellStar which forms the basis therefor, as well as the amount in dispute. If an Objection Notice is given in accordance herewith, Buyer and CellStar shall consult with each other with respect to the objection and use their respective reasonable best efforts to reach agreement on the disputed items and amounts in order to agree on a calculation of Net Working Capital and Net Other Assets and Liabilities. If Buyer and CellStar are unable to reach agreement within thirty (30) days after an Objection Notice has been given, and all unresolved disputed items shall be promptly referred to PricewaterhouseCoopers LLP or such other independent registered public accounting firm as shall be mutually agreed upon by the Parties (the “Independent Accounting Firm”). Each Party agrees to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter. The Independent Accounting Firm shall act as an arbitrator to determine, based solely on the provisions of this Section 2.09, and the presentations by Sellers’ and Buyer’s respective Representatives, and not by independent review, only those issues still in dispute. The Independent Accounting Firm’s determination shall be made within thirty (30) days of the dispute being submitted for their determination, shall be set forth in a written statement delivered to Sellers and Buyer. Any resolution hereunder, whether by the parties, or the Independent Accounting Firm, as set forth above, shall be final, non-appealable and binding on the Parties hereto, absent actual fraud, intentional misrepresentation or manifest error. A judgment of a court of competent jurisdiction may be entered upon the Independent Accounting Firm’s determination. The Independent Accounting Firm shall have exclusive jurisdiction over, and resort to the Independent Accounting Firm provided in this Section 2.09 shall be the only recourse and remedy of the Parties against one another with respect to, any disputes arising out of or relating to the adjustments pursuant to this Section 2.09. The fees, costs and expenses of the Independent Accounting Firm shall be borne by the Sellers, on the one hand and the Buyer, on the other, based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party.

(f)         The Net Working Capital Adjustment Amount and the Net Other Assets and Liabilities Adjustment Amount, if any, shall be paid by the appropriate Party in accordance with Section 2.09 within five (5) Business Days following the final determination of Net Working Capital and Net Other Assets and Liabilities by wire transfer of immediately available funds to a bank account designated in writing by the recipient prior thereto, together with interest thereon at an annual rate of ten percent (10%), based on a three hundred sixty (360) day year, from and including the day immediately following the Closing Date, and up to, but not including, the date of payment (“Interest”).

(g)        Buyer and CellStar agree that they will, and agree to cause their respective independent accountants to, reasonably cooperate and assist in the calculation of Net Working Capital and Net Other Assets and Liabilities and in the conduct of the procedures referred to in this Section 2.09, including without limitation, making available to the extent reasonably necessary books, records, work papers, trial balances, other financial information and personnel, including the execution of customary release or indemnification letters required by the Independent Accounting Firm or taking of physical inventory.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS

Sellers jointly and severally represent and warrant to, and covenant with, Buyer, as of the date hereof and as of the Closing, that:

3.01   Corporate Existence and Power.   Each Seller is a corporation duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on the Business as now conducted and to own or lease and operate its properties in the places where the Business is now conducted and such properties are now owned, leased or operated. True, complete and correct copies of the formation documents, bylaws and other governance documents of each Seller have been delivered to Buyer prior to the date hereof. Schedule 3.01 annexed hereto sets forth the name, outstanding equity ownership and business and other activities of each Subsidiary of CellStar.

3.02   Corporate Authorization.   The execution, delivery and performance by each Seller of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby are within such Seller’s corporate powers and authority and have been duly authorized by all necessary corporate action on the part of such Seller, other than the Seller Stockholders’ Approval. This Agreement and the other Transaction Documents to which the Sellers are a party, and the transaction contemplated hereby, and thereby have been approved by the unanimous vote of the Board of Directors of each Seller. No other proceedings on the part of such Seller are necessary to approve or authorize the execution and delivery of the Transaction Documents, the performance of such Seller’s obligations thereunder or the consummation of the transactions contemplated thereunder, other than the Seller Stockholders’ Approval. This Agreement has been duly and validly executed and delivered by each Seller and constitutes a valid and binding agreement of each Seller. Each other Transaction Document will be duly and validly executed by each Seller party thereto at or prior to the Closing and, upon such execution and delivery by such Seller and the due and valid execution and delivery of such Transaction Document by each other party thereto, will constitute a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms.

3.03   Governmental Authorization.   The execution, delivery and performance by each Seller of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or filing with, any Governmental Authority other than compliance with any applicable requirements of the HSR Act, any other Competition Laws and the Exchange Act.

3.04   Noncontravention.   Except (i) as disclosed on Schedule 3.04 annexed hereto or (ii) as disclosed in writing to Buyer concurrently with the execution and delivery of this Agreement, the execution, delivery and performance by each Seller of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) violate the certificate of incorporation or bylaws or other governing document of such Seller or any Subsidiary, (ii) result in a violation of any Applicable Law, (iii) violate or result in a breach of or constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit relating to the Business to which such Seller or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon such Seller or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any Purchased Asset, except for Permitted Liens.

3.05   Required Consents.   Schedule 3.05 annexed hereto sets forth each agreement required to be set forth in Schedule 3.14 or Schedule 2.02(d) requiring a consent, approval, authorization, notice, payment or other action by any Person as a result of the execution, delivery and performance of this Agreement (the “Required Consents”). No other filing with or notice to and no Consent is necessary for the execution and delivery by Sellers of this Agreement, the performance of Sellers’ obligations hereunder, or the consummation of the transactions contemplated by the Transaction Documents, other than the Seller Stockholders’ Approval and compliance with any applicable requirements of the HSR Act, any other Competition Laws and the Exchange Act.

3.06   [Intentionally omitted]

3.07   Business Financial Statements.   Schedule 3.07 annexed hereto sets forth a true, correct and complete copy of the unaudited statement of assets and liabilities of the Business as of November 30, 2005 and the related unaudited statement of revenue and expenses for the year ended November 30, 2005, and the unaudited interim statement of assets and liabilities as of September 30, 2006 and October 31, 2006 and the related unaudited interim statement of revenue and expenses for the ten (10) months ended September 30, 2006 and eleven (11) months ended October 31, 2006, respectively, for the Business (collectively, the “Business Financial Statements”). The Business Financial Statements include separate financial statements in respect of the United States and Miami businesses. The Business Financial

Statements are derived from the books and records of CellStar and its Subsidiaries and the audited consolidated financial statements of CellStar and its Subsidiaries (which were prepared in accordance with GAAP) and fairly present the assets and liabilities of the Business as of the dates thereof, and the results of operations of the Business for the periods then ended. The Business Financial Statements do not contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained therein not misleading.

3.08   SEC Filings; Financial Statements; Disclosure Controls.

(a)        Except as set forth on Schedule 3.08(a) annexed hereto, CellStar has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2003 under the Exchange Act or the Securities Act, including all such documents filed after the date hereof and prior to the Closing Date (as such documents have been amended since the time of their filing and all documents incorporated by reference therein, collectively, the “Seller SEC Documents”). None of CellStar’s Subsidiaries is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates and if amended prior to the date hereof, as of the date of the last such amendment, Seller SEC Documents (i) did not, and all documents filed by CellStar with the SEC under the Exchange Act or the Securities Act between the date of this Agreement and the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading, and (ii) complied, and all documents filed by CellStar with the SEC under the Exchange Act or the Securities Act between the date of this Agreement and the Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, at such time of filing. As used in this Section 3.08, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)        Except as set forth on Schedule 3.08(b) annexed hereto, CellStar’s financial statements (including in each case, any related notes thereto), contained or reflected in Seller SEC Documents (the “Seller Financial Statements”) (i) were, and all Seller Financial Statements contained or reflected in documents filed by CellStar with the SEC under the Exchange Act or the Securities Act between the date of this Agreement and the Closing Date will be, prepared from the books and records of CellStar and its Subsidiaries; (ii) was, and all Seller Financial Statements contained or reflected in documents filed by CellStar with the SEC under the Exchange Act or the Securities Act between the date of this Agreement and the Closing Date will be, prepared in accordance with GAAP throughout the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, except that such unaudited statements do not contain footnotes as permitted by Form 10-Q under the Exchange Act); (iii) complied in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as in effect on the date of filing; (iv) except with respect to the unaudited Seller Financial Statements contained in the Seller SEC Documents filed on Form 10-Q under the Exchange Act, was accompanied by unqualified reports from the independent auditor opining on the same as to the Seller Financial Statements contained therein; and (v) fairly present, and all Seller Financial Statements contained or reflected in documents filed by CellStar with the SEC under the Exchange Act or the Securities Act between the date of this Agreement and the Closing Date will fairly present, in all material respects, the consolidated financial position of CellStar and its Subsidiaries as of their respective dates and the consolidated results of their respective operations and cash flows for the periods indicated therein, except that the unaudited interim Seller Financial Statements were or will be subject to normal year end audit adjustments which were not and will not be expected to be material in the aggregate.

(c)        Except as set forth in Schedule 3.08(c), (I) CellStar maintains a system of internal accounting controls sufficient to provide reasonable assurance in all material respects that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. CellStar and each of its Subsidiaries, officers and directors are in compliance with, and have complied, in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated under such act and the Exchange Act; and (II) CellStar has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to CellStar and its Subsidiaries is made known to the management of CellStar by others within such entities, and (ii) disclosed, based on its most recent evaluation, to CellStar’s outside auditors, the audit committee of the Seller Board (as defined in Section 5.03(a)), and Buyer (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to materially affect CellStar’s ability to record, process, summarize and report financial data, and (B) any fraud, whether or not material, known to management that involves management or other employees who, in each case, have a significant role in CellStar’s internal control over financial reporting. Except as set forth in CellStar’s Annual Report on Form 10-K for the year ended November 30, 2005 and the Quarterly Reports on Form 10-Q thereafter filed by CellStar with the SEC, there have been no material changes in CellStar’s internal controls or in other factors that could significantly affect CellStar’s internal controls, or any significant deficiencies or material weaknesses in such internal controls. CellStar has conducted its business in accordance with the terms of its internal accounting controls and procedures and has otherwise operated in compliance with the requirements under Rules 13a-15 and 15d-15 of the Exchange Act. CellStar has made available to Buyer complete and correct copies of all written policies, manuals and other documents promulgating such internal accounting controls.

(d)        Except as disclosed in the Seller SEC Documents relating to the accounts receivable and revenue issues in CellStar’s Asia-Pacific region described in CellStar’s Annual Report on Form 10-K for the fiscal year ended November 30, 2004, none of CellStar, its Subsidiaries nor, to the Knowledge of Sellers, any of their respective auditors, accountants or representatives have received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the Knowledge of Sellers, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of CellStar or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that CellStar or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

3.09   Absence of Certain Changes.   Except as disclosed on Schedule 3.09 annexed hereto, since the Balance Sheet Date, (a) the Business has been conducted in the ordinary course consistent with past practices; (b) there has not been any event, occurrence or development which, individually or in the aggregate, has had or would have a Material Adverse Effect; and (c) none of CellStar or any of its Subsidiaries has taken any of the actions listed in Section 5.02(a)(i) through Section 5.02(a)(xvi) as if such Sections had applied since the Balance Sheet Date.

3.10   No Undisclosed Liabilities.   There are no Liabilities of CellStar or its Subsidiaries relating to or arising out of the Purchased Assets, or the conduct of the Business, that in each case could constitute Assumed Liabilities at the Closing, of any kind, other than (a) Liabilities disclosed and/or reserved against in the Business Financial Statements, (b) Liabilities set forth in Schedule 2.04 or (c) Liabilities incurred since October 31, 2006 in the ordinary course of business consistent with past practices.

3.11   Assets.   Except as disclosed on Schedule 3.11 annexed hereto, (a) each of the Asset Selling Entities have good and marketable title to and is the sole lawful owner in every respect of, or has a valid leasehold interest in, all of the tangible Purchased Assets that it is selling hereunder, free and clear of any Liens (except for Permitted Liens), and, upon consummation of the transactions contemplated by this Agreement, Buyer will have good and marketable title to and be the sole lawful owner in every respect of, or have a valid leasehold interest in, all of the tangible Purchased Assets, free and clear of any Liens (other than the Non-Assignable Assets), except for the Permitted Liens and (b) each party assigning a Contract pursuant to this Agreement has good and marketable title to and is the sole owner of the associated right, title and interest in and to each such Contract.

3.12   Personal Property.   Each item of tangible personal property included in the Purchased Assets is in good operating condition, free of any defects (except those resulting from normal wear and operation), and is suitable for the purposes for which it is presently being used.

3.13   Sufficiency of Purchased Assets.   The Purchased Assets constitute all of the property and assets (tangible and intangible) used or held for use in the conduct of the Business as it is conducted as of the date hereof except for the Excluded Assets and are adequate for Buyer to conduct the Business as it is currently being conducted.

3.14   Material Contracts.   (a) Except as set forth on Schedule 3.14 annexed hereto (including, for purposes hereof, all subschedules annexed hereto which include references to “3.14” in the captions thereof), with respect to the Business, no Asset Selling Entity is a party to or bound by any of the following types of Contracts, whether oral or written:

(i)         any lease (whether of real or personal property) requiring (A) annual rentals of $100,000 or more or (B) aggregate payments by or to any Asset Selling Entity of $50,000 or more, in the case of each of clauses (A) and (B) that cannot be terminated on not more than 120 days’ notice without payment by or on behalf of any Asset Selling Entity of any penalty;

(ii)       any lease or agreement under which any Asset Selling Entity is the lessor or permits any third party to hold or operate any personal property owned or controlled by any Asset Selling Entity;

(iii)      any agreement for the purchase of materials, supplies, goods, services, equipment or other assets, or any other agreement under which either (A) since January 1, 2006 there have been payments or other financial obligations (or requirements of payments or other financial obligations) to, by or on behalf of any Asset Selling Entity of $50,000 or more or (B) aggregate payments to or by any Asset Selling Entity of $50,000 or more are required, in each case that cannot be terminated on not more than 120 days’ notice without payment by any Asset Selling Entity of any penalty;

(iv)       any sales, distribution or other similar agreement providing for the sale to or by any Asset Selling Entity of materials, supplies, goods, services, equipment or other assets under which since January 1, 2006 there have been payments by, to or on behalf of any Asset Selling Entity of $50,000 or more;

(v)        any partnership, joint venture or other similar agreement or arrangement;

(vi)       any contract under which CellStar or any of its Subsidiaries has advanced or loaned any other Person any amount, other than trade credit extended in the ordinary course of business;

(vii)     any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or any assets involving consideration in excess of $50,000, except for purchases of inventory, capital expenditures or sales of inventory or obsolete equipment, in each case in the ordinary course of business consistent with past practices;

(viii)    any agreement relating to the incurrence of Indebtedness in excess of $25,000;

(ix)       guaranty of any obligation in excess of $25,000;

(x)        any agreement relating to the Business between CellStar or any of its Affiliates on the one hand, and CellStar or any of its Affiliates, of CellStar, on the other hand, that will not be terminated at or prior to the Closing;

(xi)       any employment, deferred compensation, severance, retirement or other similar agreement entered into with any employee except that severance agreements entered into with former employees prior to January 1, 2006 need not be included on Schedule 3.14 if no payments or other financial obligations are required to be made or committed to thereunder;

(xii)     any agreement relating to the requirement to extend credit or the making of loans to, or the making of an equity investment in, any Person, other than the creation of accounts receivable in the ordinary course of business;

(xiii)    any agreement that limits in any respect the freedom of the Business to compete in any line of business or with any Person or in any area;

(xiv)     any agreement that relates to any System Lease that is material to the Business as currently conducted or that relates to any Material Seller Intellectual Property; or

(xv)      any other agreement not required to be disclosed pursuant to clauses (i) through (xiv) above the termination or lapse of which would have a Material Adverse Effect.

(b)        Each Material Contract is valid, binding and enforceable against each Asset Selling Entity party thereto and, to the Knowledge of Sellers, against the other parties to the Material Contracts in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and as limited by general principles of equity that restrict the availability of equitable remedies. CellStar and its Subsidiaries have performed all obligations required to be performed by them and are neither in default under nor in breach of nor in receipt of any claim of default or breach under any Material Contract, except as disclosed in writing to Buyer concurrently with the execution and delivery of this Agreement. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Asset Selling Entities or, to the Knowledge of Sellers, any other party under any Material Contract. No Asset Selling Entity has received written notice of the intention of any party to cancel or terminate any Material Contract and, to the Knowledge of Sellers, there has not been any breach or anticipated breach by the other parties to any Material Contract.

(c)        CellStar has made available to Buyer a true and correct copy of all written Contracts which are disclosed on Schedule 3.14 or Schedule 2.02(d) annexed hereto, in each case together with all amendments, waivers, or other changes thereto (all of which are disclosed on Schedule 3.14 or Schedule 2.02(d)). Schedule 3.14 or Schedule 2.02(d) annexed hereto contains an accurate and complete description of all material terms of all oral Contracts referred to therein.

(d)        All of the Contracts that individually (or, if related, in the aggregate) involve the payment, to or from CellStar or any of its Subsidiaries, of in excess of $50,000 in any twelve month period are identified as such on Schedule 2.02(d) annexed hereto.

3.15   Solvency.   (a) Neither CellStar nor its Subsidiaries is now insolvent (as defined below), and will not be rendered insolvent by any of the transactions contemplated by the Transaction Documents, except for the Subsidiaries listed on Schedule 3.15 which are deemed insolvent for purposes hereof only as a result of the intercompany liabilities and indebtedness to third parties described on Schedule 3.15. As used herein, “insolvent” means that the sum of each of CellStar’s and its Subsidiaries’ debts and other probable liabilities exceeds the present fair saleable value of the assets thereof. Immediately after giving effect to the consummation of the transactions contemplated hereby, (i) CellStar and each of its Subsidiaries will be able to pay its liabilities as they become due in the usual course of CellStar’s or such Subsidiary’s business and will not incur debts that would be beyond CellStar’s and its Subsidiaries’ ability to pay such debts as they mature, (ii) neither CellStar nor any of its Subsidiaries will have unreasonably small capital with which to conduct its present or proposed business, (iii) CellStar and each of its Subsidiaries will have assets (calculated at fair market value) that exceed their liabilities, and (iv) taking into account all pending and threatened litigation, final judgments against CellStar or its Subsidiaries in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, CellStar or any of its Subsidiaries will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of CellStar and its Subsidiaries. The cash available to CellStar and each of its Subsidiaries, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

3.16   Change of Control.   Schedule 3.16annexed hereto sets forth (i) all Contracts with any Seller, including but not limited to, severance plans, bonus plans, employment agreements, change of control agreements, indemnity agreements or other similar agreements, with respect to any retention or performance-based bonus or other compensation arrangement, pursuant to which a Liability is due or will become payable, in whole or in part, directly or indirectly as a result of the consummation of any of the transactions contemplated hereby, and (ii) the amount of any compensation, remuneration or other amounts which are or may be due or payable by any Seller as a result of the transactions contemplated hereby under such Contracts (including any such Liabilities which are or may be due or payable by any Seller assuming that each employee of any Seller that is a party to such Contract is terminated without cause immediately following the consummation of the transactions contemplated hereby).

3.17   Litigation.   Except as set forth on Schedule 3.17 annexed hereto, there are no claims, actions, suits, investigations, orders, judgments, decrees or proceedings pending by or against, or to the Knowledge of Sellers, threatened by or against or affecting any Seller, the Business or any Purchased Asset before any arbitrator or any Governmental Authority, and no Seller is bound by any outstanding order, injunction, judgment, arbitration award, or ruling. Except as set forth on Schedule 3.17, there are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to any Seller or this Agreement, the transactions contemplated hereby, the Business, or any of the Purchased Assets, the effect of which is (a) to limit, restrict, regulate, enjoin or prohibit any business practice of any Seller in any area, or the acquisition by any Seller of any properties, assets or businesses, or (b) otherwise adverse to the Business or the Purchased Assets. There are no pending or, to the Knowledge of Sellers, threatened material claims against any Seller with respect to export licenses or other approvals. There are no actions, conditions or circumstances pertaining to the export transactions of any Sellerthat may give rise to any future claims that are, individually or in the aggregate, material to any Seller. To Sellers’ Knowledge, no basis exists for the commencement of any claims, suits or actions, or administrative, arbitration or other proceedings or investigations by any Governmental Authority against any Seller. Neither the SEC Investigation, nor any other legal proceedings or governmental investigations, will or could reasonably be expected to result in a material Liability, penalty, payment, judgment or restriction affecting any Seller. Except as set forth on Schedule 3.17, there are no pending or, to the Knowledge of Sellers, threatened claims involving the alleged violation of any federal, state or local law, statute, ordinance or regulation, regulating the employment of any individual involved in the Business.

3.18   No Violation of Law.   Neither CellStar nor any of its Subsidiaries or Affiliates, nor, to the Knowledge of Sellers, any of the respective officers, directors, employees, agents or representatives thereof with respect to the Business are engaging in any activity or omitting to take any action as a result of which it is in violation of any Applicable Law in any material respects. Without limiting the generality of the foregoing, each Asset Selling Entity has conducted their transactions in material compliance with applicable provisions of the export control laws of the United States and all other applicable jurisdictions, and each Asset Selling Entity has obtained all export licenses and other approvals required for the export of products, software and technologies from the United States and any other relevant jurisdiction; and each Asset Selling Entity is in material compliance with the terms of all applicable export licenses and other approvals. No Seller nor any Subsidiaries or, to Sellers’ Knowledge, Affiliates thereof, nor, to Sellers’ Knowledge, any of their respective officers, directors, employees, agents or representatives with respect to the Business has made, directly or indirectly, any illegal political contributions or payments from corporate funds, that were falsely recorded on the books and records thereof, payments from corporate funds to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain special concessions, illegal payments from corporate funds to obtain or retain business or payments from corporate funds to third parties in their individual capacities for the purpose of affecting their action or the action of the persons or entities that they represent to obtain special concessions. No Seller nor any of the Subsidiaries or, to Sellers’ Knowledge, Affiliates thereof, nor, to Sellers’ Knowledge, the officers, directors, employees, agents or representatives thereof with respect to the Business, have received any notice of violation by the staff of the SEC or any notice that the SEC will or intends to initiate an enforcement proceeding against CellStar or any Subsidiary or Affiliate thereof (including any Asset Selling Entities) or any of the respective officers, directors, employees, agent or representatives thereof. CellStar has heretofore supplied Buyer with all correspondence of CellStar and its Subsidiaries to and from the SEC (including correspondence of their agents or representatives) since January 1, 2005.

3.19   Governmental Approvals/Consents.   Schedule 3.19 annexed hereto contains a complete list of all material licenses and permits owned or possessed by the Asset Selling Entities or used by any of them in the operation of the Business. Each Asset Selling Entity currently holds all material domestic and foreign governmental and administrative consents, permits, approvals, licenses, certificates and franchises which are necessary for the operation of the Business and the Purchased Assets, all of which are in full force and effect and, except as otherwise set forth on Schedule 3.19, will be transferred to Buyer and be in full force and effect immediately following the consummation of the transactions contemplated by this Agreement without the payment of any penalty or the incurrence of any additional Liability or obligation of any nature whatsoever or the change of any term and no violations of the terms thereof have heretofore occurred within the past three years or, to Sellers’ Knowledge, exist as of the date of this Agreement. To the Knowledge of Sellers, no consents or approvals in respect of any export licenses or other similar approvals are required in connection with the consummation of the transactions contemplated by this Agreement.

3.20   Properties; Liens.   (a) Schedule 1.01(a)(v) annexed hereto lists the street addresses of all Leased Real Property (the “Real Property”). Sellers do not own any Owned Real Property, and neither CellStar nor any of its Subsidiaries uses, directly or indirectly, any Owned Real Property in respect of the Business.

(b)        Each Asset Selling Entity has good and, subject to Permitted Liens, marketable title to all Owned Real Property and all Leasehold Improvements and a valid leasehold interest in all Leased Real Property. Each Asset Selling Entity has good and marketable title, or a valid leasehold interest in, all Purchased Assets which constitute personal property, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices.

(c)        The Real Property and Leasehold Improvements include all of the real property used by the Asset Selling Entities in the operation of the Business. With respect to the Leased Real Property, each such lease (i) is binding and enforceable against the Asset Selling Entity party thereto, and to the Knowledge of Sellers, the other party thereto, and is in full force and effect; (ii) the transactions contemplated by the Transaction Documents shall not result in a material breach of or materialdefault under any lease or otherwise cause any lease to cease to be binding and enforceable against the Asset Selling Entity party thereto, and to the Knowledge of Sellers, the other party thereto, and is in full force and effect on substantially identical terms following the Closing; (iii) neither the Asset Selling Entities, nor to the Knowledge of Sellers, any other party to the lease is in material breach or default under any lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a material breach or default or permit the termination, modification or acceleration of rent under such lease; (iv) no party to any lease has repudiated any term thereof, and there are no material disputes, oral agreements or forbearance programs in effect with respect to any lease; and (v) the Asset Selling Entities have not assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered any lease or any interest therein.

(d)        No Purchased Asset is subject to any Lien, except for:

(i)         Liens disclosed in Schedule 3.11 annexed hereto;

(ii)       Liens for Taxes, assessments and similar charges that are not yet due or are being contested in good faith; or

(iii)      mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith (clauses (i) - (iii) of this Section 3.20(d) are, collectively, the “Permitted Liens”).

3.21   Inventories.   All inventory of the Asset Selling Entities included within the Purchased Assets (the “Asset Selling Entities Inventory”) is (i) in good and merchantable condition, (ii) of a quality and quantity usable, leasable or saleable in the ordinary course of business, except as to: (a) inventory for which adequate reserves have been provided in accordance with GAAP on a consistent basis and with Sellers’ standard practice (as described on Schedule 2.02(c) annexed hereto), (b) obsolete items, slow-moving items, damaged items, used equipment, and materials at below standard quality, all of which have been written off or written down to net realizable value, and (iii) quantities of Asset Selling Entities Inventory are not excessive in relation to the requirements of the Business viewed as an ongoing business. All Asset Selling Entities Inventory has been recorded at the lower of cost or market value in accordance with GAAP on a consistent basis. Schedule 2.02(c) includes Sellers’ good faith best estimate, as of September 30, 2006 (which estimate shall be updated as of a date within ten (10) days prior to the Closing Date), of all amounts of inventories in transit to Sellers’ facilities or otherwise included in the Asset Selling Entities Inventory. The Asset Selling Entities own or owned all right, title and interest in and to such Asset Selling Entities Inventory, subject to the Liens described on Schedule 3.11 annexed hereto all of which Liens shall be released at or prior to Closing.

3.22   Intellectual Property.   Schedule 3.22 annexed hereto completely and correctly identifies the following: (A) all United States and foreign Patents, trademark registrations, trade name registrations, fictitious name registrations, service mark registrations, Internet domain name registrations, copyright registrations, proprietary 800 and 888 prefix and other toll-free phone numbers, and all applications (including patent divisions, continuations, continuations in part, substitutes, renewals, reissues, reexaminations, and extensions of the foregoing), liens and security interests (against applications or registrations), and licenses, agreements and contracts therefor to which CellStar or any of its Subsidiaries is a party, owned in whole or in part or filed in the name of CellStar or any of its Subsidiaries (collectively, the ”Registrations”); and (B) all other trademarks, trade names, fictitious names, service marks, corporate names, Internet domain names, and proprietary 800 and 888 prefix and other toll-free phone numbers, and all symbols, logos, slogans, trade dress, trade secrets, know-how, written works, visual works, audio works, multimedia works, Web sites, databases, information or data created or maintained in any databases, designs, formulae, inventions, technology, ideas, concepts, methods, processes, discoveries, software, or other intangible asset of any nature (“Seller Intangibles”), that are both (i) material to the Business as presently conducted and (ii) owned, held, or used by CellStar or any of its Subsidiaries (collectively, the “Material Seller Intangibles,” and together with the Registrations, and the Intellectual Property Rights in, to, and under the Registrations and the Material Seller Intangibles, the “Material Seller Intellectual Property “). Except to the extent specifically set forth on Schedule 3.22: (1) CellStar and each of its Subsidiaries own (and has good and marketable title to) or are authorized to hold and use as currently used in the operation of the Business all of the Registrations and Seller Intangibles owned, held or used by each of them; (2) to the extent that the Registrations, Seller Intangibles, or Intellectual Property Rights therein, thereto, or thereunder are owned in any respect by CellStar and/or one or more of its Subsidiaries, such Seller Intangibles are owned solely by an Asset Selling Entity; (3) no demands, claims, suits, actions, litigation, investigations, arbitrations, administrative hearings, or other proceedings of any nature (“Proceedings”) have been instituted, are pending, or to Sellers’ Knowledge, are threatened, which challenge the rights of CellStar or any of its Subsidiaries with respect to Seller Intangibles or their ownership, use, validity, enforceability, or holding thereof, and there is no valid basis for any such Proceedings with respect to any Registration, Seller Intangibles, or Intellectual Property Rights therein, thereto, or thereunder; (4) neither the Seller Intangibles, the Registrations, or the Intellectual Property Rights therein, thereto, or thereunder nor CellStar’s nor any of its Subsidiaries’ ownership, holding, or use thereof violates any laws, statutes, ordinances or regulations, or has at any time infringed upon, misappropriated, interfered with, or violated any right of any Person; (5) to Sellers’ Knowledge, neither the Seller Intangibles, the Registrations, nor any Intellectual Property Rights therein, thereto, or thereunder of CellStar or any of its Subsidiaries is being or has been infringed upon, misappropriated, interfered with, or violated by any Person; and (6) neither CellStar nor any of its Subsidiaries is subject to any outstanding order, decree, judgment, stipulation or any lien in respect of their use or exercise of any other right, title, or interest in, to, or under any Seller Intangible or Registration. Except as set forth on Schedule 3.22, and subject to any Required Consent, all of CellStar’s and its Subsidiaries’ right, title, and interest in, to, and under the Registrations and Seller Intangibles owned, held, or used by CellStar and/or any of its Subsidiaries immediately prior to the consummation of the transactions contemplated herein shall belong solely and exclusively to Buyer immediately as of consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.22, all necessary registration, maintenance and renewal fees currently due for which the period to make such payments has not yet expired in connection with any and all Registrations have been made, all formal legal requirements (including the timely filing of post-registration applications) have been met, and all necessary documents, recordations and certificates in connection with such Registrations have been filed with the relevant patent, trademark or other authorities in the U.S. or foreign jurisdictions, as the case may be, for the purposes of perfecting and maintaining such Registrations.

3.23   Systems and Software.   Except as set forth on Schedule 3.23 annexed hereto, CellStar and each of its Subsidiaries own or have the right to use pursuant to lease, license, sublicense, agreement or other written permission (“System Lease”), all computer hardware, software and information systems used in the operation of the Business (collectively, ”Systems”). The rights and authorizations that CellStar and each of its Subsidiaries has in and to each System immediately subsequent to the Closing Date shall be identical to the rights and authorizations that CellStar and each of its Subsidiaries have immediately prior to the Closing Date. CellStar and its Subsidiaries maintain, in connection with the Business, access controls and filters, authorization and authentication policies, intrusion and misuse detection controls, virus detection and eradication software, information security vulnerability and risk management controls and policies, and similar information security controls, devices, and policies, and the foregoing meet best commercially reasonable efforts and practices to ensure the integrity and confidentiality of the Systems and the data and information processed in connection therewith. The Web site located at <www.cellstar.com> is owned, operated, or maintained by, on behalf of, or for the benefit of CellStar and its Subsidiaries in connection with or related to their respective businesses (“Seller Web Site”), for which CellStar and its Subsidiaries have, for the two (2) years prior to the date of this Agreement, maintained in connection with their respective operations, activity, conduct, and business on the World Wide Web (“Web”) and any and all other applicable Internet operations, activity, conduct, and business, a written privacy statement or policy governing the collection, maintenance, and use of data and information collected from users of Seller Web Site (“User Information”). At all times during the two (2) years prior to the date of this Agreement, the Web or Internet operations, activity, conduct, or business of CellStar and each of its Subsidiaries, said privacy statement or policy has been conspicuously made available to users of Seller Web Site. Without limiting anything in Section 3.18, such statement or policy, along with the collection, maintenance and use of User Information by CellStar and each of its Subsidiaries and the transfer thereof under this Agreement, complies in all respects with all Applicable Laws. No such statement or policy of CellStar or its Subsidiaries, nor any manner or circumstance pursuant to or in connection with which any or all User Information was collected or was maintained or used, does in any manner restrict or limit the rights of CellStar or any of its Subsidiaries, or any of their respective successors, to use, sell, license, distribute, and disclose such User Information, except to the extent that Seller’s statement or policy covenants against disclosure of “personally identifying information” or the User’s “identity.” No portion of any Systems owned by CellStar and/or any of its Subsidiaries contains and, to the Knowledge of Sellers, no other System contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines, coding, or programming or hardware components that damage, interfere with, intercept, permit access to, or disable or erase software, hardware, any computer or other system, information, or data without the consent of the user, or that are intended to do so or that facilitate or enable the doing of such. Except as set forth on Schedule 3.23, with respect to each written Contract identified on Schedule 3.14 that provides for maintenance and support of a System, such Contract: (i) provides such maintenance and support in a manner, of a scope, and by a third party that is at least commercially reasonable relative to the System being supported and maintained; and (ii) is currently subsisting, fully paid-up, and without any provision for contingent liability.

3.24   Banks; Powers of Attorney.   Schedule 3.24 annexed hereto sets forth a complete and correct list showing (a) the names of each bank in which CellStar or any Subsidiary has an account or safe deposit box, with respect to the Business, and the names of all persons authorized to draw thereon or who have access thereto, and (b) the names of all persons, if any, holding powers of attorney from the Asset Selling Entities with respect to the Business.

3.25   Finders’ Fees.   Except for Raymond James and Southwest Securities, each of whose fees will be paid by CellStar, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Seller who might be entitled to any fee or commission in connection with the transactions contemplated by the Transaction Documents for which Buyer or any of its Affiliates would be responsible.

3.26   Employee Benefit Plans.   (a) CellStar has made available to Buyer copies of each Employee Plan together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and Form 990, if applicable, prepared in connection with any such plan. Schedule 3.26 annexed hereto sets forth a list of all the Employee Plans.

(b)        Sellers and their ERISA Affiliates have paid and discharged all of their Liabilities arising under ERISA, the Code or other analogous laws of foreign jurisdictions of a character which, if unpaid or unperformed, would result in the imposition of a Lien against the properties or assets of the Business.

(c)        Neither the Sellers nor any ERISA Affiliates thereof or any predecessor thereof, maintains, administers, contributes to or is obligated to contribute to, or has in the seven (7) year period immediately prior to the Closing Date maintained, administered, contributed to or been obligated to contribute to, any Employee Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

(d)        Neither the Sellers nor any ERISA Affiliates thereof or any predecessor thereof contributes to or is obligated to contribute to, or has in the past contributed to or been obligated to contribute to, any multiemployer plan, as defined in Section 3(37) of ERISA.

(e)        Each Employee Plan which is intended to be qualified under Section 401(a) of the Code (i) is maintained pursuant to a prototype plan document approved by the IRS or (ii) has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination letter from the IRS, and to the extent a favorable determination letter has been received, to the Knowledge of Sellers there is no reason why any such determination letter should be revoked or not be reissued. To the knowledge of Sellers, no reason exists that would cause the qualified status of any Employee Plan to be revoked for any period. CellStar has made available to Buyer copies of the most recent IRS determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained, funded and administered in compliance with its terms and with any Applicable Law, except for instances of non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. With respect to each Employee Plan, all contributions and premium payments that are due have been made within the time periods prescribed by ERISA, the Code or other Applicable Law, except for such contributions or payments which the failure to make would not, individually or in the aggregate, have a Material Adverse Effect. No events have occurred with respect to any Employee Plan that could result in payment or assessment by or against the Business or any Purchased Asset or Buyer or any of its Affiliates of any excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code, except for excise taxes as would not, individually or in the aggregate, have a Material Adverse Effect. None of the contract and other personnel, including without limitation those described on Schedule 1.01(a)(iv), of the Asset Selling Entities is a “leased employee” (as defined in Section 414(n) of the Code).

(f)         None of any Seller, any Subsidiary thereof or any of their ERISA Affiliates has any Liability under Section 302 or Title IV of ERISA or Section 412 of the Code that could become a Liability of Buyer or any of its Affiliates.

(g)        There are no pending actions, claims or lawsuits that have been asserted or instituted against any of the Employee Plans, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to the Knowledge of Sellers, there are no facts which could form the basis for any such action, claim or lawsuit. There are no investigations or audits by any Governmental Authority of any of the Employee Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan that have been instituted or threatened and, to the Knowledge of Sellers, there are no facts which could form the basis for any such investigation or audit.

(h)        [Intentionally omitted]

(i)         Each plan of CellStar and/or its Affiliates relating to the Purchased Assets that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been operated since January 1, 2005 in good faith compliance with Code Section 409A and either IRS Notice 2005-1 or the proposed regulations issued under Code Section 409A on September 29, 2005 (the “Proposed Regulations”)). No plan of CellStar and/or its Affiliates relating to the Purchased Assets that is a “nonqualified deferred compensation plan” has been materially modified (as determined under either IRS Notice 2005-1 or the Proposed Regulations) after October 3, 2004. No stock option or equity unit option granted under any plan of CellStar and/or its Affiliates has an exercise price that has been or may be less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted or has any feature for the deferral of compensation that, based upon the guidance issued under Code Section 409A as of the date hereof, could render the grant subject to Section 409A of the Code.

3.27   Employee and Labor Matters.   (a) To the Knowledge of Sellers, no Business Employee or Additional Employee (i) has any present intention to terminate his or her employment with the Business within 12 months of the Closing Date, or (ii) is a party to any confidentiality, non-competition, proprietary rights or other such agreement with any other Person besides CellStar or any of its Subsidiaries, as applicable.

(b)        Except as disclosed on Schedule 3.27(b) annexed hereto, none of Sellers is party to any collective bargaining agreement with respect to the Business or any Business Employee or Additional Employee; (ii) no union organizing efforts are underway or, to the Knowledge of Sellers, threatened, and no other question concerning labor representation exists with respect to the Business or any Business Employee or Additional Employee; and (iii) no labor dispute has occurred in the past three years, and no labor dispute is underway or, to the Knowledge of Sellers, threatened, in each case with respect to the Business. No Seller has any liabilities under the WARN Act.

(c)        To the Knowledge of Sellers, each leasing company and other service provider which leases contract and other personnel to the Asset Selling Entities has performed all of the obligations imposed upon such company under the contracts and agreements with such company, including obligations for the calculation and payment of Tax Liabilities, including in respect of Federal Insurance Contributions Act, Federal Withholding Tax, State Withholding Tax, Federal Unemployment Tax Act and State Unemployment Tax Act Liabilities, and the filing of Tax Returns required to be filed.

(d)        To the Knowledge of Sellers, Schedule 3.27(d) annexed hereto sets forth (i) all former employees and their qualified beneficiaries who have elected COBRA coverage on or before the date hereof, (ii) all former employees and their qualified beneficiaries who have time remaining during their respective election periods and who may elect to receive COBRA coverage after the date hereof, (iii) all former employees and their qualified beneficiaries who, as of the date hereof, are required to receive COBRA notices and election forms but who have not received such notices and election forms as of the date hereof, (iv) all former contract and other personnel and former personnel who have elected COBRA coverage on or before the date hereof, (v) all former contract and other personnel and former personnel who have time remaining during their respective election periods and who may elect to receive COBRA coverage after the date hereof, and (vi) all former contract and other personnel and former personnel who, as of the date hereof, are required to receive COBRA notices and election forms but who have not received such notices and election forms as of the date hereof; Schedule 3.27(d) shall be updated at Closing with information in respect of the foregoing, with references to the “the date hereof” to be updated through “the Closing Date”.

3.28   Environmental Matters.   Except as disclosed on Schedule 3.28 annexed hereto:

(a)        (i) No written notice, order, request for information, claim, demand or complaint has been received by, and no fine or penalty proposed or assessed against the Asset Selling Entities and (ii) there are no judicial, administrative or other actions, suits, proceedings or investigations pending or to the Knowledge of Sellers threatened, in the case of each of (i) and (ii), which allege a violation of any Environmental Law or allege the existence of any Environmental Liabilities; and

(b)        Each of the Asset Selling Entities have obtained or caused to be obtained all permits, licenses, certificates and authorizations necessary for the operation of the Purchased Assets and the Business to comply with all Environmental Laws (collectively ”Environmental Permits”) and all such Environmental Permits are in full force and effect and all applications to renew said Environmental Permits have been timely filed. Sellers are in material compliance and have for the past three (3) years been in material compliance with the terms of all such Environmental Permits and, with respect to the operations of the Purchased Assets and the business, with all Environmental Laws, and there has been no material non-compliance at any time with said Environmental Permits or Environmental Laws which has not been fully and finally resolved.

(c)        With respect to the Purchased Assets and the Business, no Seller nor any Person for whose conduct any Seller is or may be liable has at any time prior to the Closing used, manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, created or threat of release or exposed any Person to, any Hazardous Material, and no Hazardous Material at any time prior to the Closing has been spilled, leaked, poured, discharged, or otherwise released at, on, in, under or from any Real Property, in each case so as to give rise to any notice or other reporting obligation under any Environmental Law or any Environmental Liability, including any such liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees or investigative, corrective or remedial obligations, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Law;

(d)        To the Knowledge of Sellers, there has been no release or threat of release of Hazardous Materials from any real property which is migrating to or may otherwise adversely affect the Real Property;

(e)        There are no facts or circumstances which could give rise to any Environmental Liabilities with respect to the Purchased Assets and the Business or any previously owned or operated real property or any other real property, including with respect to off-site waste disposal;

(f)         No Liens have been imposed on the Real Property under any Environmental Laws; and

(g)        CellStar has furnished or made available to Buyer all environmental audits and other written assessments, reports, correspondence and other documents bearing on the environmental condition of the Real Property or on Environmental Liabilities, in each case relating to the operations and facilities of the Business and which are in its or its Subsidiaries’ possession or under its or their reasonable control.

3.29   Insurance.   Schedule 3.29 annexed hereto sets forth a list and description of all insurance policies (collectively, the “Insurance Policies”) in effect as of the date hereof which cover CellStar and its Subsidiaries, the Business or the Purchased Assets, including all legally required workers’ compensation insurance and, directors’ and officers’ errors and omissions, casualty, fire and general liability insurance. Schedule 3.29 also sets forth the name of the insurer under each Insurance Policy, the type of policy or bond, the coverage amount and any applicable deductible of the Insurance Policy, and a summary description of other material provisions, as of the date hereof. All premiums due and payable on or prior to the date hereof under all Insurance Policies have been paid. Each of CellStar and its Subsidiaries is in compliance with the terms of the Insurance Policies, and all Insurance Policies are in full force and effect. To Sellers’ Knowledge, there is no threatened termination of any Insurance Policy. Schedule 3.29 also sets forth all claims made under the Insurance Policies since December 31, 2003. There is no claim pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of the Insurance Policies. CellStar has heretofore supplied Buyer with all correspondence to and from CellStar and its Subsidiaries (including their agents and representatives) in respect of CellStar’s and its Subsidiaries’ directors’ and officers’ liability insurance since January 1, 2005.

3.30   Customer and Supplier Relationships.   Schedule 3.30 annexed hereto contains a complete and accurate list of the top ten customers (by revenue) ranked by line of business and region in respect of the Business, the top ten suppliers (by purchases) of the Business, in each case for the period from December 1, 2005 through September 30, 2006. Except as disclosed on Schedule 3.30, no such customer or supplier within the last twelve months has canceled or otherwise terminated, or to the Knowledge of Sellers, threatened to cancel or terminate, its relationship with the Business, and no such customer or supplier has during the last twelve months decreased or, to the Knowledge of Sellers, threatened to decrease or limit its business with the Business, in each case whether as a result of the transactions contemplated hereby or otherwise. There are no contractual obligations to which any Asset Selling Entity is a party under the terms of which (i) the Asset Selling Entity may be obligated to make purchases, individually or in the aggregate, of more than $50,000 in any 12 month period of any products from, or sell any products to, any other Person on an exclusive basis with respect to any geographic area or group of potential customers with respect to the Business or (ii) any other Person may be similarly obligated to the Asset Selling Entity.

3.31   Accounts Receivable.   All accounts receivable included within the Purchased Assets of the Asset Selling Entities (i) arose in the ordinary course of business and were determined in accordance with GAAP, (ii) represent bona fide claims against debtors for sales, leases, licenses and other charges, and (iii) are not subject to any discount, contingency, claim of off-set or recoupment or counterclaim in accordance with GAAP in excess of $25,000 in the aggregate, net of any applicable reserves or allowances as set forth on Schedule 3.31 (including, for purposes hereof, all subschedules annexed hereto which include references to “3.31” in the captions thereof) annexed hereto. The Asset Selling Entities own or owned all right, title and interest in and to such accounts receivable, subject to the Liens described on Schedule 3.11 annexed hereto all of which Liens shall be released at or prior to Closing. The amount carried for allowances, including, without limitation, markdowns, price protection, bad debt allowance and reserves, are sufficient to provide for any losses which may be sustained on realization of the accounts receivable included within the Purchased Assets of the Asset Selling Entities. The aged accounts receivable report of CellStar and its Subsidiaries, and in respect of the Business, delivered by CellStar to Buyer as of September 30, 2006 and attached as Schedule 3.31 (which shall be updated as of a date within ten (10) days prior to the Closing Date) is true, complete and accurate in all material respects. All accounts receivable shown in the Business Financial Statements, or arising after the date of the Business Financial Statements, which are or were the subject of the Sellers’ factoring arrangements relating to its Miami operations (“Factoring Arrangements”) arose through the sale of goods which conformed in all respects to the requirements of such Factoring Arrangements and do not, and will not, give rise to any claim for recourse, refund, recoupment or other adjustment and have properly been accounted for as a sale of receivables in accordance with GAAP.

3.32   Accounts Payable.   All accounts payable of the Asset Selling Entities included within the Assumed Liabilities which are required by GAAP to be reflected in the Business Financial Statements are reflected therein. Schedule 3.32 (including, for purposes hereof, all subschedules annexed hereto which include references to “3.32” in the captions thereof) sets forth a true and correct aged list of all of CellStar and its Subsidiaries’ respective accounts payable relating to the Business as of September 30, 2006 (which shall be updated as of a date within ten (10) days prior to the Closing Date) in excess of $25,000 to any one payee, which Schedule includes Sellers’ good faith best estimate, as of September 30, 2006 of all amounts due in respect of inventories in transit to Sellers’ facilities or otherwise, including detail (in form and substance reasonably satisfactory to Buyer) in respect of such in transit inventories. No account payable of CellStar or any of its Subsidiaries relating to the Business which has arisen subsequent to the date of the Business Financial Statements and prior to the date hereof to any one payee has exceeded $25,000 nor has the aggregate of such accounts payable exceeded $50,000, except as has arisen in the ordinary course of business consistent with past practices. All accounts payable have arisen in the ordinary course of business and represent valid arms-length accounts payable of CellStar or its Subsidiaries, as the case may be, and pertain to the Business.

3.33   Earn-Out Payments.   Except as set forth on Schedule 3.33 annexed hereto, there are no agreements to which CellStar or its Subsidiaries are a party pursuant to which either CellStar or any Subsidiary is or may be obligated to make payments to a third party based on earnings, revenues or other performance criteria of CellStar or any Subsidiary.

3.34   Related Party and Affiliate Transactions.   Except as set forth in Schedule 3.34 annexed hereto, there are no leases, Contracts, loans, guarantees, transactions, understandings or arrangements of any nature being assumed by Buyer by virtue of the transactions contemplated hereby between or among CellStar or any of its Subsidiaries and any former shareholder, director, officer or controlling Person of such entity (or any of its predecessors) or any Affiliate of such entity (or any of its predecessors).

3.35   Business Records.   The business books and records relating to the Business and the Purchased Assets are and have been in all material respects properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such business records fairly and accurately reflect in all material respects all of the assets and Liabilities relating to the Business and the Purchased Assets.

3.36   Fairness Opinion.   CellStar has received an opinion from each of Raymond James and Southwest Securities, each dated as of the date of this Agreement, to the effect that, as of such date, the consideration to be received pursuant to this Agreement is fair, from a financial point of view, to CellStar and its stockholders, signed copies of which opinions will be delivered to Buyer solely for informational purposes as promptly as practicable after receipt thereof by CellStar. Such opinions have not been withdrawn or modified.

3.37   Foreign Authorized Agents.   Schedule 3.37 annexed hereto sets forth the only authorized agents, distributors or sales representatives of the Asset Selling Entities with respect to the Business outside the United States and the terms listed therein accurately set out the material terms of their respective engagements. To Sellers’ Knowledge, no other party holds itself out as being an agent, distributor or sales representative of the Asset Selling Entities with respect to the Business outside the United States.

3.38   Product Warranty.   All of the products relating to the Business sold and delivered by the Asset Selling Entities have conformed in all material respects with all applicable contractual commitments and all express and implied warranties and the Asset Selling Entities do not have any Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Business Financial Statements. All of the products sold and delivered by the Asset Selling Entities relating to the Business are subject to standard terms and conditions of sale. Schedule 3.38 annexed hereto includes copies of the standard terms and conditions of sale sought by the Asset Selling Entities (containing applicable guaranty, warranty, and indemnity provisions). Neither CellStar nor any of its Subsidiaries has been notified of any claims for, and to the Sellers’ Knowledge, there are no threatened claims for, any product returns, warranty obligations or product services relating to the Business.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers, as of the date hereof and as of the Closing, that:

4.01   Corporate Existence and Power.   Buyer is a corporation duly incorporated and validly existing under the laws of Indiana and has all corporate powers and authority to enter into this Agreement and to consummate the transactions contemplated hereby upon the terms and conditions provided herein. All of the outstanding capital stock of Buyer is owned by Brightpoint, Inc.

4.02   Corporate Authorization.   The execution, delivery and performance by Buyer of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby are within the corporate powers and authority of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. No other proceedings on the part of Buyer are necessary to approve or authorize the execution and delivery of the Transaction Documents, the performance of Buyer’s obligations thereunder and the consummation of the transactions contemplated thereunder. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer. Each other Transaction Document will be duly and validly executed by Buyer at or prior to the Closing and, upon such execution and delivery by Buyer and the due and valid execution and delivery of such Transaction Document by each other party thereto, will constitute a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

4.03   Governmental Authorization.   The execution, delivery and performance by Buyer of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby require no material action by or in respect of, or material filing with, any Governmental Authority other than compliance with any applicable requirements of the HSR Act; any other Competition Laws and the Exchange Act.

4.04   Noncontravention.   Subject to the terms and conditions herein (including without limitation the closing conditions set forth in Section 9.02(c)), and compliance with any applicable requirements of the HSR Act, any other Competition Laws and the Exchange Act, the execution, delivery and performance by Buyer of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation or to a loss of any material benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer or (iv) result in the creation or imposition of any material Lien on any asset of Buyer.

4.05   [Intentionally omitted]

4.06   Litigation.   There are no claims, actions, suits, investigations, orders, judgments, decrees or proceedings pending by or against, or to the knowledge of Buyer threatened against or affecting, Buyer before any arbitrator or any Governmental Authority, except for such claims, actions, suits, investigations, orders, judgments, decrees or proceedings as would not individually or in the aggregate have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by the Transaction Documents.

4.07   Finder’s Fees.   There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement for which Sellers or any of their Affiliates would be responsible.

ARTICLE 5
ADDITIONAL COVENANTS OF SELLERS

Sellers agree that:

5.01   Seller Stockholders’ Approval; Proxy Statement.

(a)        CellStar, acting through its Board of Directors, shall: (i) duly call and give notice of a special meeting of its stockholders (the “Seller Stockholders’ Meeting”) for the purpose of voting and approving the transactions contemplated by this Agreement (the “Seller Stockholders’ Approval”), including the corporate name change by CellStar required as a result of Section 5.09 hereof, and for the purpose of voting and approving the liquidation of CellStar; (ii) subject to its fiduciary duties under Applicable Law, convene and hold the Seller Stockholders’ Meeting as promptly as practicable following the date the Proxy Statement is approved by the SEC, and (iii) except as provided in Section 5.03 hereof and subject to its fiduciary duties under Applicable Law, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby and take all lawful action and use its reasonable best efforts to solicit and obtain such approval and adoption (the “Seller Recommendation”) not withdraw or adversely modify the Seller Recommendation, and include the Seller Recommendation in the Proxy Statement.

(b)        As promptly as practicable after the execution of this Agreement, but in any event, within 60 days thereafter,CellStar shall prepare and file a proxy statement (such proxy statement, and any amendments or supplements thereto, the “Proxy Statement”) with the SEC with respect to the Seller Stockholders’ Meeting. CellStar will promptly notify Buyer of the receipt of any oral or written comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Buyer with copies of all correspondence between CellStar, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. CellStar shall give Buyer and its counsel a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment and supplement thereto) prior to it being filed with the SEC and shall give Buyer and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Buyer shall furnish all information concerning it as CellStar may reasonably request in connection with such actions and the preparation of the Proxy Statement. CellStar agrees to use its reasonable best efforts, after consultation with Buyer, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement shall have been approved by the SEC, CellStar shall mail the Proxy Statement to its stockholders. If at any time prior to the approval of this Agreement by CellStar’s stockholders there shall occur any event which must be set forth in an amendment or supplement to the Proxy Statement, CellStar and Buyer will jointly prepare, and CellStar shall mail to its stockholders, such an amendment or supplement. No filing of an amendment or supplement to the Proxy Statement other than as may relate solely to an Acquisition Proposal determined by the Seller Board to constitute a Superior Proposal shall be made without the prior written consent of the other party, such consent not to be unreasonably withheld.

5.02   Conduct of Business; Notification of Certain Matters.   (a) Each Seller covenants and agrees as to itself and its Subsidiaries, except as specifically permitted by any other provision of this Agreement to conduct the Business during the period from the date of this Agreement to the Closing Date only in the ordinary course and in a manner consistent with past practice and in material compliance with Applicable Law, and to preserve intact the Asset Selling Entities’ business organizations, maintain and preserve the Purchased Assets, undertake reasonable best efforts to keep available the services of the respective current officers, employees and consultants of the Asset Selling Entities and preserve the present goodwill of the Asset Selling Entities and their relationships with customers, suppliers and other Persons with whom they have business relations that relate to the Business. In addition to the foregoing, except as specifically permitted by any other provisions in this Agreement, CellStar and its Subsidiaries shall not, between the date hereof and the Closing Date, directly or indirectly, do any of the following without the prior written consent of Buyer:

(i)         declare, set aside or pay any dividends on, or make any other distributions in respect of, its or any Subsidiary’s capital stock (except for dividends paid to CellStar or any Subsidiary thereof by Communicacion Inalambrica Inteligente, S.A. de C.V.), split, combine or reclassify any of its or any Subsidiary’s capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or any Subsidiary’s capital stock; or purchase, redeem or otherwise acquire any shares of its or any Subsidiary’s capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; except pursuant to the exercise of existing options in respect of CellStar’s capital stock, authorize for issuance, issue, deliver, sell or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its or any Subsidiary’s capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities convertible securities or any other securities or equity equivalents (except for the issuance by CellStar of up to 150,000 shares of its common stock, as restricted stock, to its employees);

(ii)       increase, alter or amend the compensation or fringe benefits of any Transferred Employees except in the ordinary course of business, in accordance with past practice; enter into employment arrangements or arrangements to provide rights or benefits upon a change of control with anysuch employee or enter into any retention or performance-based bonus or other compensation agreement or any similar agreement with any such employee; or, except as required to comply with Applicable Law, establish, adopt, enter into, amend or terminate any written agreement or other plan, agreement, trust, fund, policy or arrangement for the benefit of any employee; or change the employees listed on Schedule 1.01(a)(iii) (provided, however, that CellStar and its Subsidiaries may substitute employees below the director level with other new employees to be included on said Schedule provided salary, benefits and other costs are reasonably similar in respect thereof);

(iii)      amend its certificate of incorporation or by-laws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Asset Selling Entity in any way which would adversely impact the transactions contemplated hereby or the Business or the Purchased Assets;

(iv)       acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or corporation, partnership, joint venture, association or other business organization or division thereof, except any such transaction with a Subsidiary of CellStar, so long as such transaction would not in any way adversely impact the transactions contemplated hereby or the Business or the Purchased Assets; or any assets that are material, individually or in the aggregate, to CellStar or its Subsidiaries, except purchases in the ordinary course of business consistent with past practice;

(v)        sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any Purchased Assets, except sales or dispositions in the ordinary course of business consistent with past practice;

(vi)       incur any Indebtedness or guarantee any such Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of any Asset Selling Entity, guarantee any debt securities of another Person, or enter into any arrangement having the economic effect of any of the foregoing, or amend or modify any terms relating thereto, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

(vii)     enter into, amend, modify, renew, replace or terminate any Material Contract (including, without limitation, (a) the Supply Agreement and Technical Service Agreement, except for any successor or subsequent similar agreement or arrangement in respect of Sellers’ Colombia business which is not materially adverse in relation to the Supply Agreement or Technical Service Agreement provided that three (3) business days prior written notice is given to Buyer in respect thereof, and (b) the Kaiser Employment Agreement), and shall not place, amend, modify or terminate any purchase orders in respect of the Asset Selling Entities relating primarily to the Business other than in the ordinary course of business consistent with past practices;

(viii)    expend funds for capital expenditures in excess of $50,000 in the aggregate in respect of the Asset Selling Entities;

(ix)       except as set forth on Schedule 5.02(ix), adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

(x)        recognize any labor union (unless legally required to do so) or enter into or amend any collective bargaining agreement in respect of the Asset Selling Entities;

(xi)       change any accounting principles, unless required by the Financial Accounting Standards Board;

(xii)     [Intentionally omitted];(xiii)     unless compelled by a final non-appealable court order or other binding order of a Governmental Authority, settle or compromise any litigation in which Sellers is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, which payments are individually in an amount in excess of $25,000 and in the aggregate in an amount in excess of $50,000 or waive any material right, except with respect to the SEC Investigation (unless any such action in respect thereof will materially adversely affect the Business, Purchased Assets, Liabilities, obligations, operations, condition (financial or otherwise) or results of operations or the conduct of the Business);

(xiv)     modify or amend any existing insurance policy, except for a renewal thereof on substantially the same terms and conditions;

(xv)      except as permitted by Section 5.03 hereof, knowingly act in a manner intended to materially delay the consummation of the transactions contemplated by this Agreement; or

(xvi)     authorize any of, or commit or agree to take any of the foregoing actions.

(b)        CellStar shall give prompt notice to Buyer of (i) the occurrence, or nonoccurrence, or any event the occurrence, or nonoccurrence, of which would be likely to cause any representation contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of CellStar or its Subsidiaries to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied thereby hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.02(b) shall not limit or otherwise affect the remedies available hereunder to Buyer.

5.03   No Solicitation of Transactions.

(a)        Prior to the earlier of (A) the Closing Date or (B) the termination of this Agreement in accordance with the provisions of Section 11.01, but subject at all times to CellStar’s and its directors’ right and duty to act in a manner consistent with their fiduciary duties as they are advised by outside legal counsel, CellStar will not, nor will it permit any of its Affiliates to, nor will it permit any officer, director, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, CellStar or any of its Subsidiaries to directly or indirectly, (i) solicit, initiate, encourage or knowingly facilitate (including by furnishing nonpublic information) any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations in furtherance of such inquiries or to obtain an Acquisition Proposal, or the making of any proposal that constitutes any Acquisition Proposal, or provide any confidential information or data with respect to an Acquisition Proposal, (iii) agree to, approve or recommend or propose publicly to approve or recommend any Acquisition Proposal or (iv) execute or enter into any letter of intent, agreement in principle, merger agreement, memorandum of understanding, term sheet or other similar document related to an Acquisition Proposal; provided, however, that subject to CellStar’s compliance with this Section 5.03(a), nothing contained in this Agreement shall prevent CellStar or CellStar’s Board of Directors (the “Seller Board”) from (A) entering into a definitive agreement providing for the implementation of a Superior Proposal if CellStar or the Seller Board has complied with the procedures of this Section 5.03(a), or (B) furnishing information to (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement), or entering into or participating in discussions or negotiations with, any Person that makes an unsolicited bona fide written Acquisition Proposal to CellStar if (1) the Seller Board determines in good faith, after consultation with outside legal counsel, that failure to do so would create a reasonable probability of a breach of its duties to stockholders imposed by Applicable Law, (2) the Seller Board determines in good faith, after consultation with outside financial advisors, that such Acquisition Proposal would be reasonably likely, if consummated, to constitute a Superior Proposal and (3) prior to taking such action, CellStar complies in all material respects with the procedures set forth in this Section 5.03(a). CellStar shall (i) promptly, and in any event within two (2) Business Days, notify Buyer orally and in writing after receipt by CellStar (or its advisors) of any Acquisition Proposal, including the material terms and conditions thereof, to the extent known, and the identity of the Person making it, (ii) promptly, and in any event within two (2) Business Days, notify Buyer orally and in writing after receipt of any request for non-public information relating to it or any of its Subsidiaries or for access to its or any of its Subsidiaries’ properties, books or records by any Person that, to Sellers’ Knowledge, is reasonably likely to make, or has made, an Acquisition Proposal, and (iii) notify Buyer within one (1) Business Day of any material change to the terms and conditions of any Acquisition Proposal. CellStar shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Immediately after the execution and delivery of this Agreement, CellStar will, and will instruct its Subsidiaries, and their Representatives to, cease and terminate or cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal. CellStar agrees to promptly inform its Representatives of the obligations undertaken in this Agreement.

(b)        Subject at all times to CellStar’s and its directors’ right and duty to act in a manner consistent with their fiduciary duties as they are advised by outside legal counsel, the Seller Board will not approve or recommend an Acquisition Proposal, unless in connection with a Superior Proposal which is pending at the time CellStar determines to take such action (i) the Seller Board determines in good faith, after consultation with outside legal counsel, that to do otherwise would create a reasonable probability of a breach if its duties to stockholders imposed by Applicable Law, and (ii) CellStar shall have offered to negotiate with, and, if accepted, negotiated in good faith with, Buyer toward a proposal that would be superior to the Superior Proposal.

(c)        “Acquisition Proposal” means any inquiry, offer or proposal concerning any (a) merger agreement, consolidation, share exchange, reorganization, recapitalization, business combination, or other similar transaction in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the surviving entity resulting from any such transaction, (b) sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of CellStar representing 20% or more of the consolidated assets of CellStar and its Subsidiaries, taken as a whole in a single transaction or series of related transactions, (c) any tender offer or exchange offer for 20% or more of any class of equity security of CellStar or the filing of a registration statement under the Securities Act in connection therewith, (d) any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of assets of CellStar and the Subsidiaries having a fair market value equal to or greater than 20% of the fair market value of all of the assets of CellStar and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (e) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (other than the Transactions contemplated by this Agreement).

(d)        “Superior Proposal” means a bona fide written Acquisition Proposal (except that references in the definition of Acquisition Proposal to “20%” shall be “50%”) which (a) in the good faith judgment of the Seller Board, is reasonably likely to be consummated, and (b) a majority of the Seller Board determines in their good faith judgment after consultation with outside financial advisors to be more favorable to CellStar’s stockholders from a financial point of view (which determination may take into account legal and regulatory matters) than the transactions contemplated by this Agreement.

(e)        Nothing contained in this Section 5.03 shall prohibit CellStar or the Seller Board from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, (ii) making any disclosure to CellStar’s stockholders which, in the good faith judgment of the Seller Board, after consultation with outside legal counsel, the failure to make would be inconsistent with its obligations under Applicable Law or (iii) taking any action required by an order or decree of any Governmental Authority, provided, however, that CellStar does not approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

(f)         Notwithstanding the foregoing, CellStar may seek to sell, and sell, only (i) its Mexico operations that reside exclusively within Mexico; (ii) its Chile operations that reside exclusively within Chile; (iii) its 19% ownership interest in CellStar de Colombia Ltda. (other than the Technical Service Agreement and the Supply Agreement); (iv) the promissory notes held by CellStar in connection with the sale of its Asia, Peru and Colombia operations; (v) any claims which may exist against third parties related to its Asia operations; and (vi) any net operating loss tax assets not associated with the Business.

5.04   Investigation.   (a) Between the date of this Agreement and the earlier of the termination of this Agreement in accordance with the provisions of Section 11.01 hereof or the Closing Date, Buyer may, directly and through its Representatives, make such investigation of Sellers and the Business and the Purchased Assets as it deems necessary or advisable, but such investigation shall not affect any of the representations and warranties contained herein or in any instrument or document delivered pursuant hereto. In furtherance of the foregoing, Buyer and its Representatives shall have reasonable access, during normal business hours after the date hereof, to all properties, books, contracts, commitments and records of Sellers, and CellStar shall furnish to Buyer and its Representatives such financial and operating data and other information as may from time to time be reasonably requested relating to the transactions contemplated by this Agreement. Each Seller and its management, employees, accountants and attorneys shall cooperate fully with Buyer and its Representatives in connection with such investigation. With respect to information disclosed pursuant to this Section 5.04, the Parties and their Affiliates shall comply with, and cause their respective Representatives to comply with, all of their respective obligations under that certain Confidentiality Agreement dated as of January 18, 2006, previously executed by CellStar and Brightpoint, Inc. (the “Confidentiality Agreement”).

(b)        On and after the Closing Date and until the liquidation or dissolution of CellStar, CellStar will, and will cause its Subsidiaries to, afford promptly to Buyer, its Subsidiaries and their respective Representatives reasonable access to its books of account, financial and other records (including accountant’s work papers), information, employees and auditors to the extent necessary or useful for any such Persons in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business or the transactions contemplated hereby; provided that any such access by any such Persons shall not unreasonably interfere with the conduct of the business of CellStar. In addition, during that period, CellStar will use reasonable best efforts to provide, or to cause its accountants or other Representatives to provide, such consents, letters or other documents as Buyer may reasonably request in connection with the preparation by Buyer of filings under the Securities Act and reports under the Exchange Act.

(c)        (i)   Buyer shall have the right to have a Phase I Environmental Site Assessment and a health, safety and environmental compliance assessment of each of the Leased Real Property performed by a consultant or consultants of its choosing. Sellers shall cooperate in all respects with Buyer and its consultant(s) in the performance of said assessments, including without limitation, providing and/or arranging for prompt access to the Leased Real Property and providing such information, documentary or otherwise, as Buyer or its consultant(s) may reasonably require.

(ii)       If said assessments or any one of them indicate the presence of a health, safety or environmental condition(s) (1) which CellStar or any of its Subsidiaries caused or contributed to or for which CellStar or any of its Subsidiaries are potentially responsible, or (2) which are caused by others and could reasonably be expected to result in a Material Adverse Effect or materially interfere with continued operations at any of the Leased Real Property then, (x) in the case of (1), Buyer shall have the right to terminate this Agreement at any time prior to the Closing Date in its commercially reasonable discretion and (y) in the case of (2), Buyer shall have the right to terminate this Agreement at any time prior to the Closing Date.

(iii)      If said assessments or any one of them indicate the need for a Phase II or other further assessment or if further assessment is necessary to determine the cost of resolving conditions for which CellStar or any of its Subsidiaries is potentially responsible or the extent to which continued operations may be affected, then the Closing Date hereunder may be extended by Buyer for such time as is reasonably necessary to complete said additional assessments not to exceed 90days. If either of the conditions identified in Section 5.04(c)(ii) above are identified or confirmed by said further assessments, then Buyer shall have the termination rights set forth above.

(iv)       In the event of a termination by Buyer hereunder, it shall be deemed to be the equivalent of the occurrence of a material breach on the part of the Sellers and the applicable provisions of Section 11.02 shall apply.

(d)        Buyer shall have the right to review all records pertaining to the matters described in Sections 3.27(c) and (d) hereof during the sixty (60) day period following the date of this Agreement and shall, in connection therewith, provide access to all leasing companies and other service providers which lease personnel to the Asset Selling Entities. In the event Buyer determines that the representations and warranties contained in Sections 3.27(c) and (d) are untrue in any respect, then Sellers acknowledge and agree that Sellers shall be responsible for a breach of such representations and warranties as if no “Knowledge” qualifier was contained therein.

5.05   Consents.   CellStar and its Subsidiaries agree to use their reasonable best efforts to obtain, and cause to be obtained, prior to Closing, and if necessary, for a period of two (2) years or, if earlier, the liquidation or dissolution of CellStar, after Closing, all of the Required Consents, including the consents which have been disclosed, or are required to be disclosed on Schedule 3.05, Schedule 9.01(b) or Schedule 9.02(c) which consents shall be in a form reasonably satisfactory to Buyer. The consents shall be obtained at Sellers’ cost and expense, not to exceed $100,000, it being acknowledged and agreed that the foregoing dollar limitation shall not affect any other rights and obligations of the Parties hereto, including in respect of conditions to Closing contemplated by this Agreement. Buyer shall use its reasonable best efforts to procure the consents set forth in Part II of Schedule 9.02(c) (and shall periodically inform CellStar of its progress in connection therewith), and the Parties acknowledge that such consents shall not require a modification, in a material and adverse way, of the applicable agreements.

5.06   Notice to Customers and Vendors.   CellStar and its Subsidiaries agree, in consultation with Buyer, to promptly notify customers of the Business of the consummation of the transactions contemplated by this Agreement, it being acknowledged by the Parties that they will agree upon a written notification, in respect of the transactions contemplated hereby, to customers and vendors of the Business, which notification shall be sent at a mutually agreeable time prior to closing.

5.07   Non-Competition.   Except as set forth on Schedule 5.07 annexed hereto, for a period of two (2) years following the Closing Date, CellStar shall not, and shall not permit any of CellStar’s Subsidiaries, or any of its or their successors to, directly or indirectly, engage in or participate in any business or activity in any geographic area in which the Business or any part thereof operates or as of the date of this Agreement plans to operate which is in competition with the Business, as conducted on the Closing Date. The term “participate in” shall mean, with respect to any Person, (i) owning, managing or having any direct or indirect interest in such Person, whether as owner, stockholder, partner or joint venturer or (ii) having any officer or other senior management employee, at the direction of CellStar, act as a director, officer, employee, agent, consultant or independent contractor of any Person. CellStar shall not, and shall cause its Subsidiaries and Affiliates, and any of its or their successors to not, covenant or agree in any way to any non-competition, non-solicitation or other similar agreement or arrangement which could affect the ability of Brightpoint, Inc.or any of its Subsidiaries or Affiliates, or any of its or their successors, to own or operate, directly or indirectly, any business in any location.

5.08   Confidentiality.   CellStar will not for a period of two (2) years after the Closing Date, and will cause its Affiliates and Representatives not to, for a period of one (1) year after the Closing Date, directly or indirectly, without the prior written consent of Buyer, disclose to any third party (other than each other and their respective Representatives) any confidential or proprietary information included in the Purchased Assets; provided that the foregoing restriction will not (a) apply to any information to the extent generally available to, or known by, the public (other than as a result of disclosure in violation of this 5.08), or independently developed by CellStar or any of its Affiliates (other than by the Business prior to the Closing); or (b) prohibit any disclosure required by any applicable legal requirement, so long as, to the extent legally permissible, CellStar provides Buyer with reasonable prior notice of such disclosure and a reasonable opportunity to seek an appropriate protective order.

5.09   CellStar, etc. Names.   As of and following the Closing Date, CellStar shall not, and shall cause each of its Subsidiaries and its Affiliates not to, use, transfer, license or grant or exercise any other right, title, or interest in or to the “CellStar” name and each other name referred to on Schedule 3.22 and/or any variants thereof and/or any names, trademarks, or service marks substantially similar thereto, in any manner, to any Person, other than Buyer and its Affiliates, except as set forth in the License Agreement (Mexico) and License Agreement (Chile).

5.10   Insurance.   Each Seller shall and shall cause its Affiliates to use reasonable efforts to ensure that the Purchased Assets shall, to the extent covered as of the date hereof, continue to have coverage under each insurance policy in effect with respect thereto at any time prior to the Closing (each, a “Specified Policy”) in accordance with the terms and conditions thereof for any loss, liability or damage suffered with respect to any incident or event occurring prior to the Closing, and shall use reasonable efforts to cause Buyer and its Subsidiaries to be listed as additional insureds in respect thereof, subject to the rights of CellStar’s secured lenders until the Closing. Sellers shall indemnify Buyer for the costs and expenses referred to in this Section 5.10 to the extent, if any, that Sellers are required to do so pursuant to Article 10.

5.11   Intercompany Receivables and Payables.   At or prior to the Closing, CellStar shall, and shall cause its Subsidiaries to, eliminate, release, transfer, terminate or settle, to the satisfaction of Buyer, in its sole discretion, all intercompany receivables and payables between the Business, on the one hand, and any Retained Businesses, on the other hand, it being acknowledged and agreed by the Parties that Buyer is not acquiring any intercompany receivables and is assuming no intercompany payables.

5.12   SEC Investigation.   CellStar shall use reasonable best efforts to keep Buyer apprised of the status of the SEC Investigation, to provide copies and correspondence to and from the SEC staff, and to promptly advise Buyer of any material event, change, circumstance or development relating to or arising from the SEC Investigation.

5.13   Pre-Closing Tax Returns.   CellStar shall timely file all Tax Returns required to be filed prior to the Closing Date with respect to the Purchased Assets on or prior to the Closing Date, which Tax Returns shall be filed on a basis consistent with CellStar’s historic tax accounting practices (except as required under Applicable Law).

5.14   Form 8-K Obligations.   CellStar will promptly engage Grant Thornton LLP (“Auditors”) to conduct an audit of the financial statements of the Business sold to Buyer and provide Buyer, prior to the Closing (or as soon as practicable thereafter), with audited financial statements of the Business sold to Buyer for the most recently completed fiscal year of CellStar prior to Closing, and to and review all interim period financial statements of the Business, that Buyer will be required to file with the SEC under Rule 3-05 of Regulation S-X (on Form 8-K). Buyer will reimburse CellStar for its actual, reasonable costs charged by Auditors (not to exceed $175,000) for such audit and review. In connection with the performance of such audit and review, Sellers agree to (i) provide Auditors with full and timely assistance and access to, and to examine and make copies of, all books and records of Sellers relating to the Business, and authorize the Independent Auditors for Sellers and their affiliates, to provide all work papers, (ii) close the books of the Business in accordance with GAAP, (iii) prepare all appropriate income tax provisions, (iv) draft the combined financial statements of the Business, (v) execute reasonable and customary “representation letters” upon completion of the audit prior to the issuance of the Auditors’ Audit Report and (vi) if necessary, “carve out” the necessary financial information and allocate corporate expenses in accordance with Staff Accounting Bulletin No. 55 for the audited financial statements of the Business to comply with the rules and regulations of the SEC.

5.15   Restrictions on Sellers’ Liquidation and Dissolution and Other Actions.

(a)        Sellers shall not liquidate or dissolve, or enter into any proceeding relating to bankruptcy, insolvency, liquidation or dissolution until the expiration of the seven (7) month period following the Closing (the “Applicable Period”). At all times during the Applicable Period, Sellers shall (i) apply the Purchase Price proceeds received hereunder to promptly satisfy and discharge the Liabilities thereof existing on and after the Closing Date, including all amounts owed to current and future creditors of CellStar and its Subsidiaries, including without limitation all CellStar Employer Payment Obligations; (ii) maintain sufficient capital with which to continue its proposed operations; and (iii) maintain assets (calculated at fair market value) that exceed its Liabilities. In addition, except as otherwise set forth herein, at all times during the Escrow Period, Sellers shall be permitted to make distributions, dividends and liquidating or other payments of cash or other assets or property to the stockholders of CellStar (collectively, “Stockholder Payments”) or any other Persons provided that CellStar retains an amount of cash at least equal to the amount of the Indemnity Cap (the “Minimum Cash”), including the Escrow Amount. CellStar covenants to retain the Minimum Cash for such period so it shall be available for the protection of Buyer under Article 10 hereof.

(b)        No Stockholder Payment shall be made unless the Seller Board determines, upon the advice of outside legal counsel, that such payment may be made in compliance with their duties under Applicable Law, provided adequate provision is made to maintain the Minimum Cash amount.

(c)        Without limiting the generality of the provisions of subsection (a) above, CellStar shall arrange for the payment and satisfaction, at or prior to Closing, of all intercompany Liabilities and other indebtedness to third parties described on Schedule 3.15.

(d)        Sellers shall provide, on a monthly basis, Buyer with evidence reasonably satisfactory to Buyer of their compliance with the foregoing covenants in this Section 5.15 until expiration of the Applicable Period.

5.16   Non-Competition and Confidentiality Covenants.   From and after the Closing, CellStar shall either:  (i) at the reasonable request of Buyer, enforce the covenants set forth in Article 2 of the Kaiser Employment Agreement (the “Non-Competition and Confidentiality Covenants”), it being acknowledged and agreed by Buyer that it shall reimburse CellStar for its reasonable costs and expenses incurred in connection therewith; or (ii) assign or otherwise provide the Buyer with the right to enforce the Non-Competition and Confidentiality Covenants. In addition, from and after the Closing, CellStar shall not amend, modify, replace, terminate, or waive compliance with any provisions of the Non-Competition and Confidentiality Covenants.

ARTICLE 6
COVENANTS OF BUYER AND SELLERS

Buyer and Sellers, jointly and severally, agree that:

6.01   Reasonable Best Efforts; Further Assurance.   (a) Subject to the terms and conditions of this Agreement, Buyer and Sellers will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by the Transaction Documents. Sellers and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by the Transaction Documents, to vest in Buyer or its Subsidiaries ownership of the Business and good title to the Purchased Assets and to confirm the assumption by Buyer or its Subsidiaries of the Assumed Liabilities.

(b)        In furtherance and not in limitation of the foregoing, each of Buyer and Sellers shall make appropriate filings pursuant to applicable Competition Laws, including an appropriate filing of a Notification and Report Form pursuant to the HSR Act, with respect to the transactions contemplated by the Transaction Documents as promptly as reasonably practicable and, in the case of such Notification and Report Form pursuant to the HSR Act, in any event within ten (10) Business Days of the date hereof. Each of Buyer and Sellers shall supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Competition Laws and shall take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Competition Laws as soon as practicable.

(c)        If any objections are asserted with respect to the transactions contemplated by any of the Transaction Documents under any Competition Law or if any suit or proceeding is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated by any of the Transaction Documents as violative of any Competition Law, each of Buyer and Sellers shall use its reasonable best efforts to promptly resolve such objections.

6.02   Certain Filings; Consents.   Sellers and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with or Consent of, any Governmental Authority is required, or any actions or Consents are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by the Transaction Documents and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking to obtain any such actions or Consents in a timely manner. Sellers shall pay all commercially reasonable amounts required in order to obtain such actions or Consents up to an aggregate maximum of $100,000; provided that the filing fees required pursuant to the HSR Act or other Competition Laws will be borne by the Party required to pay such fees under Applicable Laws.

6.03   Cooperation on Tax Matters.   Sellers and Buyer shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers agree to retain all books and records with respect to Tax matters pertinent to Sellers relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations (including any applicable extensions) of the respective Tax periods, and to abide by all record retention agreements entered into with any Governmental Authority. In the event of the liquidation or dissolution of CellStar, CellStar shall arrange, at least 30 days in advance thereof to have all Business-related records (including Tax records) delivered for storage to a facility approved by Buyer or shall offer to deliver said records to Buyer.

6.04   Public Announcements.   The initial press release relating to the Transaction Documents and the transactions contemplated hereby or thereby will be a joint release agreed upon by the Parties, except for any press releases or public statements the making of which may be required by Applicable Law, fiduciary duty or any listing agreement with any national securities exchange or Nasdaq (which, to the extent practicable, shall not be issued prior to the other Party or Parties, as the case may be, being given a reasonable opportunity to review and comment). The Parties agree to consult with each other before issuing any further press release or making any other public statement with respect to any Transaction Document or the transactions contemplated hereby or thereby which differs substantially from previously agreed upon press releases or public statements and, except for any press releases and public statements the making of which may be required by Applicable Law, fiduciary duty or any applicable stock exchange or Nasdaq rule or any listing agreement, neither Party will issue any such press release nor make any such public statement unless the content of such press release or public statement shall have been agreed upon by the Parties.

6.05   Notices of Certain Events.   Each of Sellers and Buyer shall promptly notify the other Party or Parties, as the case may be, of:

(a)        any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by the Transaction Documents;

(b)        any notice or other communication from any Governmental Authority in connection with the transactions contemplated by the Transaction Documents; and

(c)        any actions, suits, claims, investigations or proceedings commenced that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to, in the case of Sellers, Section 3.17 or, in the case of Buyer, Section 4.06.

Each of Sellers and Buyer shall use reasonable efforts to notify the other Party or Parties, as the case may be, of any event or state of facts which makes the representations and warranties of such Party contained herein untrue in any material respect or which makes the satisfaction of any condition or performance of any obligation of such Party contained herein impossible or reasonably unlikely.

6.06   WARN Act.   Sellers shall timely perform and discharge all requirements under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) to the extent applicable and under applicable state and local laws and regulations for the notification of its employees arising from the sale of the Purchased Assets pursuant to this Agreement up to and including the Closing Date for any employees of Sellers and/or its Subsidiaries. After the Closing Date, Buyer shall be responsible for performing and discharging all requirements under the WARN Act to the extent applicable and under applicable state and local laws and regulations for the notification of any Transferred Employees arising from the sale of the Purchased Assets.

6.07   Non-Solicitation.

(a)        For a period of two (2) years following the Closing Date, each Seller shall not, and for a period of one (1) year following the Closing Date, shall not permit any of its Affiliates to, (i) directly solicit (or cause to be directly solicited) any of the individuals listed in Schedule 6.07 hereto or any individual that may be added thereto prior to the Closing (A) to reflect new hires of officers, management employees, key technical employees or key sales employees and departures from the Business occurring after the date hereof or (B) by agreement of Sellers and Buyer (the “Business Covered Employees”), except pursuant to general solicitations by use of advertising or which are not specifically targeted at the Business Covered Employees, or (ii) hire any of the Business Covered Employees; provided that the foregoing shall not restrict the solicitation or hiring of any Person who was not employed by Buyer for the six month period prior to such Person’s solicitation or hiring.

(b)        For a period of six months following the Closing Date, neither Sellers nor Buyer shall, nor shall either Sellers or Buyer permit any of its Affiliates, (i) directly solicit (or cause to be directly solicited) any employee of the other Party or Parties, as the case may be, except pursuant to general solicitations by use of advertising or which are not specifically targeted at such employees, or (ii) hire any such employee.

6.08   Accounts Receivable, Mail, Checks, Etc.   Following the Closing, if Buyer or Sellers (or their respective Affiliates) receives payment with respect to an account receivable that is owned by the other Party or Parties, as the case may be, pursuant to the terms of this Agreement, such Party shall promptly (and in any event within ten (10) Business Days) remit such payment to the other Party or Parties, as the case may be. The Sellers hereby authorize and empower Buyer, from and after the Closing (a) to receive and open mail addressed to any Seller and (b) to deal with the contents thereof in any manner Buyer sees fit, providing such mail and the contents thereof relate to the Purchased Assets or the Business, and to promptly forward all other mail to the Sellers, it being acknowledged by Buyer that it intends to handle mail received in either of Sellers’ current facilities located in Coppell, Texas and Miami, Florida following the Closing by (i) as promptly as practicable opening such mail therein received and forwarding to the Sellers any such mail which relates to the Excluded Liabilities and Excluded Assets, and (ii) promptly forwarding to CellStar any subpoena or regulatory correspondence addressed to CellStar. The Sellers agree to forward and deliver to Buyer any telephone calls, mail, checks or other communications, documents and inquiries received by it pertaining to the Purchased Assets or the Business and Buyer agrees to do the same with respect to the Excluded Liabilities and Excluded Assets.

6.09   No Obligation of Buyer to Maintain Plans, etc.   Buyer shall not be obligated to maintain, sponsor, administer or contribute to any Employee Plan, by reason of the consummation of the transactions contemplated by this Agreement or otherwise.

6.10   Information Supplied.   The information supplied or to be supplied by Buyer or CellStar for inclusion in the Proxy Statement (as defined in Section 5.01(b) shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of CellStar and (ii) the time of the Seller Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing sentence, no representation or warranty is made by Buyer or CellStar with respect to statements made therein based on information supplied by the other party for inclusion in the Proxy Statement.

ARTICLE 7
TAX MATTERS

7.01   Tax Matters.   Sellers hereby represent and warrant, as of the date hereof and as of the Closing Date, to Buyer that, except as set forth on Schedule 7.01 annexed hereto:

(a)        The Asset Selling Entities (i) have properly prepared and timely filed all federal, state, local and foreign Tax Returns in respect of Taxes required to be filed by any of them (taking into account any extension of time to file) on or before the Closing Date; (ii) paid or accrued as a liability in the Business Financial Statements all Taxes (whether or not shown on a Tax Return); and (iii) paid or accrued as a liability in the Business Financial Statements all Taxes for which a notice of assessment or collection has been received by the Asset Selling Entities.

(b)        There are no Liens for Taxes (other than Taxes not yet due and payable) on any of the Purchased Assets.

(c)        The Asset Selling Entities have withheld or collected and paid over to appropriate Governmental Authorities (or are properly holding for such payment) all Taxes required by any Tax Law to be withheld or collected by any of them in connection with amounts paid or owing to any employee, foreign person, creditor, stockholder or independent contractor.

(d)        No dispute or claim concerning any Tax Liability of the Asset Selling Entities relating to the Purchased Assets has been proposed or claimed in writing or, to the Knowledge of Sellers,

threatened by any Governmental Authority, including a claim that the Asset Selling Entities are subject to any Taxes relating to the Purchased Assets in a jurisdiction where they do not currently file a Tax Return.

(e)        No foreign, federal, state or local Tax audits or administrative Tax proceedings are pending or being conducted with respect to the Asset Selling Entities which relate to the Purchased Assets. Neither the Asset Selling Entities, nor any director or officer (or employee responsible for Tax matters) of the Asset Selling Entities has received from any foreign, federal, state or local Taxing Authority (including jurisdictions where the Asset Selling Entities have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review relating to the Purchased Assets; or (ii) request for information related to Tax matters relating to the Purchased Assets.

(f)         None of the Asset Selling Entities have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which (i) is currently effective and (ii) is related to the Purchased Assets.

(g)        None of the Purchased Assets constitute a U.S. real property interest as such term is defined in Section 897(c)(1)(A)(i) of the Code.

7.02   Tax Reporting and Allocation of Consideration.

(a)        As promptly as practicable after the Closing, Buyer shall prepare and deliver to CellStar a written statement (the “Statement of Allocation”) setting forth an allocation of the Purchase Price(which for such purpose shall be increased by the amount of the Assumed Liabilities) among the Purchased Assets in accordance with the principles and methodology set forth and illustrated in Schedule 2.07 annexed hereto; provided that the Parties may agree to amend or adjust such methodology to the extent that the Parties mutually determine that such amendment or adjustment is necessary to properly reflect the fair market value of the Purchased Assets. Buyer and Sellers agree that each of the allocations required to be prepared pursuant to this Section 7.02(a) shall be prepared in accordance with the provisions of Sections 338 and 1060 of the Code, the Treasury Regulations promulgated thereunder and any similar provisions of state, local or foreign law, as applicable.

(b)        If CellStar does not agree with all or any portion of the information set forth on the Statement of Allocation, Buyer and CellStar shall make a good faith effort to resolve their differences. If Buyer and CellStar, after good faith negotiations, cannot resolve their differences within thirty days (30) days following the receipt of the Statement of Allocation by CellStar, then CellStar and Buyer shall jointly select an independent certified public accounting firm to address the differences, which accounting firm shall issue a final and binding Statement of Allocation no later than thirty (30) days after being engaged by Buyer and CellStar to prepare the final Statement of Allocation.

(c)        All federal, state, local and foreign income Tax Returns of CellStar and its Subsidiaries, and Buyer, shall be filed consistently with the information set forth on the Statement of Allocation. Moreover, CellStar and Buyer further agree to file IRS Form 8594 in a manner that is consistent with the Purchased Assets Allocation. CellStar and Buyer agree to promptly provide each other with any information necessary to complete such Tax Returns and IRS Forms 8594. CellStar and its Subsidiaries and Buyer shall not take any position on a Tax Return, tax proceeding or audit that is inconsistent with any information set forth on the Statement of Allocation.

7.03   General.

(a)        Tax Periods Ending on or Before the Closing Date.   Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns with respect to the Business for all Pre-Closing Tax Periods which are required to be filed after the Closing Date. CellStar shall be responsible for all Taxes of the Business for all Pre-Closing Tax Periods.

(b)        [Intentionally omitted]

(c)        [Intentionally omitted]

(d)        CellStar and Buyer shall provide reasonable cooperation and information to each other in connection with (a) the preparation or filing of any Tax Return, amended Tax Return, Tax election, Tax consent or certification, or any claim for a Tax refund, (b) any determination of Liability for Taxes, and (c) any audit, examination or other proceeding in respect of Taxes related to the Business. CellStar and Buyer shall at their own cost and expense preserve all Tax Returns, schedules, work papers and all records or other documents relating thereto until the expiration of any applicable statute of limitations, including extensions thereof, provided that notice of such extension is given to the Party which did not grant the extension. CellStar and Buyer shall not destroy or otherwise dispose of any Tax Returns, schedules, work papers, information, records and documents without first providing the other Party a reasonable opportunity to review and copy the same. The Party requesting such information, records and documents shall bear the reasonable out-of-pocket costs and expenses incurred in connection with providing the same. Any information obtained under this Section 7.03 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns, claims for a Tax refund or in conducting any audit, examination or other proceeding in respect of Taxes.

(e)        Sellers shall have the right, at their own expense, to control any audit or examination by any Governmental Authority, or to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any Taxes for any Pre-Closing Tax Periods, except that: Sellers shall consult with Buyer and obtain Buyer’s consent (which consent shall not be unreasonably withheld) as to any of the foregoing if Buyer may be adversely affected by such action.

(f)         [Intentionally omitted]

(g)        All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

(h)        Buyer and CellStar agree, upon request, prior to Closing and for a period of two (2) years following Closing or the earlier liquidation or dissolution of CellStar, to use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(i)         [Intentionally omitted]

(j)         CellStar and Buyer acknowledge and agree that, except with respect to any Business Employees and Additional Employees, (a) CellStar will be responsible for and perform all tax withholding, payment and reporting duties with respect to any wages and other compensation paid by CellStar to any employee in connection with the operation of the Business on or prior to the Closing Date; and (b) Buyer will be responsible for and perform all tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyer to any employee in connection with the operation of the Business after the Closing Date.

ARTICLE 8
PERSONNEL MATTERS

8.01   Business Employees.   Buyer shall (or will cause one of its Subsidiaries to) on or prior to the Closing Date, make an offer of employment to each Business Employee, in both cases on the terms set forth in this Section 8.01. Buyershall use reasonable best efforts to endeavor to offer to the Transferred Employees (U.S.), who become employees of the Buyer (or an Affiliate thereof), welfare benefits substantially similar to the welfare benefits theretofore afforded to such employees by Sellers immediately prior to the Closing. For the avoidance of doubt, current Business Employees include any Business Employee who is, immediately prior to the Closing, absent from work on account of paid time-off, vacation, sick or personal leave (but not short-term disability or long-term disability), worker’s compensation or leave of absence (other than a leave of absence resulting from a reduction in force or a “bridging” of age and/or service credit for purposes of an Employee Plan) and any Business Employee for whom an obligation to recall, rehire or otherwise return to employment exists under a contractual obligation or law (such as, without limitation, the Family and Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act and any Applicable Law that requires employers to permit the return of their employees following a leave of absence (e.g., maternity leave)). Any U.S. Business Employee who is, immediately prior to the Closing, absent from work on account of short-term disability shall receive an offer of employment from Buyer (or one of its Subsidiaries) on the terms set forth in this Section 8.01 when he or she is able and willing to return to active employment; provided that such individual so returns within six months following the Closing Date (in this regard, Buyer or such Subsidiary shall make any reasonable accommodation required under Applicable Law to accommodate the disability that resulted in such individual being on such short-term disability). In addition, Buyer may, at its sole discretion, make offers of employment to the Additional Employees. Unless a written acceptance of an offer of employment is required by Applicable Law, a Business Employee or an Additional Employee who continues employment or who has received an offer shall be deemed to have accepted such continuance or offer, unless such Business Employee or Additional Employee, as the case may be, specifically declines such continuance or offer. Business Employees or Additional Employees (including in each case any Business Employees or Additional Employees returning from short-term disability) who accept such offer of employment shall collectively be the “Transferred Employees”. Transferred Employees who are based primarily in the United States shall collectively be the “Transferred Employees (U.S.)”. Buyer agrees to work with CellStar to develop an employee retention plan for all Transferred Employees; as contemplated by Section 9.02(n), the Sellers shall be responsible for, and shall pay, all amounts payable under a mutually agreed-upon plan, together with all costs and expenses associated therewith. Buyer and CellStar agree to utilize, or cause their respective Affiliates to utilize, the standard procedure set forth in Revenue Procedure 2004-53 with respect to wage reporting for Transferred Employees (U.S.). Buyer and Sellers agree that the total Liabilities for any and all payments required by the various employment agreements, change of control agreements, indemnity agreements and any other similar agreements, with respect to any retention or performance-based bonus or other compensation arrangement, by and between CellStar, its Affiliates and Subsidiaries, and the officers, directors and employees thereof, including the Transferred Employees (“Employee Liabilities”) shall be allocated as follows: (i) CellStar shall be responsible for the amount of such Employee Liabilities as set forth on Schedule 8.01(i) annexed heretoand (ii) Buyer shall be responsible for the amount of such Employee Liabilities as set forth on Schedule 8.01(ii) annexed hereto.

8.02   Employee Communications.   The initial communication with Business Employees or Additional Employees relating to the transactions contemplated by the Transaction Documents shall be agreed upon by the Parties. Thereafter, until the Closing, the Parties agree to consult with each other before making any further communication with Business Employees or Additional Employees of a similar widely disseminated nature, and no Party shall make any such further communication that is inconsistent with communications previously agreed upon unless the content thereof shall have been agreed upon by the other Party or Parties, as the case may be, (it being understood that CellStar may respond to questions from Business Employees or Additional Employees on matters within the scope of the initial communication and not inconsistent therewith).

8.03   Acknowledgement.   Buyer and CellStar acknowledge and agree that nothing contained in this Article 8 shall be construed to limit in any way the ability of Buyer or its Affiliates to terminate the employment of any Transferred Employee from and after the Closing Date; provided that such termination is in accordance with Applicable Law.

8.04   No Third-Party Beneficiaries.   Without limiting the generality of Section 12.06, nothing in this Article 8, express or implied, is intended to confer any rights, benefits, remedies, obligations or liabilities under this Agreement upon any Person, including any current or former Business Employee (including any Transferred Employee), other than the Parties to this Agreement and their respective successors and assigns.

ARTICLE 9
CONDITIONS TO CLOSING

9.01   Conditions to Obligations of Buyer and Sellers.   The obligations of Buyer and Sellers to consummate the Closing are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by each Party) of the following conditions:

(a)        any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated;

(b)        all approvals of Governmental Authorities listed on Schedule 9.01(b) annexed hereto shall have been obtained;

(c)        no provision of any Applicable Law shall prohibit the consummation of the Closing or subject Buyer or Sellers to any penalty or other condition that has, in the case of Sellers, a Material Adverse Effect; and

(d)        the Seller Stockholder Approval shall have been obtained.

9.02   Conditions to Obligation of Buyer.   The obligation of Buyer to consummate the Closing is subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by Buyer) of the following further conditions:

(a)        (i) Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date, (ii) the representations and warranties of Sellers contained in this Agreement shall be true in all respects (disregarding immateriality, materiality, Material Adverse Effect or any other derivation of any of the foregoing contained in any such representations and warranties) when made and at and as of the Closing Date, as if made at and as of such date (except that any representation or warranty made as of a specified date other than the date hereof shall only be required to have been true on and as of such date), except where any failure of such representations and warranties to be so true in all respects would not result in a Material Adverse Effect), (iii) Sellers shall have operated the Business and held the Purchased Assets in the ordinary course of business consistent with past practices and (iv) Buyer shall have received a certificate signed by an officer of each Seller to the foregoing effect;

(b)        Sellers shall have delivered to Buyer a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, of the Secretary or an Assistant Secretary of such Parties certifying that attached thereto is a complete and correct copy of the charter, bylaws, or operating agreement, other applicable governance document and resolutions adopted by the board of directors or members of each such Person authorizing the execution, delivery and performance of this Agreement and the other agreements executed in connection herewith by it and the transfer of the Purchased Assets to Buyer hereunder, and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date hereof;

(c)        all consents of third parties required by the agreements and/or Parties listed in Schedule 9.02(c) annexed hereto shall have been obtained;

(d)        Sellers shall have delivered possession and control of all of the Purchased Assets to Buyer, including, but not limited to, all material applicable keys, access cards and other entry devices;

(e)        all material governmental licenses, authorizations, permits, consents and approvals required to carry on the Business as now conducted shall have been transferred to or otherwise obtained by Buyer on or before the Closing Date;

(f)         each Seller a party thereto shall have entered into each of the Escrow Agreement and the Transition Services Agreement;

(g)        since the date of this Agreement, there shall have been no event, development or state of facts that results in or would result in a Material Adverse Effect;

(h)        Buyer shall have timely received from CellStar the Estimated Net Working Capital Statement in form and substance approved by Buyer, in its sole and absolute discretion;

(i)         Sellers shall have delivered to Buyer good standing certificates or the equivalent for each Seller from its jurisdiction of incorporation, and good standing certificates or the equivalent for each Seller and each Subsidiary required to deliver Purchased Assets from every foreign jurisdiction where they are registered to do business, all dated no earlier than ten (10) days before the Closing Date;

(j)         Buyer shall have received an opinion of Haynes and Boone, LLP, counsel for Sellers, dated the Closing Date, in substantially the form attached hereto as Exhibit F;

(k)        no order of any Governmental Authority shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted by any person or entity, and which, in the reasonable judgment of Buyer (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it impossible or unlawful to proceed with the consummation of the transactions contemplated hereby;

(l)         this Agreement shall not have been terminated pursuant to Article 11;

(m)      the employment agreements and/or modifications entered into by the Buyer and/or one of its Affiliates, on the one hand, and the key employees named on Schedule 9.02(m) annexed hereto, on the other, as described in such Schedule, shall be in full force and effect;

(n)        Sellers, at their cost and expense, shall have implemented on or before December 31, 2006, a formal retention program in order to retain key employees for the period commencing on the date hereof through the Closing Date (“Retention Program”), such Retention Program to: (i) be in a form and substance reasonably satisfactory to Buyer (including, without limitation with respect to the timing of payments thereunder), (ii) provide for retention payments totaling no less than $1,500,000 (One Million Five Hundred Thousand Dollars), of which $1,000,000 (One Million Dollars) will be paid for CellStar’s double commissions for its fourth quarter 2006 sales commission to be paid on or about January 15, 2007, and forits 2006 accrued bonus plan to be paid on or about March 1, 2007 and (iii) be in full force and effect through the Closing Date;

(o)        Buyer shall have received evidence, satisfactory to Buyer in its reasonable discretion with respect to CellStar’s and its Subsidiaries’ authority to use Microsoft software which has been utilized by CellStar and its Subsidiaries, provided that if such condition is satisfied, then the Baseline Net Working Capital amount shall be equal to $36,000,000 (Thirty Six Million Dollars);

(p)        all Liens with respect to the Purchased Assets (except in favor of Raymond Leasing Corporation and Wells Fargo Financial Leasing Inc. in respect of leased equipment referred to on Schedule 3.11) shall be discharged, and all indebtedness under the Loan and Security Agreement dated as of September 28, 2001 between CellStar and each of its Subsidiaries signatories thereto and Wells Fargo Foothill, Inc., as amended, and the Term Loan and Security Agreement dated as of August 31, 2006 between CellStar and each of its Subsidiaries signatories thereto and CapitalSource Finance, LLC, as amended, and under CellStar’s indenture dated as of February 20, 2002, with The Bank of New York, shall have been satisfied and paid in full;

(q)        on or before the Closing Date, Buyer shall have received (i) a letter agreement in form and substance satisfactory to Buyer in its sole discretion from CellStar and its Subsidiaries expressly acknowledging, without limiting anything contained in this Agreement, that the Excluded Liabilities of the Asset Selling Entities which are not being assumed by Buyer include certain accounts payable and accrued expenses referred to on Schedule 2.09(a)(i) and Schedule 2.05(a) and (ii) a Schedule in form and substance reasonably satisfactory to Buyer from CellStar and its Subsidiaries reflecting CellStar’s good faith best estimate of such Excluded Liabilities and such accounts payable;

(r)        all intercompany receivables and payables between the Business, on the one hand, and any Retained Business, on the other hand, shall have been eliminated;

(s)        Buyer shall have received evidence, satisfactory to Buyer in its sole discretion, in respect of Tax or similar clearance from appropriate Governmental Authorities in the States of Florida and Texas;

(t)         Buyer shall have received evidence, satisfactory to Buyer in its sole discretion, in respect of the payment in full of all obligations due to officers, directors and employees of CellStar and its Subsidiaries payable by CellStar and its Subsidiaries, including payments to be made under any employment, consulting or non-competition agreement, change of control agreement, indemnity agreement, any retention or performance-based bonus or other compensation agreement, and any similar agreements, whether written or oral, and any payment obligations arising out of the termination by CellStar of any of its employees in anticipation or as a consequence of, or following, consummation of the transactions contemplated by the Transaction Documents (collectively, “CellStar Employer Payment Obligations”), including, without limitation, all payments of Sellers in respect of the Retention Program; provided however that, with respect to payments due in respect of any CellStar Employer Payment Obligations, other than to Robert A. Kaiser, following the Closing, nothing herein shall require an accelerated payment by CellStar thereon so long as adequate provision (through the establishment of reserves, setting aside of funds or otherwise), as may be mutually agreed upon by the Parties, shall be made by CellStar for the payment thereof; and provided, further, that Buyer shall have received evidence, satisfactory to

Buyer, in its sole discretion, in respect of the payment in full of all amounts which may be due on or after the Closing to Robert A. Kaiser under the Kaiser Employment Agreement and any other agreements with CellStar and its Subsidiaries arising out of the termination of his employment in anticipation or as a consequence of, or following, consummation of the transactions contemplated by the Transaction Documents;

(u)        the delivery of documents listed in Section 2.08(b) and such other documents as Buyer may reasonably request to effect the transaction contemplated by the Transaction Documents;

(v)        CellStar shall have taken such action, which is satisfactory to Buyer in its sole discretion, as may be necessary to ensure that no liability shall attach to Buyer or any Affiliate thereof in respect of CellStar’s stockholder rights plan;

(w)       the Technical Service Agreement and the Supply Agreement shall have been extended and assigned to Buyer and shall be the only Material Contracts in existence at Closing in respect of Sellers’ business in Colombia which is not terminable on less than sixty (60) days’ notice without penalty; and

(x)        Sellers shall have entered into the Transaction Documents to which such Sellers are to be party thereto in accordance herewith.

9.03   Conditions to Obligation of Sellers.   The obligation of Sellers to consummate the Closing is subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by Sellers) of the following further conditions:

(a)        (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement shall be true in all respects (disregarding immateriality, materiality, Material Adverse Effect or any other derivation of any of the foregoing contained in any such representations and warranties) when made and at and as of the Closing Date, as if made at and as of such date, (except that any representation or warranty made as of a specified date, other than the date hereof, shall only be required to have been true on and as of such date), except where any failure of such representations and warranties to be so true in all respects would not result in a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby; and (iii) CellStar shall have received a certificate signed by an officer of Buyer to the foregoing effect;

(b)        Buyer shall have delivered to Sellers a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to CellStar, of the Secretary or an Assistant Secretary of Buyer certifying that attached thereto is a complete and correct copy of the charter, bylaws, and resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other agreements executed in connection herewith by it; and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date hereof;

(c)        no order of any Governmental Authority shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted by any person or entity, and which, in the reasonable judgment of CellStar (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it impossible or unlawful to proceed with the consummation of the transactions contemplated hereby;

(d)        Sellers shall have received an opinion of Blank Rome, LLP, counsel for Buyer, dated the Closing Date, in substantially the form attached hereto as Exhibit G;

(e)        Buyer shall have entered into the Transition Services Agreement;

(f)         the delivery of such other documents as Sellers may reasonably request to effect the transaction contemplated by the Transaction Documents; and

(g)        Buyer shall have entered into the Transaction Documents to which Buyer is to be party thereto in accordance herewith.

ARTICLE 10
INDEMNIFICATION; SURVIVAL

10.01   Indemnification by Sellers.   The Sellers, jointly and severally, hereby indemnify and agree to defend and hold harmless Buyer from and against any and all losses, obligations, deficiencies, liabilities, claims (whether actual or threatened), damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal fees and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto or the enforcement of this Agreement) (“Losses”) which Buyer or any of its respective Affiliates (collectively, with the Buyer, the “Buyer Indemnified Parties” and each, individually, a “Buyer Indemnified Party”) may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with (a) any misrepresentation of a fact contained in any representation of any Seller contained in this Agreement, (b) the breach by any Seller of any warranty or covenant made by any of them in this Agreement, (c) (i) any unpaid federal, state, local and foreign Taxes of the Business for any Pre-Closing Tax Periods and the portion through the Closing Date for any Tax period which does not end on the Closing Date and (ii) any Liability or obligation for the unpaid Taxes of the Business including under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax Law) as a transferee or successor, by contract or otherwise, (d) any liability or obligation of any of Sellers arising out of or relating to any of the Excluded Liabilities, including without limitation, any amounts which may be due under the Kaiser Employment Agreement and any other agreement with Robert A. Kaiser, (e) any Losses incurred as a result of Sellers’ waiver or noncompliance with the bulks sales laws, and (f) any claims, charges, suits or legal proceedings against Buyer or its Affiliates by or on behalf of any employee as a result of (i) illegal or unlawful misconduct on or before the Closing Date, including without limitation, the proceedings disclosed on the schedules annexed to this Agreement and (ii) any retention agreement or retention memoranda agreed to with, or issued in favor of, any employee.

10.02   Indemnification by Buyer.   Buyer hereby indemnifies and agrees to defend and hold harmless Sellers from and against any and all Losses which any of them may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with (a) any misrepresentation of a material fact contained in any representation of Buyer contained in this Agreement, (b) the breach by Buyer of any warranty or covenant made by it in this Agreement, and (c) the enforcement, at the Buyer’s request, of the Non-Competition and Confidentiality Covenants of Robert A. Kaiser.

10.03   Third Party Claims.   If a claim by a third party is made against any Party or Parties hereto and the Party or Parties against whom said claim is made intends to seek indemnification with respect thereto under Section s 10.01 or 10.02, the Party or Parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have ten (10) Business Days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (a) all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

10.04   Assistance.   Regardless of which Party is controlling the defense of any claim, each Party shall act in good faith and shall provide reasonable documents and cooperation to the Party handling the defense.

10.05   Survival of Representations, Warranties and Covenants.   Each of the Parties hereto hereby agrees that representations and warranties made by or on behalf of it in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing Date for a period of six (6) months (the “Survival Period”), at which point they shall terminate and no claim for indemnification thereafter shall be brought in respect of them, except that a representation or warranty with respect to Section 3.02 (Corporate Authorization), Section 3.04 (Noncontravention), Section 3.05 (Required Consents), Section 3.08 (SEC Filings; Financial Statements; Disclosure Controls), Section 3.10 (No Undisclosed Liabilities), Section 3.18 (No Violation of Law), Section 3.26 (Employee Benefit Plans), Section 3.27 (Employee and Labor Matters), Section 3.28 (Environmental Matters) and Article 7 (Tax Matters) shall survive until the earlier of the expiration of two (2) years from the Closing Date or the liquidation or dissolution of CellStar, provided, however, that the liquidation or dissolution of CellStar shall not occur during the Applicable Period in accordance with Section 5.15 hereof. The covenants set forth in this Agreement or any agreements executed pursuant hereto, shall survive the Closing until such covenants have been performed or waived by the Party seeking enforcement thereof. Notwithstanding the right of Buyer to investigate the Purchased Assets, the Business and Seller and its Subsidiaries, and notwithstanding any knowledge determined or determinable by Buyer as a result of such investigation, Buyer has the unqualified right to rely upon, and has relied upon, each of the representations and warranties made by Seller and its Subsidiaries in this Agreement or pursuant hereto.

10.06   Limitations on Indemnification.   Notwithstanding anything contained in this Agreement to the contrary, Sellers on the one hand, and Buyer on the other hand, shall not be obligated to indemnify the other Party or Parties, as the case may be, unless and until such other Party’s or Parties’, as the case may be, Losses equal or exceed $500,000 (the “Basket”); provided, that to the extent the amount of Losses exceeds the Basket, the indemnified party shall be entitled to recover the Basket amount as well as the amount of Losses in excess of the Basket amount. The Sellers’ total liability for all Losses under this Article 10 shall be limited to an aggregate amount of $17,600,000 (Seventeen Million Six Hundred Thousand Dollars) inclusive of the Escrow Amount (the “Indemnity Cap”). Notwithstanding the

foregoing, Losses arising out of or relating to a breach of Section 5.15 (Restrictions on Sellers’ Liquidation and Dissolution and Other Actions) shall not be subject to the Basket or Indemnity Cap. Furthermore, nothing contained in this Section 10.06 shall relieve or limit the liability of any Party hereto from any Liability arising out of or resulting from the actual fraud or intentional misrepresentation of such Party in connection with the transactions contemplated by this Agreement.

10.07   Matters Relating to Factoring Arrangements.   In the event Buyer is indemnified under this Article 10 for Losses sustained, suffered or incurred as a result of the sale of goods which did not conform to the requirements of any Factoring Arrangements, CellStar shall be entitled to seek recourse against the applicable customer in respect thereof provided that in any such case Buyer shall receive from CellStar reasonable advance written notice and consultation rights in connection therewith.

10.08   Exclusive Remedy.   In the absence of fraud, the provisions of this Article 10 shall, together with the arrangements contemplated by the Escrow Agreement, constitute the sole and exclusive remedy of any indemnified party from and after the Closing with respect to Losses arising under this Agreement.

ARTICLE 11
TERMINATION

11.01   Termination.   This Agreement may be terminated at any time prior to the Closing Date:

(a)        by mutual written consent of Buyer and each Seller;

(b)        by Buyer, on the one hand, or Sellers, on the other hand, if (i) the Closing shall not have been consummated by May 31, 2007, provided, however, that such date shall be extended for a period of sixty (60) days if the staff of the SEC has not approved the Proxy Statement by March 30, 2007; provided further, however, that the right to terminate this Agreement under this Section 11.01(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date or (ii) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties hereto shall use their reasonable efforts to vacate), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(c)        by Buyer, if Buyer is not in material breach of any of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any Seller and (i) any Seller is not using its reasonable best efforts to cure such breach or have not cured such breach, in either case, within ten (10) Business Days after receipt of notice of such breach by such Seller (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach any of the conditions set forth in Section 9.02 would not then be satisfied;

(d)        by Sellers, if Sellers are not in material breach of any of their representations, warranties, covenants and agreements under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and (i) Buyer is not using its reasonable efforts to cure such breach or has not cured such breach, in either case, within ten (10) Business Days, after receipt of notice of such breach by Buyer (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in Section 9.03 would not then be satisfied;

(e)        by Buyer, if the Seller Board shall have (A) failed to make the Seller Recommendation, (B) withdrawn the Seller Recommendation, (C) modified the Seller Recommendation in a manner adverse to Buyer, (D) approved or recommended to its stockholders an Acquisition Proposal other than that contemplated by this Agreement or entered into any agreement with respect to an Acquisition Proposal, (E) after an Acquisition Proposal has been made, fails to affirm the Seller Recommendation within five (5) days of any request by Buyer to do so notwithstanding any continued evaluation of such Acquisition Proposal, (F) recommended that the stockholders tender their shares in any tender offer or exchange offer that is commenced which, if successful, would result in any Person or group becoming a beneficial owner of 20% or more of the outstanding capital stock of CellStar or (G) shall have resolved to do any of the foregoing;

(f)         by Sellers, if the Seller Board shall have concluded in good faith, after consultation with outside counsel, that such action is necessary in order for it to be deemed to have acted in a manner consistent with its fiduciary duties under the DGCL and under any other Applicable Law in connection with its approval of a Superior Proposal; provided that Buyer does not make, within two (2) Business Days of receipt of CellStar’s written notification of its intention to terminate this Agreement pursuant to this Section 11.01(f), an offer that the Seller Board determines, in good faith after consultation with its financial advisors of nationally recognized reputation, is at least as favorable, from a financial point of view, to the stockholders of CellStar as such Superior Proposal. CellStar shall (A) not enter into a binding agreement with respect to a Superior Proposal until at least two (2) Business Days after it has provided the notice to Buyer required hereby, and (B) notify Buyer promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification, provided that contemporaneously with such termination, CellStar shall have made the payment of the fee to Buyer required by it under Section 11.02(a) by wire transfer in same day funds; and

(g)        by Sellers or Buyer, if the Seller Stockholders’ Approval shall not have been obtained at the Seller Stockholders’ Meeting; provided further, however, that the right to terminate this Agreement under this Section 11.01(g) shall not be available to Sellers if the failure to obtain the Seller Stockholders’ Approval shall have been caused by the action or failure to act by Sellers and such action or failure constitutes a material breach by Sellers of this Agreement.

11.02   Effect of Termination.

(a)        In the event of the termination of this Agreement as provided in this Article 11, this Agreement shall, forthwith become null and void and there shall be no liability on the part of any Party hereto, provided, however, that nothing herein shall relieve any Party from liability for any willful breach hereof. Such a termination shall not, however, affect the obligations of the Parties with respect to Section 3.25 (Finder’s Fee), Section 4.06 (Finder’s Fee), Section 5.04 (Investigation), Section 5.08 (Confidentiality), Section 6.04 (Public Announcements) and Article 12 (Miscellaneous). Furthermore, CellStar shall pay to Buyer, the sum of $3,080,000 (Three Million Eighty Thousand Dollars) (the “Termination Fee”), plus Buyer’s costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with this Agreement in the event that this Agreement is terminated as follows:  (i) if Sellers shall terminate this Agreement pursuant to Section 11.01(f); (ii) if Buyer shall terminate this Agreement pursuant to Section 11.01(e); or (iii) if (A) Buyer or Sellers shall terminate this Agreement pursuant to Section 11.01(g), (B) at any time after the date of this Agreement and before the Seller Stockholders’ Meeting an Acquisition Proposal shall have been publicly announced and (C) within one year of such termination CellStar and/or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates a transaction with respect to, any Acquisition Proposal. Any Termination Fee payable under this provision shall be payable as liquidated damages to compensate Buyer for the damages Buyer will suffer if this Agreement is terminated under the circumstances set forth in this Section 11.02(a), which damages cannot be determined with reasonable certainty. It is specifically agreed that the Termination Fee represents liquidated damages and not a penalty.

(b)        If Sellers terminate this Agreement pursuant to Section 11.01(d), Buyer shall pay to CellStar its actual costs and expenses (including reasonable attorney’s fees and expenses). If Buyer terminates this Agreement pursuant to Section 11.01(c), CellStar shall pay to Buyer its actual costs and expenses (including reasonable attorney’s fees and expenses).

(c)        Any payment required to be made pursuant to Section 11.02(a)(i) shall be paid prior to or contemporaneously with, and shall be a pre-condition to the effectiveness of, termination of this Agreement pursuant to Section 11.01(f). Any payment required to be made pursuant to Section 11.02(a)(ii) and (a)(iii) or Section 11.01(b) shall be paid not later than two (2) Business Days after the date of termination. All payments under this Section 11.02(c) shall be made by wire transfer of immediately available funds to an account designated by Buyer or CellStar, as the case may be. Buyer and Sellers acknowledge that the agreements contained in this Section 11.02 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer and Sellers would not enter into this Agreement. Accordingly, if Buyer or Sellers fail promptly to pay any amount due pursuant to this Section 11.02 and, in order to obtain such payment, Buyer or Sellers commence a suit which results in a judgment against the other Party or Parties for the fees set forth in this Section 11.02, the Party or Parties failing to make payment shall pay to the other Party or Parties their costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the payment to be made at the prime rate in effect on the date such payment is required to be made as reported in The Wall Street Journal, as liquidated damages.

ARTICLE 12
MISCELLANEOUS

12.01   Notices.   All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission) and shall be given,

If to Buyer:	2601 Metropolis Corp. c/o Brightpoint, Inc. 2601 Metropolis Parkway, Suite 210 Plainfield, Indiana 46168 Attn: Steven E. Fivel, Esq. Fax: (317) 707-2514
with a copy to:	Blank Rome LLP 405 Lexington Avenue New York, New York 10174 Attn: Robert J. Mittman, Esq. Fax: (212) 885-5001
If to Sellers:	CellStar Corporation 601 S. Royal Lane Coppell, Texas 75019 Attn: Elaine Flud Rodriguez, Esq. Fax: (972) 462-3566

with a copy to:	Haynes and Boone, LLP 901 Main Street, Suite 3100 Dallas, Texas 75202-3789 Attn: William R. Hays, III, Esq. Fax: (214) 651-5940

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

12.02   Amendments and Waivers.

(a)        Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b)        No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

12.03   Expenses.   Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement (a) by CellStar or any of its Subsidiaries (including, for costs incurred prior to the Closing) shall be paid by CellStar and (b) by Buyer or any of its Affiliates (including, for costs incurred following the Closing) shall be paid by Buyer.

12.04   Successors and Assigns.   The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party hereto. Notwithstanding the foregoing, Buyer shall have the right to assign all or certain provisions of this Agreement, or any interest herein, and may delegate any duty or obligation hereunder, without the consent of Sellers, to (i) any Affiliate of Buyer, (ii) any purchaser of any or all of the assets or equity interests (whether by merger, recapitalization, reorganization or otherwise) of Buyer or the Business or (iii) any of Buyer’s financing sources as collateral; provided that, in the case of each of clauses (i) through (iii), no such assignment or delegation shall relieve Buyer of any of its obligations hereunder; and provided further that between the date hereof and the Closing Date, Buyer intends to form or cause to be formed one or more Subsidiaries or Affiliates, and in connection therewith Buyer may on or prior to the Closing assign and delegate any or all of its interest herein and duties and obligations hereunder (including to make payments, acquire assets, and assume Liabilities at the Closing) to and among such Subsidiaries and Affiliates, but no such assignment or delegation shall relieve Buyer of any of its obligations hereunder (other than its obligation to assume an Assumed Liability relating to the operation of the Business to the extent such obligation was so assigned to a Subsidiary or Affiliate of Buyer).

12.05   Governing Law.   This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without regard to its choice of law principles. Each of Buyer and Sellers hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States located in the State of Delaware for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby and waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim that such litigation brought in any such courts has been brought in an inconvenient forum.

12.06   Counterparts; Effectiveness; No Third Party Beneficiaries.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by each other Party hereto. Until and unless each of Buyer, on the one hand, and Sellers, on the other hand, has received a counterpart hereof signed by the other(s), this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as set forth in Section 10.01 and Section 10.02, no provision of this Agreement is intended to confer any rights, benefits, remedies or Liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns.

12.07   Entire Agreement.   The Transaction Documents and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

12.08   Bulk Sales Laws.   Buyer and Sellers each hereby waive compliance by Sellers with the provisions of the “bulk sales,” “bulk transfer” or similar laws of any state in connection with the sale of the Purchased Assets, except in respect of bulk sales type notifications or other similar requirements relating to Taxes.

12.09   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12.10   Specific Performance.   The Parties hereto agree that irreparable damage would occur if any provision of this Agreement to be performed following the Closing were not performed in accordance with the terms thereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of any such provision or to enforce specifically the performance of any such provision in a court of competent jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

2601 METROPOLIS CORP.
By:	/s/ J. MARK HOWELL
Name:
Title:
CELLSTAR CORPORATION
By:	/s/ ROBERT KAISER
Name: Robert Kaiser
Title: Chief Executive Officer
NATIONAL AUTO CENTER, INC.
By:	/s/ ROBERT KAISER
Name: Robert Kaiser
Title: Chief Executive Officer
CELLSTAR, LTD.
By:	/s/ ROBERT KAISER
Name: Robert Kaiser
Title: Chief Executive Officer
CELLSTAR FULFILLMENT, LTD.
By:	/s/ ROBERT KAISER
Name: Robert Kaiser
Title: Chief Executive Officer

List of Omitted Exhibits and Schedules

Exhibit	Description
EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B-1	Form of License Agreement (Mexico)
EXHIBIT B-2	Form of License Agreement (Chile)
EXHIBIT C	Form of Escrow Agreement
EXHIBIT D	Form of Transition Services Agreement
EXHIBIT E	Form of Certification Statement
EXHIBIT F	Form of Opinion of Sellers’ Counsel
EXHIBIT G	Form of Opinion of Buyer’s Counsel

Schedule	Description
Schedule 1.01(a)(i)	Additional Employees
Schedule 1.01(a)(ii)	Business
Schedule 1.01(a)(iii)	Business Employees
Schedule 1.01(a)(iv)	Contract and Other Personnel
Schedule 1.01(a)(v)	Leased Real Property
Schedule 1.01(a)(vi)	Retained Businesses
Schedule 2.02	Purchased Assets
Schedule 2.02(b)	Personal Property
Schedule 2.02(d)	Contract Rights
Schedule 2.02(i)	Excluded Insurance
Schedule 2.02(p)	Other Assets
Schedule 2.03	Excluded Assets
Schedule 2.03(j)	Intercompany Receivables
Schedule 2.04	Assumed Liabilities
Schedule 2.05(a)	Other Excluded Liabilities
Schedule 2.05(f)	Certain Retained Employee Liabilities
Schedule 2.07	Purchase Price Allocation
Schedule 2.09(a)(i)	Excluded Payable for Net Working Capital
Schedule 2.09(a)(ii)	Net Working Capital Accounting Principles
Schedule 2.09(a)(iii)	Treatment of Certain Intercompany Balances
Schedule 2.09(a)(iv)	Net Working Capital Illustration
Schedule 2.09(b)	Estimated Net Working Capital
Schedule 2.09(c)(i)	Net Other Assets and Liabilities Accounting Principles
Schedule 2.09(c)(iii)	Net Other Assets and Liabilities Illustration
Schedule 3.01	Subsidiaries
Schedule 3.04	Noncontravention

Schedule 3.05	Required Consents
Schedule 3.07	Business Financial Statements
Schedule 3.08(a)	Seller SEC Documents
Schedule 3.08(b)	Seller Financial Statements
Schedule 3.08(c)	Controls
Schedule 3.09	Absence of Certain Changes
Schedule 3.11	Assets
Schedule 3.14	Material Contracts
Schedule 3.15	Solvency
Schedule 3.16	Change of Control
Schedule 3.17	Litigation
Schedule 3.19	Governmental Approvals/Consents
Schedule 3.22	Intellectual Property
Schedule 3.23	Systems and Software
Schedule 3.24	Banks; Powers of Attorney
Schedule 3.26	Employee Benefit Plans
Schedule 3.27(b)	Employee and Labor Matters
Schedule 3.27(d)	COBRA and Related Matters
Schedule 3.28	Environmental Matters
Schedule 3.29	Insurance
Schedule 3.30	Customer and Supplier Relationships
Schedule 3.31	Accounts Receivable
Schedule 3.32	Accounts Payable
Schedule 3.33	Earn-Out Payments
Schedule 3.34	Related Party and Affiliate Transactions
Schedule 3.37	Foreign Authorized Agents
Schedule 3.38	Product Warranty
Section 5.02(ix)	Permitted Liquidations
Schedule 5.07	Non-Competition
Schedule 6.07	Employees—Non-Solicitation
Schedule 7.01	Tax Matters
Schedule 8.01(i)	Employee Liabilities (to be paid by CellStar)
Schedule 8.01(ii)	Employee Liabilities (to be paid by Buyer)
Schedule 9.01(b)	Governmental Approvals
Schedule 9.02(c)	Third Party Consents
Schedule 9.02(m)	Key Employees

ANNEX B

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into this 18th day of December, 2006, by and among Audiomex Export Corp. (“Audiomex”), a Texas corporation with address at 601 S. Royal Lane, Coppell, Texas 75019, and National Auto Center, Inc. (“NAC”), a Delaware corporation with an address at 601 S. Royal Lane, Coppell, Texas 75019, as sellers (collectively the “Sellers”), Soluciones Inalámbricas, S.A. de C.V. (“Soluciones”) and Prestadora de Servicios en Administración y Recursos Humanos, S.A. de C.V. (“Prestadora”) both corporations organized and existing under the laws of the United Mexican States (“Mexico”), with an address at Alberto Zamora No. 110, Colonia Barrio del Niño Jesus, Coyoacán, Mexico, D.F., as purchasers (collectively the “Purchasers”), and Celular Express, S.A. de C.V. (“Celular Express”), Celular Express Management, S.A. de C.V. (“Celular Express Management” and collectively with Celular Express, the “Acquired Companies”), CellStar México, S.A. de C.V. (“CellStar México”), Comunicación Inalámbrica Inteligente, S.A. de C.V. (“CII”), and the Series A Shareholders (as hereinafter defined). CellStar International Corporation/SA (“CIC/SA”), a Delaware corporation with an address at 601 S. Royal Lane, Coppell, Texas 75019, CellStar Corporation and CellStar Ltd. join in execution of this Agreement to indicate their consent and agreement to certain provisions hereof. Celular Express joins in this Agreement for, inter alia, indicating its agreement to convey the CII Series B Shares in the case of the Alternate Transaction.

RECITALS

A.                           CIC/SA is the sole beneficial owner and holder of 49,500 shares representing 99.0% of the corporate capital of CellStar México (the “CellStar México Stock”). Audiomex is and at the Closing will be the sole beneficial owner and holder of (i) 1,179,539 shares representing 99.99% of the corporate capital of Celular Express (the “Celular Express Stock”), and (ii) 49,999 shares representing 99.99% of the corporate capital of Celular Express Management (the “Celular Express Management Stock” and with the Celular Express Stock shall be referred to herein as the “Audiomex Stock”).

B.                            NAC is the sole beneficial owner and holder of (i) 500 shares representing 1.0 % of the corporate capital of CellStar México. NAC is and at the Closing will also be the sole beneficial owner and holder of (i) 1 (one) share representing the .01% of the corporate capital of Celular Express (the “Remaining Celular Express Stock”), and (ii) 1 (one) share representing the .01% of the corporate capital of Celular Express Management (the “Remaining Celular Express Management Stock” and collectively with the Remaining Celular Express Stock, referred to herein as the “Remaining Stock”).

C.                            Prior to the Closing Date, Celular Express will purchase (the “Cellstar Mexico Purchase”) the stock of Cellstar Mexico from CIC/SA and NAC with Celular Express will be the sole and beneficial owners and holders of 100% of the issued and outstanding shares of stock of Cellstar Mexico. The Audiomex Stock and the Remaining Stock after giving effect to the Cellstar Mexico Purchase shall be hereinafter referred to as the “Stock”.

D.                           Celular Express is the sole and beneficial owner and holder of 102,000 Series “B” shares representing 51% of the corporate capital of CII (the “CII Series B Shares”), while Messrs. Jose Kuri Harfush, Miguel Angel Kuri Haddad, Diego Rodrigo Kuri Haddad, Ricardo Kuri Haddad, Leonardo Kuri Haddad and Enrique Alarcon Cremoux (collectively the “Series A Shareholders”) are the sole and beneficial owners and holders of the remaining 98,000 series “A” shares representing 49% of the corporate capital of CII (the “CII Series A Shares”). Celular Express owns the Fixed Assets (herein so called) that are used in the CII business. The Fixed Assets are listed on the attached Exhibit “D”. Celular Express also is entitled to receive the Telcel Residual (as hereinafter defined) which is part of the rights derived from the Telcel Contract (as hereinafter defined).

E.                            Subject to the terms and conditions set forth herein, Soluciones desires to purchase the Audiomex Stock and Prestadora desires to purchase the Remaining Stock, provided that if such Stock purchase is not consummated by the Purchasers as provided herein, Soluciones, subject to the terms and conditions set forth herein, will acquire from Celular Express (i) the CII Series B Shares (ii) the Fixed Assets, described in Exhibit “D” of this Agreement, and (iii) the Telcel Residual.

F.                             The Purchasers intend to cause the payment of part of the Consideration (as hereinafter defined) of the Stock by purchasing, either directly or through a third party designated by them, US $12 Million of the CellStar México Payable from CIC/SA for US $12 Million.

G.                          Celular Express is a party to a Joint Venture Agreement (herein so called) dated April 26, 2005, between and among, inter alia, Celular Express and the Series A Shareholders. The Series A Shareholders execute this Agreement, inter alia, to evidence their consent and agreement to be bound by the provisions hereof relating to their rights and interests as holders of the CII Series A Shares, including the provisions of Section 3 hereinbelow and for the other purposes of this Agreement.

H.                          CellStar Ltd. owns (i) the trademarks and/or service marks “Celular Express”, “Celular Express Mucho Mas Que Telefonia Celular”, “Inovacion y Tecnologia Movil”, “Celex” and “Pin Virtual”, and registrations and applications therefor; (ii) the domain names “celularexpress.com.mx” and “celex.com.mx”; and (iii) the company names “Celular Express S.A. de C.V.”, “Celular Express Management S.A. de C.V.”, and “Sizemore International N.V.” (such marks, domain names and company names hereinafter collectively referred to as the “Transferred Intellectual Property”).

I.                                CellStar Ltd. further owns the trademark and/or service mark “CellStar”, and the company name “CellStar Mexico S.A. de C.V.” (such mark and company name hereinafter collectively referred to as the “Licensed Intellectual Property”).

J.                               CIC/SA joins in this Agreement to evidence its agreement, inter alia, to (i) sell the US $12 Million of the Celular Express Payable to the Purchasers or to any third party previously designated by them, if applicable upon the terms and on the conditions set forth herein. Cellstar, Ltd. joins in this Agreement to evidence its agreement, inter alia, to transfer the Transferred Intellectual Property to Celular Express and grant the license to the Licensed Intellectual Property provided for in Section 11 of this Agreement.

K.                           Cellstar Corporation joins in the execution of this Agreement for purposes of Section 22 and for the other purposes stated herein.

NOW, THEREFORE, the Sellers, the Purchasers, the Acquired Companies, Cellstar Mexico, the Series A Shareholders, CIC/SA, CellStar Corporation and CellStar, Ltd. for good and valuable consideration and intending to be legally bound, hereby agree as follows:

1.          Purchase.

(a)   Purchase of Stock and the Cellstar Mexico Payable.   Unless Purchasers give three business days’ notice prior to the Closing Date that they elect the Alternate Transaction (as hereinafter defined), subject to the terms and conditions set forth herein, Soluciones and Prestadora hereby agree (i) to purchase from Audiomex and NAC and Audiomex and NAC agree to sell, transfer and convey to Soluciones and Prestadora the Stock free and clear of all liens and encumbrances, including without limitation of the WFF Encumbrance and CapitalSource Encumbrance (as such terms are defined herein below), such purchase to be effective as of the Closing Date; and (ii) to purchase or cause the purchase of US $12 Million of the Cellstar Mexico Payable from CIC/SA. In order for the transfer of the Stock to be legally effective, Audiomex, and NAC will deliver to Soluciones and Prestadora at Closing the stock certificates representing the Celular Express Stock and the Celular Express Management Stock duly endorsed in property in favor of Soluciones and Prestadora and a certificate issued by the Secretary of the Board of Directors of each of the Acquired Companies, dated the Closing Date, stating that such transfers have been recorded in the Stock Registry Books of the Acquired Companies. Celular Express will also deliver duly executed documents evidencing the acquisition by Ceuluar Express of the stock of Cellstar México effective prior to the Closing Date. CIC/SA will execute an assignment of $12 Million of the Cellstar Mexico Payable to Purchasers or their designee. The transaction provided for in this Section 1(a) shall be referred to herein sometimes as the “Stock Sale”.

(b)   Alternate Transaction.   Upon three business days prior notice to Sellers, the Purchasers may elect not to consummate the Stock Sale as set forth in paragraph (a) of this Section 1 (such election shall be deemed to have been made if Purchasers do not deliver the Consideration (hereinafter defined) at the Closing). In such event, Soluciones, subject to the terms and conditions set forth herein, shall purchase from Celular Express and Celular Express shall sell, transfer and convey to Soluciones the CII Series B Stock, the purchase of which shall be effective as of the Closing Date. Prior to such sale, Celular Express will sell and assign to CII the Fixed Assets (described on Exhibit D attached hereto) and the Telcel Contract (including the Telcel Residual deriving from the Telcel Contract). The purchase of the CII Series B Shares shall be referred to herein as the “Alternate Transaction”. For purposes of this Agreement, “Telcel Contract” shall mean the Distribution Agreement (Contrato de Distribuidor Autorizado) executed by and between Celular Express and Radiomovil Dipsa, S.A. de C.V. dated July 10, 1992, and all of the rights and obligations deriving from the same, including without limitation, the rights to receive any future commission therefrom (the “Telcel Residual”). In connection with the Alternate Transaction, CII assume all of Celular Express’s liability on all facility and equipment leases comprising the Fixed Assets.

2.          Consideration.

(a)   Stock Sale.   Unless Purchasers elect the Alternate Transaction described in Section 1(b), Soluciones and Prestadora shall deliver to Audiomex and NAC at Closing the sum of US $8 Million (US $8,000,000) as the purchase price of the Stock, and (ii) the Purchasers shall purchase or cause the purchase of US $12 Million of the CellStar México Payable from CIC/SA for US $12 Million (US $12,000,000). The US $20 Million payments provided for herein are referred to hereinafter as the “Consideration”.

(b)   Alternate Transaction.   If the Purchasers elect to consummate the Alternate Transaction, then Soluciones shall purchase from Celular Express the CII Series B Stock in exchange for the payment by Soluciones to Celular Express, at Closing, of the sum of US $13,000,000 (the “Alternate Transaction Consideration”). Such $13,000,000 may be paid by a Celular Express draw on the Letter of Credit.

(c)   Taxes.   At the Closing, the Sellers, in accordance with the provisions of the Mexican Income Tax Law, shall issue a written statement to Purchasers asserting that Sellers will file a tax return with respect to, as the case may be, the Stock Sale or the Alternative Transaction. In either event, Sellers shall engage a registered Mexican certified public accountant to issue a tax audit opinion regarding Sellers’ tax liability for the Stock Sale or, in the case of the Alternate Transaction, Celular Express’ tax liability and such accountant will (i) file a notice with the tax authorities indicating that the Stock Sale or, as the case may be, the Alternate Transaction, will be audited, and (ii) file an audit report with respect to the Stock Sale or the Alternate Transaction with the tax authorities. Once such audit is concluded Sellers shall pay directly all taxes associated with the Stock Sale or the Alternate Transaction to the Mexican tax authorities in accordance with applicable legal requirements.

3.          Letter of Credit.   Upon the execution of this Agreement, the Purchasers shall deliver to Celular Express a Letter of Credit (herein so called) in the sum of US $13 Million (US $13,000,000) drawn upon a Mexican financial institution reasonably acceptable to Celular Express, which Letter of Credit shall be payable to Celular Express in the event Purchasers default in their obligation to pay the Consideration provided for in Section 2(a) or the Alternative Transaction Consideration provided for in Section 2(b). The Letter of Credit shall be in the form of the letter of credit attached hereto as Exhibit “A”.

4.          Management until Closing.   CellStar Corporation, Cellstar Ltd. and the Sellers covenant and agree that, from and after the execution hereof through the Closing Date, they will manage or cause management of the Acquired Companies and CellStar Mexico in the ordinary course of business, in accordance to past practice and under the standards of the industry, and further covenant and agree that neither of them, nor any of their corresponding direct or indirect subsidiaries, will cause any dividend distribution, return of capital, or other payment of any kind from either of the Acquired Companies, Cellstar México or CII (other than those payments or dividends expressly permitted hereunder); provided, however, the Acquired Companies and CellStar Mexico shall continue to pay management and other fees to CellStar, Ltd. in a monthly amount equal to, or less than, the average of the 10 (ten) first months of fiscal year 2006. The Acquired Companies and CellStar México will make their accounting records reasonably available to Purchasers for purposes of confirming compliance with this Section 4.

5.          Representations of Sellers.   The Sellers, the Acquired Companies and CellStar Mexico hereby represent and warrant to Purchasers, as of the date of this Agreement and as of the Closing Date, as follows:

(a)   Good Standing.   Each of the Sellers is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Sellers is duly qualified to do business and is in good standing in such jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its businesses as now being conducted, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have, a material adverse effect on the Sellers, or the ability of Sellers to perform their obligations under this Agreement, or any other instrument to be delivered by Sellers in connection herewith.

(b)   Title.   The Sellers are (or on the Closing Date will be) the sole owners of all of the issued and outstanding shares of stock of the Acquired Companies free and clear of any mortgages, pledges, liens, encumbrances, charges, restrictions on transfer, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, rights of first refusal or first offer, voting agreements or other limitations except for (i) the security interest granted pursuant to that certain Loan and Security Agreement dated as of September 28, 2001, as from time to time amended, between CellStar Corporation and certain of its subsidiaries, including Audiomex, as borrowers, Wells Fargo Foothill as Arranger, Administrative Agent and a Lender, and the Lenders signatories thereto (the “WFF Encumbrance”), (ii) the security interest granted pursuant to that certain Term Loan and Security Agreement dated as of August 31, 2006, as from time to time amended, between CellStar Corporation and certain of its subsidiaries, including Audiomex, as borrowers, CapitalSource Finance, LLC as Arranger, Administrative Agent and a Lender, and the Lenders signatories thereto (the “CapitalSource Encumbrance”), and (iii) the purchase and sale contemplated by this Agreement. Upon the satisfaction of the Sellers Conditions under this Agreement, the Purchasers will receive from Sellers at the Closing the stock certificates representing 100% of the shares of Stock of the Acquired Companies duly endorsed in property in favor of Purchasers, as applicable, free and clear of any mortgages, pledges, liens, encumbrances, charges, restrictions on transfer, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, rights of first refusal or first offer, voting agreements or other limitations, including the WFF Encumbrance and the Capital Source Encumbrance.

(c)   Capitalization.   (i) The authorized equity securities of CellStar México consist of 50,000 shares of common stock, par value one (1) Peso per share, of which 49,500 shares are owned by CIC/SA and 500 shares are owned by NAC. On the Closing Date, the Cellstar Mexico Purchase will have been consummated and effective for all purposes; (ii) The authorized equity securities of Celular Express consist of 1,179,540 shares of common stock, par value one hundred (100) Pesos per share, of which 1,179,539 shares are owned by Audiomex and 1 share is owned by NAC. Audiomex will be, on the Closing Date, the record and beneficial owner and holder of 1,179,539 shares representative of the corporate capital of Celular Express and NAC will be on the Closing Date the record and beneficial owner and holder of 1 share representative of the corporate capital of Celular Express; (iii) the authorized equity securities of Celular Express Management consist of 50,000 shares of common stock, par value one (1) Peso per share, of which 49,999 shares will be owned by Audiomex on the Closing Date, and 1 share will be owned by NAC. Audiomex will be, on the Closing Date, the record and beneficial owner and holder of 49,999 shares representative of the corporate capital of Celular Express Management and NAC will be on the Closing Date the record and beneficial owner and holder of 1 share representative of the corporate capital of Celular Express Management. Celular Express owns and will on the Closing Date be the beneficial owner and holder of 102,000 shares of CII Series B Stock. Prior to the Closing Date, the Sellers will cause any amount owed by any of the Acquired Companies, Cellstar Mexico and/or by CII to any of the Sellers, to CellStar Corporation, to CellStar Ltd. or to any of their corresponding Affiliates in excess of US $12 Million to be capitalized. Celular Express owns and will on the Closing Date be the beneficial owner and holder of 102,000 shares of CII Series B Stock and 50,000 shares of Cellstar Mexico Stock.

For purposes of this Agreement, the term “Affiliate” shall mean, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, provided that a Person shall be deemed to “control” another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such other Person, whether through the ownership of voting securities, by contract or otherwise, (ii) any trust in which such Person appears as a beneficiary of the same, (iii) any director, nominee for election as a director or executive officer of such Person and (iv) if a natural Person, his/her spouse, his/her relatives up to the second degree, or the relatives of his/her spouse up to the second degree.

(d)   Authority.   The Sellers have, or at the closing will have, all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to sell, assign, transfer and deliver the Celular Express Stock and the Celular Express Management Stock to Purchasers, as applicable at the Closing. This Agreement has been duly executed and delivered by the Sellers and constitutes the valid and binding obligation of Sellers enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization, and other laws affecting creditors’ rights generally and to limitations by reason of the availability of equitable remedies. The execution and delivery of this Agreement by Sellers and the performance of their obligations hereunder and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under any indenture, lease, agreement or other instrument to which the Sellers are party or by which they or any of their properties are bound, except as would not, either individually or in the aggregate, have a material adverse effect on Sellers, CellStar Mexico or any of the Acquired Companies (other than such consents as are to be obtained prior to or upon the Closing Date), or (ii) require any consent, approval or authorization of, or declaration or filing with, any governmental authority, except where the failure to obtain one of the foregoing would not, either individually or in the aggregate, have a material adverse effect on Sellers, CellStar Mexico or any of the Acquired Companies (other than such consents, approvals, authorizations or filings as are to be obtained prior to the Closing Date).

(e)   No Other Rights, Ownership Interests or Adverse Claims.   No person or entity, has any option, warrant, subscription, or other right or agreement to acquire any interest in any of the assets or rights of Sellers, including Sellers’ 100% interest in the CellStar Mexico Stock, Celular Express Stock, and Celular Express Management Stock. To Sellers’ knowledge, none of Sellers’ assets are encumbered or subject to any lien or adverse claim, except for the WFF and CapitalSource Encumbrances.

(f)   Organization of Acquired Companies.   Each of the Acquired Companies and CellStar Mexico is a sociedad anómina de capital variable duly organized and validly existing under the laws of Mexico, is in good standing under the laws of Mexico and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Each of the Acquired Companies and CellStar Mexico is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its businesses as now being conducted, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Acquired Companies, taken as a whole. The Shareholders’ and Board of Directors’ Meetings minutes of the Acquired Companies and CellStar Mexico are complete and accurate. The Shareholders’ and Board of Directors’ Meetings minutes of the Acquired Companies and CellStar Mexico contain each and all of the resolutions that, pursuant to the Mexican General Law of Business Organizations (Ley General de Sociedades Mercantiles) need to be adopted by the shareholders or the directors of the Acquired Companies and CellStar Mexico. All the records, books, deeds and written information of the Acquired Companies and CellStar Mexico reflect the current legal, financial, corporate, operational and tax status of each of the Acquired Companies and CellStar Mexico.

(g)   Management of Acquired Companies.   To the Sellers’ knowledge, the Acquired Companies and CellStar Mexico have been managed, administered and operated according with sound commercial practices and applicable law, and will continue to be managed, administered and operated in such manner as from the date of this Agreement to the Closing Date.

(h)   Books and Records of the Acquired Companies.   To the Sellers’ knowledge, the books of account, minute books, stock record books, and other records of the Acquired Companies and

CellStar Mexico are complete and correct and have been maintained in accordance with sound business practices and the requirements of the Mexican General Law of Business Organizations of the United Mexican States, including the requirement of maintaining an adequate system of internal controls.

(i)   Subsidiaries of the Acquired Companies.   Sizemore Netherlands Holdings, N.V. is the only subsidiary of the Acquired Companies other than Celular Express’ interest in CII and, at closing, in CellStar Mexico. All the outstanding shares of equity securities of each such subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any lien and are not subject to or issued in violation of any other right of first refusal, preemptive right or similar right under any provisions of the Mexican General Law of Business Organizations, the corporate by-laws of the subsidiaries or any other agreement.

(j)   Litigation Regarding the Transaction.   To the knowledge of the Sellers, there are no claims pending or threatened against Sellers, CellStar Mexico or the Acquired Companies before or by any governmental authority or any third party that threatens or challenges the validity of this Agreement, any agreement or document to be delivered in connection herewith or any action taken or to be taken by Sellers, CellStar Mexico or the Acquired Companies in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby.

(k)   Compliance; Litigation; Governmental Authorizations.   Each of the Acquired Companies and CellStar Mexico has complied and is in compliance in all material respects with the licenses and all permits and legal requirements applicable to each of them. Neither the Acquired Companies nor CellStar Mexico have received any written communication from any governmental authority alleging that the Acquired Companies or CellStar Mexico, as applicable, are not in compliance in any material respect with the legal requirements applicable to them. There are no pending or threatened investigations to the Acquired Companies or CellStar Mexico by any governmental authority other than a tax audit for tax year 2001. There are no material claims that, to the knowledge of the Acquired Companies or CellStar Mexico, would have a material adverse effect on the Acquired Companies or CellStar Mexico, are pending, or threatened against or relating to the Acquired Companies or CellStar Mexico, at law or in equity, before or by any governmental authority or third party. All permits necessary for the Acquired Companies and CellStar Mexico to conduct their business as presently conducted are in full force and effect, no violations are or have been recorded with respect to any permit, to the knowledge of Sellers, no proceeding is pending or, threatened to revoke or limit any permit, and there is no basis for any such proceeding, and the consummation of the transactions contemplated by this Agreement will not result in the non-renewal, revocation or termination of, or the imposition of any material limitations on, any such permit. To the knowledge of the Acquired Companies and the Sellers, no event has occurred nor have the Acquired Companies or CellStar Mexico failed to take any action which, with the passage of time or giving notice or both, would result in a breach of or default by the Acquired Companies or CellStar Mexico under the licenses or permits of such entities, or give any person the right to accelerate the maturity or performance thereof or the right to cancel, terminate or modify such licenses or permits.

(l)   Absence of Changes.   Since its organization, each of CellStar Mexico and each of the Acquired Companies has conducted itself in the ordinary course of business and in a manner that is commercially reasonable. Without limiting the generality of the foregoing, since January 1st, 2006, to the knowledge of the Acquired Companies and the Sellers, there has not been: (i) any event, occurrence or development or state of circumstances or facts that has had or would reasonably be expected to have a material adverse effect on CellStar Mexico and/or the Acquired Companies, taken as a whole, or to materially delay the consummation of the transactions contemplated hereby, except for macroeconomic factors or events derived from a material change in national or international financial conditions; (ii) any material damage, destruction or loss (whether or not covered by insurance) affecting any material assets of CellStar Mexico or any of the Acquired Companies, except for an insured cargo loss arising from the theft of a vehicle; (iii) any termination or threatened termination of any agreement that is material to the business of CellStar Mexico or any of the Acquired Companies, as applicable; (iv) any employee related problem or loss of employees or customers that had or would reasonably be expected to have a material adverse effect on CellStar Mexico or any of the Acquired Companies, taken as a whole; (v) the sale, transfer, distribution, lease or other disposition of any assets in excess, in the aggregate, of US $100,000 except in the ordinary course of business and in a manner that is commercially reasonable; (vi) any entering into or implementation of any material transaction other than in the ordinary course of business and in a manner that is commercially reasonable; (vii) the incurrence of any material obligation or liability except in the ordinary course of business and in a manner that is commercially reasonable; (viii) any payment, discharge or satisfaction of any obligation or liability or forgiveness or other cancellation of any debts or claims or waiving of any rights (whether accrued, absolute, contingent or otherwise) other than immaterial obligations, liabilities, debts, claims or rights or by the payment, discharge or satisfaction in the ordinary course of business and in a manner that is commercially reasonable; (ix) any loan, other than in the ordinary course of business and in a manner that is commercially reasonable; (x) other than the WFF Encumbrance and the Capital Source Encumbrance, the creation of any lien on, or any assignment or other disposition of, any assets of CellStar Mexico or any of the Acquired Companies except in the ordinary course of business and in a manner that is commercially reasonable; (xi) the declaration, setting aside for payment of or making or payment of any dividend or distribution (whether in cash, stock or property) on any equity securities of CellStar Mexico or any of the Acquired Companies or the making of any payment on account of the purchase, redemption, retirement or acquisition of any equity securities of CellStar Mexico or any of the Acquired Companies (other than pursuant to employee compensation or benefit plans in the ordinary course of business and in a manner that is commercially reasonable); (xii) any write-off as uncollectible of any notes or accounts receivable of CellStar Mexico or any of the Acquired Companies other than in immaterial amounts or in the ordinary course of business and in a manner that is commercially reasonable; (xiii) any change in any method of accounting by the Acquired Companies or CellStar Mexico except as may be required as a result of changes in the applicable accounting principles; and (xiv) any action or omission to take any action, or any agreement or commitment to take any action or omit to take any action, that is reasonably likely to result in the occurrence of any of the foregoing.

(m)   Accounting Records.   To the Sellers’ knowledge, each of the Acquired Companies and CellStar Mexico maintain records which accurately and validly reflect transactions conducted by them in reasonable detail, and maintain accounting controls, policies and procedures sufficient to ensure that such transactions are (i) executed in accordance with its management’s general or specific authorization and (ii) recorded in a manner which permits the preparation of financial statements in accordance with the general accounting and financial principles in effect. To the Sellers’ knowledge, the books and records (i) are in all material respects accurate and correct, (ii) have been maintained in all material respects in the ordinary course of business of CellStar Mexico and each of the Acquired Companies and in accordance with all applicable accounting requirements, and (iii) reflect in all material respects the substance of events and transactions that should be included therein.

(n)   Real Property; Personal Property; Condition of Property.   Each of the Acquired Companies and CellStar Mexico have good, valid and indefeasible title to all of their properties and assets (real and personal, tangible and intangible), free and clear of all liens, including, without limitation, all of the properties and assets reflected in their respective financial statements, except as indicated in the notes thereto. The assets, whether tangible or intangible, owned or leased by each of the Acquired Companies or CellStar Mexico include all of the assets necessary for the Acquired Companies and CellStar Mexico to conduct their business as they are currently being conducted.

(o)   Intellectual Property.   To the extent that the Acquired Companies and CellStar Mexico have rights to intellectual property pursuant to a license or other contract, (i) each such license or other contract is valid and binding, (ii) each such license or contract is in full force and effect, (iii) the Acquired Companies and CellStar Mexico, as the case may be, are not in default under or in material breach of any such license or other contract, and, (iv) none of the licensors are in default under or in material breach of any such license or other contract pursuant to which the Acquired Companies and CellStar Mexico have rights to intellectual property.

(p)   Taxes.   Each of the Acquired Companies and CellStar Mexico have filed all federal, state, local and foreign tax returns and tax reports required to be filed by each of them. All such returns and reports were true, correct and complete in all material respects when filed or, if not true, correct and complete when filed, appropriate amendments to such returns and reports have been filed so that such filed returns and reports, as amended, are true, correct and complete. All federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other taxes (including interest, penalties and withholdings of tax) (“Taxes”) due from and payable by the Acquired Companies and CellStar Mexico prior to the date hereof and as of the Closing Date have been fully paid on a timely basis, except for Taxes being contested in good faith with respect to which, adequate reserves have been established.

(q)   Insurance.   Each of the Acquired Companies and CellStar Mexico have insurance coverage as reasonably and commercially required. All policies to which any Acquired Company or CellStar Mexico is a party or that provide coverage to any Seller, any Acquired Company, CellStar Mexico, or any director or officer of an Acquired Company or of CellStar Mexico: (i) are valid, outstanding, and enforceable; (ii) are issued by an insurer that is financially sound and reputable; (iii) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Companies and CellStar Mexico for all risks to which the Acquired Companies and CellStar Mexico are normally exposed; and (iv) are sufficient for compliance with all legal requirements and contracts to which CellStar Mexico or any Acquired Company is a party or by which any of them is bound. To Sellers’ knowledge, neither CellStar Mexico nor any Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. To Sellers’ knowledge, the Acquired Companies and CellStar Mexico have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which CellStar Mexico or any Acquired Company is a party or that provides coverage to CellStar Mexico or any Acquired Company or director thereof. The Acquired Companies and CellStar Mexico have given notice to the insurer of all claims that may be insured thereby.

(r)   Contracts; No Defaults.   To Sellers’ knowledge, each of and CellStar Mexico and each Acquired Company is, and at all times has been, in full compliance with all applicable terms and requirements of each contract and agreement under which and CellStar Mexico or such Acquired Company has or had any obligation or liability or by which CellStar Mexico or such Acquired

Company or any of the assets owned or used by CellStar Mexico or such Acquired Company is or was bound, including without limitation certain provider agreement executed with Radiomovil Dipsa, S.A. de C.V. To Sellers’ knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give CellStar Mexico or any Acquired Company or other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract or agreement, and neither CellStar Mexico nor any Acquired Company has given to or received from any other person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any contract or agreement. To Sellers’ knowledge, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to CellStar Mexico or any Acquired Company under current or completed contracts with any person and no such person has made written demand for such renegotiation. To Sellers’ knowledge, the contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies and CellStar Mexico have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other person, or any consideration having been paid or promised, that is or would be in violation of any legal requirement.

(s)   Employee and Labor Relationships.   Except as set forth on Schedule 5(s), each of CellStar Mexico and each Acquired Company is in compliance with all legal requirements respecting employment and employment practices, terms and conditions of employment, wages and hours, including legal requirements of the United Mexican States contained in the Ley Federal del Trabajo (Federal Labor Law), the Ley de los Sistemas de Ahorro para el Retiro (Pension Saving Systems Law), and the Ley del Instituto del Fondo Nacional de la Vivienda para los Trabajadores (Law of the National Workers’ Housing Fund Institute) (collectively the “Mexican Labor Laws”). There is no proceeding filed or threatened to be filed against any of the Acquired Companies or CellStar Mexico before any federal, state or local governmental or quasi-governmental agency or governmental body alleging violation of the Mexican Labor Laws. Each of the Acquired Companies and CellStar Mexico have complied with all applicable provisions of the Mexican Labor Laws and all other legal requirements, including the provisions relative to wages, hours, collective bargaining, payment of social security quotas, immigration laws and the employment of non-Mexican citizens, and none of the Acquired Companies or CellStar Mexico is liable for any arrears of wages or any Taxes, quotas or penalties for failure to comply with any of the foregoing. No employee, worker, director or officer of CellStar Mexico or any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee, worker, director or officer and any other person (“Proprietary Rights Agreement”) that in any way adversely affects or will affect (i) the performance of his duties as an employee, worker, or subcontractor of CellStar Mexico or any Acquired Company, or (ii) the ability of CellStar Mexico or any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers, CellStar Mexico or any Acquired Company by any such employee, worker, director or officer. There is no labor strike, slow down, picketing, work stoppage or other similar labor action, and, no such action has been threatened, against or affecting the Acquired Companies or CellStar Mexico.

(t)   Environmental Matters.   To Sellers’ knowledge, the Acquired Companies and CellStar Mexico have been and are in compliance, in all material respects, with all applicable legal requirements, which compliance includes the possession by the Acquired Companies and CellStar Mexico of all permits required under applicable environmental laws, and compliance with the terms and conditions thereof (any such legal requirement an “EHS Law”), relating to: (i) protection, preservation, improvement, remediation or cleanup of the environment or natural resources

(including ambient air, surface water, ground water, land surface or subsurface strata); (ii) the manufacture, use, handling, storage, treatment, recycling, transportation, disposal or release, including investigation and clean-up of such release or threatened released, of or exposure to any chemical substance or toxic, hazardous or deleterious material, waste or agent, pollutants, contaminants, petroleum and petroleum products and any other substance that is now regulated by any EHS Law or that is otherwise a danger to health, reproduction or the environment; or (iii) health and safety. To the knowledge of Sellers, there has been no proceeding, claim, notice or complaint pending or, threatened against the Acquired Companies or CellStar Mexico relating to noncompliance with, or liabilities or obligations pursuant to, any EHS Law.

(u)   Financial Statements.   Sellers have delivered to Purchasers the audited financial statements of each of the Acquired Companies and CellStar Mexico as of December 31, 2005 and the internal financial statements of such Acquired Companies and CellStar Mexico as of November 30, 2006. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Acquired Companies and CellStar Mexico as at the respective dates of and for the periods referred to in such financial statements, all in accordance with applicable generally accepted accounting and financial principles. To Sellers’ knowledge (i) the Financial Statements of the Acquired Companies and CellStar Mexico do not contain any incorrect, false or inconsistent entry and the Acquired Companies and CellStar Mexico do not have any other financial or tax debt or liability other than those expressly contained therein; and (ii) there is no obligation assumed by any of the Acquired Companies or CellStar Mexico out of their ordinary course of business that is not reflected in the Financial Statements of the Acquired Companies or CellStar Mexico. As of the date of this Agreement and as of the Closing Date, CellStar Mexico and the Acquired Companies, on a consolidated basis, shall have a net working capital of at least US $10 Million. For the avoidance of doubt, the working capital of CII shall not be included in the calculation of net working capital of the Acquired Companies.

(v)   Condition and Sufficiency of Assets.   The offices, distributions centers and locations of the Acquired Companies and CellStar Mexico are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such locations (including equipment) is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Such locations and equipment are sufficient for the continued conduct of the Acquired Companies’ and CellStar’s businesses after the Closing in substantially the same manner as conducted prior to the Closing.

(w)       Accounts Receivable.   All accounts receivable of the Acquired Companies and CellStar Mexico that are reflected on the Financial Statements or on the accounting records of the Acquired Companies and CellStar Mexico as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Acquired Companies and CellStar Mexico as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Financial Statements represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

(x)        Inventory.   All inventory owned or otherwise held by the Acquired Companies and CellStar Mexico, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of the Acquired Companies and CellStar Mexico as of the Closing Date, as the case may be. All inventory owned or otherwise held by the Acquired Companies and CellStar Mexico and not written off has been priced at the lower of cost or market. The quantities of each item of inventory owned or otherwise held by the Acquired Companies and CellStar Mexico (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies and CellStar Mexico.

(y)        No Undisclosed Liabilities.   The Acquired Companies and CellStar Mexico have no liabilities, debt, guaranties or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business since the respective dates thereof.

(z)        Transactions with Affiliates and Related Persons.   Other than in the ordinary course of business, the Acquired Companies and CellStar Mexico have not been and are not presently party to any transaction, relationship and contract with Affiliates or related persons of the Acquired Companies. None of the officers, directors or stockholders of the Acquired Companies or their subsidiaries, or any members of their immediate families are indebted to the Acquired Companies and/or their subsidiaries or have any direct or indirect ownership interest (i) in any firm or corporation with which the Acquired Companies and their subsidiaries are affiliated or with which the Acquired Companies and their subsidiaries have a business relationship, or (ii) in any firm or corporation which competes with the Acquired Companies or their subsidiaries, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Acquired Companies or their subsidiaries. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material asset used in or otherwise relating to the business of the Acquired Companies or their subsidiaries, or any material contract with the Acquired Companies (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Acquired Companies). The Acquired Companies and their subsidiaries are not guarantors or indemnitors of any indebtedness of any other person, firm or corporation. All transactions with Affiliates of the Acquired Companies and each of their subsidiaries are on terms comparable to those that would be obtained in an arm’s-length transaction between unrelated third parties, which terms have been disclosed to Purchasers. As from the date of this Agreement and up to the Closing Date each and all of the transactions of the Acquired Companies with Affiliates or related persons will require the prior written authorization of Purchasers.

(aa)      No Violation; Consents.   The execution and delivery by Sellers of this Agreement and each other instrument to be delivered by Sellers in connection herewith and the performance of their obligations hereunder, will not (i) violate or conflict with the by-laws or other organizational documents of either CellStar Mexico, the Acquired Companies or Sellers; (ii) with or without the giving of notice or the passage of time or both, conflict with, result in the breach or termination of, constitute a default under, or give any right to terminate, accelerate or modify, any contract to which either CellStar Mexico, the Acquired Companies or Sellers is a party or by which either CellStar Mexico, the Acquired Companies or Sellers or any of their properties or assets may be bound; (iii) constitute a violation of any permit or legal requirement applicable to either CellStar Mexico, the Acquired Companies or Sellers or any of its properties or assets; or (iv) result in the creation or imposition of any lien upon the properties or assets of either CellStar Mexico, the Acquired Companies or Sellers, other than the lien created in connection with any credit commitment related with the financing of the transaction contemplated hereby.

(bb)     No Material Adverse Effect.   Other than (i) general economic conditions, and (ii) conditions in the financial markets, there are no present or past conditions relating to the Acquired Companies or any of their subsidiaries, or relating to any of its or their assets or properties, that would reasonably be expected to have a material adverse effect on the Acquired Companies and their subsidiaries, taken as a whole.

(cc)      No Brokers.   Neither the Sellers nor any of its Affiliates has made any agreement or taken any action which will cause any person or entity to become entitled to a broker’s fee or commission as a result of the transactions contemplated hereunder, except for any fee which may be payable to Raymond James & Associates, Inc., pursuant to the engagement letter between CellStar Corporation and Raymond James & Associates, Inc. dated May 19, 2005, as amended.

(dd)     No Other Representation or Warranty.   Other than as expressly set forth in this Section 5 neither the Sellers nor any of its officers, directors, employees, agents, representatives or Affiliates, make any representation or warranty whatsoever.

6.   Representations of Purchasers.   Purchasers hereby represent and warrants to Sellers as follows:

(a)        Good Standing.   Each of the Purchasers is duly organized, validly existing, and in good standing under the laws of Mexico, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business.

(b)        Authority.   Each of the Purchasers has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement as of the Closing. This Agreement and the attached Exhibits have been duly executed and delivered by the Purchasers  and constitute the valid and binding obligations of the Purchasers enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization, and other laws affecting creditors’ rights generally and to limitations in the availability of equitable remedies.

(c)        No Brokers.   None of the Purchasers or any of its stockholders or Affiliates have made any agreement or taken any action which will cause any person or entity to become entitled to a broker’s fee or commission as a result of the transactions contemplated hereunder.

(d)        No Other Representation or Warranty.   Other than as expressly set forth in this Section 6 neither the Purchasers nor any of its officers, directors, employees, agents, representatives or Affiliates, make any representation or warranty whatsoever and, specifically, make no representation or warranty as to the financial condition, results of operations, cash flows, business, properties, prospects or creditworthiness of, or any other circumstance in connection with Purchasers.

7.   Sellers’ Conditions to Closing the Purchase of Stock.   Sellers’ obligations to sell the Stock to Purchasers and to consummate the other transactions contemplated by this Agreement in connection therewith are expressly conditioned upon and subject to the satisfaction or written waiver by Sellers of the following conditions:

(a)        the written consent and approval of Wells Fargo Foothill and CapitalSource, secured lenders to, inter alia, Sellers permitting the transfer of the Stock to Purchasers and releasing any rights and interests they may have in and to such Stock notwithstanding the terms and conditions of the WFF Encumbrance and the CapitalSource Encumbrance;

(b)        the adoption of resolutions of the Board of Directors of Sellers and CellStar Corporation approving the sale of the Stock and the other transactions contemplated in this Agreement;

(c)        the release and termination of any and all guarantees issued by CellStar Corporation and CellStar, Ltd. for the benefit of the Acquired Companies, CellStar Mexico, CII, and any of their subsidiaries or Affiliates;

(d)        the delivery to Sellers during the period set forth in Section 3 hereof, of the Letter of Credit substantially in the form of Exhibit “A”;

(e)        the delivery to Sellers and CellStar Corporation of a mutual release, substantially in the form attached hereto as Exhibit “B-1”, executed by Purchasers, the Acquired Companies, CellStar Mexico and CII;

(f)         the approval by the stockholders of CellStar Corporation of the sale of the Stock and the Alternate Transaction, and the other transactions contemplated in this Agreement;

(g)        delivery by Purchasers of a certificate confirming that the representations and warranties of Purchasers contained herein are true and correct as of the Closing Date, and that the conditions precedent to Purchasers’ performance under this Agreement have either been satisfied or waived by Purchasers;

(h)        delivery to Sellers and CellStar Ltd of the Consideration provided for in Section 2;

(i)         intercompany debt between the Acquired Companies or CellStar Mexico, on the one hand, and CellStar Corp., CellStar, Ltd., and NAC and any of their respective Affiliates or subsidiaries, on the other, (other than the Celular Express Payable) shall have been capitalized; and

(j)         in consultation with the Purchasers, the Sellers shall have allocated the consideration paid pursuant to Section 2(a) among the Sellers and Purchasers.

8.   Purchasers’ Conditions to Closing the Purchase of Stock.   Purchasers’ obligation to purchase the Stock from Sellers and to consummate the other transactions contemplated by this Agreement in connection therewith is expressly conditioned upon and subject to the satisfaction or written waiver by Purchasers of the following conditions:

(a)        the satisfactory performance of a financial, accounting and legal due diligence on CellStar Mexico and the Acquired Companies by the legal and financial advisors of Purchasers, same that shall begin as of the date of this Agreement and shall conclude on or before 4 (four) business days prior to the Closing Date (the “Due Diligence Process”);

(b)        each of the Acquired Companies and CellStar Mexico shall have held a Shareholders Meeting resolving on the approval and ratification of the transactions contemplated hereunder;

(c)        execution for transfer and assignment and the valid delivery by Sellers to Purchasers of good and marketable title to the Stock, free and clear of all liens and claims, including without limitation, the WFF and CapitalSource Encumbrances. For avoidance of doubt the Sellers shall deliver to Purchasers the stock certificates representing 100% of the Stock duly endorsed in property as provided in this Agreement;

(d)        delivery to Purchasers of a certificate issued by the Secretary of the Board of Directors of each of the Acquired Companies dated the Closing Date, stating that the transfer of the Stock has been recorded in the stock registry books of the Acquired Companies;

(e)        the Sellers shall have performed in all material respects all of the respective covenants and obligations required by this Agreement to be performed by them prior to or at the Closing Date;

(f)         the Purchasers shall have received satisfactory evidence, certifying that the net working capital of the Acquired Companies and CellStar Mexico on a consolidated basis is at least US $10 Million as of the Closing Date;

(g)        the Purchasers shall have received a certificate issued by a financial officer of the Acquired Companies certifying that the Acquired Companies and CellStar Mexico have been managed and operated as of the date of this Agreement and as of the Closing Date in the ordinary course of their respective businesses and in accordance with sound commercial and financial practices;

(h)        the Purchasers shall have received the audited financial statements of each of the Acquired Companies and CellStar Mexico as of December 31, 2005 and final unaudited financial statements as of December 31, 2006;

(i)         no preliminary or permanent injunction or other order of any governmental authority of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect. No claim shall be pending, or threatened, seeking to restrain, enjoin or prohibit or declare illegal, or seeking substantial damages in connection with, any material part of the transactions contemplated by this Agreement;

(j)         execution and delivery to Purchasers by CellStar Ltd. of a Trademark License Agreement in the form and substance of Exhibit “C” attached hereto;

(k)        the delivery to Purchasers  of a mutual release, substantially in the form attached hereto as Exhibit “B-1”, executed by Sellers, CellStar Corp., and certain CellStar Affiliates,

(l)         intercompany debt between the Acquired Companies and CellStar Mexico, on the one hand, and CellStar Corporation, CellStar, Ltd. and NAC and any of their respective Affiliates or subsidiaries, on the other, (other than the Celular Express Payable) shall have been capitalized, in the understanding that Sellers shall indemnify and hold Purchasers and the Acquired Companies and CellStar Mexico harmless of any tax liability deriving from such capitalization.

(m)      the Sellers shall have delivered a written certification of allocation of the consideration paid pursuant to Section 2(a) amongst all assets to be acquired under such Section.

(n)        the Sellers shall have delivered to the Purchasers a written release addressed to the issuer Bank of the Letter of Credit authorizing the cancellation of the Letter of Credit.

(o)        the delivery to Purchasers of documentation that the Cellstar Mexico Sale has occurred, in the understanding that Sellers shall indemnify and hold Purchasers, CellStar Mexico and the Acquired Companies harmless of any tax liability deriving from the Cellstar Mexico Sale.

(p)        delivery by Sellers of a certificate confirming that the representations and warranties of Sellers contained herein are true and correct as of the Closing Date, and that the conditions precedent to Sellers’  performance under this Agreement have either been satisfied or waived by Sellers.

9.   Conditions of the Alternate Transaction.   If as a consequence of the Due Diligence Process performed by Purchasers on the Acquired Companies, the Purchasers decide not to purchase the Stock as provided in this Agreement, then Soluciones as set forth in Section 1(b) hereof, shall acquire from Celular Express and Celular Express shall transfer to Soluciones, the CII Series B Shares as provided for and under the conditions set forth in this agreement and upon and subject to the satisfaction by Soluciones of the following conditions:

(a)        Celular Express shall have held a Shareholders Meeting approving the Alternate Transaction;

(b)        execution for transfer and assignment and the valid delivery by Celular Express to Soluciones of good and marketable title  to the CII Series B Shares free and clear of all liens and claims, including the endorsement in property of the stock certificates representing the CII Series B Shares;

(c)        delivery to Soluciones of a certificate issued by the Secretary of the Board of Directors of Celular Express dated the Closing Date, stating that the transfer of the CII Series B Shares has been recorded in the stock registry book of CII;

(d)        insofar as they are applicable to the CII Series B Shares, the Sellers shall have performed in all material respects all of the respective covenants and obligations required by this Agreement to be performed by them prior to or at the Closing Date;

(e)        the delivery to Purchasers of a mutual release, substantially in the form attached hereto as Exhibit “B-2”, executed by Sellers, CellStar Corp., and certain CellStar Affiliates, and

(f)         delivery by Sellers of a certificate confirming that, insofar as they are applicable to the CII Series B Shares, the representations and warranties of Sellers contained herein are true and correct as of the Closing Date, and that the conditions precedent to Sellers’ performance under this Agreement have been satisfied or waived by Sellers.

(g)        the Sellers shall have delivered to the Purchasers a written assignment of the Telcel Contract in favor of CII, and granting to CII good and marketable title to the rights and obligations derived from such Distribution Agreement, including the Telcel Residual, such assignment in the form of Exhibit “E” hereof.

(h)        the Sellers shall have delivered to the Purchasers a written assignment and transfer of the Fixed Assets listed in Exhibit “D” in favor of CII, granting to CII good and marketable title to the Assets, such assignment in the form of Exhibit “F” hereof, which include the assignment and assumption by CII of the rights and obligations of the lease agreements described in Exhibit “D” hereof.

10.   Mutual Releases.   Purchasers, the Acquired Companies, CellStar Mexico and CII, on the one hand, and Sellers, CellStar Corporation, National Auto Center, Inc., NAC Holdings, Inc., CellStar International Corporation/SA, and CellStar, Ltd., on the other, shall enter into mutual releases, substantially in the form attached hereto as Exhibit ”B-1”. In the case of the Alternate Transaction, Exhibit “B-2” shall be excecuted.

11.   Trademarks.   If, but only if the Stock Sale is consummated:

(a)        As of the Closing, for no additional consideration, CellStar Ltd. will transfer all of its right title and interest in and to the Transferred Intellectual Property to Celular Express.

(b)        As of the Closing, for no additional consideration, Purchasers shall enter into the Trademark License Agreement with CellStar, Ltd. (in a form substantially similar to the attached Exhibit “C”) pursuant to which Purchasers shall have the fully paid exclusive right to use Licensed Intellectual Property in all of its business dealings within the United Mexican States.

(c)        Notwithstanding the foregoing, if the Alternate Transaction is implemented or this Agreement is terminated, no transfer or license will be granted pursuant to (a) or (b) above.

12.   Access to Information.   Purchasers agree that they shall cause the Acquired Companies, CellStar Mexico and CII to make available to Sellers during normal business hours such historical financial, operational and other information, documents or other data pertaining to their historical business operations, that Sellers may deem necessary or appropriate in connection with any required filings, or in connection with any claims, litigation or governmental investigations which may arise following Closing. All requests for information shall be directed to Mr. Miguel Angel Kuri. Sellers shall reimburse Purchasers for any extraordinary out-of-pocket expenses incurred by Purchasers as a result of such assistance.

13.   2006 Profits/2007 Profits.

(a)        CII 2006 Profits; Deemed Full Satisfaction of Series A Preferred Dividend.   Calendar year 2006 profits (for purpose of this section 13, “profits” shall mean profits as classified on CII’s financial statements (for purposes of sections 13 (a) and (b)) and Celular Express’s financial statements (for purposes of section 13(c)) as the Net Fiscal Profit Accruals (“Cuenta de Utilidad Fiscal Neta”)) of CII shall be distributed to CII’s shareholders in accordance with the terms of the Joint Venture Agreement dated April 26, 2005. All rights of the Series A Shareholders to preferred dividends under the Class A stock of CII shall be deemed satisfied in full upon payment to the Series A Shareholders of the preferred dividend for calendar year 2006.

(b)        CII 2007 Profits.   Subject to the provisions contained in Section 17(d) hereinbelow, 150 days after the Closing Date, the Purchasers will cause CII to deliver to Sellers (i) in cash Celular Express’ pro rata share of the 2007 profits of CII as of the Closing Date; and (ii) financial statement showing the actual profits for the period from the beginning of CII’s 2007 calendar year to the Closing Date.

(c)        Celular Express 2007 Profits.   Subject to the provisions contained in Section 17(d) hereinbelow, 150 days after the Closing Date, all profits of Celular Express for its fiscal year 2007 through the date of Closing shall be paid to Audiomex; provided, however, this section 13(c) shall not apply if the Alternate Transaction is implemented. Purchasers shall provide financial statements of Celular Express as of the Closing Date showing the actual profits for the period from the beginning of Celular Express’ 2007 fiscal year to the Closing Date.

14.   Continued Business Operations Pending Closing.   The parties covenant and agree to continue the business of the Acquired Companies, CellStar Mexico and CII according to recent historical business practices through the Closing Date. Except as specifically provided for in this Agreement, neither the Sellers, nor any of their parent, subsidiary or Affiliates, including without limitation CellStar Corporation and CellStar, Ltd. shall have any continuing obligations to Purchasers, the Acquired Companies, CellStar Mexico or CII after the Closing Date.

15.   Tim Maretti.   If, at Closing, Tim Maretti (“Maretti”) is retained in any capacity by Purchasers, the Acquired Companies or CII or their designee, then CellStar Ltd. shall pay to Maretti at Closing 50%, and Purchasers shall pay to Maretti at Closing 50%, of any “change of control” payment due by CellStar Ltd. to Maretti under the terms of his existing employment agreement with CellStar Ltd. Maretti shall deliver to CellStar Ltd. at Closing, a full release of all claims under such agreement. If Maretti is not so retained, then Purchasers shall have no obligation to CellStar Ltd. in respect of Maretti’s employment agreement. In such event, however, CellStar Ltd. and its Affiliates would enforce Maretti’s post-employment non-competition covenant.

16.   Settlement of Ordinary Course Obligations.   At the Closing, Purchasers will cause CII to pay (i) to CellStar Corporation and CellStar, Ltd. all outstanding amounts due to CellStar Corporation or CellStar, Ltd. on the Closing Date, and (ii) in the case of the Alternate Transaction, to Celular Express all amounts due to it. The parties hereby agree that if the Alternate Transaction is consummated, CellStar

Mexico and Celular Express may appoint in writing CII as their collection agent, an therefore, CII will collect all of the current and future account receivables of CellStar Mexico and Celular Express and liquidate and sell all the remaining inventory of such entities. In consideration for such collection services, CII will be entitled to receive 5% (five percent) of the collected amounts plus the applicable value added tax attributable to CII’s commission.

17.   Indemnification.

(a)        The representations and warranties contained in Sections 5(l), 5(s), 5(t), 5(u), 5(w) and 5(x) shall be true and correct as of the Closing Date, but such representations and warranties shall not survive the Closing Date. Purchasers’ sole remedy for any breach of such representations and warranties shall be to implement the Alternate Transaction rather than the purchase of the Stock;

(b)        All other representations, warranties, covenants, and obligations in this Agreement or in any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of 150 days. Any right to indemnification, payment of Damages (as defined below) or other remedy based on a breach of such representations, warranties, covenants, and obligations (other than those that do not survive the Closing) will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

(c)        Subject to the limitation contained hereinbelow in Section 17(d), the Sellers, jointly and severally, shall indemnify and hold harmless Purchasers, the Acquired Companies, CellStar Mexico and their respective representatives, stockholders, controlling persons, and Affiliates (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees), whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with: (i) any breach of any representation or warranty (other than those which do not survive the Closing) made by any Seller in this Agreement or any other certificate or document delivered by any Seller pursuant to this Agreement; (ii) any breach of any representation or warranty made by any Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date; any breach by any Seller of any covenant or obligation of any such Seller in this Agreement; or (iii) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with any of the Sellers, CellStar Mexico or any Acquired Company (or any Person acting on their behalf) in connection with any of the transactions contemplated hereunder. The remedies provided in this Section will be the exclusive remedies that may be available to Purchasers or the other Indemnified Persons.

Additionally, the parties agree that the Sellers, jointly and severally, shall indemnify and hold harmless the Indemnified Persons for, and will pay to the Indemnified Persons the amount of Damages arising, directly or indirectly, from or in connection with any taxes owing by any Sellers to any governmental body as a result of the transactions contemplated hereunder.

(d)        The sole and exclusive remedy of Purchasers or the Other Indemnified Parties for a breach by Sellers of the representations and warranties (other than those that do not survive the Closing) or the failure by Sellers to perform the covenants contained herein shall be to deduct from amounts otherwise payable to Sellers pursuant to Sections 13(b) and 13(c), the Damages incurred by reason of such breach; provided, however, in the event this Agreement is terminated pursuant to Section 20(a)(v), Purchasers shall be entitled to the payments provided therein.

(e)        Purchasers will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Purchasers in this Agreement or in any certificate delivered by Purchasers pursuant to this Agreement, (b) any breach by Purchasers of any covenant or obligation of Purchasers in this Agreement, or (c) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Purchasers (or any person acting on their behalf) in connection with any of the transactions contemplated hereunder.

(f)         If Closing occurs, whether of the Stock purchase transaction or the Alternative Transaction, Purchasers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date.

18.   Choice of Law/Arbitration.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED MEXICAN STATES.

Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration administered by the International Chamber of Commerce (the “ICC”) in accordance with the International Chamber of Commerce Rules of Arbitration (the “ICC Rules”) (except as such ICC Rules may be modified herein or by agreement of the parties to such arbitration). Without limiting the foregoing, the arbitration provisions set forth herein, and any arbitration conducted thereunder, shall be governed exclusively by the ICC Rules, the Mexican Commerce Code, and by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958, to the exclusion of any state or municipal law of arbitration. The arbitration shall be conducted by an arbitral tribunal of three arbitrators (the “Tribunal”).

If there are two parties to the arbitration, each party shall nominate an arbitrator within 30 days of the commencement of arbitration proceedings and those two arbitrators shall within a further 30 days agree upon a third arbitrator, who shall act as the presiding arbitrator (the “Chairman”) of the Tribunal; provided, that if (A) at the end of the second 30-Day period, the arbitrators nominated by the parties or appointed by the ICC pursuant to clause (B) of this sentence are unable to agree upon the third arbitrator, such third arbitrator shall be appointed by the ICC and (B) if any party (or group of parties) fails to nominate its arbitrator within 30 days of the commencement of arbitration proceedings, such arbitrator shall be appointed by the ICC.

If there are more than two parties to an arbitration, whether under the petition initiating the arbitration, by intervention of one or more interested parties, or by consolidation of arbitrations brought under this Agreement, the arbitrating parties shall in good faith attempt to group themselves in two groups for purposes of selecting arbitrators as contemplated by clause (i), and each such group shall attempt to make its selection, it being understood that parties that are Affiliates shall always be in the same group. Notwithstanding the foregoing, if it shall not be possible to form two such groups, or if a consensus is not reached within each group as to the arbitrator to be selected by it, any party to the arbitration may so inform the ICC within 30 days of the commencement of the arbitration proceedings, and in such case all three arbitrators (including which arbitrator shall be the Chairman) shall be appointed by the ICC and shall not be any person previously nominated by any party.

A decision of the majority of the arbitrators shall be binding. Unless the parties shall otherwise agree in writing, the arbitration shall be held in Mexico. The language of the arbitration, the submission of all writings, the decision of the Tribunal and the reasons supporting that decision shall be in the English language. The arbitration proceeding shall be conducted and concluded as soon as reasonably practicable, based on the schedule established by the Tribunal, but in any event the Tribunal shall use its reasonable best efforts to render its decision within 120 days following the selection of the Chairman; provided, that if the decision is rendered after such 120th day, the decision shall not be rendered void or unenforceable by reason of such delay. The parties desire that any dispute, controversy or claim be resolved quickly and at the lowest possible cost, and the Tribunal shall act in a manner consistent with these intentions, including limiting discovery to only that which is absolutely necessary to enable the Tribunal to render a fair decision that reflects the parties’ intent set forth in this Agreement.

In addition to the authority conferred upon the Tribunal by the ICC Rules in effect at the time, the Tribunal shall have the authority to grant interim or provisional remedies, including injunctive relief. Without limiting the authority conferred on the Tribunal by this Agreement, the Tribunal shall have the authority to award specific performance. The decision of the Tribunal pursuant to this Section shall be final and binding on the parties and shall be enforceable in accordance with its terms by any court, and the parties agree for such purposes to submit to the jurisdiction of any court, with competent jurisdiction. The parties waive to the fullest extent permitted by law any rights to appeal or to review the decision of the Tribunal by any court.

19.   Purchasers Default; Remedies

(a)   Purchasers Breach.   Purchasers shall be in breach of this Agreement if (i) the Purchasers decide to purchase the Stock from Sellers as provided in this Agreement and Purchasers fail to close and pay or cause to be paid to Sellers and CellStar Ltd. at the Closing the Consideration provided in Section 2 hereinabove once all the conditions set forth in this Agreement have been met to that effect or, if Purchasers chooses to implement the Alternate Transaction, if Purchasers fail to close and pay to Celular Express the Alternate Transaction Consideration provided in Section 2 hereinabove once all the conditions set forth in this Agreement have been met to that effect, (ii) subject to Section 17(d) hereinabove, this Agreement has not been terminated, (x) Purchasers fail to cause CII to pay to Sellers their share of CII’s 2007 calendar year profits as provided in this Agreement, and (y) Purchasers and Celular Express do not pay to Sellers their share of Celular Express’s 2007 calendar year profits as provided in this Agreement, or (iii) Purchasers shall fail to perform any of their obligations under this Agreement or if any of its representations or warranties are untrue in any material respect.

(b)   Remedies.   If Purchasers shall default in the performance of any of their obligations under this Agreement as set forth in paragraph (a) above, Sellers, at their election, may (i) declare Purchasers in default and terminate this Agreement after which Sellers shall have no further obligations hereunder; or (ii) declare Purchasers to be in default and demand and commence an arbitration proceeding to recover Damages incurred by Sellers by reason of Purchasers’ breach. In addition to any other remedies available to Sellers upon a breach by Purchasers of their obligation to pay or cause to be paid, as the case may be, the Consideration or the Alternate Transaction Consideration, then upon a failure of Purchasers to pay or cause to be paid, as the case may be, the Consideration or the Alternate Transaction Consideration at Closing, Sellers will be entitled to draw the full amount of the Letter of Credit as payment of the Alternate Transaction Consideration.

(c)   Sellers Breach.   Sellers shall be in breach of this Agreement if (i) the Sellers fail to transfer the Stock to Sellers at Closing as provided in this Agreement once all the conditions set forth in this Agreement have been met to that effect or (ii) Purchasers chooses to implement the Alternate Transaction, and Celular Express fails to close and transfer to Soluciones the CII Series B Shares provided in Section 2 hereinabove once all the conditions set forth in this Agreement have been met to that effect, or (iii) Sellers shall fail to perform any of their obligations under this Agreement.

20.   Termination/Effect of Termination.

(a)   Termination.   This Agreement may be terminated at any time prior to the Closing Date:

(i)         by mutual written consent of Purchasers and Sellers;

(ii)       by Purchasers, on the one hand, or Sellers, on the other hand, if (i) the Closing shall not have been consummated by March 31, 2007, provided, however, that the right to terminate this Agreement under this Section shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date or (ii) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties hereto shall use their reasonable efforts to vacate), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(iii)      by Purchasers, if Purchasers are not in material breach of any of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Sellers and (i) Sellers are not using their reasonable best efforts to cure such breach or have not cured such breach, in either case, within ten (10) business days after receipt of notice of such breach by Sellers (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach any of the conditions set forth in this Agreement would not then be satisfied, and

(iv)       by Sellers, if Sellers are not in material breach of any of its representations, warranties, covenants and agreements under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Purchasers and (i) Purchasers are not using their reasonable efforts to cure such breach or have not cured such breach, in either case, within ten (10) business days, after receipt of notice of such breach by Purchasers (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in this Agreement would not then be satisfied.

(v)        by Sellers or Purchasers, if the CellStar Corporation Board of Directors approves or recommends for shareholder approval any other transaction (the “Superior Transaction”) regarding the assets and property that are the subject of this Agreement; provided from and after the execution of this Agreement neither CellStar Corporation, Sellers, nor any of their subsidiaries will solicit third parties for any transaction involving the assets that are the subject of this Agreement; provided, however, to the extent required by applicable law, CellStar Corporation, Sellers and their Affiliates may take reasonable steps to investigate the merits of and negotiate with third parties in connection with an unsolicited Superior Transaction.

The parties hereby agree that if this Agreement is terminated under Section 20(a)(v), the Sellers shall pay to Purchasers the amount of US $600,000 as a termination fee. In addition, in the event of such termination under Section 20(a)(v), the Sellers shall reimburse Purchasers in the sum of up to US $200,000 for Purchasers’ reasonable out of pocket expenses incurred in connection herewith. The payment provided for in this section shall be in lieu of the payment provided for in section 19(d).

(b)   Effect of Termination.   In the event of the termination of this Agreement as provided in this section 20, this Agreement shall, forthwith become null and void and there shall be no liability on the part of any Party hereto, provided, however, that nothing herein shall relieve any Party from liability for any willful breach hereof.

21.   Closing.   The Closing of the transactions contemplated by this Agreement shall occur no later than ten (10) calendar days  after all the conditions to the parties’ obligations to close have been satisfied or waived, which shall not be later that March 31, 2007 (the “Closing Date”). The Closing Date may be extended by the mutual written agreement of Sellers and Purchasers.

22.   Non-Compete.   The Sellers agree that, during the term of this Agreement and during three (3) years following the date of the Closing, the Sellers and CellStar Corporation shall not, directly or through any Affiliate, subsidiary or third person, engage in any Competing Business or acquire an interest or participation in any person, or render services to any person engaged in any Competing Business. The Sellers and the Purchasers acknowledge that compliance with this Section 22 is necessary to protect the goodwill and the business of the Acquired Companies and CellStar Mexico and to prevent Competing Businesses from obtaining an unfair advantage. The Sellers and the Purchasers further acknowledge that a breach of the obligations contained in this Section 22 by the Sellers or CellStar Corporation would result in irreparable and continuing damage to Purchasers, CellStar Mexico and the Acquired Companies for which there may be no adequate remedy at law. As a result of the foregoing, in case of breach of the covenant not to compete provided in Section 22, the Sellers and CellStar Corporation stipulate and agree that Purchasers have no adequate remedy at law and that injunctive relief, both temporary and permanent, are the appropriate remedy. Sellers consent to expedited proceedings in a court of competent jurisdiction in the United States of America in respect of Purchasers’ seeking such injunctive relief. Purchasers, CellStar Mexico and the Acquired Companies shall also be entitled to demand from the Sellers compensation for all incurred damages and losses.

For purposes of this Section 22, the term “Competing Business”“ means the  distribution, sale and commercialization on wholesale and retail basis of cellular telephones, air time and related products, and the provision to third parties of packing and activation services (fulfillment) of mobile telephones to be sold pursuant to named customers, all within the territory of Mexico.

23.   Entire Agreement.   This Agreement represents the entire agreement between the parties with respect to the sale and purchase of the Stock or the CII Series B Shares, and may not be modified or amended except in a writing signed by authorized representatives of each party.

24.   Notices.   All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered by hand, by facsimile (with confirmation of receipt) or by overnight courier service, in each case addressed as follows:

If to Sellers:	CellStar Corporation
601 S. Royal Lane
Copel, Texas 75019
Attention: Elaine Flud Rodriguez
Facsimile: 972-466-5484
with copy to:	Haynes and Boone, LLP
901 Main St.; Suite 3100
Dallas, Texas 75202
Attention: William R. Hays
Facsimile: 214-200-0467
If to Purchasers:	Alberto Zamora No. 110
Colonia Barrio del Niño Jesus,
04020, Coyoacán, México, D.F.
Attention: Miguel Angel Kuri
with a copy to:	Forastieri Abogados, S.C.
Prolongación Paseo de la Reforma 600-201
Col. Santa Fe
01210 México, D.F.
Attention: Héctor Sequels T, Esq.
Facsimile: (525) 21674302

or to such other address or facsimile number as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Each such notice, request or communication shall be effective when so delivered by hand or facsimile and on the first business day following the date on which such communication is sent when delivered by overnight courier service.

25.   Costs and Expenses of the Parties.   All costs and expenses incurred by each party prior to the Closing in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby shall be borne by the Party so incurring such expenses.

26.   Assignment.   The Purchasers may assign its rights and obligations under this Agreement and all other documents foreseen hereunder to any of their corresponding Affiliates through a written previous notification to the Sellers.

IN WITNESS WHEREOF, each of the parties has caused this Stock Purchase Agreement to be duly executed and delivered as of the day and year first above written.

SELLERS		PURCHASERS
AUDIOMEX EXPORT CORPORATION		SOLUCIONES INALÁMBRICAS, S.A. de C.V.
By:	/s/ ROBERT KAISER	By:	/s/ MIGUEL ANGEL KURI HADDAD
Name:	Robert Kaiser	Name:	Miguel Angel Kuri Haddad
Title:	Chief Executive Officer	Title:	Attorney-in-fact
NATIONAL AUTO CENTER, INC.		PRESTADORA de SERVICIOS en ADMINISTRACIÓN Y RECURSOS HUMANOS, S.A. de C.V.
By:	/s/ ROBERT KAISER	By:	/s/ MIGUEL ANGEL KURI HADDAD
Name:	Robert Kaiser	Name:	Miguel Angel Kuri Haddad
Title:	Chief Executive Officer	Title:	Attorney-in-fact

ACQUIRED COMPANIES

CELULAR EXPRESS S.A. de C.V.
By:	/s/ ELAINE FLUD RODRIGUEZ
Name:	Elaine Flud Rodriguez
Title:	Director
By:	/s/ RAYMOND L. DURHAM
Name:	Raymond L. Durham
Title:	Director
CELULAR EXPRESS MANAGEMENT, S.A. de C.V.
By:	/s/ ELAINE FLUD RODRIGUEZ
Name:	Elaine Flud Rodriguez
Title:	Director
By:	/s/ RAYMOND L. DURHAM
Name:	Raymond L. Durham
Title:	Director

OTHER CELLSTAR PARTIES

CELLSTAR INTERNATIONAL CORPORATION/SA
By:	/s/ ROBERT KAISER
Name:	Robert Kaiser
Title:	Chief Executive Officer
CELLSTAR CORPORATION
By:	/s/ ROBERT KAISER
Name:	Robert Kaiser
Title:	Chief Executive Officer
CELLSTAR LTD.
By: National Auto Center, Inc., General Partner
By:	/s/ ROBERT KAISER
Name:	Robert Kaiser
Title:	Chief Executive Officer

CELLSTAR MEXICO, S.A. de C.V.
By:	/s/ ELAINE FLUD RODRIGUEZ
Name:	Elaine Flud Rodriguez
Title:	Director

CII

COMUNICACIÓN INALÁMBRICA INTELIGENTE, S.A. de C.V.
By:	/s/ MIGUEL ANGEL KURI HADDAD
Name:
Title:

SERIES A SHAREHOLDERS

By:	/s/ JOSE KURI HARFUSH	By:	/s/ MIGUEL ANGEL KURI HADDAD
Name:	Jose Kuri Harfush	Name:	Miguel Angel Kuri Haddad
By:	/s/ DIEGO RODRIGO KURI HADDAD	By:	/s/ RICARDO KURI HADDAD
Name:	Diego Rodrigo Kuri Haddad	Name:	Ricardo Kuri Haddad
By:	/s/ LEONARD KURI HADDAD	By:	/s/ ENRIQUE ALARCON CREMOUX
Name:	Leonard Kuri Haddad	Name:	Enrique Alarcon Cremoux

List of Omitted Exhibits and Schedules

EXHIBIT	DESCRIPTION
EXHIBIT A	FORM OF LETTER OF CREDIT
EXHIBIT B-1	FORM OF MUTUAL RELEASE BY PURCHASERS, THE ACQUIRED COMPANIES, CELLSTAR MEXICO AND CII
EXHIBIT B-2	FORM OF MUTUAL RELEASE BY SELLERS, CELLSTAR CORP., AND CERTAIN CELLSTAR AFFILIATES
EXHIBIT C	FORM OF TRADEMARK LICENSE AGREEMENT
EXHIBIT D	FIXED ASSETS LIST
EXHIBIT E	FORM OF WRITTEN ASSIGNMENT OF THE TELCEL CONTRACT IN FAVOR OF CII
EXHIBIT F	FORM OF WRITTEN ASSIGNMENT AND TRANSFER OF THE FIXED ASSET LIST IN FAVOR OF CII

SCHEDULE	DESCRIPTION
Schedule 5(s)	Employee and Labor Relationships

ANNEX C

PLAN OF DISSOLUTION
OF CELLSTAR CORPORATION

This Plan of Dissolution (the “Plan of Dissolution”) is intended to accomplish the complete liquidation and dissolution of CellStar Corporation, a Delaware corporation (“CellStar” or the “Company”), in accordance with the Delaware General Corporation Law (the “DGCL”) and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended, as follows:

1.     EFFECTIVE DATE.   The board of directors of the Company has adopted this Plan of Dissolution and called a Special Meeting of the Company’s stockholders. The purpose of the Special Meeting is to consider proposals to approve the U.S. Sale Agreement(1) and the Mexico Sale Agreement, the proposal to approve this Plan of Dissolution, and the proposal to amend the Company’s certificate of incorporation. If stockholders holding a Majority (defined as 50% + 1) of the Company’s outstanding Common Stock vote for the adoption of this Plan of Dissolution at the Special Meeting, the Plan of Dissolution shall constitute the adopted Plan of Dissolution of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan of Dissolution if the Meeting is adjourned to a later date (the “Adoption Date”).

2.     IMPLEMENTATION.   The implementation of the Plan of Dissolution is conditioned upon stockholder approval and consummation of the U.S. Sale. If the U.S. Sale is consummated, but the Mexico Sale is not, the Company will implement the Plan of Dissolution, and will seek to sell, otherwise dispose of, or wind down and liquidate its Mexico operations as part of the plan.

3.     CESSATION OF BUSINESS ACTIVITIES.   After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan of Dissolution. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

4.     CONTINUING EMPLOYEES AND CONSULTANTS.   For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the discretion of the board of directors, such employees and consultants as the board of directors deems necessary or desirable to supervise the dissolution.

5.     LIQUIDATION PROCESS.   From and after the Adoption Date, the Company shall complete the following corporate actions:

(a)    LIQUIDATION OF ASSETS.   Approval of the Plan of Dissolution shall constitute approval (to the extent that such approval is required) of any additional agreements for the sale of assets entered into prior to the effectiveness of the Plan of Dissolution. The Company’s assets and properties not subject to the U.S. and Mexico Sales may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The specific terms of such sales shall be determined by the board of directors and may be conducted by competitive bidding or privately negotiated sales. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

(b)   PAYMENT OF OBLIGATIONS.   The Company, as determined by the board of directors, shall set aside a Contingency Reserve consisting of assets which the Company believes are sufficient to pay or make reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or unmatured contractual claims known to the Company. Furthermore, the

(1)          Terms not otherwise defined in the Plan of Dissolution have their meaning as defined in the CellStar Corporation Proxy Statement.

Company, as determined by the board of directors, shall otherwise (i) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company that is the subject of a pending action, suite or proceeding to which the Company is a party, and (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution.

(c)    CONTINGENT CLAIMS.   Without limiting the flexibility of the board of directors, the board of directors may, at its option, cause the Company to follow the procedures set forth in Sections 280 and 281(a) of the DGCL.

Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan of Dissolution by the Company’s stockholders shall constitute full and complete authority for the board of directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with Section 281(b) of the DGCL.

(d)   DISTRIBUTIONS TO STOCKHOLDERS.   The Company may, from time to time, make liquidating distributions of the remaining funds and unsold assets of the Company, if any, in cash or in kind, to the holders of record of Common Stock at the close of business on the Dissolution Date (as defined below in Section 6). Such liquidating distributions, if any, will be made to the holders of Common Stock on a pro rata basis; all determinations as to the time for and the amount and kind of distributions will be made by the board of directors in its absolute discretion and in accordance with Section 281 of the DGCL. No assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for the Company’s obligations, liabilities, expenses and claims, and to make any cash distributions to stockholders.

The Company shall close its stock transfer books and discontinue recording transfers of shares of Common Stock on the Dissolution Date (as defined below in Section 6), at which time the Company’s capital stock and stock certificates evidencing the Common Stock shall not be assignable or transferable on the books of the Company.

The Company shall not make any distributions until such time, as determined by the board of directors, as the pending SEC investigation against the Company is concluded. Once this determination has been made, the board of directors shall determine the amount of the Contingency Reserve.

6.     CANCELLATION OF STOCK.   The distributions to the stockholders pursuant to the terms of this Plan of Dissolution shall be in complete cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the stockholders, the board of directors, in its absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the board of directors the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the board of directors. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date on which the Company files its Certificate of Dissolution under the DGCL (the “Dissolution Date”) and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

7.     ABANDONED PROPERTY.   If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

8.     CERTIFICATE OF DISSOLUTION.   After the Adoption Date, the officers of the Company shall, at such time as the board of directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL. The dissolution of the Company will become effective in accordance with Section 275 of the DGCL, upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution, but in no event later than ninety (90) days after the filing. In no event shall the Company wait longer than three years after the Adoption Date to file the Certificate of Dissolution.

9.     STOCKHOLDER CONSENT TO SALE OF ASSETS.   Adoption of this Plan of Dissolution by holders of a Majority of the outstanding Common Stock shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan of Dissolution.

10.   EXPENSES OF DISSOLUTION.   In connection with and for the purposes of implementing and assuring completion of this Plan of Dissolution, the Company may, in the absolute discretion of the board of directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan of Dissolution.

11.   COMPENSATION.   In connection with and for the purpose of implementing and assuring completion of this Plan of Dissolution, the Company may, in the absolute discretion of the board of directors, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan of Dissolution. Adoption of this Plan of Dissolution by a Majority of the outstanding Common Stock shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

12.   INDEMNIFICATION.   The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its Certificate of Incorporation, as amended, and the Amended and Restated Bylaws and any contractual arrangements, for the actions taken in connection with this Plan of Dissolution and the winding up of the affairs of the Company. The board of directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligation hereunder, including seeking an extension of time and coverage of the Company’s insurance policies currently in effect. Furthermore, the board of directors, in its absolute discretion, may authorize the payment of a retainer fee to a law firm or law firms selected by the board of directors for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the board of directors provided by the Company pursuant to its Certificate of Incorporation and Amended and Restated Bylaws

or the DGCL or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the board of directors, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Plan of Dissolution.

13.   CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF THE PLAN OF DISSOLUTION.   Upon approval of the Plan of Dissolution, the Company shall continue the process of scaling back its operations and winding up its affairs. Following the Dissolution Date, the Company’s activities will be limited to winding up its affairs, taking such action as may be necessary to preserve the value of its assets and distributing its assets in accordance with the Plan of Dissolution. The Company will seek to distribute or liquidate all of its assets in such manner and upon such terms as the board of directors determines to be in the best interests of the Company’s creditors and stockholders.

Under the U.S. Sale Agreement, the Company has agreed that, following the closing of the U.S. Sale, it will not liquidate or dissolve until seven months after closing. The Company will not file the Certificate of Dissolution any earlier than after the closing date of the U.S. Sale.

The Company shall take all steps necessary to reduce the Company’s operating expenses through the termination of employees and other cost-cutting measures.

14.   MODIFICATION OR ABANDONMENT OF THE PLAN OF DISSOLUTION.

Under the Plan of Dissolution, the board of directors may modify, amend or abandon the Plan of Dissolution, notwithstanding stockholder approval, to the extent permitted by the DGCL. The Company will not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws. The Company has no present plan or intention to modify, amend or abandon the Plan of Dissolution.

15.   LISTING AND TRADING OF THE COMMON STOCK.   The board of directors shall cause the Company to close its stock transfer books on the Dissolution Date and at such time shall cease recording stock transfers and issuing stock certificates (other than replacement certificates). The Company shall make a public announcement on the anticipated filing date of the Certificate of Dissolution at least 10 business days in advance of the filing.

16.   ABSENCE OF APPRAISAL RIGHTS.   Holders of the Company’s Common Stock are not entitled to appraisal rights in connection with the proposed sales or the proposed liquidation and dissolution under the DGCL, Delaware State law, the Company’s Certificate of Incorporation or the Company’s Amended and Restated Bylaws.

17.   AUTHORIZATION.   The board of directors of the Company is hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company, subject to approval of the board of directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the board of directors, to implement this Plan of Dissolution and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

ANNEX D

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
CELLSTAR CORPORATION

It is hereby certified that:

FIRST:	The name of the corporation is CellStar Corporation (the “Corporation”).
SECOND:	Article 1 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read as follows:
“The name of the Corporation is [ ].”
THIRD:

This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation herein certified has been duly adopted by the Board of Directors and the Stockholders by applicable provisions of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation as of                 , 2007.

CELLSTAR CORPORATION,
a Delaware corporation
By:

ANNEX E

December 18, 2006

Board of Directors
CellStar Corporation
601 S. Royal Lane
Coppell, Texas 75019

Members of the Board of Directors:

CellStar Corporation (“CellStar” or the “Company”) has requested the opinion of Raymond James & Associates, Inc. (“Raymond James”) as to the fairness, from a financial point of view, to CellStar, National Auto Center, Inc. (“NAC”), CellStar, Ltd. (“CellStar Ltd.”), and CellStar Fulfillment, Ltd. (“CellStar Fulfillment”) (collectively, the “Sellers”) of the aggregate consideration to be received by the Sellers in the sale of the Purchased Assets, as such term is defined in the draft Asset Purchase Agreement received by the Company on December 17, 2006, by and among 2601 Metropolis Corp., (the “Buyer”), CellStar, NAC, CellStar Ltd., and CellStar Fulfillment (the “Agreement”) pursuant and subject to the proposed terms and conditions as described in the Agreement (the “Transaction”). Under the terms of the Transaction, the Sellers will sell their rights and title to the Purchased Assets and the Buyer will assume certain Assumed Liabilities, as defined in the Agreement, for total consideration of $88.0 million of cash, subject to a Net Working Capital and Net Other Assets and Liabilities Adjustments provision pursuant to section 2.09 of the Agreement.

In connection with our review of the Transaction and the preparation of our opinion herein, we have, among other things:

1.                              reviewed the financial terms and conditions as stated in the Agreement;

2.                              reviewed financial and operating information requested from and/or provided by the Company, NAC, CellStar Ltd., CellStar Fulfillment and their external advisors (excluding Raymond James);

3.                              reviewed certain other relevant publicly available information on the Company, NAC, CellStar Ltd., and CellStar Fulfillment; and

4.                              discussed with members of the senior management of the Company, NAC, CellStar Ltd., and CellStar Fulfillment certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

With the Company’s consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Sellers, the Buyer or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Sellers. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have assumed, with the Company’s consent, that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

Raymond James & Associates, Inc.
Member New York Stock Exchange/SIPC
250 Park Avenue, Second Floor, New York, NY 10177
212-297-5600 • 212-297-5613 Fax
www.RaymondJames.com

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of December 17, 2006 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Transaction. We did not structure the Transaction or approvethe final terms of the Transaction. This letter does not express any opinion as to the likely trading range of CellStar’s common stock following the Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of the Company at that time, nor do we express an opinion as to the impact of the Transaction on the operations of the Sellers or the Company. Our opinion is limited to the fairness, from a financial point of view, of the aggregate consideration to be collectively received by the Sellers. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Transaction.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including a review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Sellers and certain other publicly held companies in businesses we believe to be comparable to such companies; (ii) the current and projected financial position and results of operations of the Sellers; (iii) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (iv) the general condition of the securities markets.

In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee for such services, which is contingent upon consummation of the Transaction and which is greater than the fee received for preparation of this opinion. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers, and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Transaction and does not constitute a recommendation to any stockholder or director of CellStar, nor is this letter intended to confer rights or remedies upon the buyer or any creditor or stockholder of CellStar or its subsidiaries. Furthermore, this letter should not be construed as creating any legal or fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

E-2

Based upon and subject to the foregoing, it is our opinion that, as of December 18, 2006, the aggregate consideration to be collectively received by the Sellers pursuant to the Agreement is fair, from a financial point of view, to the Sellers.

Very truly yours,
Raymond James & Associates, Inc.
RAYMOND JAMES & ASSOCIATES, INC.

E-3

ANNEX F

December 17, 2006

Board of Directors
CellStar Corporation
601 S. Royal Lane
Coppell, Texas 75019

Members of the Board of Directors:

CellStar Corporation (“CellStar” or the “Company”) has requested the opinion of Raymond James & Associates, Inc. (“Raymond James”) as to the fairness, from a financial point of view, to Audiomex Export Corp. (“Audiomex”) and National Auto Center, Inc. (“NAC”, and together with Audiomex, the “Sellers”) of the consideration to be received by Sellers in the sale of 100% of the issued and outstanding shares of stock held by Sellers of (i) Celular Express S.A. de C.V. (“Celular Express”), and (ii) Celular Express Management S.A. de C.V. (“Celular Express Management”) (the “Transaction”) pursuant and subject to the proposed terms and conditions as described in the draft Stock Purchase Agreement received from the Company on December 15, 2006 between and among Sellers, Soluciones Inalámbricas, S.A. de C.V. (“Soluciones”) and Prestadora de Servicios en Administracion y Recursos Humanos, S.A. de C.V. (“Prestadora”) (the “Agreement”). Under the terms of the Transaction, Sellers will sell 100% of the issued and outstanding shares of Celular Express and Celular Express Management held by Sellers for total consideration of (i) $8.0 million of cash and (ii) the purchase of the CellStar Mexico Payable, as defined in and as set forth in the Agreement, for $12.0 million. In accordance with the instructions of the Company, we have assumed that the transaction will be consummated as described above and the terms described by the Agreement as the Alternate Transaction are not addressed by this opinion.

In connection with our review of the Transaction and the preparation of our opinion herein, we have, among other things:

1.                              reviewed the financial terms and conditions as stated in the Agreement;

2.                              reviewed financial and operating information requested from and/or provided by CellStar, Sellers, CellStar International Corporation/SA (“CIC/SA”), CellStar Mexico, S.A. de C.V. (“CellStar Mexico”), Celular Express, and Celular Express Management;

3.                              reviewed certain other relevant publicly available information on CellStar, Sellers, CIC/SA, CellStar Mexico, Celular Express, and Celular Express Management; and

4.                              discussed with members of the senior management of CellStar, Sellers, CIC/SA, CellStar Mexico, Celular Express, and Celular Express Management certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

With the Company’s consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by CellStar, Sellers, CIC/SA, CellStar Mexico, Celular Express, Celular Express Management, Soluciones, Prestadora or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of CellStar, Sellers, CIC/SA, CellStar Mexico, Celular Express and Celular Express Management. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we

Raymond James & Associates, Inc.
Member New York Stock Exchange/SIPC
250 Park Avenue, Second Floor, New York, NY 10177
212-297-5600 • 212-297-5613 Fax
www.RaymondJames.com

have assumed, with the Company’s consent, that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of December 17, 2006 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Transaction. We did not structure the Transaction or approve the final terms of the Transaction. This letter does not express any opinion as to the likely trading range of CellStar’s common stock following the Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of the Company at that time, nor do we express an opinion as to the impact of the Transaction on the operations of the Sellers or the Company. Our opinion is limited to the fairness, from a financial point of view, of the Transaction to the Sellers. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Transaction.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including a review of (i) historical and projected revenues, operating earnings, net income and capitalization of CellStar, Sellers, CIC/SA, CellStar Mexico, Celular Express, and Celular Express Management and certain other publicly held companies in businesses we believe to be comparable to such companies; (ii) the current and projected financial position and results of operations of CellStar, Sellers, CIC/SA, CellStar Mexico, Celular Express, and Celular Express Management; (iii) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (iv) the general condition of the securities market.

In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee for such services, which fee is contingent upon consummation of the Transaction. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of CellStar for our own account or for the accounts of our customers, and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Transaction and does not constitute a recommendation to any stockholder or director of CellStar, nor is this letter intended to confer rights or remedies upon the buyer or any creditor or stockholder of CellStar or its subsidiaries. Furthermore, this letter should not be construed as creating any legal or fiduciary duty on the part of Raymond James to any such party. This opinion is not to be

F-2

quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

Based upon and subject to the foregoing, it is our opinion that, as of December 17, 2006, the consideration to be received by the Sellers pursuant to the Agreement is fair, from a financial point of view, to the Sellers.

Very truly yours,
Raymond James & Associates, Inc.
RAYMOND JAMES & ASSOCIATES, INC.

F-3

Annex G

December 18, 2006

The Board of Directors
CellStar Corporation
601 S. Royal Lane
Coppell, Texas 75019

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to CellStar Corporation (the “Company”) of the consideration to be received by the Company under an Asset Purchase Agreement to be entered into by and among 2601 Metropolis Corp., the Company, and certain subsidiaries of the Company (the “Agreement”) pursuant to which the Company will sell substantially all of its operations other than its operations in Mexico and Chile (the “Asset Sale”) for a purchase price of $88 million, as adjusted for certain changes in working capital and other assets and liabilities, and the assumption of certain liabilities associated with the operations being sold (the “Consideration”). The terms and conditions of the Asset Sale are more fully set out in the Agreement.

In the course of performing our review and analysis for rendering this opinion, we have, among other things: (i) reviewed the latest available draft of the Agreement; (ii) reviewed certain financial and other data with respect to the Company and the operations being sold made available to us from published sources and from the internal records of the Company; (iii) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to the Company’s businesses; (iv) conducted discussions with members of the senior management and other representatives of the Company; (v) compared certain financial information for the Company with similar information for certain other companies, the securities of which are publicly traded; (vi) reviewed the financial terms, to the extent publicly available, of selected precedent transactions that we deemed generally comparable to the Asset Sale; and (vii) conducted such other financial studies, analyses and investigations and considered such other information as we deemed appropriate.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to us by the Company, and we have not assumed responsibility for independently verifying and have not independently verified such information. We have not performed an independent evaluation, physical inspection or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, and we have not been furnished with any such valuations or appraisals. In relying on the financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of Company. We have further relied on the assurances of management of the Company that they are unaware of any facts that would make such business prospects and financial outlook incomplete or misleading. We have assumed that the allocation of the Company’s corporate expenses to the operations being sold provided to us by management is appropriate. We have also assumed that the Agreement will be identical in all material respects to the latest available draft reviewed by us; that the Asset Sale will be consummated in a timely manner and in accordance with the terms of the Agreement without waiver, modification, or amendment

Southwest Securities, Inc. • 1 201 Elm Street, Suite 3500 • Dallas, Texas 75270-2180 • 214.859.1800 • www.swst.com
MEMBER: NEW YORK STOCK EXCHANGE

of any material term, condition or agreement; and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Asset Sale will be obtained without any material adverse effect on the Company or on the contemplated benefits of the Asset Sale. We have further assumed that adjustments to the purchase price as provided in the Agreement will not materially reduce the Consideration received by the Company.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and information available to us, as of the date hereof. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

Our opinion addresses solely the fairness of the Consideration to be received by the Company pursuant to the Agreement, and does not address any other terms or agreement relating to the Asset Sale or any other matters pertaining to the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Asset Sale or the relative merits of the Asset Sale compared to any alternative business strategy or transaction in which the Company might engage. Additionally, we have not been asked to and did not evaluate the Company’s plans for winding up its remaining business and eventual distribution of funds to its stockholders. We did not provide any advice or services in connection with the Asset Sale other than the delivery of this opinion, and we were not authorized to solicit, and did not solicit, other potential parties with respect to a transaction with the Company. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Asset Sale or any other matter. We have not considered, nor are we expressing any opinion with respect to, the price at which shares of the Company’s common stock may trade following announcement or consummation of the Asset Sale.

We are acting as financial advisor to the Board of Directors of the Company in connection with the Asset Sale and will receive a fee for our services that is not contingent upon the consummation of the Asset Sale. In the ordinary course of business, we may, for our own account and the accounts of our customers, actively trade the securities of the Company and, accordingly, may hold a long or short position in such securities.

Our opinion is for the information and use of the Board of Directors of the Company in connection with its evaluation of the Asset Sale. Copies of our opinion may be included in the Company’s proxy statement regarding the Asset Sale and shown to any properly interested regulatory agencies in connection with the Asset Sale; however, copies may not be shown or provided to any other person (except attorneys and accountants for the Company) without our prior written approval. Further, our opinion may not be quoted in part, paraphrased, summarized or described in any writing including the proxy statement without our prior written approval of that portion of such writing.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be received by the Company pursuant to the Agreement is fair, from a financial point of view, to the Company.

Very truly yours,
SOUTHWEST SECURITIES, INC.

G-2

Annex H

December 17, 2006

The Board of Directors
CellStar Corporation
601 S. Royal Lane
Coppell, Texas 75019

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to CellStar Corporation (the “Company”) of the consideration to be received by the Company under a Stock Purchase Agreement to be entered into by and among Audiomex Export Corp. and National Auto Center, Inc. (subsidiaries of the Company), Soluciones Inalámbricas, S.A. de C.V. and Prestadora de Servicios en Administración y Recursos Humanos, S.A. de C.V., and joined by certain other parties (the “Agreement”) pursuant to which the Company will sell its equity interests in the companies that conduct the Company’s operations in Mexico (the “Stock Sale”) for a purchase price of $20 million and, in addition will receive its proportionate share of the earnings from the operations in Mexico from January 1, 2007 to the closing of the sale (the “Consideration”). The terms and conditions of the Stock Sale are more fully set out in the Agreement.

In the course of performing our review and analysis for rendering this opinion, we have, among other things: (i) reviewed the latest available draft of the Agreement; (ii) reviewed certain financial and other data with respect to the Company and the operations being sold made available to us from published sources and from the internal records of the Company; (iii) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to the Company’s businesses; (iv) conducted discussions with members of the senior management and other representatives of the Company; (v) compared certain financial information for the Company with similar information for certain other companies, the securities of which are publicly traded; (vi) reviewed the financial terms, to the extent publicly available, of selected precedent transactions that we deemed generally comparable to the Stock Sale; and (vii) conducted such other financial studies, analyses and investigations and considered such other information as we deemed appropriate.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to us by the Company, and we have not assumed responsibility for independently verifying and have not independently verified such information. We have not performed an independent evaluation, physical inspection or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, and we have not been furnished with any such valuations or appraisals. In relying on the financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of Company. We have further relied on the assurances of management of the Company that they are unaware of any facts that would make such business prospects and financial outlook incomplete or misleading. We have assumed that the allocation of the Company’s corporate expenses to the operations being sold provided to us by management is appropriate. We have also assumed that the Agreement will be identical in all material

Southwest Securities, Inc. • 1201 Elm Street, Suite 3500 • Dallas, Texas 75270-2180 • 214.859.1800 • www.swst.com
MEMBER: NEW YORK STOCK EXCHANGE

respects to the latest available draft reviewed by us; that the Stock Sale will be consummated in a timely manner and in accordance with the terms of the Agreement without resort to the Alternate Transaction (as defined in the Agreement) and without waiver, modification, or amendment of any material term, condition or agreement; and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Stock Sale will be obtained without any material adverse effect on the Company or on the contemplated benefits of the Stock Sale.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and information available to us, as of the date hereof. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

Our opinion addresses solely the fairness of the Consideration to be received by the Company pursuant to the Agreement, and does not address any other terms or agreement relating to the Stock Sale or any other matters pertaining to the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Stock Sale or the relative merits of the Stock Sale compared to any alternative business strategy or transaction in which the Company might engage. Additionally, we have not been asked to and did not evaluate the Company’s plans for winding up its remaining business and eventual distribution of funds to its stockholders. We did not provide any advice or services in connection with the Stock Sale other than the delivery of this opinion, and we were not authorized to solicit, and did not solicit, other potential parties with respect to a transaction with the Company. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Stock Sale or any other matter. We have not considered, nor are we expressing any opinion with respect to, the price at which shares of the Company’s common stock may trade following announcement or consummation of the Stock Sale.

We are acting as financial advisor to the Board of Directors of the Company in connection with the Stock Sale and will receive a fee for our services that is not contingent upon the consummation of the Stock Sale. In the ordinary course of business, we may, for our own account and the accounts of our customers, actively trade the securities of the Company and, accordingly, may hold a long or short position in such securities.

Our opinion is for the information and use of the Board of Directors of the Company in connection with its evaluation of the Stock Sale. Copies of our opinion may be included in the Company’s proxy statement regarding the Stock Sale and shown to any properly interested regulatory agencies in connection with the Stock Sale; however, copies may not be shown or provided to any other person (except attorneys and accountants for the Company) without our prior written approval. Further, our opinion may not be quoted in part, paraphrased, summarized or described in any writing including the proxy statement without our prior written approval of that portion of such writing.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be received by the Company pursuant to the Agreement is fair, from a financial point of view, to the Company.

Very truly yours,
SOUTHWEST SECURITIES, INC.

H-2

CELLSTAR CORPORATION
601 S. Royal Lane
Coppell, Texas 75019

Special Meeting of Stockholders to be held [                  , 2007]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CELLSTAR, CORPORATION

The undersigned stockholder(s) of CellStar, Corp., a Delaware corporation (the “Company”), hereby appoints [          ] and [          ], and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at [          ], Dallas, Texas [          ], at [          ], local time, on [          ], [          ] [     ], 2007, and at any adjournment thereof.

(continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

☐    FOLD AND DETACH HERE    ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1,2,3,4, and 5.	Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

1.                  To approve the U.S. Sale Agreement, dated as of December 18, 2006, by and among U.S. Buyer, the Company, NAC, CellStar, Ltd. and CellStar Fulfillment, Ltd., and the transactions contemplated by the U.S. Sale Agreement, including (i) U.S. Buyer’s purchase of substantially all of the Company’s United States and Miami-based Latin American operations and (ii) U.S. Buyer’s assumption of certain liabilities related to those operations;

FOR ☐                     AGAINST ☐                     ABSTAIN ☐

2.                  To approve the Mexico Sale Agreement, dated as of December 18, 2006, by and among Audiomex, NAC, Soluciones, Prestadora, Celular Express, Celular Express Management, CellStar México, CII, and the Series A Shareholders, and the transactions contemplated by the Mexico Sale Agreement, including the sale of all of CellStar’s Mexico operations;

FOR ☐                     AGAINST ☐                     ABSTAIN ☐

3.                  To approve the Plan of Dissolution, including the complete liquidation and dissolution of CellStar after the completion of the U.S. Sale;

FOR ☐                     AGAINST ☐                     ABSTAIN ☐

4.                  To approve the proposal to amend our Certificate of Incorporation to change our corporate name;

FOR ☐                     AGAINST ☐                     ABSTAIN ☐

5.                  To approve adjournments or postponements of the Company’s Special Meeting, if necessary or appropriate and in the discretion of the persons names as proxies, to permit further solicitation of proxies if there are not sufficient votes at the time of the Company’s Special Meeting to approve the above proposals.

FOR ☐                     AGAINST ☐                     ABSTAIN ☐

YOU ARE REQUESTED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY. ALL JOINT OWNERS MUST SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, CORPORATE OFFICERS, OR IN OTHER REPRESENTATIVE CAPACITIES SHOULD SO INDICATE.

Dated:	, 2007

Signature

Signature